EXECUTION COPY

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY
OPERATING AGREEMENT
OF
TV ONE, LLC

DATED AS OF DECEMBER 28, 2004

TABLE OF CONTENTS
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ARTICLE I	DEFINITIONS AND CONSTRUCTION	Exhibt 3.1 - 1

Section 1.1	Definitions	Exhibt 3.1 - 2

Section 1.2	Construction	Exhibt 3.1 - 25

Section 1.3	Headings	Exhibt 3.1 - 25

Section 1.4	Exercise of Rights and Obligations by Affiliated Members	Exhibt 3.1 - 25

ARTICLE II	FORMATION AND ORGANIZATION	Exhibt 3.1 - 26

Section 2.1	Formation	Exhibt 3.1 - 26

Section 2.2	Name	Exhibt 3.1 - 26

Section 2.3	Business Purpose	Exhibt 3.1 - 26

Section 2.4	Network Powers	Exhibt 3.1 - 26

Section 2.5	Registered Office and Agent	Exhibt 3.1 - 26

Section 2.6	Term	Exhibt 3.1 - 26

Section 2.7	Principal Place of Business	Exhibt 3.1 - 26

Section 2.8	Title to Network Property	Exhibt 3.1 - 26

Section 2.9	Business Transactions of the Members and Managers with the Network	Exhibt 3.1 - 26

Section 2.10	Fiscal Year	Exhibt 3.1 - 26

Section 2.11	Other Qualifications	Exhibt 3.1 - 26

Section 2.12	No State Law Partnership; Tax Classification	Exhibt 3.1 - 26

ARTICLE III	THE MEMBERS	Exhibt 3.1 - 26

Section 3.1	Members; Powers of Members	Exhibt 3.1 - 27

Section 3.2	Meetings of Members	Exhibt 3.1 - 27

Section 3.3	Place of Meetings	Exhibt 3.1 - 27

Section 3.4	Notice of Members’ Meetings	Exhibt 3.1 - 27

Section 3.5	Waiver of Notice	Exhibt 3.1 - 27

Section 3.6	Voting Record	Exhibt 3.1 - 27

Section 3.7	Vote Required	Exhibt 3.1 - 28

Section 3.8	Action by Written Consent of Members	Exhibt 3.1 - 28

Section 3.9	No Liability of Members	Exhibt 3.1 - 28

Exhibit 3.1 - 2

ARTICLE IV	MANAGEMENT OF THE NETWORK	Exhibt 3.1 - 29

Section 4.1	Management by Board of Managers	Exhibt 3.1 - 29

Section 4.2	Replacement of Managers	Exhibt 3.1 - 30

Section 4.3	Vacancies	Exhibt 3.1 - 31

Section 4.4	Changes in Board Size and the Right to Designate Managers	Exhibt 3.1 - 31

Section 4.5	Meetings of the Board	Exhibt 3.1 - 33

Section 4.6	Compensation of Managers	Exhibt 3.1 - 33

Section 4.7	Power to Bind Network	Exhibt 3.1 - 33

Section 4.8	Committees	Exhibt 3.1 - 33

Section 4.9	Chairman of the Board	Exhibt 3.1 - 34

Section 4.10	Officers and Related Persons; Retention of Authority by Board; Matters Not Subject to Approval	Exhibt 3.1 - 34

Section 4.11	Chief Executive Officer	Exhibt 3.1 - 35

Section 4.12	Chief Financial Officer	Exhibt 3.1 - 35

Section 4.13	Vice Presidents	Exhibt 3.1 - 35

Section 4.14	Treasurer	Exhibt 3.1 - 35

Section 4.15	Assistant Treasurers	Exhibt 3.1 - 35

Section 4.16	Secretary	Exhibt 3.1 - 35

Section 4.17	Assistant Secretaries	Exhibt 3.1 - 35

Section 4.18	Constellation Special Approval Right	Exhibt 3.1 - 35

Section 4.19	Legal Counsel	Exhibt 3.1 - 35

Section 4.20	Board Observation Rights	Exhibt 3.1 - 36

Section 4.21	Adoption of the Annual Budget	Exhibt 3.1 - 37

ARTICLE V	CAPITAL STRUCTURE	Exhibt 3.1 - 38

Section 5.1	Authorized Units	Exhibt 3.1 - 38

Section 5.2	Rights of Designated Common Units and Preferred Units	Exhibt 3.1 -39

Section 5.3	Reservation and Issuance of Common Units and Preferred Units	Exhibt 3.1 - 44

Section 5.4	Units Subject to Forfeiture	Exhibt 3.1 - 44

Section 5.5	No Appraisal Rights	Exhibt 3.1 - 46

Section 5.6	Authorization of Derivative Equity Interests	Exhibt 3.1 - 46

Exhibit 3.1 - 3

ARTICLE VI	CONTRIBUTIONS	Exhibt 3.1 - 47

Section 6.1	Capital Commitments; Constellation Option	Exhibt 3.1 - 47

Section 6.2	Capital Call	Exhibt 3.1 - 47

Section 6.3	Notice of Capital Call	Exhibt 3.1 - 47

Section 6.4	Deposit of Capital Contribution	Exhibt 3.1 - 47

Section 6.5	Proportion of Capital Contributions	Exhibt 3.1 - 47

Section 6.6	Failure to Make Contributions	Exhibt 3.1 - 48

Section 6.7	Further Contributions	Exhibt 3.1 - 49

Section 6.8	Interest	Exhibt 3.1 - 49

Section 6.9	No Return of Capital Contribution; Transfer	Exhibt 3.1 - 49

Section 6.10	Loans	Exhibt 3.1 - 50

Section 6.11	Benefited Parties	Exhibt 3.1 - 50

ARTICLE VII	CAPITAL ACCOUNTS	Exhibt 3.1 - 51

Section 7.1	Maintenance of Capital Accounts	Exhibt 3.1 - 51

Section 7.2	Negative Capital Accounts	Exhibt 3.1 - 51

Section 7.3	Sale or Exchange of Units	Exhibt 3.1 - 51

ARTICLE VIII	ALLOCATIONS OF PROFITS AND LOSSES	Exhibt 3.1 - 52

Section 8.1	Net Profits	Exhibt 3.1 - 52

Section 8.2	Net Losses	Exhibt 3.1 - 52

Section 8.3	Gain or Loss from a Sale Transaction	Exhibt 3.1 - 52

Section 8.4	Limitation on Allocation of Losses	Exhibt 3.1 - 52

Section 8.5	Allocation of Nonrecourse Deductions	Exhibt 3.1 - 52

Section 8.6	Allocation of Member Nonrecourse Deductions	Exhibt 3.1 - 52

Section 8.7	Qualified Income Offset	Exhibt 3.1 - 52

Section 8.8	Minimum Gain Chargeback	Exhibt 3.1 - 52

Section 8.9	Partner Minimum Gain Chargeback	Exhibt 3.1 - 52

Section 8.10	Liquidation	Exhibt 3.1 - 52

Section 8.11	Book/Tax Disparities	Exhibt 3.1 - 52

Section 8.12	Individual Tax Items	Exhibt 3.1 - 53

Section 8.13	Tax Credits	Exhibt 3.1 - 53

Section 8.14	Changes in Number of Units	Exhibt 3.1 - 53

Exhibit 3.1 - 4

ARTICLE IX	DISTRIBUTIONS	Exhibt 3.1 - 54

Section 9.1	Limitations on Distributions	Exhibt 3.1 - 54

Section 9.2	Operating Cash Flow	Exhibt 3.1 - 54

Section 9.3	Net Proceeds from a Sale Transaction	Exhibt 3.1 - 54

Section 9.4	Liquidating Distributions	Exhibt 3.1 - 55

Section 9.5	Withholding Taxes	Exhibt 3.1 - 55

ARTICLE X	ACCOUNTS	Exhibt 3.1 - 56

Section 10.1	Books	Exhibt 3.1 - 56

Section 10.2	Tax Matters	Exhibt 3.1 - 56

Section 10.3	Special Basis Adjustment	Exhibt 3.1 - 56

ARTICLE XI	TRANSFERS OF UNITS	Exhibt 3.1 - 57

Section 11.1	Prohibition	Exhibt 3.1 - 57

Section 11.2	Conditions to Permitted Transfers	Exhibt 3.1 - 58

Section 11.3	Right of First Refusal	Exhibt 3.1 - 58

Section 11.4	Co-Sale Rights	Exhibt 3.1 - 61

Section 11.5	Prohibited Transfers	Exhibt 3.1 - 62

Section 11.6	Representations Regarding Transfers	Exhibt 3.1 - 62

ARTICLE XII	ADDITIONAL RIGHTS AND OBLIGATIONS OF THE MEMBERS	Exhibt 3.1 - 63

Section 12.1	Call Right Members Call Right	Exhibt 3.1 - 63

Section 12.2	Put Right Member Put Rights	Exhibt 3.1 - 68

Section 12.3	Preemptive Rights	Exhibt 3.1 - 73

Section 12.4	Financial Investor Member Tag-Along Right	Exhibt 3.1 - 75

Section 12.5	Comcast and Radio One Drag-Along Right	Exhibt 3.1 - 77

Section 12.6	Network Purchase Right	Exhibt 3.1 - 81

Section 12.7	DTV Call Right	Exhibt 3.1 - 83

Section 12.8	DTV Put Rights	Exhibt 3.1 - 87

Section 12.9	Purchase of DIRECTV Equity Interests for Common Stock	Exhibt 3.1 - 90

Exhibit 3.1 - 5

ARTICLE XIII	ADDITIONAL, SUBSTITUTE AND LIMITED MEMBERS	Exhibt 3.1 - 91

Section 13.1	Admissions	Exhibt 3.1 - 91

Section 13.2	Admission of Additional Members	Exhibt 3.1 - 91

Section 13.3	Admission of Substitute Members	Exhibt 3.1 - 91

Section 13.4	Limited Members	Exhibt 3.1 - 91

Section 13.5	Admission of Class D Members	Exhibt 3.1 - 92

Section 13.6	Withdrawal of Member	Exhibt 3.1 - 92

ARTICLE XIV	REPORTS TO MEMBERS	Exhibt 3.1 - 93

Section 14.1	Books and Records	Exhibt 3.1 - 93

Section 14.2	Annual Reports	Exhibt 3.1 - 94

Section 14.3	Quarterly Reports	Exhibt 3.1 - 94

Section 14.4	Monthly Reports	Exhibt 3.1 - 94

Section 14.5	Tax Returns and Tax Information to Members	Exhibt 3.1 - 94

Section 14.6	Class D Member Information Rights	Exhibt 3.1 - 94

ARTICLE XV	COMCAST CONSULTATION AND PROGRAMMING RIGHTS	Exhibt 3.1 - 95

Section 15.1	Consultation Rights	Exhibt 3.1 - 95

Section 15.2	Programming Rights	Exhibt 3.1 - 95

ARTICLE XVI	EVENTS OF DISSOLUTION	Exhibt 3.1 - 96

Section 16.1	Dissolution	Exhibt 3.1 - 96

Section 16.2	No other Event of Dissolution	Exhibt 3.1 - 96

ARTICLE XVII	TERMINATION	Exhibt 3.1 - 97

Section 17.1	Liquidation	Exhibt 3.1 - 97

Section 17.2	Final Accounting	Exhibt 3.1 - 97

Section 17.3	Cancellation of Certificate	Exhibt 3.1 - 97

Exhibit 3.1 - 6

ARTICLE XVIII	EXCULPATION AND INDEMNIFICATION	Exhibt 3.1 - 98

Section 18.1	Exculpation	Exhibt 3.1 - 98

Section 18.2	Indemnification	Exhibt 3.1 - 98

ARTICLE XIX	GENERAL PROVISIONS	Exhibt 3.1 - 99

Section 19.1	Future and Current Investments and Activities	Exhibt 3.1 - 99

Section 19.2	Radio One Competition	Exhibt 3.1 - 99

Section 19.3	Confidentiality	Exhibt 3.1 - 100

Section 19.4	Amendment	Exhibt 3.1 - 100

Section 19.5	Governing Law	Exhibt 3.1 - 101

Section 19.6	WAIVER OF JURY TRIAL	Exhibt 3.1 - 101

Section 19.7	Consent to Exclusive Jurisdiction of the Courts of Delaware	Exhibt 3.1 - 101

Section 19.8	Remedies	Exhibt 3.1 - 101

Section 19.9	Notices	Exhibt 3.1 - 102

Section 19.10	Severability	Exhibt 3.1 - 102

Section 19.11	Counterparts; Signatures	Exhibt 3.1 - 102

Section 19.12	Entire Agreement	Exhibt 3.1 - 102

Section 19.13	Assignment; Binding Effect	Exhibt 3.1 - 102

Section 19.14	Certain Agreements with respect to Blocker Corporations	Exhibt 3.1 - 103

Section 19.15	Relationship	Exhibt 3.1 - 105

Section 19.16	Interpretation	Exhibt 3.1 - 105

Section 19.17	Expenses	Exhibt 3.1 - 105

Section 19.18	No Third-Party Beneficiary	Exhibt 3.1 - 105

Exhibit 3.1 - 7

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY
OPERATING AGREEMENT
OF
TV ONE, LLC

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT, dated as of December 28, 2004 (this “Agreement”), of TV ONE, LLC (the “Network”), is made by and among Comcast Programming Ventures V, Inc., a Delaware corporation (“Comcast”) and an Affiliate of Comcast Corporation, Radio One Cable Holdings, Inc., a Delaware corporation (“Radio One”) and an Affiliate of Radio One, Inc., Constellation Venture Capital II, L.P., a Delaware limited partnership (“Constellation”), and its Affiliates CV II-Delaware, Inc., a Delaware corporation (“CV II-Delaware”), the BSC Employee Fund IV, L.P., a Delaware limited partnership (“BSC Employee Fund”), and CVC II Partners, LLC, a Delaware limited liability company (“CVC II Partners”), Opportunity Cable Holdings, Inc.,, a Delaware corporation (“Opportunity”), Power Equities, Inc., a Texas corporation (“Pacesetter”), Syndicated Communications Venture Partners IV, L.P., a Delaware limited partnership (“Syndicated”), DIRECTV Programming Holdings I, Inc., a Delaware corporation (“DIRECTV I”), DIRECTV Programming Holdings II, Inc., a Delaware corporation (“DIRECTV II” and, together with DIRECTV I, collectively, “DIRECTV”) and each Person subsequently admitted as a Member of the Network in accordance with the terms of this Agreement.

RECITAL

WHEREAS, on July 10, 2003, the Network was formed as a limited liability company in accordance with the provisions of the Delaware Limited Liability Company Act, 6 Del. C § 18-101 et seq, as amended from time to time, and any successor statute (the “Act”) and, on July 18, 2003, the initial members of the Network (the “Original Members”) entered into an operating agreement pursuant to the Act governing the affairs of the Network and the conduct of its business;

WHEREAS, as of December 16, 2004, the Original Members amended and restated the operating agreement of the Network in its entirety (the “First Amended and Restated Operating Agreement”);

WHEREAS, the Network and DIRECTV, Inc., a Delaware corporation, have entered into a Subscription Agreement, of even date herewith (the “DIRECTV Subscription Agreement”), pursuant to which the Network has agreed to sell, and DIRECTV has agreed to purchase, membership interests in the Network; and

WHEREAS, the Original Members desire to admit DIRECTV as Members of the Network and DIRECTV wishes to become Members of the Network and the parties hereto agree that it is in their respective best interests to amend and restate the First Amended and Restated Operating Agreement in its entirety as set forth herein.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree, intending to be legally bound, to amend and restate the Original Agreement in its entirety, effective as of the date hereof, as follows:

ARTICLE I

DEFINITIONS AND CONSTRUCTION

Section 1.1 Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Additional Member” shall mean a Person who has acquired Units from the Network after the Effective Date and been admitted as a Member of the Network pursuant to Section 13.2 or, for Class D Members, Section 13.5 hereof.

“Additional per Unit Contribution” shall mean, with respect to a Class D Common Unit at the time that a Determined Value is being calculated with respect to such Class D Common Unit, the aggregate fair market value of all consideration, if any, received by the Network from non-Class D Members for the issuance of Units or Equity Interests (as determined by the Board as of the date of issuance of such Units or Equity Interests), where such issuance of Units or Equity Interests occurs after the date of issuance of such Class D Common Unit, multiplied by the Percentage Interest attributable to such Class D Common Unit.

                      “Adjusted Capital Account Deficit” shall mean, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Taxable Year or portion thereof after giving effect to the following adjustments:  (a) credit to such Capital Account any amounts that such Member is obligated to restore pursuant to Regulations § 1.704-(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations §§ 1.704-2(g)(1) and 1.704-2(i)(5); and (b) debit to such Capital Account the items described in Regulations §§ 1.704-1(b)(2)(ii)(d)(4), (5) and (6).  This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations § 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

Exhibit 3.1 - 8

“Advertising Services Agreement” shall mean that certain Radio One Advertising Services Agreement, dated as of the Effective Date, between the Network and Radio One, Inc., as amended from time to time in accordance with the terms thereof.

“Affiliate” shall mean, with respect to any Person, any other Person, other than an individual, that is directly or indirectly Controlling, Controlled by or under common Control with such Person.  Notwithstanding anything to the contrary in the foregoing sentence, no Member shall be deemed to be an Affiliate of the Network for purposes of this Agreement.

“Agreed Value” shall mean the fair market value of contributed property at the time it is accepted by the Network, as determined by the majority of the Board using any reasonable method of valuation.

“Appraisal” shall mean an appraisal of the Network for the purposes of calculating the Fair Market Value.

“Award Agreement” shall mean a TV One, LLC Incentive Award Plan Unit Award Agreement issued pursuant to the Network Equity Plan.

“Bankruptcy” shall mean, with respect to any Person, the occurrence of any of the following events:  (a) the filing by such Person of a petition in bankruptcy or for relief under applicable bankruptcy laws; (b) the filing against such Person of any such petition (unless such petition is dismissed within ninety (90) days from the date of filing thereof); (c) entry against such Person of an order for relief under applicable bankruptcy laws; (d) written admission by such Person of its inability to pay its debts as they mature, or a general assignment by such Person for the benefit of creditors; or (e) appointment of a trustee, conservator or receiver for such Person or for any substantial part of the property or affairs of such Person.

“Blocker Corporation” shall mean a Financial Investor Member formed as a holding corporation for the sole purpose of holding Equity Interests in the Network and which corporation holds no assets other than Equity Interests.

“Board” shall mean the Board of Managers of the Network consisting of those Managers who are elected from time to time to serve on the Board in accordance with Article IV hereof.

“Board Change Notice” shall have the meaning ascribed thereto in the Radio One Change of Control Agreement.

“Business Day” shall mean each day of the calendar year other than a Saturday, a Sunday or a day on which banks are required or authorized to close in New York, New York.

“Buy/Sell Agreement” shall mean that certain Buy/Sell Agreement, dated as of the Effective Date, by and among Comcast, Radio One and the Members identified therein, as amended from time to time in accordance with the terms thereof.

“Call Right Member” shall mean a Financial Investor Member.

“Capital Account” shall mean the account maintained for a Member determined in accordance with Article VII hereof.

“Capital Commitment” shall mean, as to any Member, the amount of such Member’s commitment to make Capital Contributions when called upon to do so by the Board, as set forth on Schedule A attached hereto.

“Capital Contribution” shall mean the amount of cash or the Agreed Value of any other property (net of any liabilities assumed by the Network or to which such property is subject) contributed to the Network by or on behalf of a Member in consideration for Units as described in Article VI hereof.

“Certificate of Formation” shall mean the certificate of formation of the Network filed in the Office of the Secretary of State of the State of Delaware pursuant to the Act and through which the Network has been formed.

“Chairman” shall mean the individual selected by the Members from time to time to hold such office pursuant to Section 4.9 hereof.

“Chief Executive Officer” shall mean the individual selected by the Board from time to time to hold such office pursuant to Section 4.11 hereof.

“Chief Financial Officer” shall mean the individual selected by the Board from time to time to hold such office pursuant to Section 4.12 hereof.

Exhibit 3.1 - 9

“Class A Common Units” shall mean Units designated as “Class A Common Units” as described in Section 5.2(a) hereof.

“Class B Common Units” shall mean Units designated as “Class B Common Units” as described in Section 5.2(b) hereof.

“Class C Common Units” shall mean Units designated as “Class C Common Units” as described in Section 5.2(c) hereof.

“Class D Common Units” shall mean Units designated as “Class D Common Units” as described in Section 5.2(d) hereof.

“Class D Controlled Entity” shall mean an S Corporation, a limited partnership, a limited liability company or other entity in which a Class D Member Controls 100% of the Voting Power of such entity and 100% of the power to dispose of, or direct the disposition of, the Class D Common Units transferred to such entity by such Class D Member.

“Class D Distribution Threshold” shall mean $240,051,145 plus the aggregate fair market value of all consideration, if any, received by the Network from non-Class D Members for the issuance of Units or Equity Interests (as determined by the Board as of the date of issuance of such Units or Equity Interests), where such issuance occurs after December 28, 2004.

           “Class D Limitation Amount” shall mean, with respect to a Class D Common Unit at the time of a distribution by the Network with respect to such Unit or at any other time at which the Class D Limitation Amount must be determined with respect to such Unit, an amount equal to:  (i) the product of  (a) the Determined Value, multiplied by (b) the Percentage Interest (expressed as a decimal) attributable to such Unit, minus (ii) the Class D Threshold Amount with respect to such Unit, minus (iii) the Additional per Unit Contribution, if any,  with respect to such Unit, plus (iv) with respect to an Initial Class D Common Unit only, the Initial Class D per Unit Priority Amount.

“Class D Members” shall mean Members holding Class D Common Units pursuant to the Network Equity Plan and an Award Agreement.  Class D Members shall not include any Initial Members (or their successors or assigns) who acquire Class D Common Units pursuant to this Agreement (including Sections 11.3, 12.1(e), 12.2(e) or 12.5(d) hereof) or the Buy/Sell Agreement.

“Class D Threshold Amount” shall mean, with respect to a Class D Common Unit, the amount designated as the Class D Threshold Amount for such Unit in the Award Agreement under which such Unit was granted.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

“Comcast Affiliation Agreement” shall mean that certain Affiliation Agreement, dated as of the Effective Date, between the Network and Comcast Cable Communications, Inc., as amended from time to time in accordance with the terms thereof.

“Comcast Corporation” shall mean Comcast Corporation, a Pennsylvania corporation.

“Comcast/Radio One Registration Rights Agreement” shall mean that certain Registration Rights Agreement identified in the Radio One Change of Control Agreement.

“Comcast Registration Rights Agreement” shall mean that certain Registration Rights Agreement among Comcast Corporation, the Financial Investor Members and DIRECTV, in the form attached hereto as Schedule C.

“Comcast Trigger Event” shall mean the failure by Comcast and its Unit Affiliates to collectively own at least 15% of the Units (calculated on a Fully Diluted Basis).

“Commitment Period” shall mean the period beginning on the Effective Date and ending on December 31, 2006.

“Competitive Activity” shall mean directly or indirectly (a) investing in a Competitor of the Network, (b) forming or acquiring a Competitor of the Network, (c) acting as a Competitor of the Network, or (d) taking an active role in the management or operations of a Competitor (but excluding sitting on the Board of Directors of a Competitor of the Network); provided, however, that (i) a passive investment of not more than 10% of the outstanding voting and/or economic rights of a Competitor of the Network shall not be deemed to be a Competitive Activity; and (ii) ”Competitive Activity” shall not include Radio One’s or its Affiliates’ existing ownership and continued operation of WNDI-LP.

“Competitor of the Network” shall mean a Person that owns or operates, either directly or through an Affiliate, one or more broadcast, cable or satellite television networks (other than through the Network or any Affiliate of the Network) that targets principally the African-American viewer.

“Control” (including with correlative meanings “Controls,” “Controlling,” “Controlled by,” “Controlled” or “under common Control with”) as used with respect to any Person, shall mean (a) the power of another Person to exercise, directly or indirectly through one or more intermediaries, more than fifty percent (50%) of the Voting Power of such Person or (b) the power to direct or cause the direction, directly or indirectly through one or more intermediaries, of the management and policies of such Person.  Notwithstanding clause (b), neither News Corporation nor Fox Entertainment Group, Inc. shall be deemed to Control DIRECTV unless News Corporation or Fox Entertainment Group, Inc. as applicable, owns more than fifty percent (50%) of the Voting Power of DIRECTV, as described in clause (a) above.

Exhibit 3.1 - 10

“CST Competitor Event” shall mean the ownership, direct or indirect, through one or more intermediaries, by a Competitor of the Network of any Class B Common Units acquired pursuant to a Comcast Strategic Transaction.

“Depreciation” shall mean, for each Taxable Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Taxable Year, except that, if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Taxable Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Taxable Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Taxable Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Tax Matters Partner, and provided, further, that Depreciation with respect to an asset for which the Network uses the remedial allocation method shall be determined in accordance with Regulations § 1.704-3(d)(2).

“Derivative Equity Interest” shall mean (a) any outstanding security convertible into, with or without consideration, one or more Units (including any option, warrant or other right to acquire such a security), or (b) any outstanding option, warrant or other right to acquire one or more Units; provided, however, that the Series A Preferred Units shall not be deemed to be Derivative Equity Interests hereunder.

“DIRECTV Affiliation Agreement” shall mean that certain Affiliation Agreement dated as of the date hereof, between the Network and DIRECTV, Inc., a Delaware corporation, as amended, supplemented, extended or otherwise modified from time to time in accordance with the terms thereof.

“DIRECTV Member” shall mean DIRECTV and any Substitute Member that acquires Units from DIRECTV in accordance with Section 11.1 through Section 11.4 hereof, provided, however, that none of Comcast, Comcast Corporation, Radio One, Radio One, Inc., any Financial Investor Member or any of their Affiliates shall be deemed to be a DIRECTV Member hereunder.

“DIRECTV Trigger Event” shall mean the failure by DIRECTV and its Unit Affiliates to own collectively at least 5% of the Units (calculated on a Fully Diluted Basis).

“Determined Value” shall mean the fair market value of all of the Network assets, net of liabilities, as determined by the Board in connection with a distribution by the Network or any other event with respect to which the Class D Limitation Amount must be determined.

“Distribution” shall mean a transfer of cash or property by the Network to a Member on account of Units as described in Article IX hereof.

“Distribution Commitment” shall have the meaning ascribed thereto in the Comcast Affiliation Agreement.

“Effective Date” shall mean July 18, 2003.

“Equity Interests” shall mean all outstanding Units of the Network, regardless of class or series, and all Derivative Equity Interests.

“Fair Market Value” shall mean the fair market value of a Unit (taking into account (a) the relative tax benefits and costs associated with acquiring Units, if any, (b) to the extent deemed appropriate by the Investment Bank making such determination, any Derivative Equity Interests outstanding as of the date of such determination, (c) the revised Distribution Commitment made (or deemed to have been made) by the “Affiliate” under the Comcast Affiliation Agreement pursuant to Section 1(e) of the Comcast Affiliation Agreement and Section 5.4(b)(iii) or Section 5.4(b)(iv) hereof following a Drag-Along Seller Election, or an Asset Sale Put Right at any time between the third anniversary and the fourth anniversary of the Launch Date, and only in the event the number of subscribers of the Service is taken into account in connection with a determination of the fair market value of a Unit and (d) to the extent deemed appropriate by the Investment Bank making such determination, the impact, if any, to value of the Network resulting, directly or indirectly, from DIRECTV’s breach of the DIRECTV Affiliation Agreement), without regard to minority discounts, approval rights, marketability, liquidation preferences (except to the extent that the Class D Limitation Amount and the Initial Class D per Unit Priority Amount may affect the amount payable with respect to a Unit upon liquidation, it being acknowledged and agreed that, among other things, such effect will result in the fair market value of a Class D Common Unit being less than the fair market value of a Series A Preferred Unit, a Class A Common Unit, a Class B Common Unit or a Class C Common Unit) or other differences among the various classes or series of Units; provided, however, that (x) any such determination shall not take into account any Units, Derivative Equity Interests or indebtedness proposed for issuance by the Network in connection with the funding of any purchase or redemption of a Member’s Units by the Network pursuant to a Network Purchase Obligation or any Units that will be forfeited pursuant to Sections 5.4(b)(iii) or (iv) hereof at the applicable closing to which the determination of Fair Market Value relates; (y) if such determination is being made under Section 12.1(i) pursuant to the exercise by the Network of the Network Purchase Right under Section 12.6, the Investment Bank making such determination shall take into account minority discounts, approval rights (or the loss thereof), lack of marketability and the reduction in the value of the Network resulting, directly or indirectly, from DIRECTV’s breach of the DIRECTV Affiliation Agreement; and (z) if such determination is being made under Section 12.1(i) in connection with the purchase or redemption of the Financial Investor Member Units pursuant to Sections 12.1 or Section 12.2, or if such determination is being made under Section 12.5(e) in connection with the purchase of the Financial Investor Member Units pursuant to Section 12.5, and, in any such event, DIRECTV is a Limited Member, the Investment Bank making such determination shall take into account minority discounts, approval rights (or the loss thereof) and lack of marketability of the DIRECTV Member Equity Interests.

Exhibit 3.1 - 11

“Federal Rate” shall mean, for each Taxable Year, the highest federal income tax rate applicable to a U.S. corporation for such Taxable Year.

“Final Fair Market Value” shall mean, with respect to a Unit, the price of such Unit determined in accordance with Sections 12.1(i) or 12.5(e)(i) hereof, as applicable.

“Financial Investor Members” shall mean Constellation, CV II-Delaware, BSC Employee Fund, CVC II Partners, Opportunity, Pacesetter and Syndicated (and any Substitute Member that acquires Units from a Financial Investor Member in accordance with Section 11.1 through Section 11.4 hereof); provided, however, that none of Comcast, Comcast Corporation, Radio One, Radio One, Inc., DIRECTV or any of their Affiliates shall be deemed to be a Financial Investor Member hereunder.

“Financial Investor Trigger Event” shall mean the failure by the Financial Investor Members to own collectively at least 5% of the Units (calculated on a Fully Diluted Basis).

“Fully Diluted Basis” shall mean a computation of Units which includes all outstanding Units and all authorized Class D Common Units (whether or not outstanding) and all other Units that are issuable upon conversion, exercise or exchange of all Derivative Equity Interests.

“Grant Date” shall mean, with respect to a Class D Common Unit, the date on which such Unit is issued by the Network to a Class D Member.

“Gross Asset Value” shall mean, with respect to any asset, such asset’s adjusted basis for federal income tax purposes, except as follows:

(a)           The initial Gross Asset Value of any asset contributed by a Member to the Network shall be the Agreed Value at the time it is accepted by the Network, unreduced by any liability secured by such asset.

(b)           The Gross Asset Values of all Network assets may, at the discretion of the Board, be adjusted to equal their respective fair market values as determined by the Board, unreduced by any liabilities secured by such assets, as of the following times:  (i) the acquisition of additional Units by any new or existing Member in exchange for a more than de minimis Capital Contribution; (ii) the Distribution by the Network to a Member of more than a de minimis amount of cash or property as consideration for Units other than pursuant to Sections 12.1 or 12.2 hereof; (iii) the liquidation of the Network within the meaning of Regulations § 1.704-1(b)(2)(ii)(g); (iv) the grant of an interest in the Network (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Network; and (v) the occurrence of any other event with respect to which a revaluation of Network assets is permitted under Regulations § 1.704-1(b)(2)(iv)(f).  The Gross Asset Value of the Company assets shall not be adjusted in connection with the admission of DIRECTV.

(c)           The Gross Asset Value of any asset of the Network distributed to any Member shall be adjusted to equal the fair market value of such asset as determined by the Board, unreduced by any liability secured by such asset, on the date of Distribution.

(d)           The Gross Asset Value of the Network assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code §§ 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations § 1.704-1(b)(2)(iv)(m) and paragraph (f) of the definition of “Net Profits” and “Net Losses”; provided, however, that Gross Asset Value shall not be adjusted pursuant to this paragraph (d) to the extent that the Board determines that an adjustment pursuant to paragraph (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph.

If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraphs (a), (b) or (d) of this definition, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Losses.

“Hughes/Liggins Family” shall have the meaning set forth in the Radio One Change of Control Agreement.

“Initial Class D Common Units” shall mean, with respect to each Initial Class D Common Member, the Original Initial Class D Common Units issued in the initial Award Agreement between the Network and such Initial Class D Common Member and specified as “Initial Class D Common Units” in such Award Agreement.

“Initial Class D Members” shall mean Johnathan Rodgers, Keith Bowen, Jay Schneider, Brad Samuels, Bob Buenting, Lee Gaither, Susan Banks and any other Class D Member (other than the foregoing individuals) receiving an original issue of Original Initial Class D Common Units and, solely with respect to each such Person, (i) a transferee pursuant to such Person’s will or other similar testamentary disposition or the laws of descent and distribution or (ii) a transferee that is a Class D Controlled Entity of such Person.

“Initial Class D Member Priority Amount” shall mean, with respect to an Initial Class D Member, the amount determined by multiplying the number of Initial Class D Common Units held by such Class D Member multiplied by the Initial Class D per Unit Priority Amount.

Exhibit 3.1 - 12

“Initial Class D per Unit Priority Amount” shall mean $1.875 per Initial Class D Common Unit.

“Initial Members” shall mean Comcast, Radio One, Constellation, CV II-Delaware, BSC Employee Fund, CVC II Partners, Opportunity, Pacesetter, Syndicated and DIRECTV (and shall include, solely for purposes of Article VI hereof, any Substitute Member for such Initial Member that agrees to satisfy any Remaining Commitment Amount for such Initial Member in accordance with Section 6.9 hereof).

“Investment Bank” shall mean a nationally recognized investment bank selected in accordance with Section 12.1(i), Section 12.5(e)(i) or Section 19.14(d)(ii) hereof.

“Launch Date” shall mean January 19, 2004.

“Limited Member” shall mean a Member or other Person that has become a Limited Member pursuant to Section 13.4 hereof or a Person that acquires Units from a Limited Member; provided that a Member (that is not a Limited Member) that acquires Units from a Limited Member shall not be deemed to be a Limited Member hereunder but such Member shall, as to such Units, have the rights and obligations of the Limited Member that last held such Units.

“Manager” shall mean each individual elected by the Members to serve on the Board pursuant to Article IV.  A Manager need not be a Member.

“Mandatory Tax Distribution” shall mean, for each Taxable Year, an amount equal to the product of the Tax Rate for such Taxable Year, multiplied by the net taxable income (other than any income or gain attributable to a Sale Transaction) of the Network for such Taxable Year.

“Member” shall mean an Initial Member, Substitute Member, Additional Member or Limited Member, as the case may be; and “Members” shall mean the Initial Members, Substitute Members, Additional Members and Limited Members, collectively.

“Member Nonrecourse Debt” shall have the meaning of “partner nonrecourse debt” as set forth in Regulations § 1.704-2(b)(4).

“Member Nonrecourse Deductions” shall have the meaning of “partner nonrecourse deductions” as set forth in Regulations § 1.704-2(i).

“Net Gain from a Sale Transaction” or “Net Loss from a Sale Transaction” shall mean the net income, gain, loss or deduction recognized by the Network on a Sale Transaction, computed in accordance with the principles set forth in the definition of “Net Profits” and “Net Losses.”

“Net Proceeds from a Sale Transaction” shall mean the proceeds received by the Network or the Members from any Sale Transaction, reduced by the Network’s out-of-pocket costs incurred in connection therewith.

“Net Profits” and “Net Losses” shall mean, for any Taxable Year or other period, an amount equal to the Network’s taxable income or loss for such year or period, determined in accordance with Code § 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code § 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)           Any income of the Network that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses shall be added to such taxable income or loss;

(b)           Any expenditures of the Network described in Code § 705(a)(2)(B) or treated as Code § 705(a)(2)(B) expenditures pursuant to Regulations § 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Profits or Net Losses shall be subtracted from such taxable income or loss;

(c)           In the event the Gross Asset Value of any Network asset is adjusted pursuant to paragraphs (b) or (c) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss, as the case may be, from the disposition of such asset for purposes of computing Net Profits or Net Losses;

(d)           Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e)           In lieu of depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation with respect to each asset of the Network for such Taxable Year, computed in accordance with the definition of “Depreciation” above;

Exhibit 3.1 - 13

(f)           To the extent an adjustment to the adjusted tax basis of any Network asset pursuant to Code §§ 734(b) or 743(b) is required pursuant to Regulations § 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a Distribution other than in complete liquidation of a Member’s Units, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profits or Net Losses; and

(g)           Net Profits and Net Losses shall not include any Net Gain from a Sale Transaction or Net Loss from a Sale Transaction or any items specifically allocated in Sections 8.6, 8.7, 8.8 and 8.9.

“Network Equity Plan” shall mean that certain TV One, LLC Incentive Award Plan, dated as of December 16, 2004, as such plan may be amended from time to time with the approval of the Board (including the approval of (a) a Comcast Manager, so long as there has not been a Comcast Trigger Event or a CST Competitor Event, (b) a Radio One Manager, so long as there has not been a Radio One Trigger Event, (c) a Financial Investor Manager, so long as there has not been a Financial Investor Trigger Event, and (d) if and only if such amendment would increase the number of Class D Common Units authorized and reserved for issuance thereunder, a DIRECTV Manager, so long as there has not been a DIRECTV Trigger Event) for purposes of providing incentives to employees and other representatives of the Network .

“Network Sale” shall have the meaning set forth in the Buy/Sell Agreement.

“Network Services Agreement” shall mean that certain Radio One Network Services Agreement, dated as of the Effective Date, between the Network and Radio One, Inc., as amended from time to time in accordance with the terms thereof.

“Non-Class D Members” shall mean Members other than Class D Members.

“Non-Class D Percentage Interest” shall mean, with respect to any Member, the ratio of a Member’s Series A Preferred Units, Class A Common Units, Class B Common Units and Class C Common Units to all outstanding Series A Preferred Units, Class A Common Units, Class B Common Units and Class C Common Units, expressed as a percentage.

“Nonrecourse Deductions” shall have the meaning set forth in Regulations § 1.704-2(b)(1).

“Original Initial Class D Common Units” shall mean the 2,260,870 Class D Common Units authorized for issuance under the Network Equity Plan as of December 16, 2004.

“Parent” shall mean an entity which directly, or indirectly through one or more intermediaries, owns more than 50% of the Voting Power of a Person.

“Payment Direction Letter” shall mean that certain letter agreement dated the date hereof among the Network, DIRECTV, Inc. and DIRECTV with respect to the payment of certain launch support payments.

“Percentage Interest” shall mean, with respect to any Member, the ratio of a Member’s Units to all outstanding Units, expressed as a percentage.  Each Member’s initial Percentage Interest shall be set forth opposite the name of such Member on Schedule A hereto, and such percentage may be adjusted from time to time pursuant to the terms of this Agreement.

“Permitted Transferee” shall mean (a) with respect to Comcast and its Unit Affiliates, an Affiliate of Comcast or a Person that acquires Equity Interests from Comcast and its Unit Affiliates in connection with a Comcast Strategic Transaction; (b) with respect to Radio One and its Unit Affiliates, an Affiliate of Radio One, (c) with respect to a Financial Investor Member, an Affiliate of such Financial Investor Member (d) with respect to Constellation, CV II-Delaware, BSC Employee Fund and CVC II Partners and upon a dissolution of any such Person, Bear Stearns Asset Management or an Affiliate thereof, (e) with respect to DIRECTV, an Affiliate of DIRECTV, and (f) with respect to a Class D Member that is admitted as a Member pursuant to Section 13.5 hereof, (i) the Network, (ii) a transferee pursuant to the Class D Member’s will or other similar testamentary disposition or the laws of descent and distribution or (iii) a transferee that is a Class D Controlled Entity of such Class D Member.

“Person” shall mean an individual, corporation, partnership, limited liability company, business trust, estate, unincorporated association, joint venture or other entity of whatever nature.

“Put Right Member” shall mean a Financial Investor Member and/or a DIRECTV Member.

“Radio One Agreements” shall mean the Network Services Agreement and the Advertising Services Agreement.

“Radio One Change of Control Agreement” shall mean that certain Radio One Change of Control Agreement, dated as the Effective Date, among the Network, Comcast and Radio One, as amended from time to time in accordance with the terms thereof.

“Radio One, Inc.” shall mean Radio One, Inc., a Delaware corporation.

Exhibit 3.1 - 14

“Radio One Registration Rights Agreement” shall mean that certain Registration Rights Agreement among Radio One, the Financial Investor Members and DIRECTV, in the form attached hereto as Schedule D.

“Radio One Trigger Event” shall mean the failure by Radio One and its Unit Affiliates to collectively own at least 15% of the Units (calculated on a Fully Diluted Basis).

“Remaining Commitment Amount” shall mean, as to any Member on any date of determination, the Capital Commitment of such Member minus the total Capital Contributions previously contributed to the Network by such Member. Whenever this Agreement requires the computation of a Member’s Remaining Commitment Amount in order to allocate such Member’s obligations to make Capital Contributions, such computation shall be made immediately prior to the date on which such Capital Contributions are finally determined and called by the Board.

“Regulations” shall mean, except where the context indicates otherwise, the permanent and temporary regulations of the Department of the Treasury promulgated under the Code, as such regulations may be lawfully changed from time to time (including corresponding provisions of succeeding regulations).

“Rodgers Employment Agreement” shall mean that certain Employment Agreement to be entered into by and between Johnathan Rodgers and the Network.

“S Corporation” shall mean a small business corporation that has an election in effect under Code Section 1362(a) to be treated as an ‘S corporation’ for tax purposes.

“Sale Transaction” shall mean (i) the sale, transfer or other disposition of all or substantially all of the assets of the Network, or (ii) the acquisition of the Network by a Person or group of Persons by means of any transaction or series of related transactions (including, without limitation, any merger, consolidation, or reorganization), if, following such transaction or transactions, the Persons that were Members immediately prior to such transaction or transactions beneficially own, directly or indirectly, less than 50 percent of both the then outstanding equity securities and the combined Voting Power of the then outstanding securities of the purchaser, transferee or successor; provided, however, that any transaction consummated under Sections 12.1, 12.2, 12.4, 12.5, 12.6, 12.7 or 12.8 hereof or under the provisions of the Radio One Change of Control Agreement or the Buy/Sell Agreement (excluding a Network Sale under Section 2.3 of the Buy/Sell Agreement) shall not constitute or be deemed to be a Sale Transaction hereunder.  For the avoidance of doubt, the term “Sale Transaction” includes a Network Sale.

“Secretary” shall mean the individual selected by the Board from time to time to hold such office pursuant to Section 4.16 hereof.

“Series A Preferred Unit Price” shall mean $5.00.

“Series A Preferred Units” shall mean equity Units in the Network, designated as “Series A Preferred Units,” as described in Section 6.1(a) hereof.

“State Rate” shall mean, for each Taxable Year, the highest combined State and local income (or similar) tax rate applicable to corporations in any single geographical taxing jurisdiction in which the Network conducts business for such Taxable Year; provided, however, that for any Taxable Year, the Board may select a lesser tax rate that, in the reasonable good faith judgment of the Board, approximates the combined State and local tax rates to which the Members’ shares of the net income of the Network likely will be subject for such Taxable Year.

“Subscriber Commitment” has the meaning ascribed thereto in the Comcast Affiliation Agreement.

“Subscription Agreement” shall mean each Subscription Agreement, dated as of the Effective Date, or in the case of DIRECTV, the date hereof, between an Initial Member and the Network.

“Substitute Member” shall mean a Person who has been admitted as a Member pursuant to Section 13.3 hereof; provided that a Member that acquires Units from another Member shall not be deemed to be a Substitute Member hereunder.

“Tax Matters Partner” shall mean the “tax matters partner” of the Network as defined in Code § 6231(a)(7).

“Tax Rate” shall mean, for each Taxable Year, the sum of (a) the Federal Rate for such Taxable Year, plus (b) the product of (i) the State Rate for such Taxable Year, multiplied by (ii) 100% minus the Federal Rate for such Taxable Year.

Exhibit 3.1 - 15

“Taxable Year” shall mean the taxable year of the Network, which shall be the same as the Fiscal Year unless otherwise agreed to by the Board and all of the Members or as otherwise required by applicable law.

“Transaction Documents” shall mean this Agreement, the Comcast Affiliation Agreement, the Radio One Agreements, the Radio One Change of Control Agreement, the Buy/Sell Agreement, the Subscription Agreements, the Comcast Registration Rights Agreement, the Comcast/Radio One Registration Rights Agreement, the Radio One Registration Rights Agreement, the DIRECTV Affiliation Agreement, the Payment Direction Letter and any Joinder Agreement.

“Transfer” shall mean, as a noun, any voluntary or involuntary sale, assignment, transfer, grant, hypothecation, pledge, encumbrance or other disposition; and, as a verb, voluntarily or involuntarily to sell, assign, transfer, grant, give away, hypothecate, pledge, encumber or otherwise dispose of, and shall include any transfer by will, gift or intestate succession.

“Unit Affiliate” shall mean (a) with respect to Comcast, an Affiliate of Comcast that holds Equity Interests; (b) with respect to Radio One, an Affiliate of Radio One that holds Equity Interests, (c) with respect to a Financial Investor Member, an Affiliate of such Financial Investor Member that holds Equity Interests, and (d) with respect to DIRECTV, an Affiliate of DIRECTV that holds Equity Interests, in each case, provided that such Affiliate acquired such Equity Interests in accordance with the terms and provisions of this Agreement.

“Units” shall mean the personal property ownership interests in the Network, as designated into classes in accordance with Article V of this Agreement, including any and all benefits to which the holder of such personal property ownership interests may be entitled as provided in this Agreement, together with all obligations of such holder to comply with the terms and provisions of this Agreement, including, but not limited to, the rights of each Member in the Distributions, Net Profits, Net Losses and Capital Accounts of the Network with respect to the personal property ownership interests held by such Member.

“Voting Power” shall mean, with respect to a Person, the power to vote, or to direct the voting of, whether directly or indirectly, through record ownership or any contract, securities that may be cast for the election of the board of directors or the board of managers (or similar governing body) of such Person.

As used in this Agreement, the following terms shall have the meanings set forth in the respective sections of this Agreement identified below:

Term                                                                                                                                Section

Activities                                                                                                                         19.1(a)

Additional Funding Amount                                                                                        6.1(b)

Adjusted Blocker Proceeds                                                                                          19.14(d)(iii)(1)

Annual Budget                                                                                                               4.21(b)

Asset Sale Put Right                                                                                                      12.2(a)

Blocker Equity Interests                                                                                                19.14(d)

Blocker Liquidity Event                                                                                                 19.14(d)

Blocker Negotiation Termination                                                                                 19.14(d)

Blocker Stock Purchase                                                                                                 19.14(d)

Blocker Stock Purchase Election                                                                                  19.14(d)

Board Materials                                                                                                               4.20(a)

BSC Employee Fund                                                                                                       Preamble

Exhibit 3.1 - 16

Call Right Closing                                                                                                           12.1(d)

Call Right Defaulting Person                                                                                         12.1(d)

Call Right Value Determination Date                                                                            12.1(f)

Call Unit Price                                                                                                                   12.1(c)

Call Units                                                                                                                           12.1(b)

Capital Call Notice                                                                                                           6.3

Chairman                                                                                                                           4.9

Chairman Chief Executive Officer Nominees                                                               4.11(b)

Claims                                                                                                                                18.2

Class B Representative                                                                                                   5.2(b)(ii)

Class D Call Acceptance Date                                                                                       12.1(f)

Class D Call Acceptance Notice                                                                                    12.1(f)

Class D Call Exercise Period                                                                                            12.1(f)

Class D Call Participation Request Notice                                                                    12.1(f)

Class D Call Units                                                                                                             12.1(f)

Class D Call Unit Price                                                                                                     12.1(f)

Class D Drag-Along Closing                                                                                          12.5(d)

Class D Drag-Along Notice                                                                                            12.5(d)

Class D Drag-Along Units                                                                                              12.5(d)

Class D Drag-Along Unit Price                                                                                       12.5(d)

Class D Put Acceptance Date                                                                                         12.2(e)

Class D Put Acceptance Notice                                                                                      12.2(e)

Class D Put Closing                                                                                                          12.2(e)

Class D Put Notice                                                                                                            12.2(e)

Class D Put Participation Request Notice                                                                     12.2(e)

Class D Put Units                                                                                                              12.2(e)

Class D Put Unit Price                                                                                                      12.2(e)

Comcast                                                                                                                              Preamble

Exhibit 3.1 - 17

Comcast Concept                                                                                                             15.2

Comcast DTV Put Price                                                                                                   12.8(b)(i)

Comcast Manager                                                                                                            4.1(c)

Comcast Programming                                                                                                     15.2

Comcast Put Price                                                                                                             12.2(c)(i)

Comcast Representative                                                                                                  4.20(a)

Comcast Strategic Transaction                                                                                      11.5(a)

Common Units                                                                                                                  5.1(a)

Competition Notice                                                                                                          19.2

Confidential Information                                                                                                 19.3

Consenting Member                                                                                                        19.3

Constellation                                                                                                                    Preamble

Constellation Assumption Amount                                                                              6.1(b)

Constellation Purchase Amount                                                                                   6.1(b)

Constellation Purchaser                                                                                                 6.1(b)

Constellation Representative                                                                                        4.20(b)

Conversion Notice                                                                                                          5.2(e)(iv)(1)

Co-Sale Notice                                                                                                                 11.4(a)

Co-Sale Percentage                                                                                                         11.4(b)

Co-Sale Rights                                                                                                                 11.4(b)

Covered Person                                                                                                               18.1

Covered Persons                                                                                                             18.1

CST Competitor Action                                                                                                  5.2(b)(v)

CV II-Delaware                                                                                                                 Preamble

CVC II Partners                                                                                                                Preamble

Exhibit 3.1 - 18

Default                                                                                                                              6.6(a)

Default Amount                                                                                                               6.6(c)

Defaulting Member                                                                                                         6.6(a)

Default Notice                                                                                                                  6.6(c)(i)

Derivative Equity Interest Exercise                                                                               12.1(b)

Derivative Equity Interest Exercise Notice                                                                  12.1(b)

DIRECTV                                                                                                                           Preamble

DIRECTV I                                                                                                                        Preamble

DIRECTV II                                                                                                                       Preamble

DIRECTV Derivative Equity Interest Exercise                                                            12.6(b)

DIRECTV Derivative Equity Interest Exercise Notice                                                12.6(b)

DIRECTV Equity Units                                                                                                   12.6(b)

DIRECTV Manager                                                                                                         4.1(f)

DIRECTV Purchase Notice                                                                                            12.6(a)

DIRECTV Purchase Right Closing                                                                               12.6(c)

DIRECTV Purchase Right Value Determination                                                         12.6(a)

DIRECTV Representative                                                                                               4.21(b)

Drag-Along Notice                                                                                                          12.5(a)

Drag-Along Seller                                                                                                            12.5(a)

Drag Along Seller Election                                                                                             12.5(e)

Drag-Along Units                                                                                                            12.5(a)

Drag-Along Value Determination Date                                                                        12.5(e)(i)

DTV Call Exercise Notice                                                                                                12.7(c)

DTV Call Initial Meeting                                                                                                 12.7(c)

DTV Call Initial Meeting Date                                                                                        12.7(c)

DTV Call Right Closing                                                                                                  12.7(d)

DTV Call Right Defaulting Person                                                                                12.7(d)

DTV Call Units                                                                                                                 12.7(c)

DTV Call Unit Price                                                                                                          12.7(c)

Exhibit 3.1 - 19

DTV Equity Interest Exercise                                                                                          12.7(b)

DTV Equity Interest Exercise Notice                                                                              12.7(b)

DTV Put Notice                                                                                                                 12.8(a)

DTV Put Participation Notice                                                                                          12.8(c)

DTV Put Right                                                                                                                    12.8

DTV Put Right Closing                                                                                                      12.8(d)

DTV Put Right Defaulting Person                                                                                   12.8(d)

DTV Put Right Determination Date                                                                                12.8(a)

DTV Put Right Exercise Period                                                                                        12.8(a)

Exhibit 3.1 - 20

DTV Put Units                                                                                                                    12.8(b)

DTV Redemption Closing                                                                                                 12.7(e)

Electronic Transmission                                                                                                   3.8(b)

Event of Dissolution                                                                                                         16.1

Exercise Notice                                                                                                                   12.1(c)

Exercising Drag-Along Seller                                                                                           12.5(e)

Exercising Drag-Along Seller Closing                                                                             12.5(e)(v)

Exercising Drag-Along Units                                                                                            12.5(e)(iii)

Final Accepted Interests                                                                                                   11.3(a)(iii)

Final Adjusted Blocker Proceeds                                                                                     19.14(d)

Final Member Acceptance Period                                                                                    11.3(a)(iii)

Final Preemptive Rights Proportionate Share                                                                 12.3(c)

Final Proportionate Share                                                                                                   6.6(c)(iii)

Financial Investor Manager                                                                                               4.1(e)

Financial Investor Member Offered Interests                                                                 11.3(a)(ii)

Financial Investor Member Preemptive Rights Interests                                              12.3(b)

Financial Investor Member Proportionate Share                                                            6.6(d)

Fiscal Year                                                                                                                            2.10

Forfeited Units                                                                                                                    6.6(b)

Indemnified Person                                                                                                             18.2(a)

Indemnified Persons                                                                                                           18.2(a)

Initial Accepted Interests                                                                                                  11.3(a)(ii)

Exhibit 3.1 - 21

Initial Meeting                                                                                                                     12.1(c)

Initial Meeting Date                                                                                                            12.1(c)

Initial Member Acceptance Period                                                                                   11.3(a)(ii)

Initial Preemptive Rights Proportionate Share                                                                12.3(b)

Initial Proportionate Share                                                                                                  6.6(c)(ii)

Joinder Agreement                                                                                                              11.1(c)

Liggins                                                                                                                                  4.9

Liquidation                                                                                                                           17.1(a)

Loan                                                                                                                                      6.10(b)

Loan Acceptance Notice                                                                                                   6.10(b)

Loan Notice                                                                                                                         6.10(a)

Manager Change Notice                                                                                                   19.2

Network Acceptance Period                                                                                             11.3(b)

Network Accepted Interests                                                                                             11.3(a)(i)

Network Class D Acceptance Period                                                                               11.3(a)(i)

Network Purchase Obligation                                                                                           5.2(e)(i)(1)

Non-Defaulting Members                                                                                                 6.6(c)

Offer                                                                                                                                     11.3(a)

Offer Notice                                                                                                                        11.3(a)

Offer Price                                                                                                                           11.3(a)

Offered Interests                                                                                                                11.3(a)

Offeror                                                                                                                                 11.3(a)

Opportunity                                                                                                                        Preamble

Opportunity Representative                                                                                            4.20(c)

Exhibit 3.1 - 22

Pacesetter                                                                                                                            Preamble

Pacesetter Representative                                                                                                4.20(d)

Participation Notice                                                                                                           12.2(c)

Permitted Transfer                                                                                                             11.1(b)

Preemptive Rights                                                                                                              12.3
Preemptive Rights Notice                                                                                                 12.3(a)

Preferred Units                                                                                                                    5.1(a)

Prohibited Transfer                                                                                                            11.5(a)

Proposed Annual Budget                                                                                                 4.21(a)

Put Closing Date                                                                                                                 12.2(d)

Put Exercise Period                                                                                                             12.2(a)

Put Notice                                                                                                                            12.2(a)

Put Right Closing                                                                                                               12.2(d)

Put Right Defaulting Person                                                                                             12.2(d)

Put Right Value Determination Date                                                                               12.2(a)

Put Units                                                                                                                              12.2(b)

Qualifying Class D Put Units                                                                                           12.2(e)

Radio One                                                                                                                            Preamble

Radio One Chairman Nominees                                                                                       4.9(b)

Radio One DTV Put Price                                                                                                 12.8(c)(ii)

Radio One Manager                                                                                                           4.1(d)

Radio One Put Price                                                                                                           12.2(c)(ii)

Radio One Representative                                                                                                4.20(f)

Redemption Closing                                                                                                          12.1(e)

Refused Interests                                                                                                               11.3(b)

Remaining Equity Interest                                                                                                12.3(c)

Remaining Forfeited Units                                                                                                6.6(c)(iii)

Remaining Offered Interests                                                                                            11.3(a)(iii)

Restricted Period                                                                                                                11.1(a)

Right of First Refusal                                                                                                        11.3(a)(ii)

Exhibit 3.1 - 23

Sale Notice                                                                                                                          5.4(b)(iv)

Selling Class D Member                                                                                                    12.2(e)

Selling DTV Put Right Member                                                                                        12.8(a)

Selling Put Right Member                                                                                                 12.2(a)

Series A Preferred Representative                                                                                   5.2(e)(ii)

Service                                                                                                                                  2.3

SIS Acquiror                                                                                                                       12.4(a)

SIS Closing                                                                                                                         12.4(a)

SIS Closing Date                                                                                                                12.4(a)

SIS Closing Termination Date                                                                                          12.4(c)

SIS Notice                                                                                                                           12.4(a)

SIS Sale Price                                                                                                                      12.4(a)

Strategic Investor Sale                                                                                                      12.4

Syndicated                                                                                                                          Preamble

Syndicated Representative                                                                                              4.20(e)

Tag-Along Defaulting Person                                                                                         12.4(b)

Tag Along Notice                                                                                                              12.4(b)

Tag Along Seller                                                                                                                12.4(b)

Tag Along Units                                                                                                                12.4(b)

Total Capital Commitment                                                                                                 6.1(a)

TV ONE, LLC                                                                                                                       2.2

Warning Notice                                                                                                                  6.6(a)

Exhibit 3.1 - 24

Section 1.2 Construction.  Whenever the context requires, the gender of any word used in this Agreement includes the masculine, feminine or neuter, and the number of any word includes the singular or plural.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  Unless the context otherwise requires, all references to articles, sections and paragraphs refer to articles, sections and paragraphs of this Agreement, and the terms “hereof,” “herein,” and other like terms refer to this Agreement as a whole, including the schedules hereto.

Section 1.3 Headings.  The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Section 1.4 Exercise of Rights and Obligations by Affiliated Members.  Subject to the provisions of Section 5.2(b)(ii) and 5.2(e)(ii):

(a) All Unit Affiliates of Comcast shall exercise all of their rights and receive and deliver all notices applicable to such Unit Affiliates hereunder jointly among all such Unit Affiliates and Comcast and solely by and through Comcast;

(b) All Unit Affiliates of Radio One shall exercise all of their rights and receive and deliver all notices applicable to such Unit Affiliates hereunder jointly among all such Unit Affiliates and Radio One and solely by and through Radio One;

(c) All Unit Affiliates of each of Constellation, CV II-Delaware, BSC Employee Fund, CVC II Partners, Opportunity, Pacesetter and Syndicated (and any Substitute Member that acquires all of the Units held by such Financial Investor Member) shall exercise all of their rights and receive and deliver all notices applicable to such Unit Affiliates hereunder jointly among all such Unit Affiliates and such Financial Investor Member and solely by and through such Financial Investor Member; and

(d) All Unit Affiliates of DIRECTV shall exercise all of their rights and receive and deliver all notices applicable to such Unit Affiliates hereunder jointly among all such Unit Affiliates and DIRECTV and solely by and through DIRECTV.

Exhibit 3.1 - 25

ARTICLE II

FORMATION AND ORGANIZATION

Section 2.1 Formation.  The Members have formed the Network as a Delaware limited liability company pursuant to the provisions of the Act by filing the Certificate of Formation for the Network with the Office of the Secretary of State of the State of Delaware in conformity with the Act.  The Network and, if required, each of the Members shall execute or cause to be executed from time to time all other instruments, certificates, notices and documents and shall do or cause to be done all such acts and things (including keeping books and records and making publications or periodic filings) as may now or hereafter be required for the formation, valid existence and, when appropriate in accordance with the terms of this Agreement, termination of the Network as a limited liability company under the laws of the State of Delaware.

Section 2.2 Name.  The name of the Network shall be “TV ONE, LLC” and its business shall be carried on in such name with such variations and changes as the Board shall determine or deem necessary or desirable to comply with requirements of the jurisdictions in which the Network’s operations are conducted or to comply with applicable law.

Section 2.3 Business Purpose.  The Network is formed for the sole purpose of developing and distributing a television programming service which shall be a professionally produced, advertiser supported, twenty-four (24) hour per day, seven (7) day per week, programming service consisting of news, information, entertainment and events targeting the 18-54 year old African-American viewers (the “Service”).  The Network may engage in other business purposes permitted under the Act only upon (a) the approval of the Board and (b) the prior written consent of the Class B Common Units in accordance with Section 5.2(b)(i) or 5.2(b)(v) hereof.

Section 2.4 Network Powers.  Subject to the terms of this Agreement, the Network and the Board (acting on behalf of the Network) shall possess and may exercise all of the powers and privileges permitted by the Act, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes of the Network specified in Section 2.3 hereof.

Section 2.5 Registered Office and Agent.  The location of the registered office of the Network in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware 19801.  The Network’s registered agent at such address shall be CT Corporation.  The Board may, from time to time, change the Network’s registered office or registered agent, and shall forthwith amend the Certificate of Formation to reflect such change.

Section 2.6 Term.  The existence of the Network commenced on July 10, 2003,  and, subject to the provisions of Articles XVI and XVII below, the Network shall have perpetual existence.

Section 2.7 Principal Place of Business.  The principal place of business of the Network shall be located at 1010 Wayne Ave, 10th Floor, Silver Spring, Maryland 20910, or at such other location as the Board may, from time to time, select.

Section 2.8 Title to Network Property.  Legal title to all property of the Network shall be held, vested and conveyed in the name of the Network and no real or other property of the Network shall be deemed to be owned by the Members individually.

Section 2.9 Business Transactions of the Members and Managers with the Network.  In accordance with Section 18-107 of the Act and subject to the terms and conditions of this Agreement, each Member and Manager may lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact other business with, the Network and, subject to applicable law, shall have the same rights and obligations with respect to any such matter as a Person who is not a Member or Manager.

Section 2.10 Fiscal Year.  The fiscal year of the Network (the “Fiscal Year”) for financial statement purposes shall end on December 31 of each year and the last Fiscal Year shall end on the date on which the winding up of the Network is completed.  The Board may change the Fiscal Year solely upon receiving the written consent of all of the Members.

Section 2.11 Other Qualifications.  The Members agree that the Network shall file or record such documents and take such other actions under the laws of any jurisdiction as are necessary or desirable to permit the Network to do business in any such jurisdiction and/or promote the limitation of liability for the Members in any such jurisdiction.  Each Member hereby authorizes the Board to take any action that may be necessary or desirable in order to permit the Network to do business (or facilitate the doing of business) in any jurisdiction and/or to promote the limitation of liability for the Members therein; provided that any such action is not in conflict with any of the terms of this Agreement.

Section 2.12 No State Law Partnership; Tax Classification.  The parties to this Agreement agree to form a limited liability company and do not intend to form a partnership under the laws of the State of Delaware or any other laws; provided, however, that, to the extent permitted by U.S. or other applicable law, the Network shall be treated as a partnership for U.S. federal, state and local income tax purposes.  Notwithstanding any other provision of this Agreement, no Member nor any Affiliate of a any Member, nor any employee of the Network, may take any action (including the filing of a U.S. Treasury Form 8832 Entity Classification Election) that would cause the Network to be characterized as an entity other than a partnership for federal income tax purposes without the affirmative approval of the Board.  The Tax Matters Partner is hereby authorized and shall take all actions necessary to qualify the Network as a partnership for federal, state and local income tax purposes.

Exhibit 3.1 - 26

ARTICLE III

THE MEMBERS

Section 3.1 Members; Powers of Members.  The name and address of each Initial Member is set forth on Schedule A hereto.  Schedules A and B shall be amended from time to time by (a) the Board (without any further action by the Members or any class of Members) to reflect the admission of an Additional Member, Substitute Member or Limited Member in accordance with Article XIII hereof, the Transfer of Units between Members, the acquisition or forfeiture of Units by Members or the withdrawal of a Member pursuant to Section 13.6 hereof, in each case provided that such actions complied with the terms of this Agreement or (b) the Secretary of the Network (without any further action by the Members or any class of Members) to reflect any updated notice information for a Member or any change in the individual designated as a Series A Preferred Representative or Class B Representative properly delivered by such Member to the Network.  The Members shall have the power to exercise any and all rights or powers granted to the Members (or individual or groups of Members) pursuant to the express terms of this Agreement.  Except as otherwise provided in this Agreement or specifically required by the Act (which requirement may not be waived or superceded by a contrary provision in a Delaware limited liability company’s operating agreement) (i) no Person or Persons other than the Board acting under the authority of this Agreement, and individuals authorized by the Board acting under the authority of the Board, shall have the power to act for or on behalf of, or to bind, the Network and (ii) no Member shall have the right to vote upon or consent to any matter.

Section 3.2 Meetings of Members.  Meetings of the Members, for any purpose or purposes, unless otherwise prescribed by the Act or by this Agreement, may be called by the Chairman of the Board and shall be called by the Secretary at the request in writing of any Member or Members owning at least 10% of the Units on a Fully Diluted Basis.  Such request shall state the purpose or purposes of the proposed meeting.  Business transacted at any meeting of the Members will be limited to the purposes stated in the notice.

Section 3.3 Place of Meetings.  The Board may designate any place, either within or outside of the State of Delaware, as the place of meeting for any meeting of the Members.  If no designation is made, the place of meeting shall be the principal executive offices of the Network.  Members may participate in a meeting by means of a conference telephone or electronic media by means of which all Persons participating in the meeting can communicate concurrently with each other, and any such participation in a meeting shall constitute presence in person of such Member at such meeting.

Section 3.4 Notice of Members’ Meetings.

(a) Written notice stating the place, day, and hour of the meeting and the purpose for which the meeting is called shall be delivered not less than ten (10) days nor more than fifty (50) days before the date of the meeting, by or at the direction of the Person calling the meeting to each Member of record of Units entitled to vote at such meeting.

(b) Notice to Members shall be made and shall be deemed effective in accordance with Section 19.9 hereof.

(c) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Network may transact any business that might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each Member holding Units entitled to vote at the meeting.

Section 3.5 Waiver of Notice.

(a) When any notice is required to be given to any Member of the Network under the provisions of Section 3.4 hereof, a waiver thereof in writing signed by the Person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

(b) By attending or participating in a meeting, a Member:

(i) waives objection to lack of notice or defective notice of such meeting unless the Member, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting; and

(ii) waives objection to consideration at such meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the Member objects to considering the matter when it is presented.

Section 3.6 Voting Record.  The Secretary shall make a complete record of the Members entitled to vote at each meeting of Members or any adjournment thereof, and the results of any such vote of the Members.  Members shall be entitled to inspect such voting record during normal business hours at the Network’s principal executive offices.

Exhibit 3.1 - 27

Section 3.7 Vote Required.  Only those actions that require the approval of the Members (or certain individual classes of the Members) under this Agreement or that specifically require the approval of the Members under the Act (which requirement may not be waived or superceded by a contrary provision in a Delaware limited liability company’s operating agreement) shall be submitted to the Members for approval.  On all matters submitted to all of the Members for approval, the affirmative vote, in person or by proxy, of the holders of a majority of the outstanding Units entitled to vote shall be the act of the Members, unless the vote of a greater proportion is required by the Act or this Agreement.

Section 3.8 Action by Written Consent of Members.

(a) Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting if Members holding not less than the minimum number of Units that would be necessary to approve the action pursuant to the terms of this Agreement consent thereto in writing. Such writing or writings shall be filed with the minutes of the proceedings of the Members.  In no instance where action is authorized by written consent shall a meeting of Members be called or notice be given; however, a copy of the action taken by written consent shall be maintained with the records of the Network.  Reasonably prompt notice of the taking of any action taken without a meeting by less than unanimous written consent shall be given to those Members who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of Members to take the action were obtained.  Written consent by the Members pursuant to this Section 3.8 shall have the same force and effect as a vote of such Members taken at a duly held meeting of the Members and may be stated as such in any document.

(b) An Electronic Transmission consenting to an action to be taken and transmitted by a Member, or by a Person or Persons authorized to act for a Member, shall be deemed to be written, signed and dated for purposes of this Section 3.8, provided that any such Electronic Transmission sets forth or is delivered with information from which the Network can determine (i) that the electronic transmission was transmitted by the Member, or by a Person or Persons authorized to act for the Member, and (ii) the date on which such Member or authorized Person or Persons transmitted such electronic transmission.  The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.  For the purposes of this Agreement, “Electronic Transmission” means any form of communication not directly involving physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such recipient through an automated process.

(c) Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 3.9 No Liability of Members.  All debts, obligations and liabilities of the Network, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Network, and no Member shall be obligated personally for any such debt, obligation or liability of the Network solely by reason of being a Member.

Exhibit 3.1 - 28

ARTICLE IV

MANAGEMENT OF THE NETWORK

Section 4.1 Management by Board of Managers.  Except for situations in which the approval of Members is expressly required by this Agreement or by a provision of the Act (which cannot be waived or superceded by this Agreement), the powers of the Network shall be exercised by or under the authority of, a Board of Managers and such Board of Managers may make (or designate to officers of the Network in accordance with this Agreement the authority to make) all decisions affecting the business and affairs of the Network.  All decisions made, and all actions taken, by the Board shall be made or taken only with the affirmative consent of a majority of the Managers then serving on the Board (each Manager having one vote); provided, however, that (1) any and all actions to be taken, instructions to be given, determinations to be made or consents to be given for or on behalf of the Board pursuant to the Radio One Agreements (including, without limitation, the approval of the Radio One Service Plan and the Radio One Advertising Plan pursuant to the Radio One Agreements) shall be taken, made or given solely by the approval of any three of the Chief Executive Officer, a Comcast Manager, the Financial Investor Manager and the DIRECTV Manager, unless otherwise specifically provided for in the Radio One Agreements, (2) any and all actions to be taken, instructions to be given, determinations to be made or consents to be given for or on behalf of the Board pursuant to the Comcast Affiliation Agreement shall be taken or given solely by the approval of any three of the Chief Executive Officer, a Radio One Manager, the Financial Investor Manager and the DIRECTV Manager, and (3) any and all actions to be taken, instructions to be given, determinations to be made or consents to be given for or on behalf of the Board pursuant to the DIRECTV Affiliation Agreement shall be taken or given solely by the approval of any three of the Chief Executive Officer, a Radio One Manager, a Comcast Manager and the Financial Investor Manager.  To the extent necessary, the Chief Executive Officer shall be deemed to be a member of the Board solely for the purpose of exercising the approval rights set forth in the preceding sentence.  Each Manager shall serve until his or her resignation, removal, incapacity or death.  With respect to the approval rights set forth in (1) above, no Comcast Manager shall be permitted to exercise such approval rights following a Comcast Trigger Event or a CST Competitor Event, no Financial Investor Manager shall be permitted to exercise such approval rights following a Financial Investor Trigger Event and no DIRECTV Manager shall be permitted to exercise such approval rights following a DIRECTV Trigger Event (and if (x) a Comcast Trigger Event or a CST Competitor Event, (y) a Financial Investor Trigger Event and (z) a DIRECTV Trigger Event have occurred, the Chief Executive Officer shall have the sole power to exercise such approval rights).  With respect to the approval rights set forth in (2) above, no Radio One Manager shall be permitted to exercise such approval rights following a Radio One Trigger Event, no Financial Investor Manager shall be permitted to exercise such approval rights following a Financial Investor Trigger Event and (3) no DIRECTV Manager shall be permitted to exercise such approval rights following a DIRECTV Trigger Event (and if (x) a Radio One Trigger Event, (y) a Financial Investor Trigger and (z) a DIRECTV Trigger Event have occurred, the Chief Executive Officer shall have the sole power to exercise such approval rights).  With respect to the approval rights set forth in (3) above, no Comcast Manager shall be permitted to exercise such approval rights following a Comcast Trigger Event or CST Competitor Event, no Radio One Manager shall be permitted to exercise such approval rights following a Radio One Trigger Event and no Financial Investor Manager shall be permitted to exercise such approval rights following a Financial Investor Trigger Event (and if (x) a Comcast Trigger Event, (y) a Radio One Trigger Event and (z) a Financial Investor Trigger Event have occurred, the Chief Executive Officer shall have the sole power to exercise such approval rights).  The Board shall consist of at least three (3) but not more than nine (9) Managers, the exact number of Managers to be determined as follows:

(a) The number of Managers which shall constitute the current Board shall be seven (7), and shall consist of:

(i) one (1) Manager designated by Comcast, who shall, as of the date hereof, be Russ Chandler;

(ii) four (4) Managers designated by Radio One, who shall, as of the date hereof, be Alfred C. Liggins, III, Catherine L. Hughes, Terry L. Jones and such other person who will be designated by Radio One in a notice to the Network;

(iii) one (1) Manager designated by holders of a majority of the Units held by the Financial Investor Members (excluding any Financial Investor Member that is a Limited Member and the Units held by such Limited Member), who shall, as of the date hereof, be Dennis Miller; and

(iv) one (1) Manager designated by DIRECTV, who shall, as of the date hereof, be Michael Thornton.

(b) The number of Managers constituting the entire Board, and the rights of the Members to designate Managers, shall change from time to time in accordance with the provisions of Section 4.4 hereof.

(c) Any Manager being designated by Comcast pursuant to the provisions of Sections 4.1(a) or 4.1(b) hereof shall hereafter be referred to as a “Comcast Manager.”

(d) Any Manager being designated by Radio One pursuant to the provisions of Sections 4.1(a) or 4.1(b) hereof shall hereafter be referred to as a “Radio One Manager.”

(e) Any Manager being designated by the Financial Investor Members pursuant to the provisions of Section 4.1(a) hereof shall hereafter be referred to as a “Financial Investor Manager.”

(f) Any Manager being designated by DIRECTV pursuant to the provisions of Sections 4.1(a) or 4.1(b) hereof shall hereafter be referred to as a “DIRECTV Manager.”

Exhibit 3.1 - 29

Section 4.2 Replacement of Managers.

(a) Comcast may at any time designate a replacement for a Comcast Manager by delivering a written notice of such replacement to the other Managers and the other Members.  Such written notice shall state whether such replacement Manager shall be a temporary replacement (in which case a specified period of time shall be identified during which such replacement Manager will act as a Comcast Manager) or a permanent replacement.  From and after the date on which the other Managers and the other Members receive such notice (subject to any specified period of time designated in such notice for a temporary replacement), (i) the Comcast replacement Manager shall be deemed to be a Comcast Manager and shall have all authority, power and capacity accorded to a Manager on the Board (in the event of a temporary replacement, only for such period of time designated by Comcast in the written notice provided under this Section 4.2(a), following which such temporary replacement Manager shall be deemed to have automatically resigned), and (ii) the Comcast Manager being replaced shall be deemed to have resigned from the Board and shall have no authority, power, or capacity with respect to any matter whatsoever relating to the Board (in the event of a temporary replacement, only for such period of time designated by Comcast in the written notice provided under this Section 4.2(a), following which the Comcast Manager that had been temporarily replaced shall be automatically reinstated as a Comcast Manager).

(b) Radio One may at any time designate a replacement for a Radio One Manager by delivering a written notice of such replacement to the other Managers and the other Members. Such written notice shall state whether such replacement Manager shall be a temporary replacement (in which case a specified period of time shall be identified during which such replacement Manager will act as a Radio One Manager) or a permanent replacement.  From and after the date on which the other Managers and the other Members receive such notice (subject to any specified period of time designated in such notice for a temporary replacement), (i) the Radio One replacement Manager shall be deemed to be a Radio One Manager and shall have all authority, power and capacity accorded to a Manager on the Board (in the event of a temporary replacement, only for such period of time designated by Radio One in the written notice provided under this Section 4.2(b), following which such temporary replacement Manager shall be deemed to have automatically resigned), and (ii) the Radio One Manager being replaced shall be deemed to have resigned from the Board and shall have no authority, power, or capacity with respect to any matter whatsoever relating to the Board (in the event of a temporary replacement, only for such period of time designated by Radio One in the written notice provided under this Section 4.2(b), following which the Radio One Manager that had been temporarily replaced shall be automatically reinstated as a Radio One Manager).

(c) The Financial Investor Members may at any time designate a replacement for the Financial Investor Manager by delivering a written notice signed by holders of a majority of the Units held by the Financial Investor Members (excluding any Financial Investor Member that is a Limited Member and the Units held by such Limited Member) of such replacement to the other Managers and the other Members. Such written notice shall state whether such replacement Manager shall be a temporary replacement (in which case a specified period of time shall be identified during which such replacement Manager will act as a Financial Investor Manager) or a permanent replacement.  From and after the date on which the other Managers and the other Members receive such notice (subject to any specified period of time designated in such notice for a temporary replacement), (i) the Financial Investor Members replacement Manager shall be deemed to be the Financial Investor Manager and shall have all authority, power and capacity accorded to a Manager on the Board (in the event of a temporary replacement, only for such period of time designated by the Financial Investor Members in the written notice provided under this Section 4.2(c), following which such temporary replacement Manager shall be deemed to have automatically resigned), and (ii) the Financial Investor Manager being replaced shall be deemed to have resigned from the Board and shall have no authority, power, or capacity with respect to any matter whatsoever relating to the Board (in the event of a temporary replacement, only for such period of time designated by the Financial Investor Members in the written notice provided under this Section 4.2(c), following which the Financial Investor Manager that had been temporarily replaced shall be automatically reinstated as a Financial Investor Manager).

(d) DIRECTV may at any time designate a replacement for the DIRECTV Manager by delivering a written notice signed by DIRECTV of such replacement to the other Managers and the other Members.  Such written notice shall state whether such replacement Manager shall be a temporary replacement (in which case a specified period of time shall be identified during which such replacement Manager will act as a DIRECTV Manager) or a permanent replacement.  From and after the date on which the other Managers and the other Members receive such notice (subject to any specified period of time designated in such notice for a temporary replacement), (i) the DIRECTV replacement Manager shall be deemed to be the DIRECTV Manager and shall have all authority, power and capacity accorded to a Manager on the Board (in the event of a temporary replacement, only for such period of time designated by DIRECTV in the written notice provided under this Section 4.2(d), following which such temporary replacement Manager shall be deemed to have automatically resigned), and (ii) the DIRECTV Manager being replaced shall be deemed to have resigned from the Board and shall have no authority, power, or capacity with respect to any matter whatsoever relating to the Board (in the event of a temporary replacement, only for such period of time designated by DIRECTV in the written notice provided under this Section 4.2(d), following which the DIRECTV Manager that had been temporarily replaced shall be automatically reinstated as a DIRECTV Manager).

Exhibit 3.1 - 30

Section 4.3 Vacancies.

(a) If at any time a vacancy is created on the Board by reason of the incapacity, death, removal or resignation of a Comcast Manager, then Comcast shall designate a replacement for the Comcast Manager by delivering a written notice of such replacement to the other Managers and the other Members.  From and after the date on which the other Managers and the other Members receive such notice, the Comcast replacement Manager shall be deemed to be a Comcast Manager and shall have all authority, power and capacity accorded to a Manager on the Board.  In the event that a vacancy exists in the position of the Comcast Manager for more than ten (10) Business Days, the requirement that a Comcast Manager approve certain actions under this Agreement shall be deemed to be waived until a replacement Comcast Manager is designated in accordance with this Section 4.3(a).

(b) If at any time a vacancy is created on the Board by reason of the incapacity, death, removal or resignation of a Radio One Manager, then Radio One shall designate a replacement for the Radio One Manager by delivering a written notice of such replacement to the other Managers and the other Members.  From and after the date on which the other Managers and the other Members receive such notice, the Radio One replacement Manager shall be deemed to be a Radio One Manager and shall have all authority, power and capacity accorded to a Manager on the Board.

(c) If at any time a vacancy is created on the Board by reason of the incapacity, death, removal or resignation of the Financial Investor Manager, then holders of a majority of the Units held by the Financial Investor Members (excluding any Financial Investor Member that is a Limited Member and the Units held by such Limited Member) shall designate a replacement for the Financial Investor Manager by delivering a written notice of such replacement to the other Managers and the other Members.  From and after the date on which the other Managers and the other Members receive such notice, the Financial Investor Members replacement Manager shall be deemed to be the Financial Investor Manager and shall have all authority, power and capacity accorded to a Manager on the Board.

(d) If at any time a vacancy is created on the Board by reason of the incapacity, death, removal or resignation of the DIRECTV Manager, then DIRECTV shall designate a replacement for the DIRECTV Manager by delivering a written notice of such replacement to the other Managers and the other Members.  From and after the date on which the other Managers and the other Members receive such notice, the DIRECTV replacement Manager shall be deemed to be the DIRECTV Manager and shall have all authority, power and capacity accorded to a Manager on the Board.

Section 4.4 Changes in Board Size and the Right to Designate Managers.

(a) Prior to the occurrence of any of the events set forth in Sections 4.4(b)-(k) hereof, on any date that the Percentage Interest of Comcast and its Unit Affiliates, collectively, exceed 45%, the number of Managers comprising the entire Board shall be increased automatically from seven (7) to nine (9) Managers and the vacancies created thereby shall be filled by one (1) additional Comcast Manager and one (1) additional Radio One Manager; provided, however, that if the Percentage Interest of Comcast and its Unit Affiliates, collectively, subsequently cease to exceed 45%, then the number of Managers comprising the entire Board shall be decreased automatically from nine (9) to seven (7) Managers, to be filled by four (4) Radio One Managers, one (1) Comcast Manager, one (1) Financial Investor Manager and one (1) DIRECTV Manager, effective automatically as of the date on which the Percentage Interest of Comcast and its Unit Affiliates, collectively, subsequently cease to exceed 45%.  For the avoidance of doubt, upon the occurrence of any of the events set forth in Sections 4.4(b)-(k) hereof, notwithstanding anything to the contrary in the first sentence of this Section 4.4(a), the size and composition of the Board shall be as set forth in the applicable section for such event.

(b) If Comcast and/or Radio One exercise the call right pursuant to Section 12.1 hereof, the number of Managers on the Board and the right to designate such Managers shall change to conform to the applicable provisions of Section 12.1(c) hereof, such change to be effective from and after the closing of the purchase of Equity Interests from the Call Right Members in accordance with Section 12.1 hereof; provided, however, that this Section 4.4(b) shall cease to be applicable after the occurrence of any of the events set forth in Sections 4.4(d), (e), (f), (g) and (i) hereof.

(c) If all of the Financial Investor Members exercise their put rights pursuant to Section 12.2 hereof, the number of Managers on the Board and the right to designate such Managers shall change to conform to the applicable provisions of Section 12.2(c) hereof, such change to be effective from and after the closing of the purchase of Equity Interests from the Financial Investor Members in accordance with Section 12.2 hereof; provided, however, that this Section 4.4(c) shall cease to be applicable after the occurrence of any of the events set forth in Sections 4.4(d), (e), (f), (g) and (i) hereof.

(d) In the event Comcast delivers a Board Change Notice to Radio One and the Network pursuant to Section 2.2 of the Radio One Change of Control Agreement and so long as there has not been a Comcast Trigger Event prior to the delivery of such Board Change Notice, (i) all but one of the Radio One Managers on the Board shall be automatically removed (the remaining Radio One Manager to be designated by Radio One upon receipt of such Board Change Notice) and (ii) Comcast shall be permitted to fill the vacancies created by the removal of such Radio One Managers with additional Comcast Managers; provided, however, that Comcast may, in its sole discretion, fill only a portion of such vacancies in which event the total number of Managers on the Board shall be reduced by the number of vacancies not filled by Comcast.

Exhibit 3.1 - 31

(e) So long as there has not been a Comcast Trigger Event, in the event that Radio One engages in a Competitive Activity pursuant to Section 19.2 hereof and, as a result thereof, Comcast delivers a Manager Change Notice (i) all but one of the Radio One Managers on the Board shall be automatically removed (the remaining Radio One Manager to be designated by Radio One upon the occurrence of such event), and (ii) Comcast shall be permitted to fill the vacancies created by the removal of such Radio One Managers with additional Comcast Managers; provided, however, that Comcast may, in its sole discretion, fill only a portion of such vacancies in which event the total number of Managers on the Board shall be reduced by the number of vacancies not filled by Comcast.

(f) In the event of a Radio One Trigger Event, and so long as there has not been a Comcast Trigger Event prior to such Radio One Trigger Event, if Comcast delivers a written notice to Radio One and the Network demanding that this Section 4.4(f) be effective, (i) all but one of the Radio One Managers on the Board shall be automatically removed (the remaining Radio One Manager to be designated by Radio One upon the occurrence of such event), and (ii) Comcast shall be permitted to fill the vacancies created by the removal of such Radio One Managers with additional Comcast Managers; provided, however, that Comcast may, in its sole discretion, fill only a portion of such vacancies in which event the total number of Managers on the Board shall be reduced by the number of vacancies not filled by Comcast.

(g) In the event of a Comcast Trigger Event, and so long as there has not been a Radio One Trigger Event and Comcast has not delivered a Manager Change Notice pursuant to Section 19.2 hereof, in each case prior to such Comcast Trigger Event, if Radio One delivers a written notice to Comcast demanding that this Section 4.4(g) be effective (i) all but one of the Comcast Managers shall be automatically removed, and (ii) Radio One shall be permitted to fill the vacancies created by the removal of such Comcast Managers; provided, however, that Radio One may, in its sole discretion, elect not to fill such vacancy in which event the total number of Managers on the Board shall be reduced by the number of vacancies not filled by Radio One.

(h) In the event of a Financial Investor Trigger Event, automatically and without any further action by the Network, any Member or any Manager (i) the Financial Investor Manager shall be removed, (ii) the right of the Financial Investor Members to designate a Manager pursuant to Section 4.1 hereof shall terminate, and (iii) the total number of Managers on the Board shall be reduced by two (2) Managers.

(i) In the event of a DIRECTV Trigger Event, automatically and without any further action by the Network, any Member or any Manager (i) the DIRECTV Manager shall be removed, (ii) the right of DIRECTV to designate a Manager pursuant to Section 4.1 hereof shall terminate, and (iii) the total number of Managers on the Board shall be reduced by two (2) Managers.

(j) In the event that the total number of Managers on the Board is reduced pursuant to Section 4.4(h) or (i) above, the number of Radio One Managers shall be reduced from four (4) to three (3) and Radio One shall deliver a written notice to the Network identifying the three Radio One Managers who shall remain on the Board of Managers.

(k) The right of any Member to designate or vote to designate a Manager shall automatically terminate on the date such Member becomes a Limited Member in accordance with Section 13.4 hereof or ceases to be a Member in accordance with Section 13.6 hereof.  Upon Comcast or Radio One becoming a Limited Member, any Manager designated by such Limited Member shall be removed from the Board automatically and without any further action on the part of the Network or any Member or Manager and whichever of Comcast or Radio One is not a Limited Member may fill any vacancy created by the removal of any such Manager with additional Comcast Managers or Radio One Managers, as applicable.  Upon Comcast or Radio One becoming a Limited Member, if there has occurred a Comcast Trigger Event or a Radio One Trigger Event, as applicable, with respect to whichever of Comcast or Radio One is not a Limited Member, then the Board shall thereafter consist of five (5) Managers, one of which shall be the Manager appointed by whichever of Comcast or Radio One is not a Limited Member, one of which shall be the Financial Investor Manager, one of which shall be the DIRECTV Manager and the remaining two of which shall be appointed by the written agreement of the other Managers.

(l) If Comcast and/or Radio One exercise the call right pursuant to Section 12.7 hereof, the number of Managers on the Board and the right to designate such Managers shall change to conform to the applicable provisions of Section 12.7(f) hereof, such change to be effective from and after the closing of the purchase of Equity Interests from the DIRECTV Members in accordance with Section 12.7 hereof; provided, however, that this Section 4.4(l) shall cease to be applicable after the occurrence of any of the events set forth in Sections 4.4(d), (e), (f) and (g) hereof.

(m) If all of the DIRECTV Members exercise their put rights pursuant to Section 12.8 hereof, the number of Managers on the Board and the right to designate such Managers shall change to conform to the applicable provisions of Section 12.8(e) hereof, such change to be effective from and after the closing of the purchase of Equity Interests from the DIRECTV Members in accordance with Section 12.8 hereof; provided, however, that this Section 4.4(m) shall cease to be applicable after the occurrence of any of the events set forth in Sections 4.4(d), (e), (f) and (g) hereof.

Exhibit 3.1 - 32

Section 4.5 Meetings of the Board.

(a) The Board shall meet at such times as determined by the Board to be necessary for the management of the Network’s business.  Meetings of the Board may be called by the Chairman of the Board or any Comcast Manager or Radio One Manager on at least three (3) days’ prior written notice of the time and place of such meeting.  Two-thirds of the Managers then in office shall constitute a quorum for the transaction of business by the Board.

(b) Notice of any Board meeting may be waived by any Manager before or after such meeting.

(c) By attending or participating in a meeting, a Manager:

(i) waives objection to lack of notice or defective notice of such meeting unless the Manager, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting; and

(ii) waives objection to consideration at such meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the Manager objects to considering the matter when it is presented.

(d) Meetings of the Board or committees thereof may be conducted in person or by conference telephone facilities.  Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all of the Managers then in office consent thereto in writing (including by Electronic Transmission), and the writing or writings (including Electronic Transmissions) are filed with the minutes of proceedings of the Board.  The date on which such Electronic Transmission is transmitted shall be deemed to be the date on which such consent was signed.

Section 4.6 Compensation of Managers.  Managers shall not receive any salary or other compensation for their services, but shall be reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the Board and any committees thereof.

Section 4.7 Power to Bind Network.  No Manager (acting in his or her capacity as such) shall have any authority to bind the Network with respect to any matter except pursuant to a resolution expressly authorizing such action which resolution is duly adopted by the Board by the affirmative vote required for such matter pursuant to this Agreement or the Act.

Section 4.8 Committees.  The Board shall designate an Audit Committee, which shall consist of four Managers of the Network, and a Compensation Committee, which shall consist of three Managers of the Network; provided that (a) no more than two of such Managers may be Radio One Managers so long as Radio One shall have the right to designate a majority of the Managers of the Network, and (b) no more than two of such Managers may be Comcast Managers so long as Comcast shall have the right to designate a majority of the Managers of the Network.  The (x) Audit Committee shall be comprised of one Radio One Manager, one Comcast Manager, the Financial Investor Manager and the DIRECTV Manager and (y) Compensation Committee shall be comprised of one Radio One Manager, one Comcast Manager and the Financial Investor Manager, and, in each case, shall retain such composition until Radio One, Comcast, DIRECTV, or the Financial Investor Members, as applicable, waive their right (at any time and from time to time) to sit on such committee (in which case the Board may designate a replacement Manager to sit on such committee).  The Audit Committee and the Compensation Committee shall have the authority set forth in (a) and (b) below, respectively.  The Board also may designate one or more other committees, each committee to consist of one or more of the Managers of the Network, provided that (1) so long as there has not been a Comcast Trigger Event or a CST Competitor Event, no such other committee shall be formed without the approval of one Comcast Manager or in a manner which does not conform to the terms of any such approval, (2) so long as there has not been a Radio One Trigger Event, no such other committee shall be formed without the approval of one Radio One Manager or in a manner which does not conform to the terms of any such approval, (3) the Financial Investor Manager, if any, shall have the right, but not the obligation, to sit on each such committee, (4) the DIRECTV Manager, if any, shall have the right, but not the obligation, to sit on each such committee, and (5) following a CST Competitor Event, one Comcast Manager, if any, shall have the right, but not the obligation, to sit on each such committee.  The Board may designate one or more Managers as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee.  Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Network.  Each committee shall keep regular minutes and report to the Board promptly following each committee meeting.

(a) The Audit Committee.  The Audit Committee shall be responsible for reviewing the Network’s financial statements and overseeing the Network’s financial controls and procedures.  The duties of the Audit Committee are the following:  recommending to the Board the independent auditors to be selected in accordance with Section 14.2 of this Agreement, reviewing the work completed by the independent auditors each year, providing direction to the internal audit staff and the independent auditors, reviewing the Network’s financial statements, reviewing the quarterly and monthly reports to the Members and reporting promptly to the Board on the activities of such committee.

(b) The Compensation Committee.  The Compensation Committee shall be responsible for reviewing and presenting a recommendation to the Board on all matters relating to executive compensation and employee benefits.  The duties of the Compensation Committee are the following:  reviewing and recommending to the Board the salaries, bonus compensation and benefits to be provided to the Network’s officers, administering the Network Equity Plan, approving grants of options, stock appreciation rights, restricted stock and other incentives authorized and available under the Network Equity Plan, certification as to the meeting of applicable performance levels under the Network Equity Plan or with respect to an officer’s bonus compensation, and reporting promptly to the Board on the activities of such committee.

Exhibit 3.1 - 33

Section 4.9 Chairman of the Board.  There shall be a Chairman of the Board of the Network (the “Chairman”) (who shall, as of the date hereof, be Alfred C. Liggins III (“Liggins”), who shall serve as such until the earlier of his or her death, resignation or removal by the Board, with or without cause, which removal shall require the written consent of the Board, including a Comcast Manager.

(a) The Chairman shall have the responsibility for (i) general oversight of the operations of the Network, (ii) recruiting (subject to hiring approval by the Board, the holders of Class B Common Units pursuant to Section 5.2(b) hereof (so long as there has not been a Comcast Trigger Event) and Constellation pursuant to Section 4.18 hereof) a Chief Executive Officer to manage the day-to-day business operations and affairs of the Network and supervise its other officers, subject to the direction, supervision and control of the Board, and (iii) reporting to the Board regarding the financial and operational status of the Network.

(b) If, at any time, a vacancy is created in the position of Chairman for any reason, including by reason of the incapacity, death, removal or resignation of Liggins, then, so long as there has not been a Comcast Trigger Event, Radio One shall, within thirty (30) days of the date of the vacancy, notify the Board and Comcast in writing of such vacancy and propose three (3) individuals with significant media experience (at least one of which shall have significant experience in the cable television industry) to serve as the Chairman (the “Radio One Chairman Nominees”).  So long as there has not been a Comcast Trigger Event, within fifteen (15) days of receipt of notice of the Radio One Chairman Nominees and after consultation with the Financial Investor Members, Comcast shall, in its sole discretion, approve the appointment of one of the Radio One Chairman Nominees to the position of Chairman, and such individual shall thereupon become Chairman.  In the event of a Comcast Trigger Event, the Board shall approve the appointment of one of the Radio One Chairman Nominees to the position of Chairman, and such individual shall thereupon become Chairman.

(c) Notwithstanding Sections 4.9(a) and (b) hereof, if Comcast obtains the right to designate a majority of the Managers on the Board pursuant to Section 4.4 hereof, Comcast shall also have the right to appoint, remove and replace the Chairman of the Board in its sole discretion at any time.

Section 4.10 Officers and Related Persons; Retention of Authority by Board; Matters Not Subject to Approval.

(a) The Board shall have the authority to appoint and terminate officers of the Network in accordance with and subject to the provisions of Sections 4.9 and 4.11 through 4.17 hereof and retain and terminate employees, agents and consultants of the Network.  The Board may delegate such duties to any such officers, employees, agents and consultants as the Board deems appropriate, including the power, acting individually or jointly, to represent and bind the Network in all matters, in accordance with the scope of their respective duties; provided, however, that the Board may not delegate any of its duties and obligations under this Agreement and/or any of the other Transaction Documents and may not delegate any duties that are required to be exercised by the Board under the Act or any duties that a Board of Directors of a Delaware corporation is required to retain and exercise under the Delaware General Corporation Law.

(b) Without limiting the provisions of Section 4.10(a) hereof or any other provision of this Agreement, prior approval of the Board shall be required before the Network shall be permitted to take any of the following actions:

(i) any of the actions that require the prior approval of the holders of the Class B Common Units pursuant to Section 5.2(b)(i) or 5.2(b)(v) hereof;

(ii) the entering into, amendment or waiver of the terms of, or termination of any contract or agreement (A) providing for receipts to or expenditures by the Network in any 12 month period in excess of $1,000,000, (B) for the distribution of the Network’s programming service and (C) with any Member or any Affiliate thereof, except as otherwise provided in this Agreement and/or the other Transaction Documents;

(iii) any issuance of Class D Common Units;

(iv) any authorization of or incurrence of any indebtedness from any Person or Persons in an amount greater than $1,000,000 over any consecutive twelve month period, except as otherwise provided in Section 6.10 hereof;

(v) commencing any litigation proceeding; or

(vi) settling any litigation proceeding (A) for an amount in excess of $100,000, or (B) involving a Manager or a senior executive officer of the Network.

(c) Notwithstanding the provisions of Section 4.10(a) and (b) hereof and any other provision of this Agreement, a Network Sale consummated in accordance with Section 2.3 of the Buy/Sell Agreement shall not require the approval of the Network’s officers or Managers and shall be deemed to be approved on behalf of the Network.  In the event of such a Network Sale, the officers and the Managers of the Network shall be obligated to take such actions on behalf of the Network as are necessary and/or appropriate to consummate such Network Sale in accordance with the provisions of Section 2.3 of the Buy/Sell Agreement.

Exhibit 3.1 - 34

Section 4.11 Chief Executive Officer.

(a) There shall be a Chief Executive Officer of the Network who shall be appointed by the Board (subject to the prior approval of the holders of the Class B Common Units in accordance with Section 5.2(b)(i) hereof and to the prior approval of Constellation in accordance with Section 4.18 hereof) and serve as such until the earlier of his or her death, resignation or removal by the Board, with or without cause.  The Chief Executive Officer shall have the responsibility for managing the day-to-day business operations and affairs of the Network and supervising its other officers, subject to the direction, supervision and control of the Board.  In general, the Chief Executive Officer shall have such other powers and perform such other duties as usually pertain to the office of the Chief Executive Officer of a corporation under Delaware law, as are provided in the Transaction Documents and as from time to time may be assigned to him or her by the Board (subject to Section 4.10 hereof), including, without limitation, the authority to appoint and terminate officers of the Network and retain and terminate employees of the Network to whom the Chief Executive Officer may delegate his or her duties.  The initial Chief Executive Officer shall be Johnathan Rodgers.

(b) If, at any time, a vacancy is created in the position of Chief Executive Officer for any reason, including by reason of the incapacity, death, removal or resignation of Johnathan Rodgers, then, the Chairman shall, within twenty (20) days of the date of the vacancy, notify the Board in writing of such vacancy and propose three (3) individuals with significant media experience (at least one of which shall have significant experience in the cable television industry) to serve as the Chief Executive Officer (the “Chairman Chief Executive Officer Nominees”).  Subject to the prior approval of the holders of the Class B Common Units in accordance with Section 5.2(b)(i) hereof and to the prior approval of Constellation in accordance with Section 4.18 hereof, after consultation with the Comcast, Constellation, the Financial Investor Members and DIRECTV, the Board shall approve the appointment of one of the Chairman Chief Executive Officer Nominees to the position of Chief Executive Officer, and such individual shall thereupon become Chief Executive Officer.

Section 4.12 Chief Financial Officer.  There shall be a Chief Financial Officer of the Network who shall be appointed by the Board and serve as such until the earlier of his or her death, resignation or removal by the Board, with or without cause.  In general, the Chief Financial Officer shall have such powers and perform such duties as usually pertain to the office of Chief Financial Officer of a corporation under Delaware law.

Section 4.13 Vice Presidents.  The Board may from time to time elect one or more Vice Presidents who shall each serve until the earlier of his or her death, resignation or removal by the Board with or without cause.  Each Vice President shall have such powers and duties as may be assigned to him or her by the Board (subject to Section 4.10 hereof) or the Chief Executive Officer.

Section 4.14 Treasurer.  There shall be a Treasurer of the Network who shall be elected by the Board and serve as such until the earlier of his or her death, resignation or removal by the Board, with or without cause.  The Treasurer shall have custody of the Network’s funds and securities, shall keep full and accurate account of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Network in such depository or depositories as may be designated by the Board, and shall perform such other duties as may be assigned to him or her by the Board (subject to Section 4.10 hereof) or the Chief Executive Officer.

Section 4.15 Assistant Treasurers.  The Board may from time to time elect one or more Assistant Treasurers who shall each serve until the earlier of his or her death, resignation or removal by the Board with or without cause.  Each Assistant Treasurer shall have such powers and duties as may be assigned to him or her by the Board (subject to Section 4.10 hereof) or the Chief Executive Officer.

Section 4.16 Secretary.  There shall be a Secretary of the Network who shall be elected by the Board and serve as such until the earlier of his or her death, resignation or removal by the Board, with or without cause.  Except as otherwise provided in this Agreement, the Secretary shall keep the minutes of all meetings of the Board and of the Members in books provided for that purpose, and shall attend to the giving and service of all notices.  The Secretary may sign with the Chairman or the President all certificates representing Units of the Network, if any, and shall have charge of the transfer books, and other papers as the Board may direct, all of which shall at all reasonable times be open to inspection by any Manager (or any designee thereof) upon prior written request at the office of the Network during normal business hours.  The Secretary shall perform such other duties as may be assigned to him or her by the Board (subject to Section 4.10 hereof) or the Chief Executive Officer.

Section 4.17 Assistant Secretaries.  The Board may from time to time elect one or more Assistant Secretaries who shall each serve until the earlier of his or her death, resignation or removal by the Board with or without cause.  Each Assistant Secretary shall have such powers and duties as may be assigned to him or her by the Board (subject to Section 4.10 hereof) or the Chief Executive Officer.

Section 4.18 Constellation Special Approval Right.  The prior approval of Constellation shall be required in order for the Network to hire, terminate, or establish the compensation for the Chief Executive Officer; provided that Constellation confirms its approval of the appointment of Johnathan Rodgers as the Network’s initial Chief Executive Officer; provided, further, that the execution by the Network of the Rodgers Employment Agreement shall be subject to Constellation’s prior approval; provided, further, however, that the failure of Constellation to exercise any of its rights hereunder within ten (10) Business Days after written notice to the Constellation Series A Preferred Representative of the name and credentials of a candidate shall constitute a waiver by Constellation of its right of approval with respect to, and Constellation shall be deemed to have approved, such candidate.  Constellation’s approval rights set forth in this Section 4.18 (1) may not be assigned, in whole or in part, in connection with a Transfer of Units or otherwise, without the prior written approval of Comcast and Radio One and (2) shall automatically terminate in the event that Constellation and its Unit Affiliates, collectively, cease to hold at least 5% of the Units in the Network (calculated on a Fully Diluted Basis).

Section 4.19 Legal Counsel.  Each of Comcast, Radio One and DIRECTV shall have the right to have counsel of its choosing at all meetings of the Board (including any committee thereof) or the Members, the cost of such counsel to be borne by Comcast or Radio One or DIRECTV, as applicable.

Exhibit 3.1 - 35

Section 4.20 Board Observation Rights.

(a) For so long as there has not been a Comcast Trigger Event, the Network shall invite one (1) representative chosen by Comcast (the “Comcast Representative”) to attend all meetings of the Board of Managers in a non-voting observer capacity and, in this respect, shall, if there is no Comcast Manager, give such Comcast Representative copies of all notices, minutes, consents and other Board materials that it provides to all Managers (“Board Materials”); provided, however, that the Network reserves the right to withhold any information and to exclude such Comcast Representative from any meeting, or any portion thereof, as is reasonably determined by the Chairman or a majority of the Managers to be necessary to retain attorney-client privilege; provided, further, however, that the failure of the Network to provide copies of any Board Materials to the Comcast Representative shall not invalidate or form any basis for a claim of invalidation of any action taken by the Board.  Comcast shall cause any Comcast Representative to hold any Confidential Information provided to or learned by any Comcast Representative in connection with Comcast’s rights under this Section 4.20 in confidence to the extent provided in Section 19.3 hereof.

(b) For so long as there has not been a DIRECTV Trigger Event, the Network shall invite one (1) representative chosen by DIRECTV (the “DIRECTV Representative”) to attend all meetings of the Board of Managers in a non-voting observer capacity and, in this respect, shall, if there is no DIRECTV Manager, give such DIRECTV Representative copies of all Board Materials; provided, however, that the Network reserves the right to withhold any information and to exclude such DIRECTV Representative from any meeting, or any portion thereof, as is reasonably determined by the Chairman or a majority of the Managers to be necessary to retain attorney-client privilege; provided, further, however, that the failure of the Network to provide copies of any Board Materials to the DIRECTV Representative shall not invalidate or form any basis for a claim of invalidation of any action taken by the Board.  DIRECTV shall cause any DIRECTV Representative to hold any Confidential Information provided to or learned by any DIRECTV Representative in connection with DIRECTV’s rights under this Section 4.20 in confidence to the extent provided in Section 19.3 hereof.

(c) For so long as Constellation (together with its Unit Affiliates) holds greater than fifty (50) percent of the Units acquired by Constellation (and its Unit Affiliates) on the Effective Date, the Network shall invite one (1) representative chosen by Constellation (the “Constellation Representative”) to attend all meetings of the Board of Managers in a non-voting observer capacity and, in this respect, shall, if the Financial Investor Manager is not designated by Constellation, give such Constellation Representative copies of all Board Materials; provided, however, that the Network reserves the right to withhold any information and to exclude such Constellation Representative from any meeting, or any portion thereof, as is reasonably determined by the Chairman or a majority of the Managers to be necessary to retain attorney-client privilege; provided, further, however, that the failure of the Network to provide copies of any Board Materials to the Constellation Representative shall not invalidate or form any basis for a claim of invalidation of any action taken by the Board.  Constellation shall cause any Constellation Representative to hold any Confidential Information provided to or learned by any Constellation Representative in connection with Constellation’s rights under this Section 4.20 in confidence to the extent provided in Section 19.3 hereof.

(d) For so long as Opportunity (together with its Unit Affiliates) holds greater than fifty (50) percent of the Units acquired by Opportunity on the Effective Date, the Network shall invite one (1) representative chosen by Opportunity (the “Opportunity Representative”) to attend all meetings of the Board of Managers in a non-voting observer capacity and, in this respect, shall, if the Financial Investor Manager is not designated by Opportunity, give such Opportunity Representative copies of all Board Materials; provided, however, that the Network reserves the right to withhold any information and to exclude such Opportunity Representative from any meeting, or any portion thereof, as is reasonably determined by the Chairman or a majority of the Managers to be necessary to retain attorney-client privilege; provided, further, however, that the failure of the Network to provide copies of any Board Materials to the Opportunity Representative shall not invalidate or form any basis for a claim of invalidation of any action taken by the Board.  Opportunity shall cause any Opportunity Representative to hold any Confidential Information provided to or learned by any Opportunity Representative in connection with Opportunity’s rights under this Section 4.20 in confidence to the extent provided in Section 19.3 hereof.

(e) For so long as Pacesetter (together with its Unit Affiliates) holds greater than fifty (50) percent of the Units acquired by Pacesetter on the Effective Date, the Network shall invite one (1) representative chosen by Pacesetter (the “Pacesetter Representative”) to attend all meetings of the Board of Managers in a non-voting observer capacity and, in this respect, shall, if the Financial Investor Manager is not designated by Pacesetter, give such Pacesetter Representative copies of all Board Materials; provided, however, that the Network reserves the right to withhold any information and to exclude such Pacesetter Representative from any meeting, or any portion thereof, as is reasonably determined by the Chairman or a majority of the Managers to be necessary to retain attorney-client privilege; provided, further, however, that the failure of the Network to provide copies of any Board Materials to the Pacesetter Representative shall not invalidate or form any basis for a claim of invalidation of any action taken by the Board.  Pacesetter shall cause any Pacesetter Representative to hold any Confidential Information provided to or learned by any Pacesetter Representative in connection with Pacesetter’s rights under this Section 4.20 in confidence to the extent provided in Section 19.3 hereof.

Exhibit 3.1 - 36

(f) For so long as Syndicated (together with its Unit Affiliates) holds greater than fifty (50) percent of the Units acquired by Syndicated on the Effective Date, the Network shall invite one (1) representative chosen by Syndicated (the “Syndicated Representative”) to attend all meetings of the Board of Managers in a non-voting observer capacity and, in this respect, shall, if the Financial Investor Manager is not designated by Syndicated, give such Syndicated Representative copies of all Board Materials; provided, however, that the Network reserves the right to withhold any information and to exclude such Syndicated Representative from any meeting, or any portion thereof, as is reasonably determined by the Chairman or a majority of the Managers to be necessary to retain attorney-client privilege; provided, further, however, that the failure of the Network to provide copies of any Board Materials to the Syndicated Representative shall not invalidate or form any basis for a claim of invalidation of any action taken by the Board.  Syndicated shall cause any Syndicated Representative to hold any Confidential Information provided to or learned by any Syndicated Representative in connection with Syndicated’s rights under this Section 4.20 in confidence to the extent provided in Section 19.3 hereof.

(g) During any period of time in which Radio One does not have the right to designate a majority of the Managers on the Board and for so long as there has not been a Radio One Trigger Event, the Network shall invite one (1) representative chosen by Radio One (the “Radio One Representative”) to attend all meetings of the Board of Managers in a non-voting observer capacity and, in this respect, shall, if there is no Radio One Manager, give such Radio One Representative copies of all Board Materials; provided, however, that the Network reserves the right to withhold any information and to exclude such Radio One Representative from any meeting, or any portion thereof, as is reasonably determined by the Chairman or a majority of the Managers to be necessary to retain attorney-client privilege; provided, further, however, that the failure of the Network to provide copies of any Board Materials to the Radio One Representative shall not invalidate or form any basis for a claim of invalidation of any action taken by the Board.  Radio One shall cause any Radio One Representative to hold any Confidential Information provided to or learned by any Radio One Representative in connection with Radio One’s rights under this Section 4.20 in confidence to the extent provided in Section 19.3 hereof.

Section 4.21 Adoption of the Annual Budget.

(a) At least sixty (60) days prior to the last day of each calendar year (beginning with the year 2005), the Chief Executive Officer shall present a proposed annual budget (the “Proposed Annual Budget”) to the Board, such Proposed Annual Budget to contain detailed projections covering the Network’s anticipated revenues and expenses for the applicable period.

(b) The Chairman shall call a meeting of the Board as soon as practicable after the delivery of the Proposed Annual Budget to the Board, which meeting shall take place no later than thirty (30) days prior to the end of the applicable calendar year.  At this meeting the Board shall approve the Proposed Annual Budget, with such changes as the Board may approve (in the form approved by the Board, the “Annual Budget”).  Notwithstanding the foregoing, the approval of the Annual Budget by the Board shall not be deemed to be a waiver of the special approval rights of certain Managers set forth in Section 4.1 hereof or the special approval rights of the holders of Class B Common Units or Series A Preferred Units pursuant to Sections 5.2(b)(i), 5.2(b)(v) or 5.2(e)(i) hereof, respectively, with respect to items contained in the Annual Budget.

(c) A copy of the Annual Budget shall be provided to each Member within ten (10) Business Days of approval by the Board.

(d) The Chairman shall call a meeting of the Board as soon as practicable after the delivery of a proposed Radio One Service Plan (pursuant to the Network Services Agreement) or a proposed Radio One Advertising Plan (pursuant to the Advertising Services Agreement) to the Board, which meeting (or meetings) shall take place no later than twenty-five (25) days after delivery thereof.  At this meeting (or meetings), the Board (in accordance with Section 4.1 hereof) shall deliver to Radio One comments to such plan in accordance with the Network Services Agreement or the Advertising Services Agreement, as applicable.  The Chairman shall call a meeting of the Board as soon as practicable after delivery of a revised Radio One Service Plan or a revised Radio One Advertising Plan to the Board, which meeting (or meetings) shall take place no later than ten (10) days after delivery thereof.  At this meeting (or meetings), the Board (in accordance with Section 4.1 hereof) shall vote to approve the revised Radio One Service Plan or the revised Radio One Advertising Plan, as applicable, in the form delivered or with such changes as the Board may approve at such meeting (or meetings).

Exhibit 3.1 - 37

ARTICLE V

CAPITAL STRUCTURE

Section 5.1 Authorized Units.

(a) The Network is authorized to issue two (2) classes of Units designated as “Common Units” and “Preferred Units,” respectively.  The total number of Units which the Network is authorized to issue is 81,590,791 Units, of which 50,537,083 shall be Common Units and 31,053,708 shall be Preferred Units.  The total number of authorized Units, and the number of authorized Preferred Units, shall be reduced (at any time and from time to time) in each case by the number of Series A Preferred Units converted into Class A Common Units in accordance with Section 5.2(e)(iv) hereof.

(b) As of the date hereof, there are four (4) separate classes of Common Units designated as “Class A Common Units”, “Class B Common Units”, “Class C Common Units”, and “Class D Common Units.” The total number of Class A Common Units which the Network has authority to issue is thirty-one million, fifty-three thousand, seven hundred eight (31,053,708) Class A Common Units; the total number of Class B Common Units which the Network has authority to issue is thirteen million, five hundred sixty five thousand, two hundred seventeen (13,565,217) Class B Common Units; the total number of Class C Common Units which the Network has authority to issue is three million, three hundred ninety-one thousand, three hundred four (3,391,304) Class C Common Units; and the total number of Class D Common Units which the Network has authority to issue is two million, five hundred twenty-six thousand, eight hundred fifty-four (2,526,854) Class D Common Units.

Exhibit 3.1 - 38

(c) As of the date hereof, there is a single class of Preferred Units designated as “Series A Preferred Units.”  The total number of Series A Preferred Units which the Network has authority to issue is thirty one million, fifty-three thousand, seven hundred eight (31,053,708) Series A Preferred Units.

Section 5.2 Rights of Designated Common Units and Preferred Units.  The classes and series of Common Units and Preferred Units designated as of the date hereof shall have the following rights, preferences and limitations (subject to the restrictions and limitations on the rights of any Limited Member as set forth in Section 13.4 hereof):

(a) Class A Common Units.

(i) Voting Rights.  Subject to Section 13.4 hereof, each Member holding Class A Common Units shall have the right to one vote per Class A Common Unit held, and shall be entitled to notice of any Members’ meeting in accordance with this Agreement, and shall be entitled to vote upon such matters and in such manner as may be provided by the Act or this Agreement.

(ii) Other Rights.  Subject to Section 13.4 hereof, each holder of Class A Common Units shall have rights applicable to all Members (in their capacity as Members without regard to any rights attributable to any specific class or series of Units) and otherwise provided hereunder expressly for Members holding Class A Common Units.

(b) Class B Common Units.

(i) Voting Rights.  Subject to Section 13.4 hereof, each Member holding Class B Common Units shall have the right to one vote per Class B Common Unit held, and shall be entitled to notice of any Members’ meeting in accordance with this Agreement, and shall be entitled to vote upon such matters and in such manner as may be provided by the Act or this Agreement.  In addition to the foregoing and notwithstanding any other provision to the contrary in this Agreement, none of the following actions shall be taken by the Network without (and the Board and officers, on behalf of the Network, shall not take such action without) the prior approval of Comcast; provided that the approval rights set forth below shall terminate following a Comcast Trigger Event.

(1) any amendment or termination of this Agreement, except that any holder of Class B Common Units whose Offered Interests are being acquired by the Network pursuant to Section 11.3 hereof (provided that such Offered Interests include all of such holder’s Class B Common Units) shall be conclusively deemed to have voted in favor of approving such amendment (irrespective of any notice or other action to the contrary) in the event such amendment involves an amendment to this Agreement to create a new class or series of Units for the purpose of, and the creation of which is conditioned upon, the sale of such new class or series of Units solely to fund the purchase of such holder’s Offered Interests pursuant to Section 11.3 hereof; provided that no such amendment, or creation or issuance of such new class or series of Units, shall be effective until the closing of the purchase of all of the Offered Interests by the Network pursuant to Section 11.3;

(2) any amendment, modification or termination of the Certificate of Formation, except to change the Network’s registered office or registered agent;

(3) any creation of a new class or series of Units or reclassification of the existing Units, in either case which provides for any rights or preferences equal to or greater than those provided in this Agreement for the Class B Common Units, except that any holder of Class B Common Units whose Offered Interests are being acquired by the Network pursuant to Section 11.3 (provided that such Offered Interests include all of such holder’s Class B Common Units) shall be conclusively deemed to have voted in favor of approving such creation or reclassification (irrespective of any notice or other action to the contrary) if the creation of such new class or series of Units, or reclassification of existing Units, is made for the purpose of, and is conditioned upon, the sale of such new or reclassified class or series of Units solely to fund the purchase of such holder’s Offered Interests pursuant to Section 11.3; provided that no creation of such new class or series of Units, or reclassification of existing Units, shall be effective until the closing of the purchase of all of such holder’s Offered Interests by the Network pursuant to Section 11.3;

(4) entering into any agreement or other document to effect a Sale Transaction or the consummation of any Liquidation;

(5) any Distribution, unless such Distribution is a Mandatory Tax Distribution approved by the Board or is otherwise expressly provided for in this Agreement;

(6) any redemption, purchase or other acquisition of any outstanding Units, except as otherwise expressly provided in this Agreement, the other Transaction Documents or the Network Equity Plan;

(7) except as otherwise provided in this Agreement, any change in the authorized number of Managers on the Board;

Exhibit 3.1 - 39

(8) the hiring and setting of the compensation of the Chief Executive Officer and the officer in charge of the programming for the Network and the termination or material alteration of the compensation of the Chief Executive Officer and the officer in charge of programming; provided that Comcast hereby approves of the appointment of Johnathan Rodgers as the Network’s initial Chief Executive Officer, provided, further, that the execution by the Network of the Rodgers Employment Agreement shall be subject to Comcast’s prior approval;

(9) any alteration of or change in any material respect in the programming content or direction of the Network identified in Section 2.3 hereof;

(10) any authorization of or incurrence of any indebtedness from any Person or Persons in an amount greater than $10,000,000 during any consecutive twelve month period, except as otherwise provided in Section 6.10 hereof;

(11) any authorization or issuance of Units or Equity Interests (including, without limitation, any debt securities convertible into Units or Equity Interests), except for (x) authorized Class D Common Units pursuant to the Network Equity Plan and (y) Class A Common Units issued or issuable upon conversion of the Series A Preferred Units, except that any holder of Class B Common Units whose Offered Interests are being acquired by the Network pursuant to Section 11.3 (provided that such Offered Interests include all of such holder’s Class B Common Units) shall be conclusively deemed to have voted in favor of approving the issuance of Units or Equity Interests (irrespective of any notice or other action to the contrary) if the issuance of such Units or Equity Interests is made for the purpose of funding, and is conditioned upon, the purchase of all of such holder’s Offered Interests pursuant to Section 11.3; provided that no such issuance shall be effective until the closing of the purchase of all of such holder’s Offered Interests by the Network pursuant to Section 11.3;

(12) any acquisition of (whether by merger, consolidation, stock or asset acquisition or otherwise), or investment in, any other business in a single transaction or series of related transactions with an aggregate value of more than $1,000,000;

(13) any creation of a Network subsidiary, unless Comcast and its Unit Affiliates hold all the same voting and other rights and preferences with respect to such subsidiary as Comcast and its Unit Affiliates hold in the Network as of the time of the creation of the Network subsidiary;

(14) the entering into or approval of any transaction or agreement with Radio One, any Financial Investor Member, any Member holding (together with its Affiliates) at least 5% of the outstanding Units in the Network, calculated on a Fully Diluted Basis (or any officer or director of such Member), or any Affiliate of the Network or such Members, other than as contemplated by this Agreement and/or the other Transaction Documents; or

(15) the entering into of any commitment to do any of the things listed in this Section 5.2(b)(i) unless expressly conditioned upon the approval required under this Section 5.2(b)(i).

(ii) Class B Representative.  To facilitate the taking of any action contemplated by Section 5.2(b)(i) or 5.2(b)(v), each holder of Class B Common Units hereby appoints as its representative and proxy the individual whose name is set forth on Schedule B to this Agreement (the “Class B Representative”).  The holders of Class B Common Units may, but shall not be required to, appoint the same individual as a Class B Representative as such holder’s Series A Preferred Representative.  The holders of Class B Common Units may from time to time change the Class B Representative by providing written notice of such change to the Network, but at no time shall there be more than one Class B Representative.  Notwithstanding anything to the contrary in any provision of this Agreement, all rights set forth in Section 5.2(b)(i) or 5.2(b)(v) hereof of Members holding any Class B Common Units shall be exercised exclusively by the Class B Representative on behalf of such Members.  The Network shall submit all requests for approval of any action contemplated by Section 5.2(b)(i) or 5.2(b)(v) hereof (together with all related documents and information reasonably necessary for the Class B Representative to make an informed decision with respect to such approval) to the Class B Representative (and to the other Persons identified on Schedule B to receive copies for the Class B Representative) in writing at the address set forth on Schedule B hereto.  Such writing shall be deemed to be received by the Class B Representative and by the holders of the Class B Common Units in accordance with Section 19.9 hereof.

(iii) Deemed Consent.  If the Class B Representative has not consented or objected to the taking of any action contemplated by Section 5.2(b)(i) or 5.2(b)(v) hereof on behalf of the holders of the Class B Common Units by written notice to the Chairman and the Chief Executive Officer within thirty (30) days following receipt of notice from the Network proposing to take such action, then the holders of the Class B Common Units will be deemed to have approved and consented to such action requiring approval under Section 5.2(b)(i) or 5.2(b)(v) hereof.

(iv) Other Rights. Subject to Section 13.4 hereof, each holder of Class B Common Units shall have rights applicable to all Members (in their capacity as Members without regard to any rights attributable to any specific class or series of Units) and otherwise provided hereunder expressly for Members holding Class B Common Units.

Exhibit 3.1 - 40

(v) CST Competitor Actions.  Notwithstanding the foregoing provisions of this Section 5.2(b), if a CST Competitor Event shall have occurred, then (A) the approval rights set forth in clauses 5.2(b)(i)(1)-(15) hereof shall be irrevocably terminated and (B) so long as no Comcast Trigger Event has occurred, the holder of Class B Common Units shall have the right to vote separately or, where appropriate, with the Financial Investor Members on each of the following matters (each, a “CST Competitor Action”) and no CST Competitor Action shall be taken by the Network (and the Board and officers, on behalf of the Network, shall not take any such action) if (x) the holders of a majority of the Class B Common Units, (y) so long as there has not been a Financial Investor Trigger Event, at least two (2) Financial Investor Members, and (z) so long as there has not been a DIRECTV Trigger Event, DIRECTV object to such CST Competitor Action:

(1) any amendment or termination of this Agreement, except that any holder of Class B Common Units whose Offered Interests are being acquired by the Network pursuant to Section 11.3 hereof (provided that such Offered Interests include all of such holder’s Class B Common Units) shall be conclusively deemed to have voted in favor of approving such amendment (irrespective of any notice or other action to the contrary) in the event such amendment involves an amendment to this Agreement to create a new class or series of Units for the purpose of, and the creation of which is conditioned upon, the sale of such new class or series of Units solely to fund the purchase of such holder’s Offered Interests pursuant to Section 11.3 hereof; provided that no such amendment, or creation or issuance of such new class or series of Units, shall be effective until the closing of the purchase of all of the Offered Interests by the Network pursuant to Section 11.3;

(2) any redemption, purchase or other acquisition of any outstanding Units, except as otherwise expressly provided in this Agreement, the other Transaction Documents or the Network Equity Plan;

(3) the entering into or approval of any transaction or agreement with Radio One, any Financial Investor Member, any Member holding (together with its Unit Affiliates) at least 5% of the Units in the Network, calculated on a Fully Diluted Basis (or any officer or director of such Member), or any Affiliate of the Network or such Members, other than on terms that are at least as favorable to the Network as terms that would be available to the Network from an independent third party (as reasonably determined by the Managers that have not been designated by the Member entering into such transaction or agreement with the Network), or as contemplated by this Agreement and/or the other Transaction Documents;

(4) the entering into of any commitment to do any of the things listed in this Section 5.2(b)(v) unless expressly conditioned upon the approval required under this Section 5.2(b)(v).

The rights of the holders of a majority of the Class B Common Units and at least two (2) Financial Investor Members to vote on a CST Competitor Action as provided above are in addition to, and do not supercede, the rights of certain Members to vote on such CST Competitor Actions pursuant to Section 5.2(e)(i) in the event such Members hold Series A Preferred Units.

(c) Class C Common Units.

(i) Voting Rights.  Subject to Section 13.4 hereof, each Member holding Class C Common Units shall have the right to one vote per Class C Common Unit held, and shall be entitled to notice of any Members’ meeting in accordance with this Agreement, and shall be entitled to vote upon such matters and in such manner as may be provided by the Act or this Agreement.

(ii) Other Rights.  Subject to Section 13.4 hereof, each holder of Class C Common Units shall have rights applicable to all Members (in their capacity as Members without regard to any rights attributable to any specific class or series of Units) and otherwise provided hereunder expressly for Members holding Class C Common Units.

(d) Class D Common Units.

(i) Voting Rights.  (A) Except as set forth in subparagraph (B) hereof, the Class D Common Units shall be non-voting; (B) if an Initial Member or any of its Unit Affiliates holds Class D Common Units, such Initial Member or such Unit Affiliates, as applicable, shall have the right to vote with respect to each Class D Common Unit held as if such Class D Common Unit were a Series A Preferred Unit.  For clarification, and not in limitation of the rights of the Initial Members or their respective Unit Affiliates hereunder, any votes cast by an Initial Member or its Unit Affiliates with respect to any Class D Common Units held by such Initial Member or its Unit Affiliates, as applicable, shall be aggregated with any votes cast by such Initial Member and its Unit Affiliates with respect to the Series A Preferred Units held by such Initial Member and its Unit Affiliates, as applicable, pursuant to Section 5(e)(i) below.

(ii) Other Rights.  Subject to Section 13.4 and Section 5.2(d)(i) hereof, each holder of Class D Common Units shall have rights applicable to all Members (in their capacity as Members without regard to any rights attributable to any specific class or series of Units) and otherwise provided hereunder expressly for Members holding Class D Common Units.

Exhibit 3.1 - 41

(e) Series A Preferred Units.

(i) Voting Rights.  Subject to Section 13.4 hereof, each Member holding Series A Preferred Units shall have the right to one vote per Series A Preferred Unit held, and shall be entitled to notice of any Members’ meeting in accordance with this Agreement, and shall be entitled to vote upon such matters and in such manner as may be provided by the Act or this Agreement.  Notwithstanding any other provision in this Agreement, none of the following actions shall be taken by the Network (A) without (and the Board and officers, on behalf of the Network, shall not take such action without) the prior approval of (1) the holders of at least fifty percent (50%) of the outstanding Series A Preferred Units, the holders of which are entitled to vote hereunder, (2) Constellation and at least one other Financial Investor Member that is not an Affiliate of Constellation (or, if Constellation is not a Member, any two Financial Investor Members or, if there is only one Financial Investor Member, such Financial Investor Member); provided that this subsection (2) shall cease to be applicable in the event of a Financial Investor Trigger Event, and (3) Radio One; provided that this subsection (3) shall cease to be applicable in the event of a Radio One Trigger Event; and (B) if both Constellation and DIRECTV object to such action; provided, that this subsection (B) shall cease to be applicable in the event of a Financial Investor Trigger Event or a DIRECTV Trigger Event:

(1) any amendment or termination of this Agreement; except that any Member whose Units are being acquired in connection with a Network Purchase Obligation shall be conclusively deemed to have voted in favor of approving such amendment (irrespective of any notice or other action to the contrary) in the event such amendment involves an amendment to this Agreement to create a new class or series of Units for the purpose of, and the creation of which is conditioned upon, the sale of such new class or series of Units solely to fund (A) the redemption of Call Units pursuant to Section 12.1(c)(iv) and Section 12.1(e) hereof, (B) the purchase of Put Units pursuant to Section 12.2 hereof, (C) the purchase of Radio One Put Right Units pursuant to Section 2.4(d) of the Radio One Change of Control Agreement, (D) the purchase of Comcast Put Right Units pursuant to Section 2.7(d) of the Buy/Sell Agreement and (E) the purchase of such Member’s Offered Interests, constituting all of such Member’s Series A Preferred Units, by the Network pursuant to Section 11.3; ((A), (B), (C), (D) and (E), each a “Network Purchase Obligation”); provided that no such amendment, or creation or issuance of such new class or series of Units shall be effective until the closing of the applicable Network Purchase Obligation;

(2) any amendment, modification or termination of the Certificate of Formation, except to change the Network’s registered office or registered agent;

(3) any creation of a new class or series of Units or reclassification of the existing Units, in either case which provides for preferences equal to or greater than those provided in this Agreement for the Series A Preferred Units, except that any Member whose Units are being acquired in connection with a Network Purchase Obligation shall be conclusively deemed to have voted in favor of approving such creation (irrespective of any notice or other action to the contrary) if the creation of such new class or series of Units, or reclassification of existing Units, is made for the purpose of, and is conditioned upon, the sale of such new or reclassified class or series of Units solely to fund such Network Purchase Obligation, provided that no such creation of a new class or series of Units, or reclassification of existing Units, shall be effective until the closing of the applicable Network Purchase Obligation;

(4) the entering into an agreement or other document for a Sale Transaction or the consummation of any Liquidation, in either case, during the period commencing on the Effective Date and ending on the third anniversary of the Launch Date;

(5) any Distribution, unless such Distribution is a Mandatory Tax Distribution approved by the Board or is otherwise expressly provided for in this Agreement;

(6) any redemption, purchase or other acquisition of any outstanding Units, except as otherwise expressly provided in this Agreement, the other Transaction Documents or the Network Equity Plan;

(7) except as otherwise expressly provided in this Agreement, changing the authorized number of Managers on the Board;

(8) the entering into or approval of any transaction or agreement with Comcast, Radio One, any Financial Investor Member, any Member holding (together with its Unit Affiliates) at least 5% of the Units in the Network, calculated on a Fully Diluted Basis (or any officer or director of such Member), or any Affiliate of the Network or such Members, other than on arms-length terms (as reasonably determined by the Managers that have not been designated by the Member entering into such transaction or agreement with the Network), or as contemplated by this Agreement and/or the other Transaction Documents, except that (A) any Member whose Units are being acquired in connection with a Network Purchase Obligation shall be deemed to have voted in favor of approving such transaction or agreement (irrespective of any notice or other action to the contrary) if such transaction or agreement is made for the purpose of, and is conditioned upon, the funding of such Network Purchase Obligation and (B) any Member entering into such transaction or agreement with the Network (and such Member’s Unit Affiliates) shall be conclusively deemed to have voted in favor of approving such transaction or agreement (irrespective of any notice or other action to the contrary);

Exhibit 3.1 - 42

                      (9) the entering into of any commitment to do any of the things listed in this Section 5.2(e)(i) unless expressly conditioned upon the approval required under this Section 5.2(e)(i).

(ii) Series A Preferred Representatives.  To facilitate the taking of any action contemplated by Section 5.2(e)(i) above, each Initial Member holding Series A Preferred Units hereby appoints as its representative and proxy the individual whose name is set forth opposite such holder’s name on Schedule B to this Agreement (each, a “Series A Preferred Representative”).  Each Unit Affiliate of each Initial Member hereby appoints the Series A Preferred Representative of such Initial Member, respectively (as such Series A Preferred Representative may be changed from time to time as provided herein), as its Series A Preferred Representative.  In no case shall any holder of Series A Preferred Units have more than one Series A Preferred Representative. Each Initial Member may from time to time change its Series A Preferred Representative in accordance with this Section 5.2(e)(ii) by providing written notice of such change to the Network.  Notwithstanding anything to the contrary in any provision of this Agreement, all rights set forth in Section 5.2(e)(i) hereof of any Member holding Series A Preferred Units shall be exercised exclusively by the Series A Preferred Representative appointed by such Member.  The Network shall submit all requests for approval of any action contemplated by Section 5.2(e)(i) above (together with all related documents and information reasonably necessary for the Series A Preferred Representative to make an informed decision with respect to such approval) to each Series A Preferred Representative (and to the other Persons identified on Schedule B to receive copies for the Series A Preferred Representative) in writing at the address set forth on Schedule B hereto.  Such writing shall be deemed to be received by the Series A Preferred Representative and by the holder of the Series A Preferred Units that has appointed such Series A Preferred Representative in accordance with Section 19.9 hereof.

(iii) Deemed Consent.  If a Series A Preferred Representative has not consented or objected to the taking of any action contemplated by Sections 5.2(e)(i) above on behalf of the holder of the Series A Preferred Units that has appointed him or her as its Series A Preferred Representative by written notice to the Chairman and Chief Executive Officer within thirty (30) days following receipt of notice from the Network proposing to take such action, then the holder of the Series A Preferred Units that has appointed such Series A Preferred Representative will be deemed to have approved and consented to such actions requiring approval under Section 5.2(e)(i) hereof.

(iv) Conversion Rights.

(1) Voluntary Conversion.  Each share of the Series A Preferred Units shall be convertible, at the option of the holder thereof, at any time and from time to time, into one Class A Common Unit. To exercise the voluntary conversion right, a holder of Series A Preferred Units shall deliver written notice to the Network specifying the number of Series A Preferred Units it is converting (the “Conversion Notice”).

(2) Mandatory Conversion.  Each Series A Preferred Unit shall automatically and without any further action on behalf of the Network or the holder thereof be converted into one Class A Common Unit at such time as (A) all of the Series A Preferred Units held by the Financial Investor Members and the DIRECTV Members have been purchased or redeemed pursuant to a Call Right Closing, a Redemption Closing, a Put Right Closing, a DIRECTV Purchase Right Closing, a DTV Call Right Closing, a DTV Redemption Closing or a DTV Put Right Closing, as applicable; provided that in each such event all of the Series A Preferred Units held by the Financial Investor Members and the DIRECTV Members have been purchased, redeemed or forfeited in connection with, or prior to such Closing; or (B) all of the Series A Preferred Units held by the Financial Investor Members have been purchased or redeemed pursuant to a Call Right Closing, a Redemption Closing, or a Put Right Closing, as applicable, provided that in each such event all of the Series A Preferred Units held by the Financial Investor Members and the DIRECTV Members have been purchased, redeemed or forfeited in connection with, or prior to such Closing, and DIRECTV is a Limited Member.

(3) Upon either a voluntary or mandatory conversion of Series A Preferred Units, Schedule A hereto shall be amended to provide for such conversion, the rights of the Series A Preferred Units so converted shall be terminated and of no further force or effect and the number of authorized Series A Preferred Units shall be automatically reduced by the number of Units so converted.

(4) The Network shall at all times reserve and keep available out of its authorized but unissued Class A Common Units, solely for the purpose of issuance upon the conversion of the Series A Preferred Units, such number of Class A Common Units as are issuable upon conversion of all outstanding Series A Preferred Units.

(v) Other Rights.  Subject to Section 13.4 hereof, each holder of Series A Preferred Units shall have rights applicable to all Members (in their capacity as Members without regard to any rights attributable to any specific class or series of Units) and otherwise provided hereunder expressly for Members holding Series A Preferred Units.

(f) Special Series A Preferred Right.  The Network will not (and the Board and officers, on behalf of the Network, shall not), if both Constellation and DIRECTV object (or (1) if a Financial Investor Trigger Event has occurred, if DIRECTV objects or (2) if a DIRECTV Trigger Event has occurred, if Constellation objects), create a Network subsidiary unless the Members and their Unit Affiliates hold all the same voting and other rights and preferences with respect to such subsidiary as such Members and Unit Affiliates hold in the Network as of the time of the creation of the Network subsidiary; provided, however, that notwithstanding the foregoing, the Network (and the Board and officers on behalf of the Network) may create any Network subsidiary with different voting and other rights and preferences than those held by the Members and Unit Affiliates of the Members in the Network without any approval of DIRECTV or Constellation if such subsidiary is formed with its primary purpose to facilitate tax planning or organizational restructuring activities of the Network, provided that neither the voting nor the economic rights of any Member are materially diminished and provided further that Constellation shall cease to have the approval rights set forth in this Section 5.2(f) in the event of a Financial Trigger Event and DIRECTV shall cease to have the approval rights set forth in this Section 5.2(f) in the event of a DIRECTV Trigger Event;

Exhibit 3.1 - 43

Section 5.3 Reservation and Issuance of Common Units and Preferred Units.

(a) Class A Common Units.  No Class A Common Units have been issued as of the date hereof.  31,053,708 Class A Common Units shall be reserved for issuance upon conversion of the Series A Preferred Units in accordance with Section 5.2(e)(iv) hereof.

(b) Class B Common Units.  All of the authorized Class B Common Units were issued to Comcast on the Effective Date, and Comcast acknowledged receipt thereof, as consideration for the services to be rendered by and the obligations of Comcast Corporation and its Affiliates to the Network under the Comcast Affiliation Agreement with respect to the Subscriber Commitment and the Distribution Commitment and in lieu of any launch support payments.  Such Class B Common Units shall be treated as profits interests in the Network and, accordingly, no Capital Contribution or Capital Commitment was or is required in exchange for such Units.

(c) Class C Common Units.  All of the authorized Class C Common Units were issued to Radio One on the Effective Date as consideration for the services to be rendered by Radio One, Inc. to the Network under the Radio One Agreements. Such Class C Common Units shall be treated as profits interests in the Network and, accordingly, no Capital Contribution or Capital Commitment was or is required in exchange for such Units.

(d) Class D Common Units.  No Class D Common Units were issued on the Effective Date.  All of the authorized Class D Common Units shall be reserved for issuance to employees and consultants of the Network in accordance with the Network Equity Plan; provided that employees of Comcast, Radio One and the Financial Investor Members (and any Unit Affiliates of such Persons) shall not be entitled to participate in the Network Equity Plan.  No Capital Contribution or Capital Commitment is required in exchange for such Units other than as required under the Network Equity Plan.

(e) Series A Preferred Units.  All of the authorized Series A Preferred Units were issued to the Initial Members (other than DIRECTV) on the Effective Date and shall be issued to DIRECTV on the date hereof, in each case as consideration for the Capital Commitments set forth in Section 6.1 hereof.

(f) It is agreed that the Network shall not claim any deduction for federal income tax purposes upon the issuance of a profits interest in the Network.

Section 5.4 Units Subject to Forfeiture.

(a) The Series A Preferred Units issued to the Initial Members (and any Class A Common Units issued upon conversion thereof) are subject to forfeiture in accordance with the provisions of Section 6.6 hereof.

(b) The Class B Common Units issued to Comcast on the Effective Date are subject to forfeiture as follows:

(i) If the “Affiliate” under the Comcast Affiliation Agreement exercises its rights under Section 1(f) of the Comcast Affiliation Agreement to terminate Sections 1(d) and 1(e) and Comcast’s (or its Affiliates’) obligations with respect to the Subscriber Commitment and the Distribution Commitment, Comcast and all of its Unit Affiliates shall automatically forfeit all of their Class B Common Units.

(ii) In the event that the “Affiliate” under the Comcast Affiliation Agreement fails to distribute the Service to a total of at least ten million (10,000,000) Comcast Service Subscribers (as calculated in accordance with Section 1(g) of the Comcast Affiliation Agreement) on or before the last day of the forty eighth (48th) full calendar month following the Launch Date, Comcast and its Unit Affiliates shall automatically forfeit in the aggregate (on a proportionate basis among Comcast and its Unit Affiliates based on their respective ownership of Class B Common Units, unless Comcast otherwise directs the Network to allocate the forfeiture of such Class B Common Units in another manner among Comcast and its Unit Affiliates) a number of Class B Common Units equal to (A) 4,521,739 multiplied by (B) a fraction, the numerator of which shall be 10,000,000 minus the number of Comcast Service Subscribers to which the Service is distributed by the “Affiliate” pursuant to the Comcast Affiliation Agreement on the last day of the forty eighth (48th) full calendar month following the Launch Date, and the denominator of which shall be 5,000,000; provided, however, that this Section 5.4(b)(ii) shall cease to be applicable after (x) the consummation of (1) an Exercising Drag-Along Seller Closing prior to the 48th full calendar month following the Launch Date (as contemplated by Section 5.4(b)(iii)) or (2) a Sale Transaction that occurs between the third anniversary of the Launch Date and the 48th full calendar month following the Launch Date (as contemplated by Section 5.4(b)(iv)) and (y) the forfeiture of Class B Common Units, if any, immediately prior to the consummation of either of the events set forth in clause (x) above.

Exhibit 3.1 - 44

(iii) If a Drag-Along Seller Election is made prior to the last day of the forty eighth (48th) full calendar month following the Launch Date and, pursuant to Section 1(e) of the Comcast Affiliation Agreement, the “Affiliate” under the Comcast Affiliation Agreement revises (or is deemed to have revised) the Distribution Commitment to an obligation to distribute the Service to less than ten million (10,000,000) Comcast Service Subscribers (as calculated in accordance with Section 1(g) of the Comcast Affiliation Agreement), then Comcast and its Unit Affiliates shall forfeit in the aggregate (on a proportionate basis among Comcast and its Unit Affiliates based on their respective ownership of Class B Common Units, unless Comcast otherwise directs the Network to allocate the forfeiture of such Class B Common Units in another manner among Comcast and its Unit Affiliates) a number of Class B Common Units equal to (A) 4,521,739 multiplied by (B) a fraction, the numerator of which shall be 10,000,000 minus the number of Comcast Service Subscribers to which the Service will be distributed by the “Affiliate” in accordance with such revised Distribution Commitment, and the denominator of which shall be 5,000,000, such forfeiture to be automatically effective immediately prior to the consummation of the Exercising Drag-Along Seller Closing (and such forfeiture shall not be effective if such Exercising Drag-Along Seller Closing does not occur prior to the last day of the forty-eighth (48th) full calendar month following the Launch Date and the Distribution Commitment shall thereafter be determined as set forth in Section 1(e) of the Comcast Affiliation Agreement); provided, however, that this Section 5.4(b)(iii) shall cease to be applicable after (x) the consummation of a Sale Transaction that occurs between the third anniversary of the Launch Date and the 48th full calendar month following the Launch Date and (y) the forfeiture of Class B Common Units, if any, immediately prior to the consummation of the event set forth in clause (x) above.

(iv) If the Network proposes to enter into a Sale Transaction at any time between the third anniversary of the Launch Date and the fourth anniversary of the Launch Date, the Network (following Board approval of such Sale Transaction pursuant to Section 4.10 hereof) shall send (and any Manager on behalf of the Network may also send) a written notice to Comcast and the “Affiliate” under the Comcast Affiliation Agreement at least thirty (30) days prior to entering into any definitive agreement with respect to such Sale Transaction (a “Sale Notice”).  If a Sale Notice is so delivered to the “Affiliate” under the Comcast Affiliation Agreement prior to the last day of the forty eighth (48th) full calendar month following the Launch Date and, pursuant to Section 1(e) of the Comcast Affiliation Agreement, the “Affiliate” under the Comcast Affiliation Agreement revises (or is deemed to have revised) the Distribution Commitment to an obligation to distribute the Service to less than ten million (10,000,000) Comcast Service Subscribers (as calculated in accordance with Section 1(g) of the Comcast Affiliation Agreement), then Comcast and its Unit Affiliates shall forfeit in the aggregate (on a proportionate basis among Comcast and its Unit Affiliates based on their respective ownership of Class B Common Units, unless Comcast otherwise directs the Network to allocate the forfeiture of such Class B Common Units in another manner among Comcast and its Unit Affiliates) a number of Class B Common Units equal to (A) 4,521,739 multiplied by (B) a fraction, the numerator of which shall be 10,000,000 minus the number of Comcast Service Subscribers to which the Service will be distributed by the “Affiliate” in accordance with such revised Distribution Commitment, and the denominator of which shall be 5,000,000, such forfeiture to be automatically effective immediately prior to the consummation of such Sale Transaction (and such forfeiture shall not be effective if such Sale Transaction does not occur prior to the last day of the forty-eighth (48th) full calendar month following the Launch Date and the Distribution Commitment shall thereafter be determined as set forth in Section 1(e) of the Comcast Affiliation Agreement); provided, however, that this Section 5.4(b)(iv) shall cease to be applicable after (x) the consummation of the Exercising Drag-Along Seller Closing prior to the 48th full calendar month following the Launch Date and (y) the forfeiture of Class B Common Units, if any, immediately prior to the consummation of the event set forth in clause (x) above.  The Network shall promptly notify the proposed purchaser in such Sale Transaction of the revised Distribution Commitment made by the “Affiliate” under the Comcast Affiliation Agreement following delivery of a Sale Notice or, if applicable, the revised Distribution Commitment previously made by the “Affiliate” under the Comcast Affiliation Agreement following a Drag-Along Seller Election.

(v) For all purposes of this Section 5.4(b), Comcast and its Unit Affiliates expressly acknowledge and agree that the forfeiture of any Class B Common Units may occur as a result of the action or failure to act of one or more Persons which Persons are not party to this Agreement, and Comcast and its Unit Affiliates each expressly waives any objection to the forfeiture of such Class B Common Units in accordance with this Section 5.4(b) as a result of any failure or inability of Comcast or any of its Unit Affiliates to Control such Persons or the actions or inactions of such Persons.

(vi) Any forfeiture of Class B Common Units pursuant to Sections 5.4(b)(ii)-(iv) shall not be deemed to waive any other remedies available to the Network under the Comcast Affiliation Agreement or any notice delivered by “Affiliate” with respect to the revised Distribution Commitment.

(c) In the event that a Forfeiture Event (as defined in the Network Services Agreement) occurs pursuant to Section 6.3 of the Network Services Agreement, Radio One and its Unit Affiliates shall automatically forfeit, for no consideration, a portion of the Class C Common Units received pursuant to Section 5.3(c) hereof equal to the product of (i) 1,130,435, and (ii) a fraction, (x) the numerator of which is equal to the difference between (A) sixty (60) and (B) the total number of months from the Launch Date to the effective date of such Forfeiture Event, and (y) the denominator of which is equal to sixty (60).

Exhibit 3.1 - 45

(d) All Units of a Limited Member shall be subject to forfeiture in accordance with the provisions of Section 13.4(c) hereof.

(e) Except in the case of a purchase of Forfeited Units as described in Section 6.6(c), a forfeiture of Units shall not result in any transfer of Capital Account balances from the forfeiting Member to the other Members.  A Member who forfeits Units shall retain no interest in profits or capital of the Network associated with such Units.

(f) Upon the consummation of a Sale Transaction, the forfeiture provisions applicable to the classes and series of Units specified in this Section 5.4 shall terminate and all such Units (except for any Units that were forfeited prior to such Sale Transaction in accordance with this Section 5.4) shall be fully vested in the holder thereof.

Section 5.5 No Appraisal Rights.  No class or series of Units or Members shall be entitled to appraisal rights in connection with or as a result of any amendment to this Agreement, any merger or consolidation of the Network, any conversion of the Network to another business form, any transfer to or domestication in any jurisdiction by the Network or the sale of all or substantially all of the Network’s assets.

Section 5.6 Authorization of Derivative Equity Interests.  The Network may not authorize the creation or issuance of any Derivative Equity Interest unless, prior to such creation and issuance, additional Units are authorized and specifically reserved for issuance upon exercise, conversion or exchange of such Derivative Equity Interests, which authorization and reservation shall be subject to the prior approval of the Board and, if applicable, the holders of Class B Common Units and Series A Preferred Units.  Any Derivative Equity Interests so authorized shall not be issued unless (a) the holders of Class B Common Units have approved such issuance in accordance with Section 5.2(b)(i)(11) hereof, (b) the holder of such Derivative Equity Interests agrees to be bound by the provisions of Sections 12.1 and 12.5 hereof as a Financial Investor Member and by the provisions of the Buy/Sell Agreement as an Investor, unless such holder is already bound by such provisions, (c) the Transfer of such Derivative Equity Interests by the holder thereof is prohibited, except as otherwise specifically provided for in this Agreement or the Buy/Sell Agreement, and (d) such Derivative Equity Interests contain provisions requiring a Derivative Equity Interest Exercise to be made in accordance with Sections 12.1 and 12.5 hereof and the applicable provisions of the Buy/Sell Agreement.

Exhibit 3.1 - 46

ARTICLE VI

CONTRIBUTIONS

Section 6.1 Capital Commitments; Constellation Option.

(a) Each Initial Member has made a Capital Commitment to contribute the amount set forth opposite such Member’s name under the heading “Total Capital Commitment” on Schedule A hereto and has received therefor the number of Series A Preferred Units opposite such Initial Member’s name under the heading “Series A Preferred Units” on Schedule A pursuant to the terms hereof and the Subscription Agreement entered into by such Initial Member.  If not earlier called by the Board pursuant to Section 6.2, each Initial Member shall make a Capital Contribution in an amount equal to such Initial Member’s remaining Capital Contribution on December 31, 2006.

(b) At any time prior to July 19, 2005, Constellation and/or its Unit Affiliates may elect to acquire up to $5 million (the amount so elected being the “Additional Funding Amount”) of Series A Preferred Units at the Series A Preferred Unit Price from Comcast in accordance with this Section 6.1(b).  Constellation and/or its Unit Affiliates shall make such election by providing written notice of such election to the Network, Comcast and the other Initial Members prior to July 19, 2005.  Together with such notice, Constellation and/or its Unit Affiliates shall designate a date within five (5) days of the giving of such notice to complete a closing with respect to such Additional Funding Amount and shall designate the portion of the Additional Funding Amount being acquired at such closing by Constellation and/or each Unit Affiliate of Constellation that is making such acquisition (each, a “Constellation Purchaser”).  At such closing, (i) each Constellation Purchaser shall pay to Comcast by wire transfer of immediately available funds to an account designated by Comcast an amount equal to its designated share of the Additional Funding Amount multiplied by the percentage obtained by dividing the total Capital Contributions made by Comcast prior to such closing by Comcast’s Capital Commitment (the “Constellation Purchase Amount”), (ii) Comcast shall assign to each Constellation Purchaser as consideration for the payment of the Constellation Purchase Amount, a number of Series A Preferred Units equal to the quotient obtained by dividing the Constellation Purchase Amount paid by such Constellation Purchaser by the Series A Preferred Unit Price, (iii) each Constellation Purchaser’s Capital Commitment shall be increased by its designated share of the Additional Funding Amount less the Constellation Purchase Amount paid by such Constellation Purchaser (the “Constellation Assumption Amount”), such amount to be assumed from a portion of Comcast’s Remaining Commitment Amount, (iv) Comcast shall assign to each Constellation Purchaser, as consideration for the assumption of the Constellation Assumption Amount assumed by such Constellation Purchaser, a number of Series A Preferred Units equal to the quotient obtained by dividing the Constellation Assumption Amount assumed by such Constellation Purchaser by the Series A Preferred Unit Price, (v) Comcast shall be relieved from satisfying the amount of its Remaining Commitment Amount equal to the Constellation Assumption Amount assumed by all Constellation Purchasers, and (vi) Comcast and each Constellation Purchaser shall execute such documentation as shall be reasonably requested by either of them or the Chairman to evidence the assignment of the Series A Preferred Units and the assumption of the Constellation Assumption Amount by all Constellation Purchasers.  Following the closing, the Constellation Assumption Amount shall thereafter be considered a portion of each Constellation Purchaser’s Remaining Commitment Amount and the payment of such amount shall be subject to all of the terms of this Agreement, including without limitation Section 6.6 hereof.

Section 6.2 Capital Call.  During the Commitment Period, when the Board reasonably determines in good faith to call for Capital Contributions to fund the operations of the Network, each Initial Member shall make a Capital Contribution to the Network in the amount so called by the Board, such amount not to exceed, together with the Capital Contributions previously made, the total amount of such Initial Member’s Capital Commitment, as adjusted pursuant to Section 6.1(b).  In the event of a Sale Transaction or Liquidation of the Network during the Commitment Period, each Initial Member shall make a Capital Contribution in an amount equal to such Initial Member’s remaining Capital Contribution immediately before the consummation of such Sale Transaction or Liquidation of the Network.

Section 6.3 Notice of Capital Call.  On each occasion that the Board makes a capital call pursuant to Section 6.2 hereof for the Initial Members to make Capital Contributions to the Network, the Board shall give each such Initial Member a written notice (a “Capital Call Notice”) which shall include (a) a brief description of the Board’s determination that funds are required to fund the operations of the Network, (b) the aggregate amount of Capital Contributions required and the respective Initial Member’s share thereof (which shall be calculated assuming all Initial Members shall participate fully in such capital call), and (c) the depositary institution and account into which such Capital Contributions shall be made.

Section 6.4 Deposit of Capital Contribution.  Each Initial Member (other than DIRECTV) shall deposit its required Capital Contribution (other than its initial Capital Contribution, which was made on August 1, 2003), by wire transfer of immediately available funds, to the designated depositary institution and account of the Network (set forth in the Capital Call Notice) within twenty (20) days after the Capital Call Notice is delivered pursuant to Section 6.3 hereof.  DIRECTV shall fund its Capital Contribution pursuant to the terms of the Payment Direction Letter.

Section 6.5 Proportion of Capital Contributions.  All Capital Contributions required to be made by the Initial Members upon a Capital Call pursuant to Section 6.2 hereof shall be allocated in proportion to each Initial Member’s Remaining Commitment Amount.

Exhibit 3.1 - 47

Section 6.6 Failure to Make Contributions.

(a) In the event that any Initial Member fails to make any payment to the Network of all or any portion of the Remaining Commitment Amount required to be made by such Initial Member in accordance with the provisions of this Agreement and as set forth in a Capital Call Notice within twenty (20) days after such Capital Call Notice is given (in each case, a “Default”), each such Initial Member so failing to make such required Capital Contribution shall be deemed to be a “Defaulting Member.” The Network shall notify in writing (a “Warning Notice”) each Defaulting Member of its Default following the occurrence thereof.

(b) In the event the Default is not cured in its entirety through the Defaulting Member making the applicable Capital Contribution within five (5) Business Days of delivery of the Warning Notice, the Defaulting Member (i) shall automatically forfeit all Series A Preferred Units (and any Class A Common Units issued on conversion thereof) which have been issued to such Defaulting Member (the “Forfeited Units”), and (ii) shall not be entitled to a return of any Capital Contributions made prior to the failure to make the required Capital Contribution.

(c) Each non-Defaulting Initial Member (together with its Unit Affiliates, each a “Non-Defaulting Member”), shall have the right, but not the obligation, to purchase all or no less than its proportionate share of the Forfeited Units from the Defaulting Member by contributing to the Network such Non-Defaulting Member’s proportionate share of the Capital Contribution which such Defaulting Member failed to make and by agreeing to satisfy such Defaulting Member’s Remaining Commitment Amounts (together, the “Default Amount”) in accordance with the following provisions:

(i) Upon a Default, the Network shall deliver a notice to the Non-Defaulting Members identifying (A) that a Default has been made, (B) the Default Amount, and (C) the Defaulting Member (the “Default Notice”).

(ii) Within ten (10) days after receipt of the Default Notice, each Non-Defaulting Member may elect, by providing written notice of such election to the Network and to the other Non-Defaulting Members, to purchase its proportionate share (the “Initial Proportionate Share”) of the Forfeited Units, such Initial Proportionate Share to be equal to the aggregate number of such Forfeited Units multiplied by the percentage obtained by dividing the number of Units held by such Non-Defaulting Member by the number of Units held by all Non-Defaulting Members.

(iii) Promptly following the end of the ten (10) day period described in Section 6.6(c)(ii) above, the Network shall, in writing, inform each Non-Defaulting Member that exercises its right to purchase its Initial Proportionate Share whether any Forfeited Units were offered to, but not purchased by, the Non-Defaulting Members under Section 6.6(c)(ii) (the “Remaining Forfeited Units”).  During the five (5) day period commencing after receipt of such information, each exercising Non-Defaulting Member may elect, by providing written notice of such election to the Network and to the other Non-Defaulting Members, to purchase its proportionate share (the “Final Proportionate Share”) of any Remaining Forfeited Units or all of the Remaining Forfeited Units.  The Final Proportionate Share shall be equal to the aggregate number of Remaining Forfeited Units multiplied by the percentage obtained by dividing the number of Units held by such exercising Non-Defaulting Member by the number of Units held by all exercising Non-Defaulting Members who elect to purchase their Final Proportionate Share or all of the Remaining Forfeited Units pursuant to this Section 6.6(c)(iii).

(iv) Upon the expiration of the five (5) day period described in Section 6.6(c)(iii) above, the aggregate number of Forfeited Units agreed to be purchased by the Non-Defaulting Members under Section 6.6(c) shall be allocated among the Non-Defaulting Members as follows:

(1) Each Non-Defaulting Member exercising its rights under Section 6.6(c)(ii) shall first purchase its Initial Proportionate Share;

(2) Each Non-Defaulting Member exercising its rights under Section 6.6(c)(iii) shall then purchase its Final Proportionate Share; and

(3) Any remaining Forfeited Units shall be allocated proportionately among the Non-Defaulting Members electing to purchase all of the Remaining Forfeited Units pursuant to Section 6.6(c)(iii) based upon the relative number of Units owned by such Non-Defaulting Members (before giving effect to purchases under Section 6.6(c)(iv)(1) and (2) above).

(v) Any Forfeited Units not purchased by the Non-Defaulting Members pursuant to this Section 6.6(c) shall automatically be cancelled.

(vi) Within five (5) days of the expiration of the five (5) day period specified in Section 6.6(c)(iii) above, the Network shall send each Non-Defaulting Member a notice stating the amount of the Default Amount that such Non-Defaulting Member is required to contribute in accordance with Sections 6.6(c)(iv) hereof.  Each Non-Defaulting Member shall make the Capital Contribution identified in such notice within five (5) days of receipt of such notice and shall execute such other documents reasonably requested by the Network to reflect such Member’s agreement to the additional Capital Commitment related thereto.

Exhibit 3.1 - 48

(vii) Each Non-Defaulting Member making the Capital Contribution (and agreeing to the additional Capital Commitment) pursuant to Section 6.6(c)(vi) above shall receive a portion of the Forfeited Units (and the Capital Account balance attributable to such Forfeited Units) equal to the product of (x) the number of Forfeited Units and (y) a fraction, the numerator of which shall be the amount of the Default Amount such Non-Defaulting Member contributed (and agreed to contribute) to the Network and denominator of which shall be the Default Amount.

(d) Notwithstanding anything to the contrary in Section 6.6(c) hereof, if the Defaulting Member is a Financial Investor Member, each non-defaulting Financial Investor Member shall have the right, but not the obligation, to purchase all, but not less than all (subject to proportionate allocation as set forth below), of the Forfeited Units (regardless of the elections made by the other Non-Defaulting Members pursuant to Section 6.6(c) hereof) from the Defaulting Member.  The non-defaulting Financial Investor Members shall be required to exercise this right by providing written notice of such exercise to the Network and the other Non-Defaulting Members within ten (10) days of receipt of the Default Notice.  Following such exercise, if the aggregate number of Forfeited Units agreed to be purchased by the non-defaulting Financial Investor Members exceeds the number of Forfeited Units, the Forfeited Units shall be allocated among the non-defaulting Financial Investor Members so that each exercising non-defaulting Financial Investor Member purchases a number of Forfeited Units equal to the aggregate number of Forfeited Units multiplied by the percentage obtained by dividing the number of Units held by such exercising non-defaulting Financial Investor Member by the number of Units held by all exercising non-defaulting Financial Investor Members (or such other proportion as may be agreed among all exercising non-defaulting Financial Investor Members) (the “Financial Investor Member Proportionate Share”). Within five (5) days following such exercise, the Network shall send each non-defaulting Financial Investor Member a notice stating the Forfeited Units that such Financial Investor Member is required to purchase pursuant to this Section 6.6(d) and the amount of the Default Amount that such Financial Investor Member is required to contribute.  Within five (5) days of receipt of such notice, each exercising non-defaulting Financial Investor Member shall make the Capital Contribution to the Network specified in such notice, agree to satisfy the applicable portion of the Defaulting Member’s Remaining Commitment Amounts and execute such other documents reasonably requested by the Network in order to satisfy the Default Amount of the Defaulting Member in accordance with the terms of Section 6.6(c) hereof, and upon making such Capital Contribution and agreeing to satisfy the applicable Remaining Commitment Amount such Financial Investor Member shall receive a portion of the Forfeited Units (and the Capital Account balance attributable to such Forfeited Units) equal to the Financial Investor Member Proportionate Share or, if applicable, all of the Forfeited Units (and the Capital Account balance attributable thereto).  If the non-defaulting Financial Investor Members do not exercise their right to purchase all of the Forfeited Units, the elections made by the Non-Defaulting Members pursuant to Section 6.6(c) hereof shall apply.

(e) The parties hereto agree that the Transfer of Forfeited Units from the Defaulting Member to such Non-Defaulting Members shall be treated for federal income tax purposes as a sale of such Forfeited Units in exchange for the assumption by such Non-Defaulting Members of the relative Capital Contribution obligations of the Defaulting Member.

(f) The parties hereto agree that the forfeiture of Units in accordance with this Section 6.6 shall be the exclusive remedy available to the Network and the Non-Defaulting Members for failure by the Defaulting Member to make its required Capital Contributions.

Section 6.7 Further Contributions.  Except as provided in Section 6.1, no further Capital Contributions (including any cash that may be required to pay Network costs and expenses) shall be required of any Member.

Section 6.8 Interest.  No interest shall accrue on any Capital Contribution and no Member shall have the right to withdraw or be repaid any Capital Contribution, except as provided in this Agreement.

Section 6.9 No Return of Capital Contribution; Transfer.  No Member shall be entitled to a return of its Capital Contribution.  Subject to Section 6.6(f), the Initial Members shall remain obligated for their respective Capital Commitments attributable to their Series A Preferred Units (or Class A Common Units issued upon conversion thereof) until such time as any such Initial Member Transfers all or any portion of its Series A Preferred Units (or Class A Common Units issued upon conversion thereof) to a Substitute Member in accordance with Article XI hereof and, in connection with such Transfer, such Substitute Member agrees in a manner acceptable to the Board (excluding any Managers designated by the Initial Member making such Transfer) to satisfy in full the Remaining Commitment Amount attributable to the Units being Transferred in accordance with this Article VI.  Thereafter, the Initial Member making such Transfer shall no longer be liable for the Remaining Commitment Amount attributable to the Units Transferred.

Exhibit 3.1 - 49

Section 6.10 Loans.

(a) If the Capital Contributions received by the Network from the Initial Members are equal to the aggregate Capital Commitments set forth on Schedule A, and the Board reasonably determines in good faith that the Network requires additional capital to fund the operations of the Network, the Board shall send Comcast and Radio One a written notice stating that the Network requires additional funds for operations (the “Loan Notice”).

(b) Each of Comcast and Radio One may within twenty (20) Business Days from receipt of the Loan Notice send a notice of intention to make a loan to the Network for an amount up to $12,500,000 in the form of an unsecured loan (the “Loan”) to the Network (the “Loan Acceptance Notice”).

(c) If both Comcast and Radio One shall deliver to the Network a Loan Acceptance Notice within twenty (20) Business Days of its receipt of a Loan Notice, the Network shall so notify both Comcast and Radio One and each of Comcast and Radio One shall make the Loan for up to $12,500,000 by wire transfer to the Network of immediately available funds no later than ten (10) days after delivery of the Loan Acceptance Notice.

(d) If either, but not both, of Comcast and Radio One shall deliver to the Network a Loan Acceptance Notice within twenty (20) Business Days of its receipt of a Loan Notice, the Network shall so notify the party sending the Loan Acceptance Notice that the other party receiving the Loan Notice did not send the Network a Loan Acceptance Notice and the party that sent the Network a Loan Acceptance Notice may, at its option, which option shall be exercisable for a period of five (5) Business Days after receipt of such notification, (i) make the Loan for up to $12,500,000, (ii) make the Loan for an increased amount not to exceed $12,500,000 (for a total Loan of $25,000,000); or (iii) terminate the Loan Acceptance Notice.  The Loan shall be made by wire transfer to the Network of immediately available funds no later than ten (10) days after the party that sent the Network a Loan Acceptance Notice exercises its option under clauses (i) or (ii) above.

(e) If either, but not both, of Comcast and Radio One shall fail to make any Loan in accordance with such Person’s Loan Acceptance Notice, the Network shall so notify the party that made its Loan in accordance with such Person’s Loan Acceptance Notice that the other party did not provide a Loan and the party that made its Loan in accordance with such Person’s Loan Acceptance Notice may, at its option, which option shall be exercisable for a period of five (5) Business Days after receipt of such notification, make an additional Loan to the Network for an amount not to exceed the difference between the amount specified in the original Loan Notice and the amount of such Person’s original Loan, in which event the additional amount shall be provided to the Network by wire transfer of immediately available funds no later than ten (10) days after such Person exercises such option.

(f) Any Loan made pursuant to this Section 6.10 shall:

(i) accrue interest at a rate of 8% per annum, compounded annually;

(ii) be repaid in full, including principal and interest, on the third anniversary of the date it is made;

(iii) be subject to customary documentation for similar types of loans, such documentation to be reasonably acceptable to the Board and the Person or Persons making such Loan; and

(iv) not be counted as a Capital Contribution and not entitle such Member making the Loan to any increase in such Member’s share of the profits of the Network.

(g) Upon delivery by Comcast of a Termination Notice (as defined in the Radio One Change of Control Agreement) to Radio One and the Network pursuant to Section 2.2(c) of the Radio One Change of Control Agreement or upon a Radio One Trigger Event, Radio One’s right to make a Loan to the Network pursuant to this Section 6.10 shall automatically terminate and be of no further force or effect and Comcast shall thereafter have the right, but not the obligation, to make a Loan to the Network following receipt of a Loan Notice for an amount not to exceed $25,000,000 pursuant to this Section 6.10.

(h) Upon a Comcast Trigger Event, Comcast’s right to make a Loan to the Network pursuant to this Section 6.10 shall automatically terminate and be of no further force or effect and Radio One shall thereafter have the right, but not the obligation, to make a Loan to the Network following receipt of a Loan Notice for an amount not to exceed $25,000,000 pursuant to this Section 6.10.

Section 6.11 Benefited Parties.  The foregoing Capital Commitments of the Initial Members are solely for the benefit of the Network and the Members, as among themselves, and payment of the Capital Commitments by the Initial Members may not be enforced by any creditor, receiver, or trustee of the Network or by any other Person, other than any Person admitted as a Substitute Member pursuant to Section 13.3 hereof.

Exhibit 3.1 - 50

ARTICLE VII

CAPITAL ACCOUNTS

Section 7.1 Maintenance of Capital Accounts.

(a) The Network shall establish and maintain Capital Accounts for each Member in accordance with the following provisions:

(i) to each Member’s Capital Account there shall be credited (A) such Member’s Capital Contributions, (B) such Member’s distributive share of Net Profits and any items in the nature of income or gain that are specially allocated, and (C) the amount of any Network liabilities assumed by such Member or that are secured by any property distributed to such Member; and

(ii) to each Member’s Capital Account there shall be debited (A) the amount of money and the Gross Asset Value of any other property distributed to such Member pursuant to any provision of this Agreement, (B) such Member’s distributive share of Net Losses and any items in the nature of expense or losses that are specially allocated and (C) the amount of any liabilities of such Member assumed by the Network or that are secured by any property contributed by such Member to the Network (to the extent not otherwise taken into account in determining a Member’s Capital Contribution).

(b) This Section and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations § 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.  Notwithstanding that a particular adjustment is not set forth in this Section, the Capital Accounts of the Members shall be adjusted as required by, and in accordance with, the capital account maintenance rules of Regulations § 1.704-1(b).

Section 7.2 Negative Capital Accounts.  No Member shall be required to make up a Capital Account deficit or to pay to any Member the amount of any such deficit.

Section 7.3 Sale or Exchange of Units.  In the event of a Transfer of some or all of a Member’s Units, the Capital Account of the transferring Member shall become or be added to the Capital Account of the Substitute Member or the Member that acquires Units in such Transfer, to the extent it relates to the Member’s Units so Transferred, and, with respect to the Units so Transferred, the provisions of Articles VIII and IX shall apply to the Substitute Member or the Member that acquires such Units as if such Person had held such Units from inception and received all allocations and distributions with respect to such Units that have been received by the transferring Member.

Exhibit 3.1 - 51

ARTICLE VIII

ALLOCATIONS OF PROFITS AND LOSSES

Section 8.1 Net Profits.  Except as otherwise provided herein, Net Profits shall be allocated among the Members in accordance with each Member’s Percentage Interest.

Section 8.2 Net Losses.  Except as otherwise provided herein, Net Losses shall be allocated (i) first, to the holders of the Series A Preferred Units and the Class A Common Units issued upon conversion thereof in proportion to the total number of such Units held by each Member until the relative Capital Account balance of each such Member other than DIRECTV is in proportion to such Member’s relative Percentage Interest, as determined by taking into account only that portion of such Member’s Percentage Interest and Capital Account balance that is attributable to such Series A Preferred Units and Class A Common Units and any Class B Common Units and Class C Common Units held by such Member and not including in the denominator the Percentage Interest of DIRECTV; (ii) second, to DIRECTV until DIRECTV’s Capital Account balance is in proportion to DIRECTV’s Percentage Interest; and (iii) third,  except as otherwise provided herein, any remaining Net Losses shall be allocated among the Members in accordance with each Member’s Percentage Interest.

Section 8.3 Gain or Loss from a Sale Transaction.  Subject to Section 8.10(a), any Net Gain from a Sale Transaction or Net Loss from a Sale Transaction shall be allocated among the Members in such manner as to cause, to the extent possible, the Capital Account of each Member to equal the sum of (a) the amount of Net Proceeds from a Sale Transaction, if any, distributable to such Member pursuant to Section 9.3 hereof, and (b) the amount of any accrued Mandatory Tax Distributions distributable to such Member pursuant to Section 9.2 hereof that have not yet been distributed.

Section 8.4 Limitation on Allocation of Losses.  If an allocation of Net Losses to a Member would cause an Adjusted Capital Account Deficit for such Member, such Net Losses shall instead be allocated among Members with positive Capital Account balances in proportion to such balances.

Section 8.5 Allocation of Nonrecourse Deductions.  Nonrecourse Deductions shall be allocated among the Members in proportion to each Member’s Percentage Interest.

Section 8.6 Allocation of Member Nonrecourse Deductions.  Member Nonrecourse Deductions shall be allocated, as provided in Regulations § 1.704-2(i)(1) to the Members in accordance with the ratios in which they bear the economic risk of loss for the relevant Member Nonrecourse Debt for purposes of Regulations § 1.752-2.

Section 8.7 Qualified Income Offset.  If any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations § 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Network income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 8.7 shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VIII have been tentatively made as if this Section 8.7 were not in the Agreement.

Section 8.8 Minimum Gain Chargeback.  In the event that there is a net decrease in the partnership minimum gain of the Network during a Taxable Year, the minimum gain chargeback described in Regulations §§ 1.704-2(f) and (g) shall apply.

Section 8.9 Partner Minimum Gain Chargeback.  In the event that there is a net decrease in partner nonrecourse debt minimum gain (as defined in Regulations § 1.704-2) during a Taxable Year, any Member with a share of that nonrecourse debt minimum gain (determined under Regulations § 1.704-2(i)(5)) as of the beginning of the year must be allocated items of income and gain for the year (and, if necessary, for succeeding years) equal to that Member’s share of such net decrease in accordance with Regulations § 1.704-2(i)(4).

Section 8.10 Liquidation.  Notwithstanding anything to the contrary:

(a) In the event of a Sale Transaction which results in a Liquidation of the Network, (i) Net Gain from the Sale Transaction or Net Loss from the Sale Transaction, (ii) Net Profit or Net Loss for the Taxable Year of the Sale Transaction, and, if necessary for prior Taxable Years, and (iii) if necessary, separate items of gross income and gross deductions included in such Net Gain from the Sale Transaction or Net Loss from the Sale Transaction or Net Profit or Net Loss for the Taxable Year of the Sale Transaction, and, if necessary for prior Taxable Years, shall be specially allocated among the Members in such manner as to cause each Member’s Capital Account, immediately before the final distributions made by the Network, to equal the amount such Member would be entitled to receive under the priorities set forth in Section 9.3.

(b) In the event of a Liquidation of the Network that does not result from a Sale Transaction, Net Profit or Net Loss and, if necessary, separate items of gross income and gross deductions included in such Net Profit or Net Loss for the Taxable Year of the Liquidation, and, if necessary, for prior Taxable Years, shall be specially allocated among the Members in such manner as to cause, to the extent possible, each Member’s Capital Account, immediately before the final distributions made by the Network, to equal the amount that such Member would receive if the distributions under Section 9.4 were made in the following order of priority:

Exhibit 3.1 - 52

(i) first, to the holders of Series A Preferred Units (and Class A Common Units issued upon conversion thereof), in proportion to each such holder’s aggregate Capital Contributions in respect of such Series A Preferred Units (and Class A Common Units issued upon conversion thereof), until each such Member has received a return of such Capital Contributions;

(ii) second, to the holders of the Class A Common (other than any Class A Common Units issued upon conversion of Series A Preferred Units), Class B Common and Class C Common Units, in proportion to the number of such Units held by each such Member, until such Members have received aggregate distributions under Section 8.10(b)(i) and this Section 8.10(b)(ii) in an amount per Unit equal to the aggregate distributions made per Unit to the Financial Investor Members under Section 8.10(b)(i), excluding, however, any distributions under Section 8.10(b)(i) in respect of capital contributions made in excess of Total Capital Commitments;

(iii) third, to all Members other than DIRECTV and the Class D Members, in proportion to the number of Units held by each such Member, until aggregate distributions (other than distributions attributable to Capital Contributions in excess of Capital Commitments) have been made under Sections 8.10(b)(i), 8.10(b)(ii) and this Section 8.10(b)(iii) with respect to each Member other than the Class D Members in proportion to the number of Units held by each such Member;

(iv) fourth, if and only if the aggregate distributions under Sections 8.10(b)(i),  8.10(b)(ii), and Section 8.10(b)(iii) are less than the Class D Distribution Threshold, to the holders of the Series A Preferred Units, Class A Common Units, Class B Common Units and Class C Common Units, in proportion to the number of such Units held by each such Member until the aggregate distributions under Sections 8.10(b)(i)-(iii) and this Section 8.10(b)(iv) equal the Class D Distribution Threshold;

(v) fifth, to the Initial Class D Members in proportion to the number of such Initial Class D Common Units held by each such Initial Class D Member until each such Initial Class D Common Member has received aggregate distributions under this Section 8.10(b)(v) equal to its Initial Class D Member Priority Amount; and

(vi) sixth, to the Members in proportion to each Member’s Percentage Interest; provided, however, that the amount distributed with respect to any Class D Common Unit under Section 8.10(b)(v) and this Section 8.10(b)(vi) shall not exceed the Class D Limitation Amount with respect to such Unit, and any amounts that would be distributed with respect to a Class D Common Unit under this Section 8.10(b)(vi) but for the limitation under this proviso shall instead be distributed pro rata with respect to all other Units (including other Class D Common Units, but only to the extent that such distribution would not violate the limitations set forth in this Section 8.10(b)(vi)).

Section 8.11 Book/Tax Disparities.

(a) In the case of contributed property, items of income, gain, loss and deduction, shall be allocated for federal income tax purposes in a manner consistent with the requirements of Code § 704(c) and Regulations § 1.704-3 to take into account the difference between the Agreed Value of such property and its adjusted tax basis at the time of contribution.

(b) In the event of an adjustment to Capital Accounts in accordance with paragraph (b) of the definition of “Gross Asset Value,” items of income, gain, loss and deduction shall thereafter be allocated for federal income tax purposes in a manner consistent with Regulations § 1.704-3(a)(6)(i).

(c) Allocations under this Section 8.11 shall not affect Capital Accounts of the Members.  The method or methods to be elected under Regulations § 1.704-3 for such allocations shall be selected by the Tax Matters Partner.

Section 8.12 Individual Tax Items.  Except as otherwise provided in Section 8.11, all Network items of income, gain, loss, and deduction, and all other tax items for each Taxable Year, shall be allocated among the Members as follows: (a) each Member’s allocable share of each item included in the computation of Net Profit or Net Loss for that year shall equal such Member’s overall percentage share of the Net Profit or Net Loss for such year, (b) each Member’s allocable share of each item included in the computation of Net Gain from a Sale Transaction or Net Loss from a Sale Transaction for such year shall equal such Member’s overall percentage share of the Net Gain from a Sale Transaction or Net Loss from a Sale Transaction for such year, and (c) each Member shall be allocated any items specifically allocated to such Member under Sections 8.6, 8.7, 8.8 and 8.9.

Section 8.13 Tax Credits.  Tax credits of the Network, if any, shall be allocated among the Members in proportion to the number of Units held by each Member.

Section 8.14 Changes in Number of Units.  In the event the number or character of Units held by a Member changes during a Taxable Year, the allocation of items to such Member shall be based on the Units held by the Member on the final day of the Taxable Year, unless otherwise required by the Code or Regulations or agreed to by each Member affected by such allocation; provided, however, that in the case of a Taxable Year that includes the Grant Date of a Class D Common Unit, no items that are attributable to the portion of such Taxable Year before such Grant Date shall be allocated with respect to such Class D Common Unit (for purposes of clarification, no offsetting allocation shall be made with respect to such Class D Common Unit of items attributable to the portion of such Taxable Year beginning on such Grant Date) and any items that would be allocated with respect to a Class D Common Unit but for the limitation under this proviso shall instead be allocated with respect to all  other Units (including other Class D Common Units, but only to the extent that such allocation would not violate the limitation set forth in this proviso) based on the number of Units held by each Member on the final day of such Taxable Year.

Exhibit 3.1 - 53

ARTICLE IX

DISTRIBUTIONS

Section 9.1 Limitations on Distributions.  No Distribution to Members shall be declared or paid unless, after giving effect to such Distribution, the fair value of all assets of the Network exceeds all liabilities of the Network (and such reserves as shall be reasonably established by the Board), other than liabilities to Members on account of their Capital Accounts.

Section 9.2 Operating Cash Flow.

(a) The Mandatory Tax Distribution shall be distributed to the Members in proportion to each Member’s Percentage Interest at the time of the distribution.  Such distributions shall be made at least annually, on or before the 60th day after the end of the relevant Taxable Year.  Additional Distributions of available cash flows of the Network may be made to the Members in proportion to their respective Percentage Interests at such times and in such amounts as are determined by the Board, subject to the prior approval of the holders of the Class B Common Units and the Series A Preferred Units in accordance with Sections 5.2(b)(i) and 5.2(e)(i), respectively.

(b) Notwithstanding Section 9.2(a), (i) in the case of a Taxable Year that ends on or after the Grant Date of a Class D Common Unit, no Distribution of amounts that are attributable to the period before such Grant Date (as determined by the Board) shall be made with respect to such Class D Common Unit (for purposes of clarification, no offsetting Distributions shall be made with respect to such Class D Common Units of amounts attributable to the period beginning on such Grant Date), and (ii) any amounts that would be distributed with respect to a Class D Common Unit but for the limitations under this Section 9.2(b) shall instead be distributed with respect to all other Units (including other Class D Common Units, but only to the extent that such Distribution would not violate the limitations set forth in this Section 9.2(b)) in proportion to the respective Percentage Interests of the Members at the time of such Distribution.

Section 9.3 Net Proceeds from a Sale Transaction. Any Net Proceeds from a Sale Transaction shall be distributed to the Members as follows:

(a) First, to each holder of Series A Preferred Units and/or Class A Common Units issued on conversion thereof, in proportion to, and up to, the excess, if any, of (x) such Member’s aggregate Capital Contributions with respect to such Series A Preferred Units and/or Class A Common Units over (y) the sum of (i) the aggregate of all distributions to such Member with respect to such Units during or with respect to prior periods (including any Mandatory Tax Distributions for the Taxable Year portion that ends the day before the date of the Sale Transaction) reduced, but not below zero, by the excess, if any, of the amounts described in clause (B) of this sentence over the amounts described in clause (A) of this sentence, and (ii) forty percent (40%) of the excess, if any, of (A) the aggregate cumulative amount of tax deductions and losses of the Network allocated to such Member with respect to such Units for federal income tax purposes with respect to prior periods (including the Taxable Year portion that ends the day before the date of the Sale Transaction) over (B) the aggregate cumulative amount of taxable income and gains of the Network allocated to such Member with respect to such Units for federal income tax purposes with respect to such prior periods;

(b) Second, to the holders of Class A (except for any such Units issued upon conversion of the Series A Preferred Units), B and C Common Units, in proportion to the number of such Units held by each such Member, until such Members have received aggregate distributions under Section 9.3(a) and this Section 9.3(b) in an amount per Unit equal to the aggregate distributions made per Unit to the Financial Investor Members under Section 9.3(a), excluding, however, any distributions under Section 9.3(a) in respect of capital contributions made in excess of Total Capital Commitments;

(c) Third, to all Members other than DIRECTV and the Class D Members, in proportion to the number of Units held by each such Member, until aggregate distributions (other than distributions attributable to Capital Contributions in excess of Capital Commitments) have been made under Sections 9.3(a), 9.3(b) and this Section 9.3(c) with respect to each Member other than the Class D Members in proportion to the number of Units held by each such Member;

Exhibit 3.1 - 54

(d) Fourth, if and only if the aggregate distributions under Sections 9.3(a), 9.3(b)  and 9.3(c) are less than the Class D Distribution Threshold, to the holders of the Series A Preferred Units, Class A Common Units, Class B Common Units and Class C Common Units, in proportion to the number of such Units held by each such Member until the aggregate distributions under Sections 9.3(a)-(c) and this Section 9.3(d) equal the Class D Distribution Threshold;

(e) Fifth, to the Initial Class D Members in proportion to the number of such Initial Class D Common Units held by each such Initial Class D Member until each such Initial Class D Common Member has received aggregate distributions under this Section 9.3(e) equal to its Initial Class D Member Priority Amount; and

(f) Sixth, to the Members in proportion to each Member’s Percentage Interest; provided, however, that the aggregate amount distributed in a Taxable Year with respect to any Class D Common Unit under Section 9.3(e) and this Section 9.3(f) shall not exceed the Class D Limitation Amount with respect to such Unit, and any amounts that would be distributed with respect to a Class D Common Unit under this Section 9.3(f) but for the limitation under this proviso shall instead be distributed pro rata with respect to all other Units (including other Class D Common Units, but only to the extent that such distribution would not violate the limitation set forth in this Section 9.3(f)).

Section 9.4 Liquidating Distributions.  In the event of a Liquidation, Distributions shall be made to the Members in proportion to the positive Capital Account balances of each Member, after taking into account all prior distributions and all allocations of Net Profits, Net Losses, Gain, Loss and other amounts allocated under Sections 8.3 through 8.10.

Section 9.5 Withholding Taxes.  The Network is authorized to withhold from Distributions to a Member, or with respect to allocations to a Member, and to pay over to a federal, state or local government, any amounts required to be withheld pursuant to the Code, or any provisions of any other federal, state or local law.  Any amounts so withheld shall be treated as having been distributed to such Member pursuant to this Article IX for all purposes of this Agreement, and shall be offset against the amounts otherwise distributable to such Member.
Exhibit 3.1 - 55

ARTICLE X

ACCOUNTS

Section 10.1 Books.  The Chief Financial Officer shall cause to be maintained complete and accurate books of account of the Network’s affairs at the Network’s principal place of business.  Separate accounts shall be kept for each class and series of Units.  Such books shall be kept on such method of accounting as the Board shall select.

Section 10.2  Tax Matters.  Radio One shall be the Tax Matters Partner so long as Radio One has the right to designate a majority of the Managers on the Board.  Comcast shall be the Tax Matters Partner in the event that Radio One loses the right to designate a majority of the Managers on the Board.  The Tax Matters Partner shall, except to the extent impracticable as a result of the failure of a Member to timely deliver necessary information to the Tax Matters Partner, cause to be prepared, signed and filed all tax returns of the Network required by any federal state or local law, make any tax elections for the Network allowed under the Code or the tax laws of any state or other jurisdiction having taxing jurisdiction over the Network and monitor any governmental tax authority in any audit that such authority may conduct of the Network’s books and records or other documents.  The Tax Matters Partner shall cause the Network to deliver to the Members an IRS Schedule K-1 as soon as practicable following the close of each Taxable Year, but no later than seventy-five (75) days after the end of each Taxable Year; provided, however, that such period shall be automatically extended in the event of a delay beyond the control of the Tax Matters Partner, such as a delay resulting from the failure of a third party to provide required tax information to the Network in a timely manner.  The Tax Matters Partner shall be entitled to reimbursement from the Network for all necessary and reasonable out-of-pocket expenses incurred in performing its duties as Tax Matters Partner.

Section 10.3 Special Basis Adjustment.  The Tax Matters Partner shall, without any further consent of the Members being required (except as specifically required herein), have discretion to make an election for federal income tax purposes to adjust the basis of property pursuant to §§ 754, 734(b) and 743(b) of the Code, or comparable provisions of state, local or foreign law, in connection with Transfers of Units and Network Distributions.

Exhibit 3.1 - 56

ARTICLE XI

TRANSFERS OF UNITS

Section 11.1 Prohibition.

(a) Until the earlier date upon which (i) all of the Capital Contributions required pursuant Article VI hereof have been made and (ii) a Sale Transaction has occurred (the “Restricted Period”), no Member may Transfer all or any portion of its Equity Interests other than (1) to a Permitted Transferee, (2) in accordance with the terms of the Radio One Change of Control Agreement, (3) any Transfer of all or any portion of a Member’s Equity Interests pursuant to Sections 12.4 or 12.5 hereof, (4) Transfers from Comcast and its Unit Affiliates to Radio One and its Unit Affiliates, (5) Transfers from Radio One and its Unit Affiliates to Comcast and its Unit Affiliates, or (6) Transfers specifically provided for under Sections 6.1(b) and 6.6 hereof, provided that, in the case of (1)-(6) hereof, such Transfer is made in accordance with Section 11.2 hereof. Any attempted Transfer of the Equity Interests by such Members during the Restricted Period, other than in strict accordance with this Article XI, shall be null and void and the purported transferee shall have no rights as a Member hereunder, except as may otherwise be provided in Section 13.4 hereof as to such transferee.

(b) Following expiration of the Restricted Period, no Member may Transfer all or any portion of its Equity Interests other than (i) pursuant to Section 11.3 hereof, (ii) to a Permitted Transferee, (iii) any Transfer of all or any portion of a Member’s Equity Interests pursuant to Sections 12.1, 12.2, 12.4 or 12.5 hereof, (iv) any Transfer of all or any portion of a Member’s Equity Interests pursuant to the Buy/Sell Agreement or the Radio One Change of Control Agreement, (v) any Transfer of all or any portion of a Member’s Equity Interests pursuant to a Sale Transaction, (vi) Transfers from Comcast and any of its Unit Affiliates to Radio One and any of its Unit Affiliates, or (vii) Transfers from Radio One and any of its Unit Affiliates to Comcast and any of its Unit Affiliates; provided that in the case of (i)-(vii) (each, a “Permitted Transfer”) such Transfer is made in accordance with Section 11.2 hereof.  Any attempted Transfer of the Equity Interests by such Members, other than in strict accordance with this Article XI, shall be null and void and the purported transferee shall have no rights as a Member hereunder, except as may otherwise by provided in Section 13.4 as to such transferee.

(c) Notwithstanding anything to the contrary in this Agreement, no Transfer of Units shall be deemed effective until the transferee of such Units executes a joinder agreement, in substantially the form attached hereto as Schedule E (the “Joinder Agreement”) pursuant to which, among other things, such transferee shall agree to be bound by the obligations of the Member transferring such Units to such transferee under this Agreement and, if such transferee is an Affiliate of the Member transferring such Units, such transferee shall agree to grant all authority to act on its behalf to the Member transferring such Units to such transferee.  Any purported transfer in violation of this Section 11.1(c) shall be null and void.

(d) Notwithstanding anything to the contrary in this Agreement, no Member shall enter into any agreement to vote or otherwise exercise any of the rights appurtenant to any of the Units held by such Member with any Person other than an Affiliate of such Member.

(e) Notwithstanding anything to the contrary in this Agreement, the Network Equity Plan or any Award Agreement, the Network shall not purchase or enter into any agreement to purchase any Class D Common Units from any Class D Member (i) in the event of a Strategic Investor Sale, during the period commencing on the date that the definitive agreement for such Strategic Investor Sale is executed and delivered and ending on the earlier of (A) the SIS Closing Date and (B) the date the definitive agreement with respect to such Strategic Investor Sale is terminated unless the SIS Acquiror provides its prior written consent; (ii) during the period commencing on the Appraisal Value Determination Date (as defined in the Buy/Sell Agreement) and ending on the day of the Buy/Sell Closing or the Network Sale, as applicable, unless Radio One, Comcast or the Person buying the Network, as applicable, provides its prior written consent; and (iii) during the period commencing on the Call Right Value Determination Date and ending on the day of the Call Right Closing or the Redemption Closing, as applicable, unless one Comcast Manager and one Radio One Manager provide their prior written consent; provided, however, that, if the last day of the twelve-month period during which the Network has the right to purchase the Class D Common Units of a Class D Member following the termination of such Class D Member’s Service to the Company (as defined in the Network Equity Plan) occurs during any of the periods set forth in clauses (i)-(iii) hereof, then, notwithstanding anything to the contrary in (i)-(iii) hereof, the Network shall be permitted to purchase such Class D Common Units from such Class D Member in accordance with the terms of the Network Equity Plan and the applicable Award Agreement.

Exhibit 3.1 - 57

Section 11.2 Conditions to Permitted Transfers.  A Member shall be entitled to make a Permitted Transfer or a Transfer permitted under Section 11.1(a) hereof of all or any portion of its Equity Interests only upon satisfaction of each of the following conditions:

(a) such Transfer does not require the registration or qualification of such Equity Interests pursuant to any applicable federal or state securities laws, rules and regulations;

(b) such Transfer does not result in a violation of applicable laws, rules and regulations;

(c) if Radio One is making such Permitted Transfer and the Permitted Transferee is an Affiliate of Radio One, the Permitted Transferee receiving such Transfer of Equity Interests shall be required to execute a joinder to the Radio One Change of Control Agreement and the Buy/Sell Agreement in accordance with Section 3.8 of such Agreements;

(d) if Comcast is making such Permitted Transfer and the Permitted Transferee is an Affiliate of Comcast, the Permitted Transferee receiving such Transfer of Equity Interests shall be required to execute a joinder to the Radio One Change of Control Agreement and the Buy/Sell Agreement in accordance with Section 3.8 of such Agreements;

(e) if any Member that is a party to the Buy/Sell Agreement is making such Permitted Transfer, the Person receiving such Transfer of Equity Interests shall be required to execute a joinder to the Buy/Sell Agreement agreeing to be bound as an “Investor” thereunder in accordance with Section 3.8 thereof (except for Comcast, Radio One or any of their respective Affiliates);

(f) the Chairman receives written instruments that are in a form and substance satisfactory to the Chairman, as determined in his or her reasonable judgment (including, without limitation, (i) copies of any instruments of Transfer, (ii) such Person’s agreement to be bound by this Agreement in the same manner, and subject to the same obligations and restrictions (including without limitation the transfer restrictions set forth in this Article XI) as the Member making such Transfer, including by execution of a Joinder Agreement; provided, however, that no such agreement shall be required if the Person receiving such Transfer is also a Member hereunder, and (iii) if requested by the Chairman, an opinion of counsel to such Person, in form and substance reasonably acceptable to the Chairman, to the effect that the conditions set forth in subsections (a) and (b) above have been satisfied).

Section 11.3 Right of First Refusal.  Any Member wishing to Transfer Equity Interests pursuant to Section 11.2 hereof (other than a Transfer permitted pursuant to Section 11.1(a) hereof or a Permitted Transfer pursuant to Section 11.1(b)(ii)-(vii) hereof, which shall not be subject to this Section 11.3) must Transfer its Equity Interests in accordance with this Section 11.3 as follows:

(a) The Member proposing to Transfer Equity Interests (for purposes of this section, the “Offeror”) shall first deliver to the Network and the Non-Class D Members a written notice (an “Offer Notice”), which shall (i) state the Offeror’s intention to Transfer Equity Interests to one or more Persons pursuant to a bona fide offer to purchase such Equity Interests, the class and number of Equity Interests to be Transferred (the “Offered Interests”), the purchase price (“Offer Price”) of such Transfer therefor, the name of the Person or Persons to which such Transfer is proposed to be made and any other material terms and conditions of such Transfer, and (ii) offer, in accordance with this Section 11.3, to each of the Non-Class D Members and then to the Network  (except in the case of Class D Common Units which shall be offered first to the Network and then to each of the other Non-Class D Members) the option to acquire all or a portion of such Equity Interests upon the terms and subject to the conditions of the proposed Transfer as set forth in the Offer Notice (the “Offer”).  The Offer shall remain open and irrevocable for the periods set forth below (and, to the extent the Offer is accepted during such periods, until the consummation of the sale contemplated by the Offer).

(i) If the Offeror is a Class D Member, then the Network shall have the right and option for a period of twenty (20) days after delivery of the Offer Notice (the “Network Class D Acceptance Period”) to (A) accept the Offer to acquire all or a portion of the Offered Interests at the purchase price and on the terms set forth in the Offer Notice or (B) prohibit the Transfer of the Offered Interests.  If the Network accepts the Offer, such acceptance shall be made by delivering a written notice of such acceptance to the Offeror and each of the Non-Class D Members within the Network Class D Acceptance Period, specifying the number of Offered Interests that the Network shall purchase at the purchase price and on the terms set forth in the Offer Notice (the “Network Accepted Interests”).  If the Network determines to prohibit the Transfer of the Offered Interests, then, notwithstanding anything to the contrary in this Section 11.3, the Class D Member shall have no right to Transfer, and the Non-Class D Members shall have no right to purchase, the Offered Interests.

Exhibit 3.1 - 58

(ii) Each Non-Class D Member shall have the right and option for a period of twenty (20) days after delivery of the Offer Notice or the end of the Network Class D Acceptance Period, as applicable, (the “Initial Member Acceptance Period”) to accept the Offer to acquire its proportionate share of the Offered Interests (less the Network Accepted Interests, if the Offeror is a Class D Member) at the purchase price and on the terms stated in the Offer Notice (the “Right of First Refusal”).  Such acceptance shall be made by delivering a written notice of such acceptance to the Network, the Offeror and each of the other Non-Class D Members within the Initial Member Acceptance Period, specifying that such Member shall purchase its proportionate share of such Offered Interests, such proportionate share to be equal to the number of Offered Interests (less the Network Accepted Interests, if the Offeror is a Class D Member) multiplied by the percentage obtained by dividing the number of Units held by such Member by the number of Units held by the Members receiving the Offer Notice (the “Initial Accepted Interests”).  Promptly following the end of such twenty (20) day period, the Network shall, in writing, inform each Financial Investor Member that exercises its right to purchase its Initial Accepted Interests whether any Offered Interests were offered to, but not accepted by, the Network or the other Financial Investor Members (the “Financial Investor Member Offered Interests”).  During the ten (10) day period commencing after receipt of such information, each exercising Financial Investor Member may elect, by providing written notice of such election to the Network and the other electing Financial Investor Members, to purchase its proportionate share of any Financial Investor Member Offered Interests (or such other proportion as may be agreed upon by all of the Financial Investor Members who elect to purchase Financial Investor Member Offered Interests).  For purposes of the preceding sentence, the proportionate share of each Financial Investor Member who elects to purchase Financial Investor Member Offered Interests shall be equal to the aggregate number of Financial Investor Member Offered Interests multiplied by the percentage obtained by dividing the number of Units held by such Financial Investor Member by the number of Units held by all Financial Investor Members who elect to purchase Financial Investor Member Offered Interests pursuant to this Section 11.3(a)(ii).

(iii) Promptly following the end of the twenty (20) day period (or, if applicable, following the end of the subsequent ten (10) day period) described in Section 11.3(a)(ii) above, the Network shall, in writing, inform each electing Member that exercises its right to purchase its Initial Accepted Interests whether any Offered Interests were offered to, but not purchased by, the Network under Section 11.3(a)(i) or the other Non-Class D Members under Section 11.3(a)(ii) (the “Remaining Offered Interests”).  During the ten (10) day period commencing after receipt of such information (the “Final Member Acceptance Period”), each exercising Member may elect, by providing written notice of such election to the Network and to the other electing Members, to purchase its proportionate share (the “Final Accepted Interests”) of any Remaining Offered Interests or all of the Remaining Offered Interests.  Each exercising Member’s Final Accepted Interests shall be equal to the aggregate number of Remaining Offered Interests multiplied by the percentage obtained by dividing the number of Units held by such exercising Member by the number of Units held by all exercising Members who elect to purchase their Final Accepted Interests or all of the Remaining Offered Interests pursuant to this Section 11.3(a)(iii).

(iv) If, upon the expiration of the Final Member Acceptance Period, the aggregate number of Offered Interests agreed to be purchased by the Network and the Electing Members under Section 11.3(a)(i)-(iii), as applicable, exceeds the number of Offered Interests, the Offered Interests shall be allocated among the Network (if applicable) and the electing Members as follows:

(1) If the Network is exercising its rights under Section 11.3(a)(i), the Network shall first purchase the Network Accepted Interests;

(2) Each electing Non-Class D Member exercising its rights under Section 11.3(a)(ii) shall first purchase its Initial Accepted Interests;

(3) Each electing Financial Investor Member exercising its rights under Section 11.3(a)(ii) shall next purchase its proportionate share of Financial Investor Member Offered Interests (or such other proportion as may be agreed upon by all of the Financial Investor Members who elect to purchase Financial Investor Member Offered Interests);

(4) Each electing Non-Class D Member exercising its rights under Section 11.3(a)(iii) shall then purchase its Final Accepted Interests; and

(5) Any remaining Offered Interests shall be allocated proportionately among the electing Non-Class D Members electing to purchase all of the Remaining Offered Interests pursuant to Section 11.3(a)(iii) based upon the relative number of Units owned by such electing Non-Class D Members (before giving effect to clauses (1), (2), (3), (4) or (5) of this Section 11.3(a)(iv)).

(v) Upon the termination of the Final Member Acceptance Period, the Network shall send electing Non-Class D Members a notice stating the amount of the Offered Interests that the electing Non-Class D Member is required to purchase in accordance with Section 11.3(a)(iv) hereof.

Exhibit 3.1 - 59

(b) If the Offeror is a Non-Class D Member and, within the Initial Member Acceptance Period and the Final Member Acceptance Period, the Non-Class D Members shall fail to accept all of the Offered Interests, or shall reject in writing the Offer (each Non-Class D Member being required to notify in writing the Offeror, the Network and each of the other Non-Class D Members of its rejection or failure to accept in the event of the same) then, upon the earlier of the expiration of the Final Member Acceptance Period or the receipt of such written notice of rejection or failure to accept such offer by the Non-Class D Members, the Network shall have the right and option, for a period of twenty (20) days thereafter (the “Network Acceptance Period”), to accept all or any part of the Offered Interests so offered and not accepted by the Non-Class D Members (the “Refused Interests”) at the purchase price and on the terms stated in the Offer Notice.  Such acceptance shall be made by delivering a written notice to the Non-Class D Members and the Offeror within the Network Acceptance Period specifying the Offered Interests that the Network shall purchase.

(c) The closing of the purchases of the Offered Interests subscribed for by the Non-Class D Members under Section 11.3(a) and/or the Network under Section 11.3(a) or (b), as applicable, shall be held at the executive offices of the Network at 11:00 a.m., local time, on the ninetieth (90th) day after the Network and the Non-Class D Members received the Offer Notice or at such other time and place as the parties to the transaction may agree. At such closing, (i) the Offeror shall execute and deliver such documents as shall be reasonably requested by the Persons purchasing such Offered Interests in order to vest full beneficial and record ownership of such Offered Interests in the Persons purchasing such Offered Interests, (ii) the Offeror shall represent and warrant to the Persons purchasing such Offered Interests (in addition to such reasonable and customary representations and warranties requested by the Persons purchasing such Offered Interests) that such Offered Interests are being transferred to such Persons free and clear of liens, encumbrances and interests or rights of other Persons (except as provided in this Agreement, the Radio One Change of Control Agreement and/or the Buy/Sell Agreement), and (iii) each Person purchasing the Offered Interests shall make payment of such Person’s proportionate share of the aggregate Offer Price (based upon the Offered Interests being purchased by each such Person) by wire transfer of immediately available funds to an account specified by the Offeror; provided, however, that in the event the Offeror is Comcast and the Offered Interests comprise all of the Equity Interests held by Comcast and its Unit Affiliates, each Person purchasing such Offered Interests shall have the option of making payment of such Person’s proportionate share of the aggregate Offer Price by (1) wire transfer of immediately available funds to an account specified by Comcast for one-third of such Person’s proportionate share of the aggregate Offer Price and (2) delivery of an unsecured promissory note issued by such Person bearing interest at the rate of 7% per annum for the remaining two-thirds of such Person’s proportionate share of the aggregate Offer Price, the principal and interest under which shall be payable on the second anniversary of the closing under this Section 11.3(c).

(d) Notwithstanding anything to the contrary contained in this Section 11.3, except for the last sentence of Section 11.3(a)(i) (which shall, in any event, remain applicable to any proposed Transfer of Offered Interests by Class D Members), if the Network and/or the Non-Class D Members elect to purchase less than all of the Offered Interests pursuant to this Section 11.3, all of the elections to purchase Offered Interests pursuant to this Section 11.3 shall be of no force or effect and the Offeror may, subject to the other provisions of this Agreement (including, without limitation, the Co-Sale Rights set forth in Section 11.4), Transfer the Offered Interests to the third-party identified in, and otherwise on the terms and conditions set forth in, the Offer Notice; provided, however, that such sale is consummated within one-hundred fifty (150) days after the receipt by the Network and the Non-Class D Members of the Offer Notice. If such Transfer is not consummated within 150 days after the receipt by the Network and the Non-Class D Members of the Offer Notice for any reason, then the restrictions provided for herein shall again become effective, and no Transfer of such Offered Interests may be made thereafter by the Offeror without again offering the same to the Network and the Non-Class D Members in accordance with this Section 11.3.

(e) As long as there has not been a Comcast Trigger Event, upon the delivery by Comcast of a Termination Notice (as defined in the Radio One Change of Control Agreement) to Radio One and the Network pursuant to Section 2.2(a) of the Radio One Change of Control Agreement, Radio One’s Equity Interests shall remain subject to the Right of First Refusal limitations set forth in this Section 11.3 (which, for the avoidance of doubt, do not apply to Permitted Transfers) and Radio One’s right to receive Offer Notices and exercise its Right of First Refusal with respect to Transfers of Offered Interests by other Members shall terminate and have no further force or effect.

Exhibit 3.1 - 60

Section 11.4 Co-Sale Rights.

(a) If (i) the Offered Interests are not Class D Common Units and the Offeror is not a Class D Member and (ii) the Network and the Non-Class D Members do not provide notice of their intent to purchase all of the Offered Interests within the Network Acceptance Period, then the Offeror shall notify the other Non-Class D Members in writing of its intention to consummate the third-party sale specified in the Offer Notice (the “Co-Sale Notice”).  The Co-Sale Notice shall be delivered within ten (10) days of the expiration of the Network Acceptance Period.

(b) Subject to subsection (c) below, the other Non-Class D Members receiving the Co-Sale Notice shall have the option, exercisable by written notice to the Offeror prior to twenty (20) days after its receipt of the Co-Sale Notice to require the Offeror to arrange for such purchaser or purchasers to purchase the same percentage (the “Co-Sale Percentage”) of Equity Interests then owned by such other Non-Class D Members as the ratio of (i) the total number of Offered Interests which are to be Transferred by the Offeror pursuant to the proposed Transfer to (ii) the total number of Equity Interests owned by the Offeror immediately prior to such Transfer, or any lesser amount of Equity Interests as such other Non-Class D Members shall desire (the “Co-Sale Rights”).  Any such purchase shall be made at the same time, and upon the same terms and conditions, as the Transfer by the Offeror of its Equity Interests; provided, however, that none of such other Non-Class D Members shall be required to agree to indemnity or contribution provisions in excess of such other Non-Class D Member’s proceeds from such Transfer.

(c) If the other Non-Class D Members shall so elect, the Offeror agrees that it shall either (i) arrange for the proposed purchaser or purchasers to purchase all or a portion (as such other Non-Class D Members shall specify) of the same Co-Sale Percentage of the Equity Interests then owned by such other Non-Class D Members at the same time as and upon the same terms and conditions at which the Offeror sells its Equity Interests, provided, however, that if such purchaser or purchasers shall elect to purchase only such aggregate number of Equity Interests as originally agreed with the Offeror (or a greater number of Equity Interests that is still less than the sum of the Offered Interests and the number of Equity Interests elected to be sold pursuant to the Co-Sale Rights of the other Non-Class D Members), then the number of Equity Interests to be Transferred by the Offeror and the other Non-Class D Members electing to participate in the proposed Transfer shall be reduced pro rata to such aggregate number or (ii) not effect the proposed Transfer to such purchaser or purchasers.

(d) Notwithstanding anything to the contrary contained in this Section 11.4, (i) if the Offered Units are Class D Common Units and the Offeror is a Class D Member or (ii) if the Non-Class D Members do not elect to participate in the sale of the Offered Units pursuant to Section 11.4(a)-(c), the Offeror may, subject to the other provisions of this Agreement, Transfer the Offered Interests to the third-party identified in, and otherwise on the terms and conditions set forth in, the Offeror Notice or the Co-Sale Notice, as applicable; provided, however, that such sale is consummated within the period specified in Section 11.3(e) hereof.

(e) As long as there has not been a Comcast Trigger Event, upon the delivery by Comcast of a Termination Notice (as defined in the Radio One Change of Control Agreement) to Radio One and the Network pursuant to Section 2.2(b) of the Radio One Change of Control Agreement, Radio One’s Equity Interests shall remain subject to the Co-Sale Right limitations set forth in this Section 11.4 (which, for the avoidance of doubt, do not apply to Permitted Transfers) and Radio One’s right to receive Co-Sale Notices and exercise its Co-Sale Right with respect to the Transfer of Equity Interests of other Members shall terminate and have no force or effect.

Exhibit 3.1 - 61

Section 11.5 Prohibited Transfers.

(a) Prohibited Transfer.  A “Prohibited Transfer” shall be deemed to have occurred if a transaction or series of related transactions is consummated that results in (1) the ultimate Parent of any Member immediately prior to such transaction or series of related transactions ceasing to Control such Member immediately after such transaction or series of related transactions (other than the sale or transfer by any limited partner, general partner, shareholder or member of any Initial Member who is a Financial Investor Member (or any Substitute Member of such Initial Member), or any Parent thereof, of its equity interest in such Financial Investor Member or Parent thereof), (2) the holder of the capital stock of a Blocker Corporation immediately prior to such transaction or series of related transactions ceasing to hold all of the capital stock of such Blocker Corporation immediately after such transaction or series of related transactions (unless immediately after such transaction or series of related transactions the holder and/or one or more Affiliates of such holder holds all of the capital stock of such Blocker Corporation), (3) immediately after such transaction or series of related transactions, any of Constellation, CV II-Delaware, BSC Employee Fund, CVC II Partners, Opportunity, Pacesetter or Syndicated (or any Substitute Member of any such Member) ceasing to Control any Person that was a Unit Affiliate of Constellation, CV II-Delaware, BSC Employee Fund, CVC II Partners, Opportunity, Pacesetter or Syndicated (or any Substitute Member of any such Member), as applicable, immediately prior to such transaction or series of related transactions, or (4) a Class D Member that was admitted as a Member pursuant to Section 13.5 hereof and that Transferred a portion or all of the Class D Common Units held by such Class D Member in accordance with the Network Equity Plan to a Class D Controlled Entity of such Class D Member ceasing to Control 100% of the Voting Power of such Class D Controlled Entity and 100% of the power to dispose of, or direct the disposition of, the Class D Common Units so transferred to such Class D Controlled Entity; provided,  however that notwithstanding the foregoing, a Comcast Strategic Transaction shall not be considered a Prohibited Transfer.  A “Comcast Strategic Transaction” shall mean a transaction or series of related transactions in which Control of one or more Affiliates (or the assets of such Affiliates) of Comcast Corporation (including any Affiliate of Comcast Corporation that then owns Units or other Equity Interests) is transferred; provided that (i) the Affiliate or Affiliates of Comcast Corporation that then own Units or other Equity Interests are all transferred in connection with such transaction or transactions, (ii) the Units and other Equity Interests held by the Affiliate or Affiliates of Comcast Corporation comprise less than 30% of the aggregate value of all of the programming-related assets and interests of Comcast Corporation being transferred, and (iii) Comcast Corporation provides written notice of such Comcast Strategic Transaction to Radio One and the Network at least thirty (30) days prior to the consummation of such transaction, which notice shall contain a description of the programming-related assets and interests being transferred and an internal valuation prepared in good faith by Comcast Corporation evidencing the value of the Units and other Equity Interests being transferred in connection with such Comcast Strategic Transaction and the value of all of Comcast Corporation’s programming-related assets and interests being transferred in connection with such Comcast Strategic Transaction.

(b) Effect of a Prohibited Transfer.  Upon receipt of written notice from any Member or the Network that such Person believes that a Prohibited Transfer has occurred, each Member transferred in the alleged Prohibited Transfer shall use its best efforts to nullify such Prohibited Transfer within a period of thirty (30) days or to demonstrate within a period of thirty (30) days to the satisfaction (in their unfettered discretion) of a majority of the Managers not designated (1) by such Member, (2) by an Affiliate of such Member or (3) by a Person that was an Affiliate of such Member prior to such alleged Prohibited Transfer, that the alleged Prohibited Transfer is not a Prohibited Transfer.  Failure to nullify such Prohibited Transfer or to demonstrate to the satisfaction (in their unfettered discretion) of such Managers that an alleged Prohibited Transfer is not a Prohibited Transfer within such 30 day period shall automatically result in the Member transferred in the Prohibited Transfer becoming a Limited Member in accordance with Section 13.4 hereof.

Section 11.6 Representations Regarding Transfers.  Each Member hereby covenants and agrees with the Network for the benefit of the Network and all Members, that (i) it is not currently making a market in Units and will not in the future make a market in Units, and (ii) it will not Transfer its Equity Interest on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or the United States Treasury Department that may be promulgated or published thereunder).  Each Member further agrees that it will not Transfer any Equity Interest to any Person unless such Person agrees to be bound by this Section 11.6 and to Transfer such Interest only to Persons who agree to be similarly bound.

Exhibit 3.1 - 62

ARTICLE XII

ADDITIONAL RIGHTS AND OBLIGATIONS OF THE MEMBERS

Section 12.1 Financial Investor Members Call Right.

(a) Appraisal.  During the period beginning 120 days before the sixth anniversary of the Launch Date and ending on the sixth anniversary of the Launch Date, either Comcast or Radio One shall be permitted to demand that Appraisals be completed by Investment Banks to determine the Final Fair Market Value.  If Comcast or Radio One elects to exercise such right, it shall provide written notice of such demand to Radio One or Comcast, as applicable, and to each of the Call Right Members within such 120-day period.  Following the making of such demand in writing, (i) Comcast, Radio One and the Call Right Members shall initiate the process of selecting Investment Banks in accordance with Section 12.1(i) hereof, (ii) Comcast, Radio One, the Call Right Members and the Network shall cooperate with the Investment Banks in connection with the completion of the Appraisals and (iii) the Network shall make available such information and personnel as the Investment Banks deem reasonably necessary to complete their determination of the Final Fair Market Value within sixty (60) days of the date that the Investment Banks are selected in accordance with Section 12.1(i) hereof.  Upon completion of the Appraisals, the Investment Banks shall deliver their determination of the Final Fair Market Value together with relevant reports and related work papers to the Network, Comcast, Radio One and the Call Right Members.  The determination of the Investment Banks as to the Final Fair Market Value shall be final and binding upon the parties.

(b) Derivative Equity Interest Exercise.  No later than the 10th day following the delivery by the Investment Banks of their determination of the Final Fair Market Value, each Call Right Member who is a holder of any Derivative Equity Interest shall provide written notice to the Network, Comcast and Radio One (the “Derivative Equity Interest Exercise Notice”), pursuant to which such holder shall irrevocably commit and agree to (i) pay any and all amounts necessary to exercise, convert or exchange any such Derivative Equity Interests into Units and deliver any notices or documents as are required to effect any such exercise, conversion or exchange, (ii) surrender any such Derivative Equity Interests for termination without any consideration for such termination, or (iii) irrevocably cancel and terminate any right to acquire Units or Derivative Equity Interests or to convert any security into Units or Derivative Equity Interests (including, without limitation, the termination of any right applicable to any debt security to convert such security in whole or in part into Units or Derivative Equity Interests), in each case in order to effect the action set forth in clauses (i)-(iii), as applicable concurrent with the applicable closing (a “Derivative Equity Interest Exercise”).  Promptly following the delivery of a Derivative Equity Interest Exercise Notice, such Call Right Member shall execute any other documents and agreements requested by the Network to effect such Derivative Equity Interest Exercise.  Any Units issued pursuant to any Derivative Equity Interest Exercise, together with all other Units owned by the Call Right Member, shall be referred to herein as “Call Units.” If a Call Right Member holding a Derivative Equity Interest shall fail to deliver a Derivative Equity Interest Exercise Notice within such ten-day period, then, subject to the last sentence of this Section 12.1(b), (A) such Call Right Member shall be deemed to have elected to irrevocably terminate and cancel its right to acquire Units or Derivative Equity Interests or to convert any security into Units or Derivative Equity Interests and shall cease to have any right to effect a Derivative Equity Interest Exercise with respect to any Derivative Equity Interests held by such Call Right Member, (B) Comcast and Radio One (and the Network, in the event of a Redemption Closing) shall not be required to purchase any Units issuable upon any Derivative Equity Exercise of such Call Right Member, and (C) upon the consummation of the Call Right Closing or Redemption Closing, as applicable, all such Derivative Equity Interests (or, if applicable, the right applicable to any debt security to convert such security in whole or part into Units or Derivative Equity Interests) shall terminate automatically and without any further action by any Person.  If the Call Right Closing or Redemption Closing does not occur within ninety (90) days after the Initial Meeting Date, or such other time as the Network, Comcast, Radio One and the Call Right Members shall agree (but in no event more than one hundred eighty (180) days after the Initial Meeting Date), then (y) any Derivative Equity Interest Exercise Notice delivered by a Call Right Member pursuant to the first sentence of this Section 12.1(b) shall be deemed to be rescinded and shall have no force and effect, and (z) the right of all Call Right Members holding Derivative Equity Interests (including without limitation all such Call Right Members who failed to deliver a Derivative Equity Interest Exercise Notice within the ten-day period following delivery by the Investment Banks of their determination of the Fair Market Value) to effect a Derivative Equity Interest Exercise in accordance with the terms of such Member’s Derivative Equity Interest and the terms hereof shall be automatically restored without any further action by any Person.

(c) Exercise of Call Right.  No later than the 30th day after delivery by the Investment Banks of the Final Fair Market Value, Comcast and Radio One shall each deliver written notice (each, an “Exercise Notice”) by certified mail to the Chief Executive Officer of the Network with instructions not to open the envelopes containing the Exercise Notices prior to a meeting among the Chief Executive Officer and representatives of Comcast and Radio One (the “Initial Meeting”).  The Initial Meeting shall take place at the offices of the Network (1) at a date and time agreed upon by the Chief Executive Officer, Comcast and Radio One, or (2) if such Persons cannot agree upon a date within five (5) days after the end of such 30-day period, on a date and time selected by the Chief Executive Officer (and provided to Comcast and Radio One in writing), which date shall not be later than the 45th day following the delivery by the Investment Banks of their determination of the Final Fair Market Value (the “Initial Meeting Date”); provided, that if Comcast or Radio One does not deliver an Exercise Notice in the time frame set forth in the first sentence hereof, then the Initial Meeting Date shall be at a date and time agreed upon by the Chief Executive Officer and (A) Radio One, if Comcast does not deliver an Exercise Notice and (B) Comcast, if Radio One does not deliver an Exercise Notice.  The Comcast Exercise Notice shall state whether or not Comcast agrees to purchase all of the Call Units for an aggregate price equal to the product of the Final Fair Market Value multiplied by the number of all Call Units (the “Call Unit Price”) and the Radio One Exercise Notice shall state whether or not Radio One agrees to purchase all of the Call Units at the Call Unit Price.  The failure by Comcast or Radio One to deliver an Exercise Notice within such 30-day period shall be deemed to be the delivery of an Exercise Notice stating that such Person does not agree to purchase the Call Units at the Call Unit Price.  At the Initial Meeting, the Chief Executive Officer shall open the Exercise Notice envelopes and provide the representatives of Comcast and Radio One with copies of both Exercise Notices.  The following provisions shall thereafter be applicable:

Exhibit 3.1 - 63

(i) If Comcast’s Exercise Notice states that Comcast desires to buy all of the Call Units for the Call Unit Price and Radio One does not deliver an Exercise Notice or Radio One’s Exercise Notice states that Radio One does not desire to buy all of the Call Units, then (A) Comcast shall be obligated to purchase all of the Call Units for the Call Unit Price, (B) the Call Right Members shall be obligated to sell all of the Call Units to Comcast for the Call Unit Price, (C) pursuant to (and subject to the limitations set forth in) Section 4.4(b) hereof, following the Call Right Closing, the Board shall consist of five (5) Managers of which Comcast shall designate three (3) Comcast Managers, DIRECTV shall designate one (1) DIRECTV Manager and Radio One shall designate one (1) Radio One Manager and (D) following the Call Right Closing, Comcast may deliver to Radio One and the Network a Termination Notice pursuant to Section 6.2(d) of the Network Services Agreement.  The purchase and sale of the Call Units pursuant to this Section 12.1(c)(i) shall take place in accordance with the provisions set forth in Section 12.1(d) hereof.

(ii) If Radio One’s Exercise Notice states that Radio One desires to buy all of the Call Units for the Call Unit Price and Comcast does not deliver an Exercise Notice or Comcast’s Exercise Notice states that Comcast does not desire to buy all of the Call Units, then (A) Radio One shall be obligated to purchase all of the Call Units for the Call Unit Price, (B) the Call Right Members shall be obligated to sell all of the Call Units to Radio One for the Call Unit Price and (C) pursuant to (and subject to the limitations set forth in) Section 4.4(b) hereof, following the Call Right Closing, the Board shall consist of five (5) Managers of which Radio One shall designate three (3) Radio One Managers, DIRECTV shall designate one (1) DIRECTV Manager and Comcast shall designate one (1) Comcast Manager.  The purchase and sale of the Call Units pursuant to this Section 12.1(c)(ii) shall take place in accordance with the provisions set forth in Section 12.1(d) hereof.

(iii) If the Exercise Notices of both Comcast and Radio One state that each such Person desires to buy all of the Call Units for the Call Unit Price, then (A) Comcast and Radio One shall be obligated to purchase all of the Call Units for the Call Unit Price, in such relative amounts that after such purchase (1) Radio One and its Unit Affiliates collectively own 51% of the outstanding Units (calculated on a Fully Diluted Basis, excluding the Class D Common Units and DIRECTV Equity Interests), and (2) Comcast and its Unit Affiliates collectively own 49% of the outstanding Units (calculated on a Fully Diluted Basis, excluding the Class D Common Units and DIRECTV Equity Interests); provided, however, that if Comcast and its Unit Affiliates collectively own more than 49% of the outstanding Units (calculated on a Fully Diluted Basis, excluding the Class D Common Units and DIRECTV Equity Interests) prior to the opening of the Exercise Notices pursuant to Section 12.1(c) hereof, then Radio One shall purchase all of the Call Units for the Call Unit Price, (B) the Call Right Members shall be obligated to sell all of their Call Units to Comcast and/or Radio One for an aggregate price equal to the Call Unit Price in accordance with this paragraph, and (C) pursuant to (and subject to the limitations set forth in) Section 4.4(b) hereof, following the Call Right Closing, the Board shall consist of five (5) Managers and, as between Comcast and Radio One (together in each case with their respective Unit Affiliates), the owner of a majority of the outstanding Units after the Call Right Closing (calculated on a Fully Diluted Basis, excluding the Class D Common Units and the DIRECTV Equity Interests) shall designate three (3) Managers, DIRECTV shall designate one (1) Manager and the owner of less than a majority of the outstanding Units after the Call Right Closing (calculated on a Fully Diluted Basis, excluding the Class D Common Units and the DIRECTV Equity Interests) shall designate one (1) Manager.  The purchase and sale of Call Units pursuant to this Section 12.1(c)(iii) shall take place in accordance with the provisions set forth in Section 12.1(d) hereof.

(iv) If the Exercise Notices of both Comcast and Radio One state that each such Person desires to buy all of the Call Units for the Call Unit Price and each of Comcast and Radio One elects to cause such Call Units to be redeemed by the Network for an aggregate price equal to the Call Unit Price instead of purchased by Comcast and Radio One pursuant to Section 12.1(c)(iii) hereof, then the Network shall redeem the Call Units using capital of the Network and/or additional Capital Contributions made by Comcast and Radio One.  In the event Comcast and Radio One fund this redemption through additional Capital Contributions, such Capital Contributions shall be made in exchange for the same aggregate number of Class A Common Units as are issuable upon the conversion of Series A Preferred Units held by the Call Right Members plus all other Units (including any Units issued or issuable pursuant to a Derivative Equity Interest Exercise made pursuant to Section 12.1(b)) held by the Call Right Members and being purchased by the Network and in such relative amounts such that after such contribution and exchange (1) Radio One and its Unit Affiliates collectively own 51% of the outstanding Units (calculated on a Fully Diluted Basis, excluding the Class D Common Units and the DIRECTV Equity Interests), and (2) Comcast and its Unit Affiliates collectively own 49% of the outstanding Units (calculated on a Fully Diluted Basis, excluding the Class D Common Units and the DIRECTV Equity Interests); provided, however, that if Comcast and its Unit Affiliates collectively own more than 49% of the outstanding Units (calculated on a Fully Diluted Basis, excluding the Class D Common Units and the DIRECTV Equity Interests) prior to the opening of the Exercise Notices, Radio One shall make all of the Capital Contributions necessary to redeem the Call Right Members.  Following the Redemption Closing pursuant to this Section 12.1(c)(iv), pursuant to (and subject to the limitations set forth in) Section 4.4(b) hereof, the Board shall consist of five (5) Managers and, as between Comcast and Radio One (together in each case with their respective Unit Affiliates), the owner of a majority of the outstanding Units after the Redemption Closing (calculated on a Fully Diluted Basis, excluding the Class D Common Units and the DIRECTV Equity Interests) shall designate three (3) Managers, DIRECTV shall designate one (1) Manager and the owner of less than a majority of the Units (calculated on a Fully Diluted Basis, excluding the Class D Common Units and the DIRECTV Equity Interests) shall designate one (1) Manager.  The redemption of Units pursuant to this Section 12.1(c)(iv) shall take place in accordance with the provisions set forth in Section 12.1(e) hereof.

Exhibit 3.1 - 64

(v) If the Exercise Notices of both Comcast and Radio One state that neither of such Persons desire to buy all of the Call Units for the Call Unit Price, (i) neither Comcast nor Radio One shall be obligated to purchase the Call Units pursuant to this Section 12.1, (ii) the Call Right Members shall not be obligated to sell their Call Units to Comcast or Radio One pursuant to this Section 12.1, (iii) the Derivative Equity Interest Exercise Notice delivered by the Call Right Members pursuant to the first sentence of Section 12.1(b) shall be deemed to be rescinded and shall have no force and effect, (iv) the right of all Call Right Members holding Derivative Equity Interests (including without limitation all Call Right Members who failed to deliver a Derivative Equity Interest Exercise Notice within the ten-day period following delivery by the Investment Banks of their determination of the Fair Market Value) to effect a Derivative Equity Interest Exercise in accordance with the terms of such Member’s Derivative Equity Interest and the terms hereof shall be automatically restored without any further action by any Person and (v) the Person that first demanded that Appraisals be completed pursuant to Section 12.1(a) hereof shall be required to reimburse the Network for the Appraisal-related costs and expenses incurred by the Network pursuant to Section 12.1(i) hereof.

(vi) If Comcast’s Exercise Notice states that Comcast desires to buy all of the Call Units for the Call Unit Price and if Comcast desires to issue common stock of Comcast Corporation as all or a portion of the purchase price for the Call Units it will purchase at the Call Right Closing, provided that Comcast Corporation is eligible to use Form S-3 (or a similar form of registration statement), Comcast shall deliver to the Call Right Members, at least thirty (30) days prior to the Call Right Closing, the Comcast Registration Rights Agreement executed by Comcast Corporation, and each Call Right Member shall be required to execute the Comcast Registration Rights Agreement and return such agreement (as so executed) to Comcast Corporation within ten (10) days following receipt thereof.  If Comcast does not deliver an executed copy of the Comcast Registration Rights Agreement to the Call Right Members at least thirty (30) days prior to the Call Right Closing, Comcast shall not be permitted to issue common stock of Comcast Corporation to any Call Right Member as all or a portion of the purchase price for the Call Units held by such Call Right Member at the Call Right Closing (without the consent of such Call Right Member).  If any Call Right Member does not execute and return the Comcast Registration Rights Agreement within the 10 day period set forth above, Comcast shall be permitted to issue common stock of Comcast Corporation to such Call Right Member as all or a portion of the purchase price for the Call Units held by such Call Right Member at the Call Right Closing, but neither Comcast Corporation nor any of its Affiliates shall be under any obligation to register such common stock in accordance with the provisions of the Comcast Registration Rights Agreement or otherwise.

(vii) If Radio One’s Exercise Notice states that Radio One desires to buy all of the Call Units for the Call Unit Price and if Radio One desires to issue common stock of Radio One, Inc. as all or a portion of the purchase price for the Call Units it will purchase at the Call Right Closing, provided that Radio One, Inc. is eligible to use Form S-3 (or a similar form of registration statement), Radio One shall deliver to the Call Right Members, at least thirty (30) days prior to the Call Right Closing, the Radio One Registration Rights Agreement executed by Radio One, Inc., and each Call Right Member shall be required to execute the Radio One Registration Rights Agreement and return such agreement (as so executed) to Radio One, Inc. within ten (10) days following receipt thereof.  If Radio One does not deliver an executed copy of the Radio One Registration Rights Agreement to the Call Right Members at least thirty (30) days prior to the Call Right Closing, Radio One shall not be permitted to issue common stock of Radio One, Inc. to any Call Right Member as all or a portion of the purchase price for the Call Units held by such Call Right Member at the Call Right Closing (without the consent of such Call Right Member).  If any Call Right Member does not execute and return the Radio One Registration Rights Agreement within the 10 day period set forth above, Radio One shall be permitted to issue common stock of Radio One, Inc. to such Call Right Member as all or a portion of the purchase price for the Call Units held by such Call Right Member at the Call Right Closing, but neither Radio One, Inc. nor any of its Affiliates shall be under any obligation to register such common stock in accordance with the provisions of the Radio One Registration Rights Agreement or otherwise.

Exhibit 3.1 - 65

(d) Call Right Closing.  The closing (the “Call Right Closing”) of the purchase and sale of the Call Units (to the extent applicable, after giving effect to the Derivative Equity Interest Exercise made by each Call Right Member) pursuant to Section 12.1(c)(i)-(iii) hereof shall be made on a date within ninety (90) days of the Initial Meeting Date.  At the Call Right Closing, which shall be at a place and time reasonably selected by the Person purchasing Call Units at such closing, (i) each of the Call Right Members shall (A) if applicable, effect the Derivative Equity Interest Exercise in accordance with such Call Right Member’s Derivative Equity Interest Exercise Notice delivered pursuant to Section 12.1(b) hereof, (B) execute and deliver such documents as shall be reasonably requested by the Persons purchasing such Member’s Call Units in order to vest full beneficial and record ownership of all of the Call Units then owned by such Member in the Persons purchasing the Call Units, and (C) represent and warrant to the Persons purchasing such Member’s Call Units (in addition to such other customary representations and warranties requested by the Persons purchasing such Call Units) that such Call Units are being transferred to such Persons free and clear of liens, encumbrances and interests or rights of other Persons (except as provided in this Agreement, the Buy/Sell Agreement or the Radio One Change of Control Agreement), and (ii) each Person purchasing Call Units shall make payment to each Call Right Member in an amount equal to the Call Unit Price multiplied by a fraction, the numerator of which is the number of Call Units being acquired from such Member by such Person and the denominator of which is the total number of Call Units, such payment to be made by (at the purchaser’s option) (x) wire transfer of immediately available funds to an account specified in writing by each Call Right Member, (y) the issuance of the most widely held class of common stock of Comcast Corporation and/or Radio One, Inc. (based upon the average closing price for such common stock during the ten (10) consecutive trading days ending two days prior to the date of the Call Right Closing), which shares of common stock, except as otherwise provided in Section 12.1(c)(vi) and (vii) above, shall be “Registrable Securities” pursuant to the provisions of the Comcast Registration Rights Agreement or the Radio One Registration Rights Agreement, as applicable, or (z) any combination of the foregoing; provided that each Call Right Member receives from Comcast and Radio One, as applicable, the same proportionate amount of cash and common stock as payment for the Call Units sold by such Call Right Member (except in the event that the issuance of common stock of Comcast Corporation or Radio One, Inc. to any Call Right Member would subject the issuer, in the issuer’s reasonable judgment, to legal or regulatory rules or burdens of a nature or degree not present as to the other Call Right Members to which such common stock is issued, in which case such Call Right Member may receive its entire purchase price in cash while other Call Right Members receive all or a portion of their purchase price in common stock (but not a greater amount of common stock than such Call Right Members would have otherwise received)).  The right to issue common stock of (I) Comcast Corporation as payment at the Call Right Closing shall terminate in the event neither Comcast Corporation nor any Affiliate of Comcast Corporation is a Member and (II) Radio One, Inc. as payment at the Call Right Closing shall terminate in the event neither Radio One, Inc. nor any Affiliate of Radio One, Inc. is a Member.  In connection with the Call Right Closing, Comcast and Radio One may assign all or any portion of its respective purchase rights under this Section 12.1(d) to an Affiliate of such Person.  In the event that either or both of Comcast or Radio One, as applicable, fails to fully satisfy or be in a position to satisfy its obligations to purchase Call Units at the Call Right Closing (each, a “Call Right Defaulting Person”) and such Call Right Closing does not occur, (1) so long as all of the Call Right Members have fully satisfied or are in a position to fully satisfy at the Call Right Closing all of their conditions and obligations in connection with such Call Right Closing, the Call Right Defaulting Person shall reimburse (or in the event there is more than one Call Right Defaulting Person, the Call Right Defaulting Persons shall reimburse in proportion to the relative Call Units to be purchased by each Call Right Defaulting Person at the Call Right Closing) the Call Right Members for their actual and reasonable out of pocket expenses incurred (not to exceed $150,000.00 in the aggregate for all Call Right Members) in connection with the Call Right Closing (provided that such reimbursement shall not constitute, or be deemed to be, an admission of liability by the Call Right Defaulting Person(s)), and (2) any Call Right Defaulting Person’s rights but not obligations to participate in such Call Right Closing shall automatically and irrevocably terminate.  Following the Call Right Closing Date, in the event that (x) all of the Series A Preferred Units held by the Financial Investor Members and the DIRECTV Members have been purchased, redeemed or previously forfeited, or (y) all of the Series A Preferred Units held by the Financial Investor Members have been purchased, redeemed or previously forfeited and DIRECTV is a Limited Member, then all of the remaining Series A Preferred Units shall automatically be converted into Class A Common Units pursuant to Section 5.2(e)(iv)(2).

(e) Redemption Closing.  The closing (the “Redemption Closing”) of the redemption of Call Units (to the extent applicable, after giving effect to the Derivative Equity Interest Exercise made by each Call Right Member) pursuant to Section 12.1(c)(iv) hereof shall be made at a date within ninety (90) days of the Initial Meeting Date.  At the Redemption Closing, which shall be at a place and time reasonably selected by the Network, (i) each of the Call Right Members shall (A) if applicable, effect the Derivative Equity Interest Exercise in accordance with such Call Right Member’s Derivative Equity Interest Exercise Notice delivered pursuant to Section 12.1(b) hereof, (B) execute and deliver such documents as shall be reasonably requested by the Network, and (C) represent and warrant to the Network (in addition to such other customary representations and warranties requested by the Network) that such Call Units are being transferred to the Network free and clear of liens, encumbrances and interests or rights of other Persons, and (ii) the Network shall make payment to each Call Right Member in an amount equal to the Call Unit Price multiplied by a fraction, the numerator of which is the number of Call Units being redeemed from such Member and the denominator of which is the total number of Call Units, such payment to be made by wire transfer of immediately available funds to an account specified in writing by the Call Right Members.  In the event that the Network fails to fully satisfy or be in a position to fully satisfy its obligations to purchase Call Units at the Redemption Closing and such Redemption Closing does not occur, (1) so long as all of the Call Right Members have fully satisfied or are in a position to fully satisfy at the Redemption Closing all of their conditions and obligations in connection with such Redemption Closing, the Network shall reimburse the Call Right Members for their actual and reasonable out of pocket expenses incurred (not to exceed $150,000.00 in the aggregate for all Call Right Members) in connection with the Redemption Closing (provided that such reimbursement shall not constitute, or be deemed to be, an admission of liability by the Network), and (2) the Network’s rights but not obligations to participate in such Redemption Closing shall automatically and irrevocably terminate.  Following the Redemption Closing, in the event that (x) all of the Series A Preferred Units held by the Financial Investor Members and the DIRECTV Members have been purchased, redeemed or previously forfeited, or (y) all of the Series A Preferred Units held by the Financial Investor Members have been purchased, redeemed or previously forfeited and DIRECTV is a Limited Member, then all of the remaining Series A Preferred Units shall automatically be converted into Class A Common Units pursuant to Section 5.2(e)(iv)(2).

Exhibit 3.1 - 66

(f) Call Right With Respect to Class D Members.  The Network may, with the written consent of Comcast (as long as there has not been a Comcast Trigger Event) and Radio One (as long as there has not been a Radio One Trigger Event) elect, during the period beginning 120 days before the sixth anniversary of the Launch Date and ending on the sixth anniversary of the Launch Date (the “Class D Call Exercise Period”), to purchase up to all of the Class D Common Units of each Class D Member that, as of the last day of the Class D Call Exercise Period or such later date as the Board may determine, are no longer subject to forfeiture in accordance with such Class D Member’s Award Agreement (the “Class D Call Units”) at a price per Class D Call Unit equal to (1) the Final Fair Market Value of a Class D Common Unit as determined in accordance with Section 12.1(a) hereof or, (2) if no such Final Fair Market Value has been determined, the Fair Market Value (as defined in the Network Equity Plan) of a Class D Common Unit (such price, the “Class D Call Unit Price”).  If the Network elects to exercise its right to purchase such Class D Call Units, it shall provide written notice thereof to the Class D Members during the Class D Exercise Period.  Not later than the tenth (10th) day following the date that the Investment Banks deliver their determination of the Final Fair Market Value under Section 12.1(a) (such date, the “Call Right Value Determination Date”) (if any) or the tenth (10th) day following the last day of the Class D Call Exercise Period (if there is no Call Right Value Determination Date), the Network shall deliver (i) written notice to each Class D Member, which notice shall include the Class D Call Unit Price and the anticipated date of the Class D Call Closing and (ii) written notice to Comcast and Radio One indicating the number of Class D Call Units (if any) that are available for purchase by Comcast and/or Radio One (a “Class D Call Participation Request Notice”).  If Comcast and/or Radio One wish to purchase any Class D Call Units that are available for purchase, it shall deliver written notice to the Network no later than (x) the thirtieth (30th) day following the Call Right Value Determination Date (if any) or (y) the twentieth (20th) day following the delivery of the Class D Call Participation Request Notice (if there is no Call Right Value Determination Date) ((x) or (y), the “Class D Call Acceptance Date”), which written notice shall indicate the number of Class D Call Units that it elects to purchase and shall constitute its irrevocable commitment to purchase the Class D Call Units indicated therein (each such notice, an “Class D Call Acceptance Notice”).  If Comcast and/or Radio One indicate that they elect to purchase, in the aggregate, more Class D Call Units than are available for purchase by Comcast and/or Radio One, the Class D Call Units available for purchase shall be allocated to Comcast and/or Radio One based on the relative Percentage Interest of Comcast and Radio One as of the date of the Class D Call Right Participation Request Notice.  If neither Comcast nor Radio One elect to purchase the Class D Call Units available for purchase by Comcast or Radio One, or fail to timely deliver a proper Class D Call Acceptance Notice, then the Network may, at its sole discretion, elect to purchase, at the Class D Call Closing, the Class D Call Units that neither Comcast nor Radio One elected to purchase.  Within five (5) days after the Class D Call Acceptance Date, the Network shall deliver written notice to each of Comcast, Radio One and to each Class D Member from whom the Network, Comcast and/or Radio One is purchasing Class D Call Units, indicating the number of Class D Call Units of such Class D Member that will be purchased by the Network, Comcast and/or Radio One.  The closing of the purchase and sale of the Class D Call Units pursuant to this Section 12.1(f) (the “Class D Call Closing”) shall occur on the date of the Call Right Closing (if there is a Call Right Closing); provided, that, if there is no Call Right Closing, the Class D Call Closing shall occur on such date as is determined by the Board and Radio One (if it is participating in the Class D Call Closing) and Comcast (if it is participating in the Class D Call Closing) but, in any event within sixty (60) days after Class D Call Acceptance Date.  At the Class D Call Closing, (1) each Class D Member selling Class D Call Units shall (A) execute and deliver such documents as shall be reasonably requested by the Person(s) purchasing such Class D Call Units and (B) represent and warrant to the Person(s) purchasing such Class D Call Units (in addition to such other customary representations and warranties requested by the Person(s) purchasing such Class D Call Units) that such Class D Call Units are being transferred to the Person(s) purchasing such Class D Call Units free and clear of liens, encumbrances and interests or rights of other Persons, and (2) the Person(s) purchasing such Class D Call Units shall make payment to the Class D Member selling such Class D Call Units in an amount equal to the Class D Call Unit Price multiplied by the number of Class D Call Units being sold by such Class D Member, such payment to be made by wire transfer of immediately available funds to an account specified in writing by such Class D Member.

(g) Radio One Termination.  Upon delivery by Comcast of a Termination Notice (as defined in the Radio One Change of Control Agreement) to Radio One and the Network pursuant to Section 2.2(c) of the Radio One Change of Control Agreement or upon a Radio One Trigger Event, Radio One’s rights to demand an Appraisal and participate in a purchase of Units under this Section 12.1 shall terminate and be of no further force or effect.

(h) Comcast Termination.  Upon a Comcast Trigger Event, Comcast’s rights to demand an Appraisal and participate in a purchase of Units under this Section 12.1 shall automatically terminate and be of no further force or effect.

(i) Selection of Investment Banks and Determination of Final Fair Market Value.  For purposes of Sections 12.1(a),  12.2(a), 12.6(a), 12.7(a) and 12.8(a), Investment Banks shall be selected to complete the Appraisals and determine the Final Fair Market Value as follows:

(i) Comcast and Radio One (for purposes of Sections 12.1(a), 12.2(a), 12.7(a) and 12.8(a) hereof) or the Network (for purposes of Section 12.6(a) hereof), on the one hand, and the holders of a majority of the Units held by the Call Right Members (for purposes of Section 12.1(a) hereof), the Selling Put Right Members (for purposes of Section 12.2(a) hereof), or the DIRECTV Members (for purposes of Sections 12.6(a), 12.7(a) and 12.8(a) hereof), on the other hand, shall each have twenty (20) days following (as applicable) (A) the date that Comcast or Radio One demands that Appraisals be completed pursuant to Section 12.1(a) or Section 12.7(a) hereof, (B) the date Comcast and Radio One receive Put Notices pursuant to Section 12.2(a) or 12.8(a) hereof, or (C) the date that the Network demands that Appraisals be completed pursuant to Section 12.6(a) hereof, to submit in writing their selection of an Investment Bank to the other Persons and to instruct such Investment Bank to complete an Appraisal to determine the Fair Market Value within thirty (30) days of such instruction. The Network shall bear the Appraisal-related costs and fees of the Investment Bank selected by such Persons.

Exhibit 3.1 - 67

(ii) After the Investment Banks have completed their Appraisals and their determinations of the Fair Market Value, each Investment Bank shall submit its Fair Market Value determination together with relevant reports and related work papers to the other Investment Bank and to Comcast, Radio One, the Network, and the Call Right Members (for purposes of Section 12.1(a)), the Selling Put Right Members (for purposes of Section 12.2(a)), or the DIRECTV Members (for purposes of Section 12.6(a), 12.7(a) or 12.8(a) hereof).  If the greater Fair Market Value determination is no more than 10% greater than the lesser Fair Market Value determination, then the Final Fair Market Value shall be equal to the average of such Fair Market Value determinations.

(iii) If the greater Fair Market Value determination submitted under (ii) above is more than 10% greater than the lesser Fair Market Value determination submitted under (ii) above, then the Investment Banks selected by Comcast and Radio One (for purposes of Sections 12.1(a), 12.2(a), 12.7(a) or 12.8(a) hereof) or the Network (for purposes of Section 12.6(a) hereof), and the Call Right Members (for purposes of Section 12.1(a)), the Selling Put Right Members (for purposes of Section 12.2(a)), or the DIRECTV Members (for purposes of Section 12.6(a), 12.7(a) or 12.8(a) hereof), in each case, pursuant to (i) above shall, within three (3) Business Days of the submissions of the Fair Market Value determinations under (ii) above, jointly select a third Investment Bank to complete an Appraisal within twenty-five (25) days of such selection to determine the Fair Market Value; provided that such third Investment Bank shall be instructed to determine a Fair Market Value that is between the two Fair Market Value determinations submitted under (ii) above.  Promptly following selection, such third Investment Bank shall be provided with the reports and related work papers of the other two Investment Banks relating to their Fair Market Value determinations.  After the third Investment Bank has completed its Appraisal and its determination of the Fair Market Value, such third Investment Bank shall submit its Fair Market Value determination together with relevant reports and related work papers to the other two Investment Banks.  The Final Fair Market Value shall be equal to the average of the Fair Market Value determination of the third Investment Bank and the Fair Market Value determination submitted under (ii) above that is closest to the Fair Market Value determination of the third Investment Bank.  The Network shall bear the Appraisal-related costs and fees of the third Investment Bank.

(iv) In the event Comcast and Radio One (for purposes of Sections 12.1(a), 12.2(a), 12.7(a) or 12.8(a) hereof) or the Network (for purposes of Section 12.6(a) hereof), on the one hand, or the Call Right Members (for purposes of Section 12.1(a)), the Selling Put Right Members (for purposes of Section 12.2(a)), or the DIRECTV Members (for purposes of Section 12.6(a), 12.7(a) or 12.8(a) hereof), on the other hand, fail to select an Investment Bank and notify the other parties in writing of such selection by the end of the twenty-day period specified in (i) above, the Investment Bank selected by the other Persons by the end of such twenty-day period shall be the sole Investment Bank for purposes of Section 12.1(a) or Section 12.2(a), as applicable, and the determination of such Investment Bank as to the Fair Market Value shall be the Final Fair Market Value.

(v) The Network shall agree to any reasonable and customary indemnification requested by the Investment Banks in connection with the completion of Appraisals under this Section 12.1(i).

Section 12.2 Put Right Members Put Rights.

(a) Exercise of Put Rights; Appraisal.  Each Put Right Member may, in its sole discretion, elect (1) during the ninety (90) day period ending on July 19, 2010, (2) during the ten (10) day period following the date that the Network notifies each Put Right Member in writing of the execution of a definitive agreement in connection with a proposed Sale Transaction to Comcast, Radio One or an Affiliate thereof (solely with respect to a Sale Transaction that is a sale, transfer or other disposition of all or substantially all of the assets of the Network); provided that the definitive agreement with respect to such Sale Transaction is executed during the period commencing on January 19, 2007 and ending ninety (90) days prior to July 19, 2010 (an “Asset Sale Put Right”), or (3) if the Put Right Members receive an SIS Notice at any time during the six-month period ending on July 19, 2010 (in which event any previously delivered Put Notice shall be null and void), during the ninety (90) day period following an SIS Closing Termination Date (in each case, the “Put Exercise Period”), to have the Network purchase all (but not less than all) of such Put Right Member’s Units for an aggregate price equal to the Final Fair Market Value of such Units.  Each Put Right Member that desires to make such an election (a “Selling Put Right Member”) shall exercise this right by providing written notice (a “Put Notice”) to the Network, Comcast and Radio One at any time during the Put Exercise Period.  Following the delivery of a Put Notice, (i) Comcast, Radio One and the Selling Put Right Members shall initiate the process of selecting Investment Banks to determine the Final Fair Market Value in accordance with 12.1(i) hereof, (ii) Comcast, Radio One, the Selling Put Right Members and the Network shall cooperate with the Investment Banks in connection with the completion of the Appraisals and (iii) the Network shall make available such information and personnel as the Investment Banks deem necessary to complete their determination of the Final Fair Market Value within 60 days after the date that the Investment Banks are selected in accordance with Section 12.1(i) hereof.  Upon completion of the Appraisals, the Investment Banks shall deliver their determination of the Final Fair Market Value to the Network, the Selling Put Right Members, Comcast and Radio One (such date of delivery, the “Put Right Value Determination Date”).  The determination of the Investment Banks as to the Final Fair Market Value shall be final and binding upon the parties for the purposes of this Section 12.2.  Following receipt of the determination of the Investment Banks of the Final Fair Market Value, each Selling Put Right Member may terminate its election to have the Network purchase such Selling Put Right Member’s Units by delivering written notice of such termination to the Network, Comcast and Radio One within five (5) Business Days following the Put Right Value Determination Date.  Any Selling Put Right Member that terminates its election pursuant to the previous sentence shall no longer be considered a Selling Put Right Member for purposes of Sections 12.2(b), (c) and (d) hereof and shall be required to reimburse the Network for a percentage of the Appraisal-related costs and expenses incurred by the Network pursuant to Section 12.1(i) hereof, such percentage to be calculated by dividing the number of Units held by such Selling Put Right Member by the number of Units held by all Selling Put Right Members.

Exhibit 3.1 - 68

(b) Derivative Equity Interest Exercise.  No later than the 10th day following the Put Right Value Determination Date, each Selling Put Right Member who is a holder of any Derivative Equity Interest and who wishes to make a Derivative Equity Interest Exercise at the Put Right Closing shall provide a Derivative Equity Interest Exercise Notice to the Network, Comcast and Radio One.  Any Units issued pursuant to such Derivative Equity Interest Exercise, together with all other Units offered for sale by the Selling Put Right Members shall be referred to herein as “Put Units.”  If a Selling Put Right Member holding a Derivative Equity Interest shall fail to make a Derivative Equity Interest Exercise within such ten-day period then, subject to the last sentence of this Section 12.2(b), (i) such Selling Put Right Member shall be deemed to have elected to irrevocably terminate and cancel its right to acquire Units or Derivative Equity Interests or to convert any security into Units or Derivative Equity Interests and shall cease to have any right to effect a Derivative Equity Interest Exercise with respect to such Selling Financial Member’s Derivative Equity Interests at any time, (ii) the Network (and Comcast or Radio One, as applicable) shall not be required to purchase any Units issuable upon such Derivative Equity Interest Exercise of such Selling Put Right Member, and (iii) upon the consummation of the Put Right Closing, all such Derivative Equity Interests (or, if applicable, the right applicable to any debt security to convert such security in whole or part into Units or Derivative Equity Interests) shall terminate automatically and without any further action by any Person.  If the Put Right Closing does not occur on the Put Closing Date, or such other time as the Network, Comcast, Radio One and the Selling Put Right Members shall agree (but in no event more than ninety (90) days after the Put Closing Date) then (A) any Derivative Equity Interest Exercise Notice delivered by a Selling Put Right Member pursuant to the first sentence of this Section 12.2(b) shall be deemed to be rescinded and shall have no force and effect, and (B) the right of all Selling Put Right Members holding Derivative Equity Interests (including without limitation all such Selling Put Right Members who failed to deliver a Derivative Equity Interest Exercise Notice within the ten-day period following delivery by the Investment Banks of their determination of the Fair Market Value) to effect a Derivative Equity Interest Exercise in accordance with the terms of such Member’s Derivative Equity Interest and the terms hereof shall be automatically restored without any further action by any Person.

(c) Participation.  No later than the 30th day following the Put Right Value Determination Date, at the election of Comcast and/or Radio One, Comcast and/or Radio One may elect to participate in a purchase of Put Units pursuant to this Section 12.2 by delivering written notice (a “Participation Notice”) to the Network, Comcast or Radio One, as appropriate, and the Selling Put Right Members, specifying (x) the number of Put Units that such Person desires to purchase for an aggregate price equal to the Final Fair Market Value of a Put Unit multiplied by the number of Put Units that such Person desires to purchase, provided that each such Person purchase at least a percentage of the Put Units subject to the Put Notice equal to the aggregate Percentage Interest of such Person and its Unit Affiliates, and (y) whether such purchase shall be made in cash or common stock of such Person.  In the event Comcast or Radio One delivers a Participation Notice, the following provisions shall be applicable:

(i) If Comcast delivers a Participation Notice and Radio One does not deliver a Participation Notice within five (5) days of receipt of Comcast’s Participation Notice, then (A) Comcast shall be obligated to purchase the amount of Put Units as specified in its Participation Notice for an aggregate price equal to the Final Fair Market Value of a Put Unit multiplied by the number of Put Units to be purchased by Comcast (the “Comcast Put Price”), (B) the Selling Put Right Members shall be obligated to sell the amount of Put Units as specified in the Participation Notice to Comcast for the Comcast Put Price, (C) pursuant to (and subject to the limitations set forth in) Section 4.4(c) hereof, following the Put Right Closing, all but one of the Radio One Managers on the Board shall be automatically removed (the remaining Radio One Manager to be designated by Radio One upon the occurrence of such event) and Comcast shall be permitted to fill the vacancies created by the removal of such Radio One Managers with additional Comcast Managers; provided, however, that Comcast may, in its sole discretion, fill only a portion of such vacancies in which event the total number of Managers on the Board shall be reduced by the number of vacancies not filled by Comcast; and (D) following the Put Right Closing, Comcast may deliver to Radio One and the Network a Termination Notice pursuant to Section 6.2(e) of the Network Services Agreement.  The purchase and sale of Put Units pursuant to this Section 12.2(c)(i) shall take place in accordance with the provisions set forth in Section 12.2(d) hereof.

(ii) If Radio One delivers a Participation Notice and Comcast does not deliver a Participation Notice within five (5) days of receipt of Radio One’s Participation Notice, then (A) Radio One shall be obligated to purchase all of the Put Units specified in its Participation Notice for an aggregate price equal to the Final Fair Market Value of a Put Unit multiplied by the number of Put Units that Radio One is to purchase (the “Radio One Put Price”), (B) the Selling Put Right Members shall be obligated to sell the amount of Put Units as specified in the Participation Notice to Radio One for the Radio One Put Price, and (C) pursuant to (and subject to the limitations set forth in) Section 4.4(c) hereof, following the Put Right Closing, the Board shall consist of (x) if DIRECTV remains a Member following the Put Right Closing (and provided no DIRECTV Trigger Event has occurred), five (5) Managers, and Radio One shall designate three (3) Managers, DIRECTV shall designate one (1) Member and Comcast shall designate one (1) Manager, or (y) if DIRECTV is no longer a Member or a DIRECTV Trigger Event has occurred, three (3) Managers, and Radio One shall designate two (2) Managers and Comcast shall designate one (1) Manager.  The purchase and sale of Put Units pursuant to this Section 12.2(c)(ii) shall take place in accordance with the provisions set forth in Section 12.2(d) hereof.

Exhibit 3.1 - 69

(iii) If Radio One and Comcast both submit Participation Notices, Comcast shall be obligated to purchase the number of Put Units specified in the Comcast Participation Notice for an aggregate price equal to the Final Fair Market Value multiplied by the number of Put Units specified in the Comcast Participation Notice and Radio One shall be obligated to purchase the number of Put Units as specified in the Radio One Participation Notice for an aggregate price equal to the Final Fair Market Value multiplied by the number of Put Units specified in the Radio One Participation Notice; provided, however, that if sum of the number of Put Units specified in the Comcast Participation Notice plus the number of Put Units specified in the Radio One Participation Notice exceeds the total number of Put Units then (A) Comcast and Radio One shall be obligated to purchase all of the Put Units for an aggregate price equal to the Final Fair Market Value multiplied by the total number of Put Units, in such relative amounts that after such purchase (1) Radio One and its Unit Affiliates collectively own 51% of the outstanding Units (calculated on a Fully Diluted Basis, excluding the Class D Common Units and the DIRECTV Equity Interests, if any), and (2) Comcast and its Unit Affiliates collectively own 49% of the outstanding Units (calculated on a Fully Diluted Basis, excluding the Class D Common Units and the DIRECTV Equity Interests, if any); provided, however, that if Comcast and its Unit Affiliates collectively own more than 49% of the outstanding Units (calculated on a Fully Diluted Basis, excluding the Class D Common Units and the DIRECTV Equity Interests, if any) prior to the delivery of the Put Notice pursuant to Section 12.2(a) hereof, Radio One shall purchase all of the Put Units for an aggregate price equal to the Final Fair Market Value multiplied by the total number of Put Units, (B) the Selling Put Right Members shall be obligated to sell all of their Put Units to Comcast and/or Radio One in the amounts and for the prices set forth in subsection (A) of this paragraph, and (C) following the Put Right Closing, provided that all of the remaining Units (calculated on a Fully Diluted Basis) held by the Put Right Members are being purchased, pursuant to (and subject to the limitations set forth in) Section 4.4(c) hereof, the Board shall consist of three (3) Managers and, as between Comcast and Radio One (together in each case with their respective Unit Affiliates) the owner of the greater number of outstanding Units after the Put Right Closing (calculated on a Fully Diluted Basis) shall designate two (2) Managers and the owner of the lesser number of outstanding Units after the Put Right Closing (calculated on a Fully Diluted Basis) shall designate one (1) Manager.  The purchase and sale of Units pursuant to this Section 12.2(c)(iii) shall take place in accordance with the provisions set forth in Section 12.2(d) hereof.

(iv) If neither Comcast nor Radio One submits a Participation Notice and provided further that all of the Put Units (calculated on a Fully Diluted Basis) held by the Put Right Members are being purchased by the Network in connection with this Put Right, pursuant to (and subject to the limitations set forth in) Section 4.4(c) hereof, following the Put Right Closing, the Board shall consist of three (3) Managers and, as between Comcast and Radio One (together in each case with their respective Unit Affiliates), the holder of the greater number of outstanding Units after the Put Right Closing (calculated on a Fully Diluted Basis) shall designate two (2) Managers and the holder of the lesser number of outstanding Units after the Put Right Closing (calculated on a Fully Diluted Basis) shall designate one (1) Manager.

(v) The number of Put Units subject to Participation Notices submitted by Comcast and/or Radio One shall reduce the number of Put Units required to be purchased by the Network at the Put Right Closing.

(vi) If Comcast submits a Participation Notice and if Comcast desires to issue common stock of Comcast Corporation as all or a portion of the purchase price for the Put Units it will purchase at the Put Right Closing, provided that Comcast Corporation is eligible to use Form S-3 (or a similar form of registration statement), Comcast shall deliver to the Selling Put Right Members, at least thirty (30) days prior to the Put Closing Date, the Comcast Registration Rights Agreement executed by Comcast Corporation, and each Selling Put Right Member shall be required to execute the Comcast Registration Rights Agreement and return such agreement (as so executed) to Comcast Corporation within ten (10) days following receipt thereof.  If Comcast does not deliver an executed copy of the Comcast Registration Rights Agreement to the Selling Put Right Members at least thirty (30) days prior to the Put Closing Date, Comcast shall not be permitted to issue common stock of Comcast Corporation to any Selling Put Right Member as all or a portion of the purchase price for the Put Units held by such Selling Put Right Member at the Put Right Closing (without the consent of such Selling Put Right Member).  If any Selling Put Right Member does not execute and return the Comcast Registration Rights Agreement within the 10 day period set forth above, Comcast shall be permitted to issue common stock of Comcast Corporation to such Selling Put Right Member as all or a portion of the purchase price for the Put Units held by such Selling Put Right Member at the Put Right Closing, but neither Comcast Corporation nor any of its Affiliates shall be under any obligation to register such common stock in accordance with the provisions of the Comcast Registration Rights Agreement or otherwise.

(vii) If Radio One submits a Participation Notice and if Radio One desires to issue common stock of Radio One, Inc. as all or a portion of the purchase price for the Put Units it will purchase at the Put Right Closing, provided that Radio One, Inc. is eligible to use Form S-3 (or a similar form of registration statement), Radio One shall deliver to the Selling Put Right Members, at least thirty (30) days prior to the Put Closing Date, the Radio One Registration Rights Agreement executed by Radio One, Inc., and each Selling Put Right Member shall be required to execute the Radio One Registration Rights Agreement and return such agreement (as so executed) to Radio One, Inc. within ten (10) days following receipt thereof.  If Radio One does not deliver an executed copy of the Radio One Registration Rights Agreement to the Selling Put Right Members at least thirty (30) days prior to the Put Closing Date, Radio One shall not be permitted to issue common stock of Radio One, Inc. to any Selling Put Right Member as all or a portion of the purchase price for the Put Units held by such Selling Put Right Member at the Put Right Closing (without the consent of such Selling Put Right Member).  If any Selling Put Right Member does not execute and return the Radio One Registration Rights Agreement within the 10 day period set forth above, Radio One shall be permitted to issue common stock of Radio One, Inc. to such Selling Put Right Member as all or a portion of the purchase price for the Put Units held by such Selling Put Right Member at the Put Right Closing, but neither Radio One, Inc. nor any of its Affiliates shall be under any obligation to register such common stock in accordance with the provisions of the Radio One Registration Rights Agreement or otherwise.

Exhibit 3.1 - 70

(d) Put Right Closing.  The closing (the “Put Right Closing”) of the purchase and sale of the Put Units pursuant to this Section 12.2 shall be made on a date within ninety (90) days of the Put Right Value Determination Date (the “Put Closing Date”) and, to the extent applicable, shall be made after giving effect to the Derivative Equity Interest Exercise made by each Selling Put Right Member.  At the Put Right Closing, which shall be at a place and time reasonably selected by the Person purchasing Put Units at such closing, (i) each of the Selling Put Right Members shall (A) if applicable, effect the Derivative Equity Interest Exercise in accordance with such Selling Put Right Member’s Derivative Equity Interest Exercise Notice delivered pursuant to Section 12.2(b) hereof, (B) execute and deliver such documents as shall be reasonably requested by the Persons purchasing such Member’s Put Units in order to vest full beneficial and record ownership of all of such Put Units then owned by such Member in the Persons purchasing such Put Units, and (C) represent and warrant to the Persons purchasing such Put Units (in addition to such other customary representations and warranties requested by the Persons purchasing such Put Units) that such Put Units are being transferred to such Persons free and clear of liens, encumbrances and interests or rights of other Persons (except as provided in this Agreement, the Buy/Sell Agreement or the Radio One Change of Control Agreement), and (ii) each Person purchasing Put Units shall make payment to each Selling Put Right Member in an amount equal to the number of Put Units being acquired from such Member by such Person multiplied by the Final Fair Market Value of such Put Units, such payment to be made (at such purchaser’s option) (1) by wire transfer of immediately available funds to an account specified in writing by each Selling Put Right Member, (2) subject to Section 12.9, with respect to purchases by Comcast or Radio One and at the option of each such Person, the issuance of the most widely held class of common stock of Comcast Corporation and/or Radio One, Inc. (based upon the average closing prices for a share of such common stock during the ten (10) consecutive trading days ending two days prior to the date of the Put Right Closing), which shares of common stock, except as otherwise provided in Section 12.2(c)(vi) and (vii) above, shall be “Registrable Securities” pursuant to the provisions of the Comcast Registration Rights Agreement or the Radio One Registration Rights Agreement, as applicable, or (3) subject to Section 12.9, with respect to purchases by Comcast or Radio One and at the option of such Person, any combination of the foregoing; provided that, except as otherwise provided in Section 12.9 with respect to DIRECTV, each Selling Put Right Member receives from Comcast and Radio One, as applicable, the same proportionate amount of cash and common stock as payment for the Put Units sold by each Selling Put Right Member (except in the event that the issuance of common stock of Comcast Corporation or Radio One, Inc. to any Selling Put Right Member would subject the issuer, in the issuer’s reasonable judgment, to legal or regulatory rules or burdens of a nature or degree not present as to the other Selling Put Right Members to which common stock is issued, in which case such Selling Put Right Member may receive its entire purchase price in cash while other Selling Put Right Members receive all or a portion of their purchase price in common stock (but not a greater amount of common stock than such Selling Put Right Members would have otherwise received)).  The right to issue common stock of (I) Comcast Corporation as payment at the Put Right Closing shall terminate in the event neither Comcast Corporation nor any Affiliate of Comcast Corporation is a Member and (II) Radio One, Inc. as payment at the Put Right Closing shall terminate in the event neither Radio One, Inc. nor any Affiliate of Radio One, Inc. is a Member.    In connection with the Put Right Closing, Comcast and Radio One may assign all or any portion of its respective purchase rights under this Section 12.2(d) to an Affiliate of such Person.  In the event that any of the Selling Put Right Members fails to fully satisfy or be in a position to fully satisfy its obligations to sell the Put Units at the Put Right Closing (each, a “Put Right Defaulting Person”) and such Put Right Closing does not occur, (1) so long as Comcast and/or Radio One have fully satisfied or are in a position to fully satisfy all of their conditions and obligations at the Put Right Closing in connection with such Put Right Closing, the Put Right Defaulting Person shall reimburse (or in the event there is more than one Put Right Defaulting Person, the Put Right Defaulting Persons shall reimburse in proportion to the relative Put Units to be sold by each Put Right Defaulting Person at the Put Right Closing) Comcast and/or Radio One for their actual and reasonable out of pocket expenses incurred (not to exceed $200,000.00 in the aggregate for Comcast and/or Radio One) in connection with the Put Right Closing (provided that such reimbursement shall not constitute, or be deemed to be, an admission of liability by the Put Right Defaulting Person(s)), and (2) any Put Right Defaulting Person’s rights but not obligations to participate in such Put Right Closing shall automatically and irrevocably terminate.  Following the Put Closing Date, in the event that (x) all of the Series A Preferred Units held by the Put Right Members have been purchased, redeemed or previously forfeited, or (y) all of the Series A Preferred Units held by the Financial Investor Members have been purchased, redeemed or previously forfeited and DIRECTV is a Limited Member, then all of the remaining Series A Preferred Units shall automatically be converted into Class A Common Units pursuant to Section 5.2(e)(iv)(2).

Exhibit 3.1 - 71

(e) Class D Member Put Right.  Each Class D Member may, in his or her sole discretion, elect during the Put Exercise Period, to have the Network purchase up to fifty percent (50%) of the Class D Common Units of such Class D Member that, as of July 19, 2010 or such later date as the Board may determine, are no longer subject to forfeiture in accordance with such Class D Member’s Award Agreement (the “Qualifying Class D Put Units”) at a price per Qualifying Class D Put Unit equal to (1) the Final Fair Market Value of a Class D Common Unit as determined in accordance with Section 12.2(a) hereof or, (2) if no such Final Fair Market Value has been determined, the Fair Market Value (as defined in the Network Equity Plan) of a Class D Common Unit (such price, the “Class D Put Unit Price”).  Each Class D Member that desires to make such an election (a “Selling Class D Member”) shall exercise this right by providing written notice (a “Class D Put Notice”) to the Network, Comcast and Radio One at any time during the Put Exercise Period, which shall identify the number of Qualifying Class D Units that such Selling Class D Member has elected to sell to the Network (the “Class D Put Units”) and which notice shall constitute such Class D Member’s irrevocable offer to have the Network (or Comcast and/or Radio One pursuant to an Class D Put Acceptance Notice) purchase such Class D Put Units at the Class D Put Unit Price at the Class D Put Closing.  Not later than the tenth (10th) day following the Put Right Value Determination Date (if any) or the tenth (10th) day following the last day of the Put Exercise Period (if there is no Put Right Value Determination Date), the Network shall deliver (i) written notice to each Selling Class D Member, which notice shall include the Class D Unit Put Price and the anticipated date of the Class D Put Closing and (ii) written notice to Comcast and Radio One indicating the number of Class D Put Units (if any) that are available for purchase by Comcast and/or Radio One (a “Class D Put Participation Request Notice”).  If Comcast and/or Radio One wish to purchase any Class D Put Units that are available for purchase, it shall deliver written notice to the Network no later than (x) the thirtieth (30th) day following the Put Right Value Determination Date (if any) or (y) the twentieth (20th) day following the delivery of the Class D Put Participation Request Notice (if there is no Put Right Value Determination Date) ((x) or (y), the “Class D Put Acceptance Date”), which written notice shall indicate the number of Class D Put Units that it elects to purchase and shall constitute its irrevocable commitment to purchase the Class D Put Units indicated therein (each such notice, an “Class D Put Acceptance Notice”).  If Comcast and/or Radio One indicate that they elect to purchase, in the aggregate, more Class D Put Units than are available for purchase by Comcast and/or Radio One, the Class D Put Units available for purchase shall be allocated to Comcast and Radio One based on the relative Percentage Interest of Comcast and/or Radio One as of the date of the Class D Put Right Participation Request Notice.  If neither Comcast nor Radio One elect to purchase the Class D Put Units available for purchase by Comcast or Radio One, or fail to timely deliver a proper Class D Put Acceptance Notice, then the Network shall purchase all of the Class D Put Units at the Class D Put Closing.  Within five (5) days after the Class D Put Acceptance Date, the Network shall deliver written notice to each of Comcast, Radio One and the Selling Class D Members indicating the number of Class D Put Units of each Selling Class D Member that will be purchased by the Network, Comcast and/or Radio One.  The closing of the purchase and sale of the Class D Put Units pursuant to this Section 12.2(e) (the “Class D Put Closing”) shall occur on the Put Closing Date (if there is a Put Closing Date); provided, that, if there is no Put Closing Date, the Class D Put Closing shall occur on such date as is determined by the Board and Radio One (if it is participating in the Class D Put Closing) and Comcast (if it is participating in the Class D Put Closing) but, in any event within sixty (60) days after Class D Put Acceptance Date.  At the Class D Put Closing, (1) each Selling Class D Member shall (A) execute and deliver such documents as shall be reasonably requested by the Person(s) purchasing such Class D Put Units and (B) represent and warrant to the Person(s) purchasing such Class D Put Units (in addition to such other customary representations and warranties requested by the Person(s) purchasing such Class D Put Units) that such Class D Put Units are being transferred to the Person(s) purchasing such Class D Put Units free and clear of liens, encumbrances and interests or rights of other Persons, and (2) the Person(s) purchasing such Class D Put Units shall make payment to each Selling Class D Member in an amount equal to the Class D Put Unit Price multiplied by the number of Class D Put Units being sold by such Class D Member, such payment to be made by wire transfer of immediately available funds to an account specified in writing by such Selling Class D Member.

(f) Radio One Termination.  Upon delivery by Comcast of a Termination Notice (as defined in the Radio One Change of Control Agreement) to Radio One and the Network pursuant to Section 2.2(d) of the Radio One Change of Control Agreement or upon a Radio One Trigger Event, Radio One’s rights to participate in a purchase of Units under this Section 12.2 shall terminate and be of no further force or effect.

(g) Comcast Termination.  Upon a Comcast Trigger Event, Comcast’s rights to participate in a purchase of Units under this Section 12.2 shall automatically terminate and be of no further force or effect.

(h) Asset Sale Put Right.  The Network shall be obligated to promptly notify the Put Right Members in writing of the execution of any definitive agreement with respect to any Sale Transaction that triggers an Asset Sale Put Right, the Network shall not be permitted to consummate such Sale Transaction until the date of the Put Right Closing, if any, and the closing of such Sale Transaction shall occur contemporaneously with the Put Right Closing, if any, that results from such Asset Sale Put Right.  All elections made by the Selling Put Right Members in their respective Put Notices with respect to such Asset Sale Put Right and the obligations of the Network, Comcast and/or Radio One to purchase the Put Units at the Put Right Closing that results from such Asset Sale Put Right shall terminate automatically with respect to such Sale Transaction if such Sale Transaction is abandoned.

Exhibit 3.1 - 72

Section 12.3 Preemptive Rights.  Subject to the terms and conditions specified in this Section 12.3, the Network hereby grants to each Initial Member and each Substitute Member of the Initial Members a preemptive right with respect to future sales by the Network of its Equity Interests (the “Preemptive Rights”).  Each Member permitted to exercise its Preemptive Rights hereunder may designate one or more Affiliates of such Member to exercise all or any portion of such Member’s Preemptive Rights; provided that all such Affiliates, as a condition to exercising the Preemptive Rights, agree to execute a Joinder Agreement as if such Affiliate were receiving a Transfer of Units from such Member pursuant to Section 11.1 hereof.  Each time the Network proposes to offer any Equity Interests, the Network shall first make an offering of such Equity Interests to each Initial Member and each Substitute Member of such Initial Members in accordance with the following provisions:

(a) The Network shall deliver a notice to the Initial Members and any Substitute Members of such Initial Members stating (i) its bona fide intention to offer such Equity Interests, (ii) the number of such Equity Interests to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Equity Interests (the “Preemptive Rights Notice”).

(b) Within fifteen (15) days after receipt of the Preemptive Rights Notice, each Initial Member and each Substitute Member for such Initial Member may elect, by written notice to the Network, to purchase or obtain, at the price and on the terms specified in the Preemptive Rights Notice, its proportionate share (the “Initial Preemptive Rights Proportionate Share”) of the Equity Interests offered by the Network, such Initial Preemptive Rights Proportionate Share to be equal to the aggregate number of Equity Interests so offered multiplied by the percentage obtained by dividing the number of Units held by such Initial Member and each Substitute Member for such Initial Member by the number of Units held by all Initial Members and Substitute Members.  Promptly following the end of such fifteen (15) day period, the Network shall, in writing, inform each Financial Investor Member that exercises its right to purchase its Initial Preemptive Rights Proportionate Share whether any Equity Interests were offered to, but not purchased by, the other Financial Investor Members (the “Financial Investor Member Preemptive Rights Interests”).  During the five (5) day period commencing after receipt of such information, each such exercising Financial Investor Member may elect, by providing written notice of such election to the Network and the other electing Members, to purchase its proportionate share of any Financial Investor Member Preemptive Rights Interests (or such other proportion as may be agreed upon by all of the Financial Investor Members who elect to purchase Financial Investor Member Preemptive Rights Interests).  For purposes of the preceding sentence, the proportionate share of each exercising Financial Investor Member who elects to purchase Financial Investor Member Preemptive Rights Interests shall be equal to the aggregate number of Financial Investor Member Preemptive Rights Interests multiplied by the percentage obtained by dividing the number of Units held by such Financial Investor Member by the number of Units held by all Financial Investor Members who elect to purchase Financial Investor Member Preemptive Rights Interests pursuant to this Section 12.3(b).

(c) Promptly following the end of the fifteen (15) day period described in Section 12.3(b) above (or, if applicable, following the end of the subsequent five (5) day period), the Network shall, in writing, inform each electing Member that exercises its right to purchase its Initial Preemptive Rights Proportionate Share whether any Equity Interests were offered to, but not purchased by, the other Members under Section 12.3(a) (the “Remaining Equity Interests”).  During the five (5) day period commencing after receipt of such information, each exercising Member may elect, by providing written notice of such election to the Network and to the other electing Members, to purchase its proportionate share (the “Final Preemptive Rights Proportionate Share”) of any Remaining Equity Interests or all of the Remaining Equity Interests.  The Final Preemptive Rights Proportionate Share shall be equal to the aggregate number of Remaining Equity Interests multiplied by the percentage obtained by dividing the number of Units held by such exercising Member by the number of Units held by all exercising Members who elect to purchase their Final Preemptive Rights Proportionate Share or all of the Remaining Equity Interests pursuant to this Section 12.3(c).

(d) Upon the expiration of the five (5) day period described in Section 12.3(c) above, the aggregate number of Equity Interests to be purchased by the Initial Members and Substitute Members under Section 12.3(b) and (c) shall be allocated among the electing Members as follows:

(1) Each Initial Member and Substitute Member exercising its rights under Section 12.3(b) shall first purchase its Initial Preemptive Rights Proportionate Share;

(2) Each electing Financial Investor Member exercising its rights under Section 12.3(b) shall next purchase its proportionate share of the Financial Investor Member Preemptive Rights Interest (or such other proportion as may be agreed upon by all of the Financial Investor Members who elect to purchase Financial Investor Member Preemptive Rights Interests);

(3) Each Initial Member and Substitute Member exercising its rights under Section 12.3(c) shall then purchase its Final Preemptive Rights Proportionate Share; and

(4) Any Remaining Equity Interests shall be allocated proportionately among the Initial Members and Substitute Members electing to purchase all of the Equity Interests offered by the Network under Section 12.3(c), based upon the relative number of Units owned by such Initial Members and Substitute Members (before giving effect to clauses (1), (2), (3) or (4) of this Section 12.3(d)).

(e) Following the expiration of the five (5) day period set forth in Section 12.3(c) above, the Network shall send electing Members a notice stating the amount of the Equity Interests that the electing Member is required to purchase in accordance with Sections 12.3(d) hereof.

Exhibit 3.1 - 73

(f) Following the expiration of the period set forth in Section 12.3(c) above, the Network shall set a time and place for a closing of the purchase of the Equity Interests by the Initial Members and Substitute Members pursuant to the terms outlined in the Preemptive Rights Notice, which closing shall occur no later than (i) forty-five (45) days following the date the Preemptive Rights Notice is first received by the Initial Members and Substitute Members, or (ii) ninety (90) days following the date the Preemptive Rights Notice is first received by the Initial Members and Substitute Members, if such additional time is necessary to comply with any regulatory approval or filing requirements.

(g) The Network may, during the seventy-five (75) day period following the expiration of the period provided in Section 12.3(f) hereof, offer the remaining unsubscribed portion of the Equity Interests to any Person or Persons (other than to a Member or an Affiliate of a Member) at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Preemptive Rights Notice.  If the Network does not consummate the sale of the remaining Equity Interests within such seventy-five (75) day period, the Preemptive Rights provided hereunder shall be deemed to be revived and such Equity Interests shall not be offered unless first reoffered to the Initial Members in accordance with this Section 12.3.

(h) The Preemptive Rights shall not be applicable to the issuance of:

(i) Class D Common Units or issuances pursuant to the Network Equity Plan;

(ii) Class A Common Units issued upon conversion of Series A Preferred Units;

(iii) Equity Interests issued or issuable to financial institutions in connection with credit arrangements, provided that such transactions are approved by the Board and (A) so long as there has not been a Comcast Trigger Event or CST Competitor Event, one Comcast Manager, such approval by such Comcast Manager to be deemed given if such Comcast Manager has not consented or objected to the issuance of such Equity Interests by written notice to the Chairman and the Chief Executive Officer within thirty (30) days following receipt of notice from the Network proposing such issuance or (B) (x) after there has been a Comcast Trigger Event or CST Competitor Event and (y) so long as there has not been a Financial Investor Trigger Event, the Financial Investor Manager, such approval by the Financial Investor Manager to be deemed given if the Financial Investor Manager has not consented or objected to the issuance of such Equity Interests by written notice to the Chairman and the Chief Executive Officer within thirty (30) days following receipt of notice from the Network proposing such issuance;

(iv) Equity Interests issued or issuable in connection with strategic partnerships or relationships or cable and satellite distribution agreements, provided that such transactions are approved by the Board and (A) so long as there has not been a Comcast Trigger Event or a CST Competitor Event, one Comcast Manager, such approval by such Comcast Manager to be deemed given if such Comcast Manager has not consented or objected to the issuance of such Equity Interests by written notice to the Chairman and the Chief Executive Officer within thirty (30) days following receipt of notice from the Network proposing such issuance or (B) (x) after there has been a Comcast Trigger Event or a CST Competitor Event and (y) so long as there has not been a Financial Investor Trigger Event, the Financial Investor Manager, such approval by the Financial Investor Manager to be deemed given if the Financial Investor Manager has not consented or objected to the issuance of such Equity Interests by written notice to the Chairman and the Chief Executive Officer within thirty (30) days following receipt of notice from the Network proposing such issuance; provided, that, for the avoidance of doubt, the issuance of Equity Interests to DIRECTV pursuant to the DIRECTV Subscription Agreement shall be deemed to have been approved by one Comcast Manager under this subsection (iv); or

(v) Equity Interests issued or issuable as consideration for the bona fide acquisition of any business entity by the Network by merger, purchase of all or substantially all of the assets or capital stock of such entity, or other reorganization whereby the Network owns not less than a majority of the voting power of such entity (or the surviving or successor entity), provided that such transaction is approved by the Board and (A) so long as there has not been a Comcast Trigger Event or a CST Competitor Event, the holders of Class B Common Units pursuant to Section 5.2(b)(i)(12) hereof or (B) (x) after there has been a Comcast Trigger Event or a CST Competitor Event and (y) so long as there has not been a Financial Investor Trigger Event, the Financial Investor Manager, such approval by the Financial Investor Manager to be deemed given if the Financial Investor Manager has not consented or objected to the issuance of such Equity Interests by written notice to the Chairman and the Chief Executive Officer within thirty (30) days following receipt of notice from the Network proposing such issuance.

Nothing in this Section 12.3(h) shall be deemed to waive Comcast’s right to approve the authorization or issuance of Equity Interests pursuant to Section 5.2(b)(i)(11) hereof; provided, that, for the avoidance of doubt, the authorization and issuance of Equity Interests to DIRECTV pursuant to the DIRECTV Subscription Agreement shall be deemed to have been approved by one Comcast Manager under Section 12.3(h)(iv) hereof and by Comcast under to Section 5.2(b)(i)(11) hereof.

(i) Upon delivery by Comcast of a Termination Notice (as defined in the Radio One Change of Control Agreement) to Radio One and the Network pursuant to Section 2.2(e) of the Radio One Change of Control Agreement Radio One’s right to exercise its Preemptive Rights and purchase Equity Interests under this Section 12.3 shall terminate and be of no further force or effect.

Exhibit 3.1 - 74

Section 12.4 Financial Investor Member and DIRECTV Tag-Along Right.  If, at any time during the period commencing on the date of this Agreement and ending on July 19, 2010, either (i) Comcast agrees to acquire from Radio One and its Unit Affiliates, in a single transaction or a series of related transactions, all of the outstanding Equity Interests then held by Radio One and its Unit Affiliates, or (ii) Radio One agrees to acquire from Comcast and its Unit Affiliates, in a single transaction or a series of related transactions, all of the outstanding Equity Interests then held by Comcast and its Unit Affiliates, in each case, other than as a result of the operation of Section 6.6 of this Agreement (a transaction contemplated by (i) or (ii) above being referred to herein as a “Strategic Investor Sale”), then Comcast, Radio One and the Financial Investor Members and the DIRECTV Members shall have the rights and obligations set forth in this Section 12.4.

(a) At least sixty (60) days prior to the date the Strategic Investor Sale is scheduled to close (the date such closing actually occurs, the “SIS Closing Date”, and such closing, the “SIS Closing”), the party acquiring Equity Interests in the Strategic Investor Sale (the “SIS Acquiror”) shall be obligated to provide each Financial Investor Member and DIRECTV Member with a written notice of the proposed Strategic Investor Sale (the “SIS Notice”).  The SIS Notice shall contain a description of the Strategic Investor Sale, the per-Unit price (the “SIS Sale Price”) to be paid by the SIS Acquiror and the scheduled SIS Closing Date.

(b) Upon receipt of the SIS Notice, each Financial Investor Member and DIRECTV Member shall have the right, but not the obligation, to require the SIS Acquiror to purchase all (but not less than all) of the Units (including any Units issuable upon a Derivative Equity Interest Exercise) then held by such Financial Investor Member and DIRECTV Member on the SIS Closing Date at a per-Unit price equal to the SIS Sale Price by delivering a written notice (the “Tag-Along Notice”) and, if such Financial Investor Member or DIRECTV Member wishes to make a Derivative Equity Interest Exercise concurrent with the SIS Closing, a Derivative Equity Interest Exercise Notice, to the SIS Acquiror and the Network at least forty (40) days prior to the SIS Closing Date.  Each Financial Investor Member and DIRECTV Member delivering a Tag-Along Notice to the SIS Acquiror and the Network shall be referred to herein as a “Tag-Along Seller.”  If a Tag-Along Seller shall fail to deliver a Derivative Equity Interest Exercise Notice along with or prior to the delivery of the Tag-Along Notice, then, subject to the last sentence of Section 12.4(c), such Tag-Along Seller shall be deemed to have elected to irrevocably terminate and cancel its right to acquire Units or Derivative Equity Interests or to convert any security into Units or Derivative Equity Interests and shall cease to have any right to effect a Derivative Equity Interest Exercise with respect to such Tag-Along Seller’s Derivative Equity Interests at any time and, upon consummation of the SIS Closing, all such Derivative Equity Interests (or, if applicable, the right applicable to any debt security to convert such security in whole or part into Units or Derivative Equity Interests) shall terminate automatically and without any further action by any Person.  The Tag-Along Notice shall state such Tag-Along Seller’s desire to sell to the SIS Acquiror all (but not less than all) of the Units (including any Units issuable upon a Derivative Equity Interest Exercise) to be held by such Tag-Along Seller on the SIS Closing Date (collectively, the “Tag-Along Units”) and shall set forth the number and class of such Units.  In the event that any Tag-Along Seller fails to fully satisfy or be in a position to fully satisfy its obligations to sell its Tag-Along Units at the SIS Closing (each, a “Tag-Along Defaulting Person”), (1) so long as the SIS Acquiror has fully satisfied or is in a position to fully satisfy all of its conditions and obligations at the SIS Closing in connection with the purchase of the Tag-Along Units at such SIS Closing, the Tag-Along Defaulting Person shall reimburse (or in the event there is more than one Tag-Along Defaulting Person, the Tag-Along Defaulting Persons shall reimburse in proportion to the relative Tag-Along Units to be sold by each Tag-Along Defaulting Person at the SIS Closing) the SIS Acquiror for its actual and reasonable out of pocket expenses incurred (not to exceed $200,000.00) with respect to the purchase of the Tag-Along Units in connection with the SIS Closing (provided that such reimbursement shall not constitute, or be deemed to be, an admission of liability by the Tag-Along Defaulting Person(s)), and (2) any Tag-Along Defaulting Person’s rights but not obligations to participate in such SIS Closing shall automatically and irrevocably terminate.

(c) On the SIS Closing Date (which shall occur at a place and time reasonably selected by the SIS Acquiror and in any event shall occur on a date within 20 Business Days of the scheduled closing date set forth in the SIS Notice), the SIS Acquiror shall be obligated to purchase from the Tag-Along Sellers, and the Tag-Along Sellers shall be obligated to sell to the SIS Acquiror, at a per-Unit price equal to the SIS Sale Price, all of the Tag-Along Units then held by the Tag-Along Sellers; provided, however, that in the event that the Strategic Investor Sale is not consummated on or within twenty (20) Business Days of the SIS Closing Date set forth in the SIS Notice (the “SIS Closing Termination Date”) (i) the SIS Acquiror shall not be obligated to purchase, and the Tag-Along Sellers shall not be obligated to sell, any Tag-Along Units held by the Tag-Along Sellers pursuant to this Section 12.4, (ii) any Derivative Equity Interest Exercise Notice delivered by a Tag-Along Seller pursuant to Section 12.4(b) hereof shall be deemed to be rescinded and shall have no force and effect, and (iii) the right of all Tag-Along Sellers holding Derivative Equity Interests (including without limitation all such Tag-Along Sellers who failed to deliver a Derivative Equity Interest Exercise Notice within the ten-day period set forth in Section 12.4(b) hereof) to effect a Derivative Equity Interest Exercise in accordance with the terms of such Tag-Along Seller’s Derivative Equity Interest and the terms hereof shall be automatically restored without any further action by any Person, and (iv) Comcast, Radio One and the Financial Investor Members shall be again subject to the obligations of this Section 12.4 with respect to the SIS Closing.

Exhibit 3.1 - 75

(d) If the SIS Acquiror desires to issue common stock of Comcast Corporation or Radio One, Inc., as applicable, as all or a portion of the purchase price for the Tag-Along Units it will purchase at the SIS Closing, provided that Comcast Corporation or Radio One, Inc., as applicable, is eligible to use Form S-3 (or a similar form of registration statement), the SIS Acquiror shall deliver to the Tag-Along Sellers, at least thirty (30) days prior to the SIS Closing Date, as applicable, the Comcast Registration Rights Agreement executed by Comcast Corporation or the Radio One Registration Rights Agreement executed by Radio One, Inc., and each Tag-Along Seller shall be required to execute such agreement and return such agreement (as so executed) to the SIS Acquiror within ten (10) days following receipt thereof.  If the SIS Acquiror does not deliver an executed copy of the applicable Registration Rights Agreement to the Tag-Along Sellers prior to such 30 day period, the SIS Acquiror shall not be permitted to issue common stock of Comcast Corporation or Radio One, Inc., as applicable, to any Tag-Along Seller as all or a portion of the purchase price for the Tag-Along Units held by such Tag-Along Seller at the SIS Closing (without the consent of such Tag-Along Seller).  If any Tag-Along Seller does not execute and return the applicable Registration Rights Agreement within the 10 day period set forth above, the SIS Acquiror shall be permitted to issue common stock of Comcast Corporation or Radio One, Inc., as applicable, to such Tag-Along Seller as all or a portion of the purchase price for the Tag-Along Units held by such Tag-Along Seller at the SIS Closing, but neither Comcast Corporation nor Radio One, Inc., as applicable, nor any of its Affiliates shall be under any obligation to register such common stock in accordance with the provisions of the applicable Registration Rights Agreement or otherwise.

(e) On the SIS Closing Date (i) each Tag-Along Seller shall (A) to the extent applicable, effect the Derivative Equity Interest Exercise in accordance with such Tag Along Seller’s Derivative Equity Interest Exercise Notice delivered pursuant to Section 12.4(b) hereof, (B) execute and deliver such documents as shall be reasonably requested by the SIS Acquiror in order to vest full beneficial and record ownership of all of the Tag-Along Units then owned by such Tag-Along Seller in the SIS Acquiror, and (C) represent and warrant to the SIS Acquiror (in addition to such other customary representations and warranties requested by the SIS Acquiror) that such Tag-Along Units are being acquired by the SIS Acquiror free and clear of liens, encumbrances and interests or rights of other Persons (except as provided in this Agreement, the Buy/Sell Agreement or the Radio One Change of Control Agreement), and (ii) the SIS Acquiror shall make payment to each Tag-Along Seller in an amount equal to the number of Tag-Along Units being acquired from such Tag-Along Seller multiplied by the SIS Sale Price, such payment to be made (at the SIS Acquiror’s option) (1) in cash, (2) by delivery of a promissory note issued by the SIS Acquiror bearing interest at a rate of eight percent (8.0%) per annum, the principal and interest of which shall be due and payable in cash on the second anniversary of the SIS Closing Date, (3) subject to Section 12.9, by delivery of shares of the most widely-held class of common stock (based upon the average closing prices for a share of such common stock during the ten (10) consecutive trading days ending two days prior to the SIS Closing Date) of Comcast Corporation or Radio One, Inc., as applicable, which shares of common stock, except as otherwise provided in Section 12.4(d) above, shall be “Registrable Securities” pursuant to the provisions of the Comcast Registration Rights Agreement or the Radio One Registration Rights Agreement, as applicable, or (4) subject to Section 12.9, by any combination of (1), (2) and (3) above; provided that, except as otherwise provided in Section 12.9 with respect to DIRECTV, each Tag-Along Seller receives the same proportionate amount of cash, notes and/or common stock as payment for the Tag-Along Units sold by each Tag-Along Seller (except in the event that the issuance of common stock of Comcast Corporation or Radio One, Inc. to any Tag-Along Seller would subject the issuer, in the issuer’s reasonable judgment, to legal or regulatory rules or burdens of a nature or degree not present as to the other Tag-Along Sellers to which common stock is issued, in which case such Tag-Along Seller may receive its entire purchase price in cash and/or notes while other Tag-Along Sellers receive all or a portion of their purchase price in common stock (but not a greater amount of common stock than such Tag-Along Seller would have otherwise received)).  The right to issue common stock of (I) Comcast Corporation as payment at the SIS Closing shall terminate in the event neither Comcast Corporation nor any Affiliate of Comcast Corporation is a Member and (II) Radio One, Inc. as payment at the SIS Closing shall terminate in the event neither Radio One, Inc. nor any Affiliate of Radio One, Inc. is a Member.

(f) For the avoidance of doubt, the rights of the Financial Investor Members and the DIRECTV Members set forth in this Section 12.4 shall not, in any event, be applicable to the Class D Members.

Exhibit 3.1 - 76

Section 12.5 Comcast and Radio One Drag-Along Right.  In addition to the rights and obligations set forth in Section 12.4, if, at any time during the period commencing on the date of this Agreement and ending on July 19, 2010, Comcast and Radio One agree to enter into a Strategic Investor Sale, then Comcast, Radio One, the Financial Investor Members and the other Members shall also have the rights and obligations contained in this Section 12.5.

(a) In connection with any Strategic Investor Sale, the SIS Acquiror shall have the right (subject to Section 12.5(e) below), but not the obligation, to require all Financial Investor Members and DIRECTV Members that have not delivered a Tag-Along Notice and each other Non-Class D Member other than Comcast, Radio One or any of their Affiliates (all such Non-Class D Members the “Drag-Along Sellers”) to sell to the SIS Acquiror all of the Units (including any Units issuable upon a Derivative Equity Interest Exercise) held by each Drag-Along Seller on the SIS Closing Date at a price per Unit equal to the SIS Sale Price by delivering a written notice (the “Drag-Along Notice”) to all of the Drag-Along Sellers and the Network at least thirty (30) days prior to the SIS Closing Date.  The Drag-Along Notice shall state the SIS Acquiror’s desire to purchase all (but not less than all) of the Units held by such Drag-Along Seller on the SIS Closing Date and shall set forth the SIS Sale Price and the SIS Closing Date.  Within five (5) days of receipt of the Drag-Along Notice, each Drag-Along Seller holding a Derivative Equity Interest and who wishes to make a Derivative Equity Interest Exercise concurrent with the SIS Closing shall be required to deliver a Derivative Equity Interest Exercise Notice to the SIS Acquiror and the Network.  Any Units issued pursuant to a Derivative Equity Interest Exercise, together with all other Units owned by the Drag-Along Sellers, shall be referred to herein as “Drag-Along Units.”  If a Drag-Along Seller shall fail to deliver a Derivative Equity Interest Exercise Notice within such five-day period then, subject to the last sentence of Section 12.5(b), such Drag-Along Seller shall be deemed to have elected to irrevocably terminate and cancel its right to acquire Units or Derivative Equity Interests or to convert any security into Units or Derivative Equity Interests and shall cease to have any right to effect a Derivative Equity Interest Exercise with respect to such Drag-Along Seller’s Derivative Equity Interests at any time and, upon consummation of the SIS Closing, all such Derivative Equity Interests (or, if applicable, the right applicable to any debt security to convert such security in whole or part into Units or Derivative Equity Interests) shall terminate automatically and without any further action by any Person.  If the SIS Acquiror desires to issue common stock of Comcast Corporation or Radio One, Inc., as applicable, as all or a portion of the purchase price for the Drag-Along Units it will purchase at the SIS Closing, provided that Comcast Corporation or Radio One, Inc., as applicable, is eligible to use Form S-3 (or a similar form of registration statement), the SIS Acquiror shall deliver to the Drag-Along Sellers, at least thirty (30) days prior to the SIS Closing, the Comcast Registration Rights Agreement executed by Comcast Corporation or the Radio One Registration Rights Agreement executed by Radio One, Inc., as applicable, and each Drag-Along Seller shall be required to execute such agreement and return such agreement (as so executed) to the SIS Acquiror within ten (10) days following receipt thereof.  If the SIS Acquiror does not deliver an executed copy of the applicable Registration Rights Agreement to the Drag-Along Sellers at least thirty (30) days prior to the SIS Closing, the SIS Acquiror shall not be permitted to issue common stock of Comcast Corporation or Radio One, Inc., as applicable, to any Drag-Along Seller as all or a portion of the purchase price for the Drag-Along Units held by such Drag-Along Seller at the SIS Closing (without the consent of such Drag-Along Seller).  If any Drag-Along Seller does not execute and return the applicable Registration Rights Agreement within the 10 day period set forth above, the SIS Acquiror shall be permitted to issue common stock of Comcast Corporation or Radio One, Inc., as applicable, to such Drag-Along Seller as all or a portion of the purchase price for the Drag-Along Units held by such Drag-Along Seller at the SIS Closing, but neither Comcast Corporation nor Radio One, Inc., as applicable, nor any of its Affiliates shall be under any obligation to register such common stock in accordance with the provisions of the applicable Registration Rights Agreement or otherwise.  In the event that the SIS Acquiror fails to fully satisfy or be in a position to fully satisfy its obligations to purchase the Drag-Along Units at the SIS Closing, (1) so long as all of the Drag-Along Sellers have fully satisfied or are in a position to fully satisfy all of their conditions and obligations at the SIS Closing in connection with the sale of the Drag-Along Units at such SIS Closing, the SIS Acquiror shall reimburse the Drag-Along Sellers for their actual and reasonable out of pocket expenses incurred (not to exceed $200,000.00 in the aggregate for all Drag-Along Sellers) in connection with the SIS Closing (provided that such reimbursement shall not constitute, or be deemed to be, an admission of liability by the SIS Acquiror), and (2) the SIS Acquiror’s rights but not obligations to purchase such Drag-Along Units at such SIS Closing shall automatically and irrevocably terminate.

(b) On the SIS Closing Date, the SIS Acquiror shall be obligated to purchase from the Drag-Along Sellers, and the Drag-Along Sellers shall be obligated to sell to the SIS Acquiror, at a per-Unit price equal to the SIS Sale Price, all of the Drag-Along Units then held by the Drag-Along Sellers; provided, however, that in the event that the Strategic Investor Sale is not consummated on or within twenty (20) Business Days of the SIS Closing Date set forth in the Drag-Along Notice (i) the SIS Acquiror shall not be obligated to purchase and the Drag-Along Sellers shall not be obligated to sell, any Drag-Along Units held by the Drag-Along Sellers pursuant to this Section 12.5, (ii) any Derivative Equity Interest Exercise Notice delivered by a Drag-Along Seller pursuant to Section 12.5(b) hereof shall be deemed to be rescinded and shall have no force and effect, and (iii) the right of all Drag-Along Sellers holding Derivative Equity Interests (including without limitation all such Drag-Along Sellers who failed to deliver a Derivative Equity Interest Exercise Notice within the five-day period set forth in Section 12.5(a)) to effect a Derivative Equity Interest Exercise in accordance with the terms of such Member’s Derivative Equity Interest and the terms hereof shall be automatically restored without any further action by any Person, and (iv) Comcast, Radio One, the Financial Investor Members and the DIRECTV Members shall be again subject to the obligations of this Section 12.5 with respect to the closing of any Strategic Investor Sale.

Exhibit 3.1 - 77

(c) On the SIS Closing Date (i) each Drag-Along Seller shall (A) to the extent applicable, effect the Derivative Equity Interest Exercise in accordance with such Drag-Along Seller’s Derivative Equity Interest Exercise Notice delivered pursuant to Section 12.5(a) hereof, (B) execute and deliver such documents as shall be reasonably requested by the SIS Acquiror in order to vest full beneficial and record ownership of all of the Drag-Along Units then owned by such Drag-Along Seller in the SIS Acquiror, and (C) represent and warrant to the SIS Acquiror (in addition to such other customary representations and warranties requested by the SIS Acquiror) that such Drag-Along Units are being acquired by the SIS Acquiror free and clear of liens, encumbrances and interests or rights of other Persons (except as provided in this Agreement, the Buy/Sell Agreement or the Radio One Change of Control Agreement), and (ii) the SIS Acquiror shall make payment to each Drag-Along Seller in an amount equal to the number of Drag-Along Units being acquired from such Drag-Along Seller multiplied by the SIS Sale Price, such payment to be made (at the SIS Acquiror’s option) (1) in cash, (2) by delivery of a promissory note issued by the SIS Acquiror bearing interest at a rate of eight percent (8.0%) per annum, the principal and interest of which shall be due and payable in cash on the second anniversary of the SIS Closing Date, (3) subject to Section 12.9 and provided that Comcast Corporation or Radio One, Inc., as applicable, is eligible to use Form S-3 (or a similar form of registration statement), by delivery of shares of the most widely-held class of common stock (based upon the average closing prices for a share of such common stock during the ten (10) consecutive trading days ending two days prior to the SIS Closing Date) of Comcast Corporation or Radio One, Inc., as applicable, which shares of common stock, except as otherwise provided in Section 12.5(a) above, shall be “Registrable Securities” pursuant to the provisions of the Comcast Registration Rights Agreement or the Radio One Registration Rights Agreement, as applicable, or (4) subject to Section 12.9, by any combination of (1), (2) and (3) above; provided that, except as otherwise provided in Section 12.9 with respect to DIRECTV, each Drag-Along Seller receives the same proportionate amount of cash, notes and/or common stock as payment for the Drag-Along Units sold by each Drag-Along Seller (except in the event that the issuance of common stock of Comcast Corporation or Radio One, Inc. to any Drag-Along Seller would subject the issuer, in the issuer’s reasonable judgment, to legal or regulatory rules or burdens of a nature or degree not present as to the other Drag-Along Sellers to which common stock is issued, in which case such Drag-Along Seller may receive its entire purchase price in cash and/or notes while other Drag-Along Sellers receive all or a portion of their purchase price in common stock (but not a greater amount of common stock than such Drag-Along Sellers would have otherwise received)).  The right to issue common stock of (I) Comcast Corporation as payment at the SIS Closing shall terminate in the event neither Comcast Corporation nor any Affiliate of Comcast Corporation is a Member and (II) Radio One, Inc. as payment at the SIS Closing shall terminate in the event neither Radio One, Inc. nor any Affiliate of Radio One, Inc. is a Member.

(d) In connection with any Strategic Investor Sale, the SIS Acquiror shall have the right, but not the obligation, to require each Class D Member (each such Class D Member, a “Drag-Along Class D Member” and, collectively, the “Drag-Along Class D Members”) to sell to the SIS Acquiror or, at the SIS Acquiror’s option, the Network, all of the Class D Common Units held by such Class D Member that, as of SIS Closing Date, are no longer subject to forfeiture in accordance with such Class D Member’s Award Agreement (the “Class D Drag-Along Units”) at a price per Class D Drag-Along Unit equal to the SIS Sale Price, as adjusted to reflect the extent to which the Class D Limitation Amount and the Initial Class D Per Unit Priority Amount would affect the amount payable with respect to the Initial Class D Common Units and the other Class D Common Units if the Network were liquidated at an enterprise value based upon such SIS Sale Price, (such price, the “Class D Drag-Along Unit Price”) by delivering a written notice (the “Class D Drag-Along Notice”) to all of the Drag-Along Class D Members and the Network at least thirty (30) days prior to the anticipated SIS Closing Date.  The Class D Drag-Along Notice shall state the SIS Acquiror’s desire to purchase the Class D Drag Along Units held by such Drag-Along Class D Members on the SIS Closing Date and shall set forth (i) the SIS Sale Price, (ii) the anticipated SIS Closing Date, (iii) the number of Class D Drag-Along Units to be purchased by the Network and (iv) the number of Class D Drag-Along Units to be purchased by the SIS Acquiror.  The closing of the purchase and sale of the Class D Drag-Along Units pursuant to this Section 12.5(d) (the “Class D Drag-Along Closing”) shall occur on the SIS Closing Date.  At the Class D Drag-Along Closing, (1) each Drag-Along Class D Member shall (A) execute and deliver such documents as shall be reasonably requested by the Person(s) purchasing such Class D Drag-Along Units and (B) represent and warrant to the Person(s) purchasing such Class D Drag-Along Units (in addition to such other customary representations and warranties requested by the Person(s) purchasing such Class D Drag-Along Units) that such Class D Drag-Along Units are being transferred to the Person(s) purchasing such Class D Drag-Along Units free and clear of liens, encumbrances and interests or rights of other Persons, and (2) the Person(s) purchasing such Class D Drag-Along Units shall make payment to the Drag-Along Class D Member selling such Class D Drag-Along Units in an amount equal to the Class D Drag-Along Price multiplied by the number of Class D Drag-Along Units being sold by such Drag-Along Class D Member, such payment to be made by wire transfer of immediately available funds to an account specified in writing by such Drag-Along Class D Member.

Exhibit 3.1 - 78

(e) Notwithstanding anything to the contrary contained in this Section 12.5, any Financial Investor Member or DIRECTV Member may elect to terminate the SIS Acquiror’s rights to purchase such Financial Investor’s or DIRECTV Member’s Units at the SIS Closing and demand that Appraisals be completed to determine the Final Fair Market Value with respect to such Units, such election and demand to be made by such Financial Investor Member or DIRECTV Member (an “Exercising Drag-Along Seller”) by providing written notice to the SIS Acquiror within five (5) days of receipt of the Drag-Along Notice (a “Drag-Along Seller Election”).  Following receipt of a Drag-Along Seller Election, the following provisions shall be applicable (unless, following receipt of a Drag-Along Seller Election, the SIS Acquiror waives in writing its rights to acquire the Units held by any Exercising Drag-Along Seller pursuant to this Section 12.5):

(i) Following the SIS Closing Date (and subject to the consummation of (x) the SIS Closing and (y) the transactions contemplated under Section 12.5(c), if applicable), the SIS Acquiror and the Exercising Drag-Along Sellers shall (A) initiate the process of selecting Investment Banks in accordance with this Section 12.5(e)(i) to complete the Appraisals, (B) cooperate with the Investment Banks in connection with the completion of the Appraisals and (C) cause (to the extent each is able) the Network to make available such information and personnel as the Investment Banks deem necessary to complete their determination of the Final Fair Market Value within 60 days of the date that the Investment Banks are selected.  Upon completion of the Appraisals, the Investment Banks shall deliver their determination of the Final Fair Market Value to the SIS Acquiror, the Exercising Drag-Along Sellers and the Network (such date of delivery, the “Drag-Along Value Determination Date”).  The determination of the Investment Banks as to the Final Fair Market Value shall be final and binding upon the SIS Acquiror and the Exercising Drag-Along Sellers.  For the avoidance of doubt, if the Strategic Investor Sale and the transactions contemplated under Section 12.5(c), if applicable, have not been consummated pursuant to this Section 12.5, all Drag-Along Seller Elections shall be deemed to be revoked, and the SIS Acquiror shall not be entitled or obligated to purchase the Exercising Drag-Along Units.  For purposes of this Section 12.5(e), Investment Banks shall be selected to complete the Appraisals and determine the Final Fair Market Value as follows:

(1) The SIS Acquiror, on the one hand, and the holders of a majority of the Units held by the Exercising Drag-Along Sellers, on the other hand, shall each have twenty (20) days following the SIS Closing Date to submit in writing their selection of an Investment Bank to the other Persons and to instruct such Investment Bank to complete an Appraisal to determine the Fair Market Value within thirty (30) days of such instruction. The Exercising Drag-Along Sellers shall bear the Appraisal-related costs and fees of the Investment Banks selected by such Persons in proportion to the number of Units held by such Persons (or in such other manner as the Exercising Drag-Along Sellers shall agree upon in writing).

(2) After the Investment Banks have completed their Appraisals and their determinations of the Fair Market Value, each Investment Bank shall submit its Fair Market Value determination together with relevant reports and related work papers to the other Investment Bank and to the SIS Acquiror, the Exercising Drag-Along Sellers and the Network.  If the greater Fair Market Value determination is no more than 10% greater than the lesser Fair Market Value determination, then the Final Fair Market Value shall be equal to the average of such Fair Market Value determinations.

(3) If the greater Fair Market Value determination submitted under (2) above is more than 10% greater than the lesser Fair Market Value determination submitted under (2) above, then the Investment Banks selected by the SIS Acquiror and the Exercising Drag-Along Sellers pursuant to (1) above shall, within three (3) Business Days of the submissions of the Fair Market Value determinations under (2) above, jointly select a third Investment Bank to complete an Appraisal within twenty-five (25) days of such selection to determine the Fair Market Value; provided that such third Investment Bank shall be instructed to determine a Fair Market Value that is between the two Fair Market Value determinations submitted under (2) above.  Promptly following selection, such third Investment Bank shall be provided with the reports and related work papers of the other two Investment Banks relating to their Fair Market Value determinations.  After the third Investment Bank has completed its Appraisal and its determination of the Fair Market Value, such third Investment Bank shall submit its Fair Market Value determination together with relevant reports and related work papers to the other two Investment Banks, the SIS Acquiror, the Exercising Drag-Along Sellers and the Network.  The Final Fair Market Value shall be equal to the average of the Fair Market Value determination of the third Investment Bank and the Fair Market Value determination submitted under (2) above that is closest to the Fair Market Value determination of the third Investment Bank.  The Person or Persons who appointed the Investment Bank whose Fair Market Value determination submitted under (2) above is farthest from the Fair Market Value of the third Investment Bank shall bear the Appraisal-related costs and fees of the third Investment Bank in proportion to the number of Units held by such Persons (or in such other manner as all such Persons shall agree upon in writing).

(4) In the event the SIS Acquiror, on the one hand, or the Exercising Drag-Along Sellers, on the other hand, fail to select an Investment Bank and notify the other parties in writing of such selection by the end of the twenty-day period specified in (1) above, the Investment Bank selected by the other Person(s) by the end of such twenty-day period shall be the sole Investment Bank for purposes of Section 12.5(e), and the determination of such Investment Bank as to the Fair Market Value shall be the Final Fair Market Value.

Exhibit 3.1 - 79

(5) The Exercising Drag-Along Sellers shall agree to any reasonable and customary indemnification requested by the Investment Banks in connection with the completion of Appraisals under this Section 12.5(e)(i).

(ii) Following receipt of the determination of the Investment Banks of the Final Fair Market Value, the SIS Acquiror may waive its right to purchase all of the Units held by the Exercising Drag-Along Sellers by delivering written notice of such termination to the Network and each Exercising Drag-Along Seller within five (5) Business Days following receipt of such determination by the Investment Banks.  Following such termination, the SIS Acquiror shall be required to reimburse the Exercising Drag-Along Sellers for the Appraisal-related costs and expenses incurred by the Exercising Drag-Along Sellers pursuant to Section 12.5(e)(i) hereof.  If the SIS Acquiror does not waive its rights within such 5 Business Day period and desires to issue common stock of Comcast Corporation or Radio One, Inc., as applicable, as all or a portion of the purchase price for the Exercising Drag-Along Units it will purchase at the Exercising Drag-Along Seller Closing, the SIS Acquiror shall deliver to the Exercising Drag-Along Sellers, at least thirty (30) days prior to the Exercising Drag-Along Seller Closing, the Comcast Registration Rights Agreement executed by Comcast Corporation or the Radio One Registration Rights Agreement executed by Radio One, Inc., as applicable, and each Exercising Drag-Along Seller shall be required to execute such agreement and return such agreement (as so executed) to the SIS Acquiror within ten (10) days following receipt thereof.  If the SIS Acquiror does not deliver an executed copy of the applicable Registration Rights Agreement to the Exercising Drag-Along Sellers at least thirty (30) days prior to the Exercising Drag-Along Seller Closing, the SIS Acquiror shall not be permitted to issue common stock of Comcast Corporation or Radio One, Inc., as applicable, to any Exercising Drag-Along Seller as all or a portion of the purchase price for the Exercising Drag-Along Units held by such Exercising Drag-Along Seller at the Exercising Drag-Along Seller Closing (without the consent of such Exercising Drag-Along Seller).  If any Exercising Drag-Along Seller does not execute and return the applicable Registration Rights Agreement within the 10 day period set forth above, the SIS Acquiror shall be permitted to issue common stock of Comcast Corporation or Radio One, Inc., as applicable, to such Exercising Drag-Along Seller as all or a portion of the purchase price for the Exercising Drag-Along Units held by such Exercising Drag-Along Seller at the Exercising Drag-Along Seller Closing, but neither Comcast Corporation nor Radio One, Inc., as applicable, nor any of its Affiliates shall be under any obligation to register such common stock in accordance with the provisions of the applicable Registration Rights Agreement or otherwise.

(iii) No later than ten (10) days following the Drag-Along Value Determination Date, unless the SIS Acquiror has waived its rights pursuant to (ii) above, each Exercising Drag-Along Seller holding a Derivative Equity Interest and who wishes to make a Derivative Equity Interest Exercise concurrent with the Exercising Drag-Along Seller Closing shall be required to deliver a Derivative Equity Interest Exercise Notice to the SIS Acquiror and the Network.  Any Units issued pursuant to a Derivative Equity Interest Exercise, together with all other Units owned by the Exercising Drag-Along Sellers, shall be referred to herein as “Exercising Drag-Along Units.”  If an Exercising Drag-Along Seller shall fail to deliver a Derivative Equity Interest Exercise Notice within such five-day period then, subject to the last sentence of Section 12.5(e)(iv), such Exercising Drag-Along Seller shall be deemed to have elected to irrevocably terminate and cancel its right to acquire Units or Derivative Equity Interests or to convert any security into Units or Derivative Equity Interests and shall cease to have any right to effect a Derivative Equity Interest Exercise with respect to such Exercising Drag-Along Seller’s Derivative Equity Interests at any time and, upon consummation of the Exercising Drag-Along Seller Closing, all such Derivative Equity Interests (or, if applicable, the right applicable to any debt security to convert such security in whole or part into Units or Derivative Equity Interests) shall terminate automatically and without any further action by any Person.

(iv) On the date of Exercising Drag-Along Seller Closing, the SIS Acquiror shall be obligated to purchase from the Exercising Drag-Along Sellers, and the Exercising Drag-Along Sellers shall be obligated to sell to the SIS Acquiror, at a per-Unit price equal to the greater of (A) the Final Fair Market Value determined in accordance with Section 12.5(e)(i) hereof and (B) the SIS Sale Price, all of the Exercising Drag-Along Units then held by the Exercising Drag-Along Sellers; provided, however, that in the event that the Exercising Drag-Along Seller Closing is not consummated on or within ninety (90) days of the Drag-Along Value Determination Date (1) any Derivative Equity Interest Exercise Notice delivered by an Exercising Drag-Along Seller pursuant to Section 12.5(e)(iii) hereof shall be deemed to be rescinded and shall have no force and effect, and (2) the right of all Exercising Drag-Along Sellers holding Derivative Equity Interests (including without limitation all such Exercising Drag-Along Sellers who failed to deliver a Derivative Equity Interest Exercise Notice within the ten-day period set forth in Section 12.5(e)(iii)) to effect a Derivative Equity Interest Exercise in accordance with the terms of such Member’s Derivative Equity Interest and the terms hereof shall be automatically restored without any further action by any Person.  In the event that the SIS Acquiror fails to fully satisfy or be in a position to fully satisfy its obligations to purchase the Exercising Drag-Along Units at the Exercising Drag-Along Seller Closing, (1) so long as all of the Exercising Drag-Along Sellers have fully satisfied or are in a position to fully satisfy all of their conditions and obligations at the Exercising Drag-Along Seller Closing in connection with the Exercising Drag-Along Seller Closing, the SIS Acquiror shall reimburse the Exercising Drag-Along Sellers for their actual and reasonable out of pocket expenses incurred (not to exceed $200,000.00 in the aggregate for all Exercising Drag-Along Sellers) in connection with the SIS Closing (provided that such reimbursement shall not constitute, or be deemed to be, an admission of liability by the SIS Acquiror), and (2) the SIS Acquiror’s rights but not obligations to purchase such Exercising Drag-Along Units at such Exercising Drag-Along Seller Closing shall automatically and irrevocably terminate.

Exhibit 3.1 - 80

(v) The closing (the “Exercising Drag-Along Seller Closing”) of the purchase and sale of the Exercising Drag-Along Units (to the extent applicable, after giving effect to the Derivative Equity Interest Exercise made by each Exercising Drag-Along Seller) by the SIS Acquiror (assuming that the SIS Acquiror has not waived its rights pursuant to Section 12.5(e)(ii)) shall take place on a date within ninety (90) days of the Drag-Along Value Determination Date.  At such closing, which shall be at a place and time reasonably selected by the SIS Acquiror (i) each Exercising Drag-Along Seller shall (A) to the extent applicable, effect the Derivative Equity Interest Exercise in accordance with such Exercising Drag-Along Seller’s Derivative Equity Interest Exercise Notice delivered pursuant to Section 12.5(e)(iii) hereof, (B) execute and deliver such documents as shall be reasonably requested by the SIS Acquiror in order to vest full beneficial and record ownership of all of the Exercising Drag-Along Units then owned by such Exercising Drag-Along Seller in the SIS Acquiror, and (C) represent and warrant to the SIS Acquiror (in addition to such other customary representations and warranties requested by the SIS Acquiror) that such Exercising Drag-Along Units are being acquired by the SIS Acquiror free and clear of liens, encumbrances and interests or rights of other Persons (except as provided in this Agreement, the Buy/Sell Agreement or the Radio One Change of Control Agreement), and (ii) the SIS Acquiror shall make payment to each Exercising Drag-Along Seller in an amount equal to the number of Exercising Drag-Along Units being acquired from such Exercising Drag-Along Seller multiplied by the Final Fair Market Value, such payment to be made (at the SIS Acquiror’s option) (1) in cash, (2) by delivery of a promissory note issued by the SIS Acquiror bearing interest at a rate of eight percent (8.0%) per annum, the principal and interest of which shall be due and payable in cash on the second anniversary of the Exercising Drag-Along Seller Closing, (3) provided that Comcast Corporation or Radio One, Inc., as applicable, is eligible to use Form S-3 (or a similar form of registration statement), by delivery of shares of the most widely-held class of common stock (based upon the average closing prices for a share of such common stock during the ten (10) consecutive trading days ending two days prior to the Exercising Drag-Along Seller Closing) of Comcast Corporation or Radio One, Inc., as applicable, which shares of common stock, except as otherwise provided in Section 12.5(e)(ii) above, shall be “Registrable Securities” pursuant to the provisions of the Comcast Registration Rights Agreement or the Radio One Registration Rights Agreement, as applicable, or (4) by any combination of (1), (2) and (3) above; provided that each Exercising Drag-Along Seller receives the same proportionate amount of cash, notes and/or common stock as payment for the Drag-Along Units sold by each Exercising Drag-Along Seller (except in the event that the issuance of common stock of Comcast Corporation or Radio One, Inc. to any Exercising Drag-Along Seller would subject the issuer, in the issuer’s reasonable judgment, to legal or regulatory rules or burdens of a nature or degree not present as to the other Exercising Drag-Along Sellers to which common stock is issued, in which case such Exercising Drag-Along Seller may receive its entire purchase price in cash and/or notes while other Exercising Drag-Along Sellers receive all or a portion of their purchase price in common stock (but not a greater amount of common stock than such Exercising Drag-Along Sellers would have otherwise received)).   The right to issue common stock of (I) Comcast Corporation as payment at the Exercising Drag-Along Seller Closing shall terminate in the event neither Comcast Corporation nor any Affiliate of Comcast Corporation is a Member and (II) Radio One, Inc. as payment at the Exercising Drag-Along Seller Closing shall terminate in the event neither Radio One, Inc. nor any Affiliate of Radio One, Inc. is a Member.

Section 12.6 Network DIRECTV Purchase Right.

(a) In the event that DIRECTV becomes a Limited Member pursuant to Section 13.4(a)(vi), the Network may, in its sole discretion, elect to purchase some or all of the DIRECTV Equity Units held by DIRECTV and its Unit Affiliates at an aggregate price equal to the Final Fair Market Value of a DIRECTV Equity Unit multiplied by the number of DIRECTV Equity Units being purchased, by providing written notice (a “DIRECTV Purchase Notice”) to DIRECTV of such exercise.  Following delivery of the DIRECTV Purchase Notice, the Network and DIRECTV shall (i) initiate the process of selecting Investment Banks in accordance with Section 12.1(i) hereof to complete the Appraisals, (ii) cooperate with the Investment Banks in connection with the completion of the Appraisals and (iii) cause the Network to make available such information and personnel as the Investment Banks deem necessary to complete their determination of the Final Fair Market Value within 60 calendar days of the date that the Investment Banks are selected in accordance with Section 12.1(i) hereof.  Upon completion of the Appraisals, the Investment Banks shall deliver their determination of the Final Fair Market Value of the DIRECTV Equity Units to the Network and DIRECTV (such date of delivery the “DIRECTV Purchase Right Value Determination Date”).  The determination of the Investment Banks as to the Final Fair Market Value of the DIRECTV Equity Units shall be final and binding upon the parties.

Exhibit 3.1 - 81

(b) No later than the 10th day following the DIRECTV Purchase Right Value Determination Date, DIRECTV, if DIRECTV or any Unit Affiliate of DIRECTV is a holder of any Derivative Equity Interest, shall provide written notice to the Network (the “DIRECTV Derivative Equity Interest Exercise Notice”) pursuant to which DIRECTV and such Unit Affiliates of DIRECTV shall irrevocably commit and agree to (i) pay any and all amounts necessary to exercise, convert or exchange any such Derivative Equity Interests into Units and deliver any notices or documents as are reasonably required to effect any such exercise, conversion or exchange, (ii) surrender any such Derivative Equity Interests for termination without any consideration for such termination, or (iii) irrevocably cancel and terminate any right to acquire Units or Derivative Equity Interests or to convert any security into Units or Derivative Equity Interests (including, without limitation, the termination of any right applicable to any debt security to convert such security in whole or in part into Units or other Equity Interests), in each case in order to take the action set forth in clauses (i)-(iii), as applicable, concurrent with the DIRECTV Purchase Right Closing (a “DIRECTV Derivative Equity Interest Exercise”).  Promptly following the delivery of a DIRECTV Derivative Equity Interest Exercise Notice, DIRECTV and its Unit Affiliates shall execute any other documents and agreements reasonably requested by the Network to effect such DIRECTV Derivative Equity Interest Exercise effective as of the DIRECTV Purchase Right Closing.  Any Units issued pursuant to such DIRECTV Derivative Equity Interest Exercise, together with all other Units owned by DIRECTV and any Unit Affiliate of DIRECTV, shall be referred to herein as the “DIRECTV Equity Units.”  If DIRECTV or any of its Unit Affiliates holds any DIRECTV Derivative Equity Interests and fails to deliver a DIRECTV Derivative Equity Interest Exercise Notice within such ten-day period, then, subject to the last sentence of this Section 12.6(b), (A) DIRECTV and its Unit Affiliates shall be deemed to have elected to terminate irrevocably and cancel its right to acquire Units or Derivative Equity Interests or to convert any security into Units or Derivative Equity Interests and shall cease to have any right to effect a DIRECTV Derivative Equity Interest Exercise with respect to any Derivative Equity Interests held by DIRECTV and the Unit Affiliates of DIRECTV, (B) the Network shall not be required to purchase any Units issuable upon such DIRECTV Derivative Equity Interest Exercise, and (C) upon consummation of the DIRECTV Purchase Right Closing, all such Derivative Equity Interests (or, if applicable, the right applicable to any debt security to convert such security in whole or part into Units or Derivative Equity Interests)  shall terminate automatically and without any further action by any Person.  If the DIRECTV Purchase Right Closing does not occur within ninety (90) days of the DIRECTV Purchase Right Value Determination Date or such other time as the Network and DIRECTV agree, then (1) any DIRECTV Derivative Equity Interest Exercise Notice delivered by DIRECTV pursuant to the first sentence of this Section 12.6(b) shall be deemed to be rescinded and shall have no force and effect, and (2) the right of DIRECTV and any Unit Affiliate who holds any Derivative Equity Interests (including if DIRECTV failed to deliver a DIRECTV Derivative Equity Interest Exercise Notice within the ten-day period following the DIRECTV Purchase Right Value Determination Date) to effect a DIRECTV Derivative Equity Interest Exercise in accordance with the terms of such Derivative Equity Interest and the terms hereof shall be automatically restored without any further action by DIRECTV.

(c) The closing of the purchase and sale of the DIRECTV Purchase Right Units pursuant to this Section 12.6(c) (the “DIRECTV Purchase Right Closing”) shall be made within 90 days of the DIRECTV Purchase Right Value Determination Date, at the offices of, and at a date and time reasonably selected by, the Network.  At the DIRECTV Purchase Right Closing, (i) DIRECTV and its Unit Affiliates shall (A) if applicable, effect their respective DIRECTV Derivative Equity Interest Exercises in accordance with their respective DIRECTV Derivative Equity Interest Exercise Notices delivered pursuant to Section 12.6(b) hereof, (B) execute and deliver such documents as shall be reasonably requested by the Network in order to vest full beneficial and record ownership of the DIRECTV Equity Units owned by DIRECTV and its Unit Affiliates at the DIRECTV Purchase Right Closing in the Network, and (C) represent and warrant to the Network (in addition to other customary representations and warranties reasonably requested by Network) that such DIRECTV Purchase Right Units are being transferred to the Network free and clear of all liens, encumbrances and interests or rights of other Persons (except as otherwise provided in the Transaction Documents), and (ii) the Network shall make payment to DIRECTV or its Unit Affiliates in an amount equal to the Final Fair Market Value of a DIRECTV Equity Unit multiplied by the number of DIRECTV Equity Units being purchased by the Network from such Person, such payment to be made by the following means (at the Network’s option): (A) wire transfer of immediately available funds to an account specified in writing by DIRECTV, (B) delivery of an unsecured promissory note issued by the Network bearing interest at the rate of 8% per annum, the principal and interest under which shall be payable in cash on the second anniversary of the DIRECTV Purchase Right Closing, or (C) any combination of the foregoing means.

(d) Following the DIRECTV Purchase Right Closing, in the event that (x) all of the Series A Preferred Units held by the Financial Investor Members and the DIRECTV Members have been purchased, redeemed or previously forfeited, or (y) all of the Series A Preferred Units held by the Financial Investor Members have been purchased, redeemed or previously forfeited and DIRECTV is a Limited Member, then all of the remaining Series A Preferred Units shall automatically be converted into Class A Common Units pursuant to Section 5.2(e)(iv)(2).

(e) For all purposes of this Section 12.6, DIRECTV and its Unit Affiliates expressly acknowledge and agree that the exercise by the Network of its right to purchase the DIRECTV Equity Units under this Section 12.6 may occur as a result of the action or failure to act of one or more Persons which Persons are not party to this Agreement, and DIRECTV and its Unit Affiliates each expressly waives any objection to the exercise by the Network of its right to purchase the DIRECTV Equity Units under this Section 12.6 as a result of any failure or inability of DIRECTV or any of its Unit Affiliates to Control such Persons or the actions or inactions of such Persons.

(f) The exercise by the Network of its right to purchase the DIRECTV Equity Units as set forth in this Section 12.6 shall be in addition to, and not in limitation of, any other rights or remedies available to the Network under this Agreement or the DIRECTV Affiliation Agreement, or by law, statute, ordinance or otherwise, and shall not preclude or waive the exercise by the Network of any or all of such other rights or remedies.

Exhibit 3.1 - 82

Section 12.7 DTV Call Right.

(a) Appraisal.  During the period beginning 120 days before the seventh anniversary of the Launch Date and ending on the seventh anniversary of the Launch Date, either Comcast or Radio One shall be permitted to demand that Appraisals be completed by Investment Banks to determine the Final Fair Market Value.    If Comcast or Radio One elects to exercise such right, it shall provide written notice of such demand to Radio One or Comcast, as applicable, and to each of the DIRECTV Members within such 120-day period.  Following the making of such demand in writing, (i) Comcast, Radio One and the DIRECTV Members shall initiate the process of selecting Investment Banks in accordance with Section 12.1(i) hereof, (ii) Comcast, Radio One, the DIRECTV Members and the Network shall cooperate with the Investment Banks in connection with the completion of the Appraisals and (iii) the Network shall make available such information and personnel as the Investment Banks deem reasonably necessary to complete their determination of the Final Fair Market Value within sixty (60) days of the date that the Investment Banks are selected in accordance with Section 12.1(i) hereof.  Upon completion of the Appraisals, the Investment Banks shall deliver their determination of the Final Fair Market Value together with relevant reports and related work papers to the Network, Comcast, Radio One and the DIRECTV Members.  The determination of the Investment Banks as to the Final Fair Market Value shall be final and binding upon the parties.

(b) Derivative Equity Interest Exercise.  No later than the 10th day following the delivery by the Investment Banks of their determination of the Final Fair Market Value, each DIRECTV Member who is a holder of any Derivative Equity Interest shall provide written notice to the Network, Comcast and Radio One (the “DTV Equity Interest Exercise Notice”), pursuant to which such holder shall irrevocably commit and agree to (i) pay any and all amounts necessary to exercise, convert or exchange any such Derivative Equity Interests into Units and deliver any notices or documents as are required to effect any such exercise, conversion or exchange, (ii) surrender any such Derivative Equity Interests for termination without any consideration for such termination, or (iii) irrevocably cancel and terminate any right to acquire Units or Derivative Equity Interests or to convert any security into Units or Derivative Equity Interests (including, without limitation, the termination of any right applicable to any debt security to convert such security in whole or in part into Units or Derivative Equity Interests), in each case in order to effect the action set forth in clauses (i)-(iii), as applicable concurrent with the applicable closing (a “DTV Derivative Equity Interest Exercise”).  Promptly following the delivery of a DTV Derivative Equity Interest Exercise Notice, such DIRECTV Member shall execute any other documents and agreements requested by the Network to effect such DTV Derivative Equity Interest Exercise.  Any Units issued pursuant to any DTV Derivative Equity Interest Exercise, together with all other Units owned by the DIRECTV Member, shall be referred to herein as “DTV Call Units.” If a DIRECTV Member holding a Derivative Equity Interest shall fail to deliver a DTV Derivative Equity Interest Exercise Notice within such ten-day period, then, subject to the last sentence of this Section 12.7(b), (A) such DIRECTV Member shall be deemed to have elected to irrevocably terminate and cancel its right to acquire Units or Derivative Equity Interests or to convert any security into Units or Derivative Equity Interests and shall cease to have any right to effect a DTV Derivative Equity Interest Exercise with respect to any Derivative Equity Interests held by such DIRECTV Member, (B) Comcast and Radio One (and the Network, in the event of a DTV Redemption Closing) shall not be required to purchase any Units issuable upon any DTV Derivative Equity Exercise of such DIRECTV Member, and (C) upon the consummation of the DTV Call Right Closing or DTV Redemption Closing, as applicable, all such Derivative Equity Interests (or, if applicable, the right applicable to any debt security to convert such security in whole or part into Units or Derivative Equity Interests) shall terminate automatically and without any further action by any Person.  If the DTV Call Right Closing or DTV Redemption Closing does not occur within ninety (90) days after the Initial DTV Call Meeting Date, or such other time as the Network, Comcast, Radio One and the DIRECTV Members shall agree (but in no event more than one hundred eighty (180) days after the Initial DTV Call Meeting Date), then (y) any DTV Derivative Equity Interest Exercise Notice delivered by a DIRECTV Member pursuant to the first sentence of this Section 12.7(b) shall be deemed to be rescinded and shall have no force and effect, and (z) the right of all DIRECTV Members holding Derivative Equity Interests (including without limitation all such DIRECTV Members who failed to deliver a DTV Derivative Equity Interest Exercise Notice within the ten-day period following delivery by the Investment Banks of their determination of the Fair Market Value) to effect a DTV Derivative Equity Interest Exercise in accordance with the terms of such Member’s Derivative Equity Interest and the terms hereof shall be automatically restored without any further action by any Person.

(c) Exercise of Call Right.  No later than the 30th day after delivery by the Investment Banks of the Final Fair Market Value, Comcast and Radio One shall each deliver written notice (each, an “DTV Call Exercise Notice”) by certified mail to the Chief Executive Officer of the Network with instructions not to open the envelopes containing the Exercise Notices prior to a meeting among the Chief Executive Officer and representatives of Comcast and Radio One (the “DTV Call Initial Meeting”).  The DTV Call Initial Meeting shall take place at the offices of the Network (1) at a date and time agreed upon by the Chief Executive Officer, Comcast and Radio One, or (2) if such Persons cannot agree upon a date within five (5) days after the end of such 30-day period, on a date and time selected by the Chief Executive Officer (and provided to Comcast and Radio One in writing), which date shall not be later than the 45th day following the delivery by the Investment Banks of their determination of the Final Fair Market Value (the “DTV Call Initial Meeting Date”); provided, that if Comcast or Radio One does not deliver a DTV Call Exercise Notice in the time frame set forth in the first sentence hereof, then the DTV Call Initial Meeting Date shall be at a date and time agreed upon by the Chief Executive Officer and (A) Radio One, if Comcast does not deliver a DTV Call Exercise Notice and (B) Comcast, if Radio One does not deliver a DTV Call Exercise Notice.  The Comcast DTV Call Exercise Notice shall state whether or not Comcast agrees to purchase all of the DTV Call Units for an aggregate price equal to the product of the Final Fair Market Value multiplied by the number of all DTV Call Units (the “DTV Call Unit Price”) and the Radio One DTV Call Exercise Notice shall state whether or not Radio One agrees to purchase all of the DTV Call Units at the DTV Call Unit Price.  The failure by Comcast or Radio One to deliver a DTV Call Exercise Notice within such 30-day period shall be deemed to be the delivery of a DTV Call Exercise Notice stating that such Person does not agree to purchase the DTV Call Units at the DTV Call Unit Price.  At the DTV Call Initial Meeting, the Chief Executive Officer shall open the DTV Call Exercise Notice envelopes and provide the representatives of Comcast and Radio One with copies of both DTV Call Exercise Notices.  The following provisions shall thereafter be applicable:

Exhibit 3.1 - 83

(i) If Comcast’s DTV Call Exercise Notice states that Comcast desires to buy all of the DTV Call Units for the DTV Call Unit Price and Radio One does not deliver a DTV Call Exercise Notice or Radio One’s DTV Call Exercise Notice states that Radio One does not desire to buy all of the DTV Call Units, then (A) Comcast shall be obligated to purchase all of the DTV Call Units for the DTV Call Unit Price and (B) the DIRECTV Members shall be obligated to sell all of the DTV Call Units to Comcast for the DTV Call Unit Price.  The purchase and sale of the DTV Call Units pursuant to this Section 12.7(c)(i) shall take place in accordance with the provisions set forth in Section 12.7(d) hereof.

(ii) If Radio One’s DTV Call Exercise Notice states that Radio One desires to buy all of the DTV Call Units for the DTV Call Unit Price and Comcast does not deliver a DTV Call Exercise Notice or Comcast’s DTV Call Exercise Notice states that Comcast does not desire to buy all of the DTV Call Units, then (A) Radio One shall be obligated to purchase all of the DTV Call Units for the DTV Call Unit Price and (B) the DIRECTV Members shall be obligated to sell all of the DTV Call Units to Radio One for the DTV Call Unit Price.  The purchase and sale of the DTV Call Units pursuant to this Section 12.7(c)(ii) shall take place in accordance with the provisions set forth in Section 12.7(d) hereof.

(iii) If the DTV Call Exercise Notices of both Comcast and Radio One state that each such Person desires to buy all of the DTV Call Units for the DTV Call Unit Price, then (A) Comcast and Radio One shall be obligated to purchase all of the DTV Call Units for the DTV Call Unit Price, in such relative amounts that after such purchase (1) Radio One and its Unit Affiliates collectively own 51% of the outstanding Units (calculated on a Fully Diluted Basis, excluding the Class D Common Units and the Financial Investor Member Units, if any), and (2) Comcast and its Unit Affiliates collectively own 49% of the outstanding Units (calculated on a Fully Diluted Basis, excluding the Class D Common Units and the Financial Investor Member Units, if any); provided, however, that if Comcast and its Unit Affiliates collectively own more than 49% of the outstanding Units (calculated on a Fully Diluted Basis, excluding the Class D Common Units and the Financial Investor Member Units, if any) prior to the opening of the DTV Call Exercise Notices pursuant to Section 12.7(c) hereof, then Radio One shall purchase all of the DTV Call Units for the DTV Call Unit Price and (B) the DIRECTV Members shall be obligated to sell all of their DTV Call Units to Comcast and/or Radio One for an aggregate price equal to the DTV Call Unit Price in accordance with this paragraph.  The purchase and sale of DTV Call Units pursuant to this Section 12.1(c)(iii) shall take place in accordance with the provisions set forth in Section 12.7(d) hereof.

(iv) If the DTV Call Exercise Notices of both Comcast and Radio One state that each such Person desires to buy all of the DTV Call Units for the DTV Call Unit Price and each of Comcast and Radio One elects to cause such DTV Call Units to be redeemed by the Network for an aggregate price equal to the DTV Call Unit Price instead of purchased by Comcast and Radio One pursuant to Section 12.7(c)(iv) hereof, then the Network shall redeem the DTV Call Units using capital of the Network and/or additional Capital Contributions made by Comcast and Radio One.  In the event Comcast and Radio One fund this redemption through additional Capital Contributions, such Capital Contributions shall be made in exchange for the same aggregate number of Class A Common Units as are issuable upon the conversion of Series A Preferred Units held by the DIRECTV Members plus all other Units (including any Units issued or issuable pursuant to a Derivative Equity Interest Exercise made pursuant to Section 12.7(b)) held by the DIRECTV Members and being purchased by the Network and in such relative amounts such that after such contribution and exchange (1) Radio One and its Unit Affiliates collectively own 51% of the outstanding Units (calculated on a Fully Diluted Basis, excluding the Class D Common Units and the Financial Investor Member Units, if any), and (2) Comcast and its Unit Affiliates collectively own 49% of the outstanding Units (calculated on a Fully Diluted Basis, excluding the Class D Common Units and the Financial Investor Member Units, if any); provided, however, that if Comcast and its Unit Affiliates collectively own more than 49% of the outstanding Units (calculated on a Fully Diluted Basis, excluding the Class D Common Units and the Financial Investor Member Units, if any) prior to the opening of the DTV Call Exercise Notices, Radio One shall make all of the Capital Contributions necessary to redeem the DIRECTV Members.    The redemption of Units pursuant to this Section 12.7(c)(v) shall take place in accordance with the provisions set forth in Section 12.7(e) hereof.

(v) If the DTV Call Exercise Notices of both Comcast and Radio One state that neither of such Persons desire to buy all of the DTV Call Units for the DTV Call Unit Price, (A) neither Comcast nor Radio One shall be obligated to purchase the DTV Call Units pursuant to this Section 12.7, (B) the DIRECTV Members shall not be obligated to sell their DTV Call Units to Comcast or Radio One pursuant to this Section 12.7, (C) the DTV Derivative Equity Interest Exercise Notice delivered by the DIRECTV Members pursuant to the first sentence of Section 12.7(b) shall be deemed to be rescinded and shall have no force and effect, (D) the right of all DIRECTV Members holding Derivative Equity Interests (including without limitation all DIRECTV Members who failed to deliver a Derivative Equity Interest Exercise Notice within the ten-day period following delivery by the Investment Banks of their determination of the Fair Market Value) to effect a DTV Derivative Equity Interest Exercise in accordance with the terms of such Member’s Derivative Equity Interest and the terms hereof shall be automatically restored without any further action by any Person and (E) the Person that first demanded that Appraisals be completed pursuant to Section 12.7(a) hereof shall be required to reimburse the Network for the Appraisal-related costs and expenses incurred by the Network pursuant to Section 12.1(i) hereof.

Exhibit 3.1 - 84

(vi) If Comcast’s DTV Call Exercise Notice states that Comcast desires to buy all of the DTV Call Units for the DTV Call Unit Price and if Comcast desires to issue common stock of Comcast Corporation as all or a portion of the purchase price for the DTV Call Units it will purchase at the DTV Call Right Closing, provided that Comcast Corporation is eligible to use Form S-3 (or a similar form of registration statement), Comcast shall deliver to the DIRECTV Members, at least thirty (30) days prior to the DTV Call Right Closing, the Comcast Registration Rights Agreement executed by Comcast Corporation, and each DIRECTV Member shall be required to execute the Comcast Registration Rights Agreement and return such agreement (as so executed) to Comcast Corporation within ten (10) days following receipt thereof.  If Comcast does not deliver an executed copy of the Comcast Registration Rights Agreement to the DIRECTV Members at least thirty (30) days prior to the DTV Call Right Closing, Comcast shall not be permitted to issue common stock of Comcast Corporation to any DIRECTV Member as all or a portion of the purchase price for the DTV Call Units held by such DIRECTV Member at the Call Right Closing (without the consent of such DIRECTV Member).  If any DIRECTV Member does not execute and return the Comcast Registration Rights Agreement within the 10 day period set forth above, Comcast shall be permitted to issue common stock of Comcast Corporation to such DIRECTV Member as all or a portion of the purchase price for the DTV Call Units held by such DIRECTV Member at the DTV Call Right Closing, but neither Comcast Corporation nor any of its Affiliates shall be under any obligation to register such common stock in accordance with the provisions of the Comcast Registration Rights Agreement or otherwise.

(vii) If Radio One’s DTV Call Exercise Notice states that Radio One desires to buy all of the DTV Call Units for the DTV Call Unit Price and if Radio One desires to issue common stock of Radio One, Inc. as all or a portion of the purchase price for the DTV Call Units it will purchase at the DTV Call Right Closing, provided that Radio One, Inc. is eligible to use Form S-3 (or a similar form of registration statement), Radio One shall deliver to the DIRECTV Members, at least thirty (30) days prior to the DTV Call Right Closing, the Radio One Registration Rights Agreement executed by Radio One, Inc., and each DIRECTV Member shall be required to execute the Radio One Registration Rights Agreement and return such agreement (as so executed) to Radio One, Inc. within ten (10) days following receipt thereof.  If Radio One does not deliver an executed copy of the Radio One Registration Rights Agreement to the DIRECTV Members at least thirty (30) days prior to the DTV Call Right Closing, Radio One shall not be permitted to issue common stock of Radio One, Inc. to any DIRECTV Member as all or a portion of the purchase price for the DTV Call Units held by such DIRECTV Member at the DTV Call Right Closing (without the consent of such DIRECTV Member).  If any DIRECTV Member does not execute and return the Radio One Registration Rights Agreement within the 10 day period set forth above, Radio One shall be permitted to issue common stock of Radio One, Inc. to such DIRECTV Member as all or a portion of the purchase price for the DTV Call Units held by such DIRECTV Member at the DTV Call Right Closing, but neither Radio One, Inc. nor any of its Affiliates shall be under any obligation to register such common stock in accordance with the provisions of the Radio One Registration Rights Agreement or otherwise.

(d) DTV Call Right Closing.  The closing (the “DTV Call Right Closing”) of the purchase and sale of the DTV Call Units (to the extent applicable, after giving effect to the DTV Derivative Equity Interest Exercise made by each DIRECTV Member) pursuant to Section 12.7(c)(i)-(iii) hereof shall be made on a date within ninety (90) days of the DTV Call Initial Meeting Date.  At the DTV Call Right Closing, which shall be at a place and time reasonably selected by the Person purchasing DTV Call Units at such closing, (i) each of the DIRECTV Members shall (A) if applicable, effect the DTV Derivative Equity Interest Exercise in accordance with such DIRECTV Member’s DTV Derivative Equity Interest Exercise Notice delivered pursuant to Section 12.7(b) hereof, (B) execute and deliver such documents as shall be reasonably requested by the Persons purchasing such Member’s DTV Call Units in order to vest full beneficial and record ownership of all of the DTV Call Units then owned by such Member in the Persons purchasing the DTV Call Units, and (C) represent and warrant to the Persons purchasing such Member’s DTV Call Units (in addition to such other customary representations and warranties requested by the Persons purchasing such DTV Call Units) that such DTV Call Units are being transferred to such Persons free and clear of liens, encumbrances and interests or rights of other Persons (except as provided in this Agreement, the Buy/Sell Agreement or the Radio One Change of Control Agreement), and (ii) each Person purchasing DTV Call Units shall make payment to each DIRECTV Member in an amount equal to the DTV Call Unit Price multiplied by a fraction, the numerator of which is the number of DTV Call Units being acquired from such Member by such Person and the denominator of which is the total number of DTV Call Units, such payment to be made by (at the purchaser’s option) (x) wire transfer of immediately available funds to an account specified in writing by each DIRECTV Member, (y) subject to Section 12.9, the issuance of the most widely held class of common stock of Comcast Corporation and/or Radio One, Inc. (based upon the average closing price for such common stock during the ten (10) consecutive trading days ending two days prior to the date of the Call Right Closing), which shares of common stock, except as otherwise provided in Section 12.7(c)(viii) and (ix) above, shall be “Registrable Securities” pursuant to the provisions of the Comcast Registration Rights Agreement or the Radio One Registration Rights Agreement, as applicable, or (z) subject to Section 12.9, any combination of the foregoing.  The right to issue common stock of (I) Comcast Corporation as payment at the DTV Call Right Closing shall terminate in the event neither Comcast Corporation nor any Affiliate of Comcast Corporation is a Member and (II) Radio One, Inc. as payment at the Call Right Closing shall terminate in the event neither Radio One, Inc. nor any Affiliate of Radio One, Inc. is a Member.  In connection with the DTV Call Right Closing, Comcast and Radio One may assign all or any portion of its respective purchase rights under this Section 12.7(d) to an Affiliate of such Person.  In the event that either or both of Comcast or Radio One, as applicable, fails to fully satisfy or be in a position to satisfy its obligations to purchase DTV Call Units at the DTV Call Right Closing (each, a “DTV Call Right Defaulting Person”) and such DTV Call Right Closing does not occur, (1) so long as all of the DIRECTV Members have fully satisfied or are in a position to fully satisfy at the DTV Call Right Closing all of their conditions and obligations in connection with such DTV Call Right Closing, the DTV Call Right Defaulting Person shall reimburse (or in the event there is more than one DTV Call Right Defaulting Person, the DTV Call Right Defaulting Persons shall reimburse in proportion to the relative DTV Call Units to be purchased by each DTV Call Right Defaulting Person at the DTV Call Right Closing) the DIRECTV Members for their actual and reasonable out of pocket expenses incurred (not to exceed $50,000.00 in the aggregate for all DIRECTV Members) in connection with the DTV Call Right Closing (provided that such reimbursement shall not constitute, or be deemed to be, an admission of liability by the DTV Call Right Defaulting Person(s)), and (2) any DTV Call Right Defaulting Person’s rights but not obligations to participate in such DTV Call Right Closing shall automatically and irrevocably terminate.

Exhibit 3.1 - 85

(e) DTV Redemption Closing.  The closing (the “DTV Redemption Closing”) of the redemption of DTV Call Units (to the extent applicable, after giving effect to the Derivative Equity Interest Exercise made by each DIRECTV Member) pursuant to Section 12.7(c)(v) or (vi) hereof shall be made at a date within ninety (90) days of the DTV Call Initial Meeting Date.  At the DTV Redemption Closing, which shall be at a place and time reasonably selected by the Network, (i) each of the DIRECTV Members shall (A) if applicable, effect the DTV Derivative Equity Interest Exercise in accordance with such DIRECTV Member’s DTV Derivative Equity Interest Exercise Notice delivered pursuant to Section 12.7(b) hereof, (B) execute and deliver such documents as shall be reasonably requested by the Network, and (C) represent and warrant to the Network (in addition to such other customary representations and warranties requested by the Network) that such DTV Call Units are being transferred to the Network free and clear of liens, encumbrances and interests or rights of other Persons, and (ii) the Network shall make payment to each DIRECTV Member in an amount equal to the DTV Call Unit Price multiplied by a fraction, the numerator of which is the number of DTV Call Units being redeemed from such Member and the denominator of which is the total number of DTV Call Units, such payment to be made by wire transfer of immediately available funds to an account specified in writing by the DIRECTV Members.  In the event that the Network fails to fully satisfy or be in a position to fully satisfy its obligations to purchase DTV Call Units at the DTV Redemption Closing and such DTV Redemption Closing does not occur, (1) so long as all of the DIRECTV Members have fully satisfied or are in a position to fully satisfy at the DTV Redemption Closing all of their conditions and obligations in connection with such DTV Redemption Closing, the Network shall reimburse the DIRECTV Members for their actual and reasonable out of pocket expenses incurred (not to exceed $50,000.00 in the aggregate for all DIRECTV Members) in connection with the DTV Redemption Closing (provided that such reimbursement shall not constitute, or be deemed to be, an admission of liability by the Network), and (2) the Network’s rights but not obligations to participate in such DTV Redemption Closing shall automatically and irrevocably terminate.

(f) Board Composition; Conversion of Series A Preferred Units.  Following the DTV Call Right Closing or the DTV Redemption Closing, as applicable, (i) in the event that all of the Series A Preferred Units held by the Financial Investor Members have not been purchased, redeemed or previously forfeited pursuant to (and subject to the limitations set forth in) Section 4.4(l) hereof, the Board shall consist of five (5) Managers and, as between Comcast and Radio One (together in each case with their respective Unit Affiliates), the owner of a majority of the outstanding Units after the DTV Call Right Closing or the DTV Redemption Closing, as applicable, (calculated on a Fully Diluted Basis, excluding all Class D Common Units and all Financial Investor Member Equity Interests, if any) shall designate three (3) Managers, the owner of less than a majority of the Units (calculated on a Fully Diluted Basis, excluding all Class D Common Units and all Financial Investor Member Equity Interests, if any) shall designate one (1) Manager and the Financial Investor Members shall designate one (1) Manager; (ii) in the event that all of the Series A Preferred Units held by the Financial Investor Members have been purchased, redeemed or previously forfeited pursuant to (and subject to the limitations set forth in) Section 4.4(l) hereof, the Board shall consist of three (3) Managers and, as between Comcast and Radio One (together in each case with their respective Unit Affiliates), the owner of a majority of the outstanding Units after the DTV Call Right Closing or the DTV Redemption Closing, as applicable, (calculated on a Fully Diluted Basis, excluding all Class D Common Units and all Financial Investor Member Equity Interests, if any) shall designate two (2) Managers and the owner of less than a majority of the Units (calculated on a Fully Diluted Basis, excluding all Class D Common Units and all Financial Investor Member Equity Interests, if any) shall designate one (1) Manager; (iii) in the event that (x) all of the Series A Preferred Units held by the Financial Investor Members and the DIRECTV Members have been purchased, redeemed or previously forfeited, or (y) all of the Series A Preferred Units held by the Financial Investor Members have been purchased, redeemed or previously forfeited and DIRECTV is a Limited Member, then all of the remaining Series A Preferred Units shall automatically be converted into Class A Common Units pursuant to Section 5.2(e)(iv)(2); and (iv) in the event that, pursuant to this provision, Comcast has the right to designate a majority of the Managers, Comcast may deliver to Radio One and the Network a Termination Notice pursuant to Section 6.2(d) of the Network Services Agreement.

(g) Radio One Termination.  Upon delivery by Comcast of a Termination Notice (as defined in the Radio One Change of Control Agreement) to Radio One and the Network pursuant to Section 2.2(g) of the Radio One Change of Control Agreement or upon a Radio One Trigger Event, Radio One’s rights to demand an Appraisal and participate in a purchase of Units under this Section 12.7 shall terminate and be of no further force or effect.

(h) Comcast Termination.  Upon a Comcast Trigger Event, Comcast’s rights to demand an Appraisal and participate in a purchase of Units under this Section 12.7 shall automatically terminate and be of no further force or effect.

Exhibit 3.1 - 86

Section 12.8 DTV Put Rights.

(a) Exercise of DTV Put Rights; Appraisal.  Each DIRECTV Member may, in its sole discretion, elect during the ninety (90) day period ending on July 19, 2011 (the “DTV Put Exercise Period”), to have the Network purchase all (but not less than all) of such DIRECTV Member’s Units for an aggregate price equal to the Final Fair Market Value of such Units.  Each DIRECTV Member that desires to make such an election (a “Selling DTV Put Right Member”) shall exercise this right by providing written notice (a “DTV Put Notice”) to the Network, Comcast and Radio One at any time during the DTV Put Exercise Period.  Following the delivery of a DTV Put Notice, (i) Comcast, Radio One and the Selling DTV Put Right Members shall initiate the process of selecting Investment Banks to determine the Final Fair Market Value in accordance with 12.1(i) hereof, (ii) Comcast, Radio One, the Selling DTV Put Right Members and the Network shall cooperate with the Investment Banks in connection with the completion of the Appraisals and (iii) the Network shall make available such information and personnel as the Investment Banks deem necessary to complete their determination of the Final Fair Market Value within 60 days after the date that the Investment Banks are selected in accordance with Section 12.1(i) hereof.  Upon completion of the Appraisals, the Investment Banks shall deliver their determination of the Final Fair Market Value to the Network, the Selling DTV Put Right Members, Comcast and Radio One (such date of delivery, the “DTV Put Right Determination Date”).  The determination of the Investment Banks as to the Final Fair Market Value shall be final and binding upon the parties for the purposes of this Section 12.8.  Following receipt of the determination of the Investment Banks of the Final Fair Market Value, each Selling DTV Put Right Member may terminate its election to have the Network purchase such Selling DTV Put Right Member’s Units by delivering written notice of such termination to the Network, Comcast and Radio One within five (5) Business Days following the DTV Put Right Determination Date.  Any Selling DTV Put Right Member that terminates its election pursuant to the previous sentence shall no longer be considered a Selling DTV Put Right Member for purposes of Sections 12.8(b), (c) and (d) hereof and shall be required to reimburse the Network for a percentage of the Appraisal-related costs and expenses incurred by the Network pursuant to Section 12.1(i) hereof, such percentage to be calculated by dividing the number of Units held by such Selling DTV Put Right Member by the number of Units held by all Selling DTV Put Right Members.

(b) Derivative Equity Interest Exercise.  No later than the 10th day following the DTV Put Right Determination Date, each Selling DTV Put Right Member who is a holder of any Derivative Equity Interest and who wishes to make a Derivative Equity Interest Exercise at the DTV Put Right Closing shall provide a Derivative Equity Interest Exercise Notice to the Network, Comcast and Radio One.  Any Units issued pursuant to such Derivative Equity Interest Exercise, together with all other Units offered for sale by the Selling DTV Put Right Members shall be referred to herein as “DTV Put Units.”  If a Selling DTV Put Right Member holding a Derivative Equity Interest shall fail to make a Derivative Equity Interest Exercise within such ten-day period then, subject to the last sentence of this Section 12.8(b), (i) such Selling DTV Put Right Member shall be deemed to have elected to irrevocably terminate and cancel its right to acquire Units or Derivative Equity Interests or to convert any security into Units or Derivative Equity Interests and shall cease to have any right to effect a Derivative Equity Interest Exercise with respect to such Selling DTV Put Right Member’s Derivative Equity Interests at any time, (ii) the Network (and Comcast or Radio One, as applicable) shall not be required to purchase any Units issuable upon such Derivative Equity Interest Exercise of such Selling DTV Put Right Member, and (iii) upon the consummation of the DTV Put Right Closing, all such Derivative Equity Interests (or, if applicable, the right applicable to any debt security to convert such security in whole or part into Units or Derivative Equity Interests) shall terminate automatically and without any further action by any Person.  If the DTV Put Right Closing does not occur on the DTV Put Closing Date, or such other time as the Network, Comcast, Radio One and the Selling DTV Put Right Members shall agree (but in no event more than ninety (90) days after the DTV Put Closing Date) then (A) any Derivative Equity Interest Exercise Notice delivered by a Selling DTV Put Right Member pursuant to the first sentence of this Section 12.8(b) shall be deemed to be rescinded and shall have no force and effect, and (B) the right of all Selling DTV Put Right Members holding Derivative Equity Interests (including without limitation all such Selling DTV Put Right Members who failed to deliver a Derivative Equity Interest Exercise Notice within the ten-day period following delivery by the Investment Banks of their determination of the Fair Market Value) to effect a Derivative Equity Interest Exercise in accordance with the terms of such Member’s Derivative Equity Interest and the terms hereof shall be automatically restored without any further action by any Person.

Exhibit 3.1 - 87

(c) Participation.  No later than the 30th day following the DTV Put Right Determination Date, at the election of Comcast and/or Radio One, Comcast and/or Radio One may elect to participate in a purchase of DTV Put Units pursuant to this Section 12.8 by delivering written notice (a “DTV Put Participation Notice”) to the Network, Comcast or Radio One, as appropriate, and the Selling DTV Put Right Members, specifying (x) the number of DTV Put Units that such Person desires to purchase for an aggregate price equal to the Final Fair Market Value of a DTV Put Unit multiplied by the number of DTV Put Units that such Person desires to purchase, provided that each such Person purchase at least a percentage of the DTV Put Units subject to the DTV Put Notice equal to the aggregate Percentage Interest of such Person and its Unit Affiliates, and (y) whether such purchase shall be made in cash or common stock of such Person.  In the event Comcast or Radio One delivers a DTV Put Participation Notice, the following provisions shall be applicable:

(i) If Comcast delivers a DTV Put Participation Notice and Radio One does not deliver a DTV Put Participation Notice within five (5) days of receipt of Comcast’s DTV Put Participation Notice, then (A) Comcast shall be obligated to purchase the amount of DTV Put Units as specified in its DTV Put Participation Notice for an aggregate price equal to the Final Fair Market Value of a DTV Put Unit multiplied by the number of DTV Put Units to be purchased by Comcast (the “Comcast DTV Put Price”) and (B) the Selling DTV Put Right Members shall be obligated to sell the amount of DTV Put Units as specified in the DTV Put Participation Notice to Comcast for the Comcast DTV Put Price.  The purchase and sale of DTV Put Units pursuant to this Section 12.8(c)(i) shall take place in accordance with the provisions set forth in Section 12.8(d) hereof.

(ii) If Radio One delivers a DTV Put Participation Notice and Comcast does not deliver a DTV Put Participation Notice within five (5) days of receipt of Radio One’s DTV Put Participation Notice, then (A) Radio One shall be obligated to purchase all of the DTV Put Units specified in its DTV Put Participation Notice for an aggregate price equal to the Final Fair Market Value of a DTV Put Unit multiplied by the number of DTV Put Units that Radio One is to purchase (the “Radio One DTV Put Price”), and (B) the Selling DTV Put Right Members shall be obligated to sell the amount of DTV Put Units as specified in the DTV Put Participation Notice to Radio One for the Radio One DTV Put Price. The purchase and sale of DTV Put Units pursuant to this Section 12.8(c)(ii) shall take place in accordance with the provisions set forth in Section 12.8(d) hereof.

(iii) If Radio One and Comcast both submit DTV Put Participation Notices, Comcast shall be obligated to purchase the number of DTV Put Units specified in the Comcast DTV Put Participation Notice for an aggregate price equal to the Final Fair Market Value multiplied by the number of DTV Put Units specified in the Comcast DTV Put Participation Notice and Radio One shall be obligated to purchase the number of DTV Put Units as specified in the Radio One DTV Put Participation Notice for an aggregate price equal to the Final Fair Market Value multiplied by the number of DTV Put Units specified in the Radio One DTV Put Participation Notice; provided, however, that if sum of the number of DTV Put Units specified in the Comcast DTV Put Participation Notice plus the number of DTV Put Units specified in the Radio One DTV Put Participation Notice exceeds the total number of DTV Put Units then (A) Comcast and Radio One shall be obligated to purchase all of the DTV Put Units for an aggregate price equal to the Final Fair Market Value multiplied by the total number of DTV Put Units, in such relative amounts that after such purchase (1) Radio One and its Unit Affiliates collectively own 51% of the outstanding Units (calculated on a Fully Diluted Basis, excluding the Class D Common Units and the Financial Investor Member Units, if any), and (2) Comcast and its Unit Affiliates collectively own 49% of the outstanding Units (calculated on a Fully Diluted Basis, excluding the Class D Common Units and the Financial Investor Member Units, if any); provided, however, that if Comcast and its Unit Affiliates collectively own more than 49% of the outstanding Units (calculated on a Fully Diluted Basis, excluding the Class D Common Units and the Financial Investor Member Units, if any) prior to the delivery of the DTV Put Notice pursuant to Section 12.8(a) hereof, Radio One shall purchase all of the DTV Put Units for an aggregate price equal to the Final Fair Market Value multiplied by the total number of DTV Put Units, and (B) the Selling DTV Put Right Members shall be obligated to sell all of their DTV Put Units to Comcast and/or Radio One in the amounts and for the prices set forth in subsection (A) of this paragraph.  The purchase and sale of Units pursuant to this Section 12.8(c)(iii) shall take place in accordance with the provisions set forth in Section 12.8(d) hereof.

(iv) The number of DTV Put Units subject to DTV Put Participation Notices submitted by Comcast and/or Radio One shall reduce the number of DTV Put Units required to be purchased by the Network at the DTV Put Right Closing.

Exhibit 3.1 - 88

(v) If Comcast submits a DTV Put Participation Notice and if Comcast desires to issue common stock of Comcast Corporation as all or a portion of the purchase price for the DTV Put Units it will purchase at the DTV Put Right Closing, provided that Comcast Corporation is eligible to use Form S-3 (or a similar form of registration statement), Comcast shall deliver to the Selling DTV Put Right Members, at least thirty (30) days prior to the DTV Put Closing Date, the Comcast Registration Rights Agreement executed by Comcast Corporation, and each Selling DTV Put Right Member shall be required to execute the Comcast Registration Rights Agreement and return such agreement (as so executed) to Comcast Corporation within ten (10) days following receipt thereof.  If Comcast does not deliver an executed copy of the Comcast Registration Rights Agreement to the Selling DTV Put Right Members at least thirty (30) days prior to the DTV Put Closing Date, Comcast shall not be permitted to issue common stock of Comcast Corporation to any Selling DTV Put Right Member as all or a portion of the purchase price for the DTV Put Units held by such Selling DTV Put Right Member at the DTV Put Right Closing (without the consent of such Selling DTV Put Right Member).  If any Selling DTV Put Right Member does not execute and return the Comcast Registration Rights Agreement within the 10 day period set forth above, Comcast shall be permitted to issue common stock of Comcast Corporation to such Selling DTV Put Right Member as all or a portion of the purchase price for the DTV Put Units held by such Selling DTV Put Right Member at the DTV Put Right Closing, but neither Comcast Corporation nor any of its Affiliates shall be under any obligation to register such common stock in accordance with the provisions of the Comcast Registration Rights Agreement or otherwise.

(vi) If Radio One submits a DTV Put Participation Notice and if Radio One desires to issue common stock of Radio One, Inc. as all or a portion of the purchase price for the DTV Put Units it will purchase at the DTV Put Right Closing, provided that Radio One, Inc. is eligible to use Form S-3 (or a similar form of registration statement), Radio One shall deliver to the Selling DTV Put Right Members, at least thirty (30) days prior to the DTV Put Closing Date, the Radio One Registration Rights Agreement executed by Radio One, Inc., and each Selling DTV Put Right Member shall be required to execute the Radio One Registration Rights Agreement and return such agreement (as so executed) to Radio One, Inc. within ten (10) days following receipt thereof.  If Radio One does not deliver an executed copy of the Radio One Registration Rights Agreement to the Selling DTV Put Right Members at least thirty (30) days prior to the DTV Put Closing Date, Radio One shall not be permitted to issue common stock of Radio One, Inc. to any Selling DTV Put Right Member as all or a portion of the purchase price for the DTV Put Units held by such Selling DTV Put Right Member at the DTV Put Right Closing (without the consent of such Selling DTV Put Right Member).  If any Selling DTV Put Right Member does not execute and return the Radio One Registration Rights Agreement within the 10 day period set forth above, Radio One shall be permitted to issue common stock of Radio One, Inc. to such Selling DTV Put Right Member as all or a portion of the purchase price for the DTV Put Units held by such Selling DTV Put Right Member at the DTV Put Right Closing, but neither Radio One, Inc. nor any of its Affiliates shall be under any obligation to register such common stock in accordance with the provisions of the Radio One Registration Rights Agreement or otherwise.

(d) DTV Put Right Closing.  The closing (the “DTV Put Right Closing”) of the purchase and sale of the DTV Put Units pursuant to this Section 12.8 shall be made on a date within ninety (90) days of the DTV Put Right Determination Date (the “DTV Put Closing Date”) and, to the extent applicable, shall be made after giving effect to the Derivative Equity Interest Exercise made by each Selling DTV Put Right Member.  At the DTV Put Right Closing, which shall be at a place and time reasonably selected by the Person purchasing DTV Put Units at such closing, (i) each of the Selling DTV Put Right Members shall (A) if applicable, effect the Derivative Equity Interest Exercise in accordance with such Selling DTV Put Right Member’s Derivative Equity Interest Exercise Notice delivered pursuant to Section 12.8(b) hereof, (B) execute and deliver such documents as shall be reasonably requested by the Persons purchasing such Member’s DTV Put Units in order to vest full beneficial and record ownership of all of such DTV Put Units then owned by such Member in the Persons purchasing such DTV Put Units, and (C) represent and warrant to the Persons purchasing such DTV Put Units (in addition to such other customary representations and warranties requested by the Persons purchasing such DTV Put Units) that such DTV Put Units are being transferred to such Persons free and clear of liens, encumbrances and interests or rights of other Persons (except as provided in this Agreement or the Buy/Sell Agreement), and (ii) each Person purchasing DTV Put Units shall make payment to each Selling DTV Put Right Member in an amount equal to the number of DTV Put Units being acquired from such Member by such Person multiplied by the Final Fair Market Value of such DTV Put Units, such payment to be made (at such purchaser’s option) (1) by wire transfer of immediately available funds to an account specified in writing by each Selling DTV Put Right Member, (2) subject to Section 12.9, with respect to purchases by Comcast or Radio One and at the option of each such Person, the issuance of the most widely held class of common stock of Comcast Corporation and/or Radio One, Inc. (based upon the average closing prices for a share of such common stock during the ten (10) consecutive trading days ending two days prior to the date of the DTV Put Right Closing), which shares of common stock, except as otherwise provided in Section 12.8(c)(vi) and (vii) above, shall be “Registrable Securities” pursuant to the provisions of the Comcast Registration Rights Agreement or the Radio One Registration Rights Agreement, as applicable, or (3) subject to Section 12.9, with respect to purchases by Comcast or Radio One and at the option of such Person, any combination of the foregoing.  The right to issue common stock of (I) Comcast Corporation as payment at the DTV Put Right Closing shall terminate in the event neither Comcast Corporation nor any Affiliate of Comcast Corporation is a Member and (II) Radio One, Inc. as payment at the DTV Put Right Closing shall terminate in the event neither Radio One, Inc. nor any Affiliate of Radio One, Inc. is a Member.  In connection with the DTV Put Right Closing, Comcast and Radio One may assign all or any portion of its respective purchase rights under this Section 12.8(d) to an Affiliate of such Person.  In the event that any of the Selling DTV Put Right Members fails to fully satisfy or be in a position to fully satisfy its obligations to sell the DTV Put Units at the DTV Put Right Closing (each, a “DTV Put Right Defaulting Person”) and such DTV Put Right Closing does not occur, (1) so long as Comcast and/or Radio One have fully satisfied or are in a position to fully satisfy all of their conditions and obligations at the DTV Put Right Closing in connection with such DTV Put Right Closing, the DTV Put Right Defaulting Person shall reimburse (or in the event there is more than one DTV Put Right Defaulting Person, the DTV Put Right Defaulting Persons shall reimburse in proportion to the relative DTV Put Units to be sold by each DTV Put Right Defaulting Person at the DTV Put Right Closing) Comcast and/or Radio One for their actual and reasonable out of pocket expenses incurred (not to exceed $50,000.00 in the aggregate for Comcast and/or Radio One) in connection with the DTV Put Right Closing (provided that such reimbursement shall not constitute, or be deemed to be, an admission of liability by the DTV Put Right Defaulting Person(s)), and (2) any DTV Put Right Defaulting Person’s rights but not obligations to participate in such DTV Put Right Closing shall automatically and irrevocably terminate.

Exhibit 3.1 - 89

(e) Board Composition; Conversion of Series A Preferred Units.  Following the DTV Put Right Closing, (i) in the event that all of the Series A Preferred Units held by the Financial Investor Members have not been purchased, redeemed or previously forfeited pursuant to (and subject to the limitations set forth in) Section 4.4(m) hereof, the Board shall consist of five (5) Managers and, as between Comcast and Radio One (together in each case with their respective Unit Affiliates), the owner of a majority of the outstanding Units after the DTV Put Right Closing (calculated on a Fully Diluted Basis, excluding all Class D Common Units and all Financial Investor Member Equity Interests, if any) shall designate three (3) Managers, the owner of less than a majority of the Units (calculated on a Fully Diluted Basis, excluding all Class D Common Units and all Financial Investor Member Equity Interests, if any) shall designate one (1) Manager and the Financial Investor Members shall designate one (1) Manager; (ii) in the event that all of the Series A Preferred Units held by the Financial Investor Members have been purchased, redeemed or previously forfeited pursuant to (and subject to the limitations set forth in) Section 4.4(m) hereof, the Board shall consist of three (3) Managers and, as between Comcast and Radio One (together in each case with their respective Unit Affiliates), the owner of a majority of the outstanding Units after the DTV Put Right Closing (calculated on a Fully Diluted Basis, excluding all Class D Common Units and all Financial Investor Member Equity Interests, if any) shall designate two (2) Managers and the owner of less than a majority of the Units (calculated on a Fully Diluted Basis, excluding all Class D Common Units and all Financial Investor Member Equity Interests, if any) shall designate one (1) Manager; (iii) in the event that (x) all of the Series A Preferred Units held by the Financial Investor Members and the DIRECTV Members have been purchased, redeemed or previously forfeited, or (y) all of the Series A Preferred Units held by the Financial Investor Members have been purchased, redeemed or previously forfeited and DIRECTV is a Limited Member, then all of the remaining Series A Preferred Units shall automatically be converted into Class A Common Units pursuant to Section 5.2(e)(iv)(2); and (iv) in the event that, pursuant to this provision, Comcast has the right to designate a majority of the Managers, Comcast may deliver to Radio One and the Network a Termination Notice pursuant to Section 6.2(d) of the Network Services Agreement.

(f) Radio One Termination.  Upon delivery by Comcast of a Termination Notice (as defined in the Radio One Change of Control Agreement) to Radio One and the Network pursuant to Section 2.2(h) of the Radio One Change of Control Agreement or upon a Radio One Trigger Event, Radio One’s rights to participate in a purchase of Units under this Section 12.8 shall terminate and be of no further force or effect.

(g) Comcast Termination.  Upon a Comcast Trigger Event, Comcast’s rights to participate in a purchase of Units under this Section 12.8 shall automatically terminate and be of no further force or effect.

Section 12.9 Purchase of DIRECTV Equity Interests for Common Stock .  In the event Comcast or Radio One acquires, pursuant to the provisions of Sections 12.2, 12.4, 12.5, 12.7 and 12.8 of this Agreement, the Equity Interests in the Network owned by DIRECTV, and Comcast or Radio One elect to make payment in accordance with the above-referenced Sections by the issuance of the most widely held class of common stock of Comcast Corporation and/or Radio One, Inc, as the case may be, such purchaser and each DIRECTV Member shall use commercially reasonable efforts to effect the acquisition of the such Equity Interests through tax-free (for U.S. federal income tax purposes) mergers of the subsidiaries of DIRECTV that directly hold such Equity Interests with Comcast or Radio One, as applicable, or with one or more first-tier U.S. “C” corporation subsidiaries of Comcast or Radio One, as applicable (the “DTV Equity Acquisition”), or through some other mutually agreeable arrangement (including structuring the DTV Equity Acquisition as an acquisition of limited liability interests) such that the DTV Equity Acquisition will be tax-free to DIRECTV (except to the extent of any “boot” received by DIRECTV in the DTV Equity Acquisition).

Exhibit 3.1 - 90

ARTICLE XIII

ADDITIONAL, SUBSTITUTE AND LIMITED MEMBERS

Section 13.1 Admissions.  No Person shall be admitted to the Network as a Member (other than the Initial Members) except in accordance with Section 13.2, 13.3, 13.4 or 13.5 hereof.  Any purported admission, which is not in accordance with this Article XIII, shall be null and void.  Upon admission of any Additional, Substitute Member or Limited Member, or upon any Member ceasing to be a Member, the books and records of the Network shall be revised accordingly to reflect such admission or cessation.

Section 13.2 Admission of Additional Members.  Except for the admission of  Class D Members which shall be as set forth in Section 13.5, a Person shall become an Additional Member pursuant to the terms of this Agreement only if and when each of the following conditions is satisfied:

(a) the Board, in its sole and absolute discretion, determines the nature and amount of the Capital Contribution and/or Capital Commitment to be made by such Person;

(b) the Board has received, on behalf of the Network, such Person’s Capital Contribution and/or Capital Commitment as so determined;

(c) the Board consents in writing to such admission, which consent may be given or withheld in its sole and absolute discretion and, if such Person is to be admitted as a Member holding Units, the Board shall determine which class or series of authorized Units such Person shall hold;

(d) the Board receives written instruments (including, without limitation, such Person’s consent to be bound by this Agreement as a Member) that are in form and substance satisfactory to the Board, as determined in its sole and absolute discretion;

(e) if requested by Comcast or Radio One, the Board receives a written joinder to the Buy/Sell Agreement in accordance with Section 3.8 thereof;

(f) such Person shall execute and deliver a subscription agreement with representations and warranties no less favorable to the Network than the representations and warranties contained in the Subscription Agreement; and

(g) the Members required to approve any classification or issuance of Units have approved such classification and issuance.

Section 13.3 Admission of Substitute Members.  A Person who acquires all or a portion of a Member’s Units shall become a Substitute Member of the Network only following a Transfer of Units made in accordance with Article XI hereof.

Section 13.4 Limited Members.

(a) A Member (or its successor in interest, if any, pursuant to (i) or (ii) below or his or her personal representatives, executors or heirs, pursuant to (iv) below) shall automatically become a Limited Member upon the earliest to occur of any of the following events:

(i) as to any Member that is not an individual, the filing of a certificate of dissolution, or its equivalent, for such Member;

(ii) as to any Member that Transfers all or any part of its Units (and as to the Person to whom such Units are Transferred), in the event that such Units are Transferred in a manner that does not comply with Article XI hereof following a determination by a court of competent jurisdiction or the Board upon advice of counsel selected by the Board that the provisions of Article XI shall not be applicable to such Transfer; provided that in the event of such a Transfer the limitations and restrictions applicable to a Limited Member shall only apply to the Units so Transferred;

(iii) the Bankruptcy of such Member;

(iv) as to any Non-Class D Member that is an individual, the death or permanent incapacity (as determined in good faith by the Board) of such Non-Class D Member;

(v) as to any Member that is a Comcast Unit Affiliate or a Radio One Unit Affiliate, upon a Prohibited Transfer of such Unit Affiliate pursuant to Section 11.5 hereof; or

Exhibit 3.1 - 91

(vi) as to any DIRECTV Member, in the event of a material breach by DIRECTV, INC. (or any successor or assignee of DIRECTV, INC.) of its Affiliate Distribution Obligations (as defined in the DIRECTV Affiliation Agreement) under the DIRECTV Affiliation Agreement for which the Network has sought, but not obtained, for any reason, specific performance, unless such material breach is cured within sixty days after the later of (A) the date of the initial court order denying such specific performance and (B) if such court order is appealed by the NETWORK, the final judgment on such appeal.

(b) Notwithstanding anything to the contrary contained in this Agreement, a Limited Member shall have no:

(i) right to vote on any matter being voted on by the Members generally or by any class or group of Members or to receive notice of a meeting of Members;

(ii) right to designate a Manager;

(iii) rights as a Non-Defaulting Member under Section 6.6 hereof;

(iv) right to make a Loan to the Network under Section 6.10 hereof;

(v) Right of First Refusal or Co-Sale Right under Sections 11.3 and 11.4 hereof;

(vi) right to deliver a Put Notice under Section 12.2 hereof;

(vii) Preemptive Rights under Section 12.3 hereof;

(viii) rights as a Tag-Along Seller under Section 12.4 hereof;

(ix) rights as an Exercising Drag-Along Seller under Section 12.5 hereof; and

(x) inspection or information rights provided to Members under Article XIV hereof.

(c) Subject to the limitations and restrictions set forth in Section 13.4(b) hereof, a Limited Member shall retain such rights, and remain subject to such obligations, as were applicable to such Limited Member (or the Member from whom such Limited Member acquired Units or other Equity Interests) prior to becoming a Limited Member.  If a Limited Member shall fail, within twenty (20) days of a written request from the Network, Comcast or Radio One to consent in writing to be bound by this Agreement, the Radio One Change of Control Agreement and/or the Buy/Sell Agreement (in the event such Person is not a party to any such agreement at the time such written request is made), the Equity Interests held by such Limited Member shall be forfeited and cancelled.

Section 13.5 Admission of Class D Members.  Persons awarded Class D Common Units under the Network Equity Plan shall be admitted as Members in accordance with the terms of the Network Equity Plan, the applicable Award Agreement and this Agreement if and only if, and when, each of the following conditions is satisfied:

(a) the Board or the Compensation Committee approves the issuance of such Class D Common Units to such Person, and

(b) the Board or the Compensation Committee receives written instruments (including, without limitation, such Person’s consent to be bound by this Agreement as a Member and the Buy/Sell Agreement as a Class D Member and the applicable Award Agreement executed by such Person) that are in form and substance satisfactory to the Board, as determined in its sole and absolute discretion.

Section 13.6 Withdrawal of Member.  Members shall not be permitted to voluntarily withdraw from the Network for any reason.  Any Member shall cease to be a Member of the Network upon the date such Member ceases to hold any Units.  No such Member shall have a right to a return of its Capital Contribution.

Exhibit 3.1 - 92

ARTICLE XIV

REPORTS TO MEMBERS

Section 14.1 Books and Records

(a) Each Non-Class D Member has the right, subject to such reasonable standards (including standards governing what information and documents are to be furnished at what time and location and at whose expense) as may be established by the Managers, to obtain from the Network from time to time upon reasonable demand for any purpose reasonably related to the Non-Class D Member’s interest as a Member of the Network:

(i) True and full information regarding the status of the business and financial condition of the Network;

(ii) Promptly after they become available, a copy of the federal, state and local income tax returns for each year of the Network;

(iii) A current list of the name and last known business, residence or mailing address of each Member and Manager;

(iv) A copy of this Agreement, the Certificate of Formation and all amendments thereto;

(v) True and full information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each became a Member; and

(vi) Other information regarding the affairs of the Network as is reasonable.

(b) Each Class D Member has the right, subject to such reasonable standards (including standards governing what information and documents are to be furnished at what time and location and at whose expense) as may be established by the Board from time to time, to obtain from the Network from time to time upon reasonable demand for any purpose reasonably related to the Class D Member’s interest as a Member of the Network:

(i) information regarding the status of the business and financial condition of the Network;

(ii) promptly after they become available, a copy of the federal, state and local income tax returns for each year of the Network; and

(iii) a copy of this Agreement, the Certificate of Formation and all amendments thereto.

(c) Each Manager shall have the right to examine all of the information described in subsections (a) and (b) of this Section 14.1 for any purpose reasonably related to his or her position as a Manager.

(d) The Network may maintain its records in other than a written form if such form is capable of conversion into written form within a reasonable time.

(e) Any demand by a Member under this Section shall be in writing and shall state the purpose of such demand.

(f) The Network shall permit each Non-Class D Member to visit and inspect the Network’s properties, to examine its books of account and records and to discuss the Network’s affairs, finances and accounts with its officers, during normal business hours upon reasonable advance notice.

(g) The Network shall provide each Non-Class D Member with prompt notice of the initiation of any material legal action against the Network.

(h) The obligations and limitations set forth in Section 19.3 hereof shall apply to any Confidential Information disclosed or otherwise made available to any Member pursuant to this Section 14.1.

Exhibit 3.1 - 93

Section 14.2 Annual Reports.  Within (x) seventy-five (75) days after the end of the Fiscal Year ending December 31, 2004, and (y) sixty (60) days after the end of each Fiscal Year thereafter, the Network shall cause to be prepared, and each Member furnished with, financial statements accompanied by a report thereon from Ernst & Young LLP, PricewaterhouseCoopers, KPMG LLP or Deloitte & Touche, or a successor thereto, approved by the Board following a recommendation by the Audit Committee or from another independent accounting firm approved by the Board following a recommendation by the Audit Committee and the holders of at least 75% of the outstanding Units entitled to vote hereunder (on a Fully-Diluted Basis) stating that such statements are prepared and fairly stated in all material respects in accordance with generally accepted accounting principles, and, to the extent inconsistent therewith, in accordance with this Agreement, including the following:

(a) A copy of the balance sheet of the Network as of the last day of such Fiscal Year;

(b) A statement of income or loss for the Network for such Fiscal Year; and

(c) A statement of the Members’ Capital Accounts, changes thereto for such Fiscal Year and Percentage Interests at the end of such Fiscal Year.

Section 14.3 Quarterly Reports.  Within thirty (30) days after the end of each quarter, the Network shall cause each Non-Class D Member to be furnished with quarterly financial statements prepared in accordance with the Network’s methods of accounting, of the type described in Section 14.2, as of the last day of such quarter, provided that such quarterly reports need not include such footnotes as may be required by generally accepted accounting principles.

Section 14.4 Monthly Reports.  Within ten (10) days after the end of each month, the Network shall cause each Non-Class D Member to be furnished with monthly financials statements prepared in accordance with the Network’s methods of accounting, of the type described in Section 14.2, as of the last day of such month, provided that such monthly reports need not include such footnotes as may be required by generally accepted accounting principles.

Section 14.5 Tax Returns and Tax Information to Members.  The Network shall send to each Person who was a Member at any time during such Fiscal Year such tax information, including, without limitation, Federal Tax Schedule K-1, as shall be reasonably necessary for the preparation of such Member’s federal income tax return.  The Tax Matters Partner shall use reasonable efforts to distribute all necessary tax information to each Member as soon as practicable after the end of each Taxable Year, but not later than seventy-five (75) days after the end of each Taxable Year; provided, however, that such period shall be automatically extended in the event of a delay beyond the control of the Tax Matters Partner, such as a delay resulting from the failure of a third party to provide required tax information to the Network in a timely manner.

Section 14.6 Class D Member Information Rights.  Notwithstanding anything to the contrary in this Agreement, the Class D Members shall have no rights to obtain or review books or records of the Network or other information or reports except to the extent specifically set forth in Section 14.1(b), Sections 14.2 and Section 14.5 hereof.

Exhibit 3.1 - 94

ARTICLE XV

COMCAST CONSULTATION AND PROGRAMMING RIGHTS

Section 15.1 Consultation Rights.  Before the Network enters into any affiliation or similar agreement to distribute the Network’s programming service or programming content to broadcast, cable or satellite subscribers, the Network shall (recognizing Comcast Corporation’s experience as to such matters) consult in good faith with an Affiliate of Comcast Corporation designated by Comcast regarding the terms and conditions of any such agreement; provided that (a) Comcast shall make such Affiliate available for consultation with the Network in a timely manner and (b) the terms and conditions of such agreement shall be deemed to be Confidential Information of the Network.  Comcast’s consultation rights and the Network’s obligations set forth in this Section 15.1 shall terminate immediately in the event of a Comcast Trigger Event.

Section 15.2 Programming Rights.  Comcast shall have the right, and the Network hereby grants to Comcast the right, to provide at any time a reasonably detailed written proposal describing a programming concept for one (1) hour per week (and the Network shall use commercially reasonable efforts to grant to Comcast such right for up to two (2) hours per week) of programming content to be distributed on and as a part of the Service (any such concept, the “Comcast Concept”).  Following the delivery of any Comcast Concept, the Network shall use commercially reasonable efforts to develop and produce or acquire programming consistent with the Comcast Concept and to distribute such programming on and as part of the Service; provided, however, that the Network shall have the right to reject any Comcast Concept and shall have no obligation to develop and produce or acquire programming consistent with the Comcast Concept if:  (a) the programming contemplated by the Comcast Concept (the “Comcast Programming”) would be inconsistent with the quality, look and feel of the other programming on the Service as determined by the Network’s Chief Executive Officer in his reasonable judgment; (b) the Comcast Programming contemplated by the Comcast Concept would be inconsistent with the business purpose of the Network as provided in Section 2.3 hereof or as otherwise determined by the Members in accordance with the provisions of this Agreement; (c) the cost of producing or acquiring the Comcast Programming would be prohibitive or otherwise materially inconsistent with the Annual Budget allocations with respect to programming (and the Network shall not be obligated to cease any development, production or acquisition in process or contemplated by any pre-existing programming plan or schedule in order to accommodate the costs of producing the Comcast Programming); (d) the development, production or acquisition of the Comcast Programming is not feasible for any reason beyond the Network’s control; (e) any other contractual term, provision or condition demanded by any Person in connection with the development, production or acquisition of the Comcast Programming is otherwise materially inconsistent with the policies, business activities or reputation of the Network, as determined by the Network’s Chief Executive Officer in his reasonable judgment; (f) distributing the Comcast Programming could cause the Network to violate any provision of the Comcast Affiliation Agreement or any other agreement with any Person for the distribution of the Service; (g) the development, production, acquisition or distribution of the Comcast Programming or implementation of the Comcast Concept could cause the Network to violate any law or regulation or any material contract or agreement previously entered into by the Network; or (h) the Service is already distributing one (1) hour per week (or, subject to this Section 15.2, up to two (2) hours per week) of programming based on a Comcast Concept previously delivered by Comcast expressly pursuant to this Section 15.2.  In the event the Network rejects any Comcast Concept in accordance with this Section 15.2, the Network shall provide Comcast in writing with a reasonably detailed explanation of the basis for such rejection and, if requested by Comcast, shall cooperate with Comcast in revising such Comcast Concept to be acceptable to both Persons.  The rights set forth in this Section 15.2 shall terminate automatically upon the earlier to occur of (i) a Comcast Trigger Event, (ii) a CST Competitor Event and (iii) in the event that no Affiliate of Comcast Corporation is a Member.

Exhibit 3.1 - 95

ARTICLE XVI

EVENTS OF DISSOLUTION

Section 16.1 Dissolution.  The Network shall be dissolved upon the occurrence of any of the following events (each, an “Event of Dissolution”):

(a) A judicial dissolution of the Network pursuant to Section 18-802 of the Act;

(b) Following the sale, transfer or other disposition of all or substantially all of the assets of the Network pursuant to a Sale Transaction; or

(c) The following votes for dissolution are obtained:

(i) the Members that are entitled to vote holding at least a majority of the Class A Common Units, Class B Common Units, Class C Common Units and Series A Preferred Units, voting as a single class, vote for dissolution;

(ii) the Members that are entitled to vote holding at least a majority of the Class B Common Units, voting as a separate class, vote for dissolution; and

(iii) the Members that are entitled to approve the matters set forth in Section 5.2(e)(i)(1)-(9) vote for dissolution.

Section 16.2 No other Event of Dissolution.  No other event, including the retirement, withdrawal, insolvency, liquidation, dissolution, insanity, resignation, expulsion, Bankruptcy, death, incapacity or adjudication of incompetency of a Member, shall cause the dissolution of the Network.

Exhibit 3.1 - 96

ARTICLE XVII

TERMINATION

Section 17.1 Liquidation.  In the event that an Event of Dissolution shall occur, the Network shall be liquidated and its affairs shall be wound up.

(a) Following an Event of Dissolution pursuant to Section 16.1(b) hereof as a result of the sale, transfer or other disposition of all or substantially all of the assets of the Network pursuant to a Sale Transaction (provided that such Sale Transaction occurs as a result of the insolvency of the Network) or pursuant to Sections 16.1(a) or (c) hereof (in each case, a “Liquidation”), all proceeds from such Liquidation shall be distributed as set forth below:

(i) to creditors, including Members who are creditors to the extent permitted by law, in satisfaction of the Network’s liabilities; and

(ii) to Members in accordance with Section 9.4 hereof.

(b) Following an Event of Dissolution pursuant to Section 16.1(b) hereof as a result of the sale, transfer or other disposition of all or substantially all of the assets of the Network pursuant to a Sale Transaction (other than a Sale Transaction that occurs as a result of the insolvency of the Network), all proceeds from such Sale Transaction shall be distributed as set forth below:

(i) to creditors, including Members who are creditors to the extent permitted by law, in satisfaction of the Network’s liabilities; and

(ii) to Members in accordance with Section 9.3 hereof.

Section 17.2 Final Accounting.  In the event of the dissolution of the Network, prior to any liquidation, a proper accounting shall be made to the Members from the date of the last previous accounting to the date of dissolution.

Section 17.3 Cancellation of Certificate.  Upon the completion of the Distribution of the Network’s assets upon dissolution of the Network, the Network shall be terminated, all Units shall be cancelled and the Board shall cause the Network to execute and file a Certificate of Cancellation in accordance with Section 18-203 of the Act.

Exhibit 3.1 - 97

ARTICLE XVIII

EXCULPATION AND INDEMNIFICATION

Section 18.1 Exculpation.  Notwithstanding any other provisions of this Agreement, whether express or implied, or obligation or duty at law or in equity, none of the Members, Managers or any officers, directors, stockholders, Affiliates, partners, members, employees, representatives, consultants or agents of either the Managers or the Members (individually, a “Covered Person” and, collectively, the “Covered Persons”) shall be liable to the Network or any other Person for any act or omission taken or omitted in good faith by a Covered Person on behalf of the Network and in the reasonable belief that such act or omission was in or was not opposed to the best interests of the Network; provided that such act or omission does not constitute fraud, willful misconduct, bad faith, or gross negligence, and provided further than no Covered Person shall be entitled by reason of this Section 18.1 to exculpation from liability that arises by reason of the material breach of an obligation of such Covered Person under the Comcast Affiliation Agreement, the Radio One Agreements or the DIRECTV Affiliation Agreement.  Class D Members and their respective Covered Persons shall not be entitled by reason of this Section 18.1 to exculpation from any liability that arises under any employment or consulting agreement or arrangement in existence between the Network and such Person or by reason of any breach thereof.

Section 18.2 Indemnification.

(a) To the fullest extent permitted by law, the Network shall indemnify and hold harmless each Covered Person (individually, an “Indemnified Person” and, collectively, the “Indemnified Persons”) from and against any and all losses, claims, demands, liabilities, expenses (including reasonable attorneys’ fees and expenses), judgments, fines, settlements and other amounts arising from any and all actions, suits or proceedings, whether civil, criminal, administrative or investigative (“Claims”), in which such Indemnified Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the property, business or affairs of the Network or the fact that such Indemnified Person was a Manager, officer, Member, employee, representative, consultant or agent of the Network, or by reason of the fact that such Person, at the request of the Network, is or was serving as an officer, director, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise if the Indemnified Person in relation to the facts, events and circumstances on which such action, suit or proceeding is based (i) acted in good faith and in a manner that the Indemnified Person reasonably believed to be in, or not opposed to, the best interests of the Network or (ii) with respect to a criminal action or proceeding had no reasonable cause to believe that the Indemnified Person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnified Person acted in a manner contrary to that specified in (i) or (ii) above.  An Indemnified Person shall not be entitled to indemnification under this Section 18.2 with respect to any Claim (1) if it has engaged in fraud, willful misconduct, bad faith or gross negligence with respect to the matters that gave rise to such Claim or (2) that arises by reason of the material breach of an obligation of such Indemnified Person under the Comcast Affiliation Agreement, the Radio One Agreements or the DIRECTV Affiliation Agreement.  In the event that an employment or consulting agreement or arrangement exists between a Class D Member and the Network, such Class D Member and his or her Covered Persons shall not be entitled to indemnification under this Section 18.2 for Claims arising thereunder or in breach thereof.

(b) Expenses (including reasonable attorneys’ fees and disbursements) incurred by an Indemnified Person in investigating or defending any Claim shall be paid by the Network in advance of the final disposition of such Claim upon receipt by the Network of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall be ultimately determined by a court of competent jurisdiction from which no further appeal may be taken or the time for any appeal has lapsed (or otherwise, as the case may be) that such Indemnified Person is not entitled to be indemnified by the Network as authorized by this Section 18.2.

(c) The indemnification provided by this Section 18.2 shall be in addition to any other rights to which each Indemnified Person may be entitled under any agreement, as a matter of law or otherwise, both (i) as to the action in the Indemnified Person’s capacity as a Manager, Member, officer, employee, representative, consultant or agent of the Network or by reason of its management of the property, business or affairs of the Network, and (ii) as to action in another capacity, and shall continue as to an Indemnified Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of the Indemnified Person.

Exhibit 3.1 - 98

ARTICLE XIX

GENERAL PROVISIONS

Section 19.1 Future and Current Investments and Activities.

(a) The Network and each Member acknowledges and agrees that (i) Comcast, DIRECTV and their respective Affiliates engage in a wide variety of activities and have investments in many other companies; (ii) it is critical to Comcast and DIRECTV that Comcast and its Affiliates be permitted to continue to develop their current and future business and investment activities without any restriction arising from an investment by Comcast, DIRECTV or their respective Affiliates in the Network, the right of Comcast, DIRECTV or their respective Affiliates to designate Managers of the Network or any other relationship, contractual or otherwise, between Comcast, DIRECTV or their respective Affiliates, on the one hand, and the Network or any of its Affiliates, on the other hand; (iii) from time to time, in connection with the foregoing activities of Comcast, DIRECTV or their respective Affiliates (collectively, the “Activities”), Comcast, DIRECTV or their respective Affiliates may have information that may be useful to the Network or its Members (which information may or may not be known by any Manager designated by Comcast, DIRECTV or their respective Affiliates) and none of Comcast, DIRECTV or their respective Affiliates or any Manager so designated shall have any duty to disclose any information known to such Person or entity to the Network or any of its other Members; (iv) the relationship of Comcast, DIRECTV or their respective Affiliates with the Network and its Affiliates shall not interfere with or impose conditions or restrictions on any of the Activities of Comcast, DIRECTV or their respective Affiliates; and (v) Comcast, DIRECTV or their respective Affiliates shall be free to engage in the Activities in any capacity, whether active or passive, without any obligation or liability to the Network or to any of its other Members (including, without limitation, any obligation to offer the Network or any of the other Members of the Network a right to acquire, participate or have any interest of any nature whatsoever in any of such Activities), and no Manager designated by Comcast, DIRECTV or their respective Affiliates shall have any liability by reason of any such Activities (it being understood that no action by any Manager so designated in connection with any such Activities shall be deemed to constitute a breach by such Manager of any duty owed to the Network).

(b) The Network hereby waives, to the full extent that it may do so under applicable law, any claim arising under the corporate opportunity doctrine (or similar applicable legal principles relating to, among other things, fiduciary duties) with respect to the Activities of Comcast, DIRECTV or their respective Affiliates and the other matters set forth in Section 19.1(a) above.

Section 19.2 Radio One Competition.  If Comcast believes that any of Radio One, its Affiliates or Liggins is engaging in or has engaged in a Competitive Activity, it shall have the right to provide written notice to Radio One (a “Competition Notice”), which notice shall include a detailed description of the basis for such belief and a description of the Competitive Activity.  After delivery of the Competition Notice, Radio One shall use its best efforts to cause Liggins and other officers of Radio One to be available for a meeting at Comcast’s offices to discuss such Competitive Activity (and Comcast shall use its best efforts to cause its officers or employees to be available for such meeting), such meeting to take place within ten (10) days of the receipt of the Competition Notice.  If Comcast advises Radio One in writing promptly after that meeting that it has concluded in its sole discretion that none of Radio One, its Affiliates or Liggins has engaged or is engaging in a Competitive Activity, then the Competition Notice shall be deemed withdrawn.  If Comcast does not so notify Radio One within fifteen (15) days following the receipt of the Competition Notice for any reason whatsoever, Radio One shall have thirty (30) days from the date of receipt of the Competition Notice within which to irrevocably commit to Comcast in a written agreement acceptable to Comcast to (a) take such action as is necessary so that Radio One, its Affiliates and/or Liggins are no longer engaged in any Competitive Activity and (b) immediately cease, and cause its Affiliates and Liggins to immediately cease, to the extent possible, any and all Competitive Activities.  If Radio One does not execute such written agreement with Comcast within such thirty-day period and any of Radio One, its Affiliates or Liggins is engaged in a Competitive Activity at the end of such thirty day period or, if such agreement is executed, any of Radio One, its Affiliates and Liggins is still engaging in a Competitive Activity after the expiration of sixty (60) days following the execution of such agreement, then Comcast shall have the right to deliver to the Network and to Radio One at any time following the end of such thirty day or sixty day period (as applicable) (i) a Termination Notice pursuant to Section 6.2(f) of the Network Services Agreement; and/or (ii) a certificate demanding that Section 4.4(e) become immediately effective (a “Manager Change Notice”).

Exhibit 3.1 - 99

Section 19.3 Confidentiality.

(a) Each Member agrees that it shall at all times keep confidential and not disclose or make accessible to anyone, any confidential or proprietary information, knowledge or data concerning or relating to the business or financial affairs of the Network (“Confidential Information”), except to the extent that such disclosure is approved by a majority of the Managers not designated by such Member or as may be required by applicable law, court process or other obligations pursuant to any governmental or regulatory authority requirement. Notwithstanding the foregoing, each Member may disclose such Confidential Information to its directors, officers, employees, Affiliates and advisors having a need to know the Confidential Information in order to accomplish the legitimate purposes or functions of the Network subject to (1) such Persons being advised of the provisions of this Section 19.3, and (2) such Member being responsible for any breach of this Section 19.3 by any such Persons.  Each Member shall safeguard Confidential Information with the same degree of care as such Member uses to safeguard the confidentiality of its own confidential and proprietary information, knowledge or data.

(b) The obligations of the Members specified in Section 19.3(a) hereof shall not apply, and the Member shall have no further obligations, with respect to any Confidential Information to the extent that a Member can demonstrate that such Confidential Information (i) is generally known to the public or within the Network’s industry at the time of disclosure to the Member or becomes generally known through no wrongful act on the part of the Member, (ii) is in the Member’s possession at the time of disclosure to the Member otherwise than as a result of the Member’s breach of any legal obligation, (iii) becomes known to the Member through the disclosure by sources other than the Network having the legal right to disclose such Confidential Information, or (iv) is independently developed by the Member without reference to or reliance upon the Confidential Information.

(c) The obligations set forth in this Section 19.3 shall be continuing and survive the termination of this Agreement and following the dissolution of the Network, in each case for a period of three years, and shall be continuing and survive the withdrawal of a Member from the Network with respect to such Member for a period of five years following such withdrawal.

Section 19.4 Amendment.

(a) Except as otherwise expressly provided herein:

(i) no provision of this Agreement may be amended or modified except upon the written consent of the holders of Series A Preferred Units in accordance with Section 5.2(e)(i) hereof, and the holders of Class B Common Units in accordance with Section 5.2(b)(i) or 5.2(b)(v) hereof;

(ii) following any mandatory conversion of Series A Preferred Units to Class A Common Units pursuant to Section 5.2(e)(iv)(2) of this Agreement, (A) for so long as there has not been a Radio One Trigger Event, any amendment or termination of this Agreement must be approved by the holders of at least a majority of the Class A Common Units; except that any Member whose Units are being acquired in connection with a Network Purchase Obligation shall be conclusively deemed to have voted in favor of approving such amendment (irrespective of any notice or other action to the contrary) in the event such amendment involves an amendment to this Agreement to create a new class or series of Units for the purpose of, and the creation of which is conditioned upon, the sale of such new class or series of Units solely to fund such Network Purchase Obligation; provided that no such amendment, or creation or issuance of such new class or series of Units shall be effective until the closing of the applicable Network Purchase Obligation; and (B) following a Radio One Trigger Event, any amendment or modification of any provision of this Agreement that would adversely affect the holders of Class A Common Units (in such holder’s capacity as a Member or holder of Class A Common Units) in a manner not so adversely affecting the Class B Common Units, the Class C Common Units and the Class D Common Units must be approved by the holders of at least a majority of the Class A Common Units;

(iii) following the termination of the approval rights set forth in Section 5.2(b)(i) or 5.2(b)(v) as a result of a Comcast Trigger Event, any amendment or modification of any provision of this Agreement that would adversely affect the holders of Class B Common Units (in such holder’s capacity as a Member or holder of Class B Common Units) in a manner not so adversely affecting the Series A Preferred Units, Class A Common Units, the Class C Common Units and the Class D Common Units must be approved by the holders of at least a majority of the Class B Common Units;

(iv) following any mandatory conversion of Series A Preferred Units to Class A Common Units pursuant to Section 5.2(e)(iv)(2) of this Agreement, any amendment or modification of any provision of this Agreement that would adversely affect the holders Class C Common Units (in such holder’s capacity as a Member or holder of Class C Common Units) in a manner not so adversely affecting the Class A Common Units, the Class B Common Units and Class D Common Units must be approved by the holders of at least a majority of the Class C Common Units; and

(v) any amendment or modification of any provision of this Agreement that would modify the limited liability of a Member as set forth in Section 3.9 hereof or increase the amount of capital to be contributed by a Member to the Network must be approved by such Member.

Exhibit 3.1 - 100

(b) Each Member shall be bound by any amendment or modification effected in accordance with this Section 19.4, whether or not such Member has consented to such amendment or waiver.  The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(c) Notwithstanding anything to the contrary contained in this Section 19.4, (1) the name of the Network and/or the name under which the Network’s services are provided may be changed (and corresponding amendments to this Agreement and the Certificate of Formation may be made), (2) corrections or clarifications that do not change the substantive meaning of any provision hereof may be made and (3) changes to Article VIII of this Agreement and other conforming changes in this Agreement may be made to the extent necessary to properly reflect the terms of the Network Equity Plan (provided that any such amendment shall be consistent with the economic arrangement of the Initial Members as reflected in the terms of this Agreement), in each case upon the written consent of Comcast (so long as there has not been a Comcast Trigger Event or a CST Competitor Event) and Radio One (so long as there has not been a Radio One Trigger Event) and with respect to (3) the additional written consent of the Financial Investor Manager.

(d) Notwithstanding anything to the contrary contained in this Section 19.4, Schedule B hereto may be amended from time to time by the Network to reflect updated notice information provided by Members without the written consent of the Members.

Section 19.5 Governing Law.  This Agreement shall be construed in accordance with and governed exclusively by the laws of the State of Delaware (without giving effect to any conflicts or choice of law provisions that would cause the application of the domestic substantive laws of any other jurisdiction).

Section 19.6 WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 19.7 Consent to Exclusive Jurisdiction of the Courts of Delaware.

(a) Each of the parties hereto hereby consents to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of or in connection with this Agreement or any of the transactions contemplated hereby, including, without limitation, any proceeding relating to ancillary measures in aid of arbitration, provisional remedies and interim relief, or any proceeding to enforce any arbitral decision or award.

(b) Each of the parties hereto hereby expressly waives any and all rights to bring any suit, action or other proceeding in or before any court or tribunal other than the courts of the State of Delaware or the United States District Court for the District of Delaware and covenants that such party shall not seek in any manner to resolve any dispute other than as set forth herein or to challenge or set aside any decision, award or judgment obtained in accordance with the provisions hereof.

(c) Each of the parties hereto hereby expressly waives any and all objections such party may have to venue in any of such courts, including, without limitation, the inconvenience of such forum.  In addition, each of the parties hereto hereby consents to the service of process by personal service or any manner in which notices may be delivered hereunder in accordance with Section 19.9 and will not object to service of process before any of such courts to the extent so delivered.

Section 19.8 Remedies.

(a) The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of the Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached.  It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically such terms and provisions of this Agreement, such remedy being in addition to, and not in lieu of, any other rights and remedies to which the other parties are entitled at law or in equity.

(b) Except as otherwise provided in Section 6.6(f) hereof, the rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies.  Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.  Except where a time period is specified, no delay on the part of any party in the exercise of any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any exercise or partial exercise of any such right, power, privilege or remedy preclude any further exercise thereof or the exercise of any other right, power, privilege or remedy.

Exhibit 3.1 - 101

Section 19.9 Notices.  All demands, notices, requests, consents and other communications required or permitted under this Agreement shall be by written notice and sent by (a) personal delivery, (b) Electronic Transmission (including pursuant to Section 3.8(b) and Section 4.5(d) hereof) or facsimile machine (in each case with a confirmation copy sent by one of the other methods authorized in clauses (a), (c) or (d) hereof), (c) commercial (including Federal Express) or U.S. Postal Service overnight delivery service, or (d) deposit with the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid.  If such notice is being made or delivered to the Network, such notice shall be made to the Network’s principal executive offices as follows: 1010 Wayne Ave, 10th Floor, Silver Spring, Maryland 20910, Attention:  President, with a copy (which shall not constitute notice) to 1010 Wayne Ave, 10th Floor, Silver Spring, Maryland 20910, Attention: Secretary; and if such is being made to an Initial Member (or to a Unit Affiliate of such Initial Member) or a Substitute Member or Additional Member that is not a Unit Affiliate of an Initial Member, such notice shall be made to such Initial Member for and on behalf of itself and its Unit Affiliates or to such Substitute Member or Additional Member (and to such other Persons to be copied in connection with notices to such Member) as set forth on Schedule B hereof.  Notices shall be deemed delivered and to have been received upon the earliest to occur of (i) if sent by personal delivery, upon receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine or by Electronic Transmission (including pursuant to Section 3.8(b) or Section 4.5(d) hereof), the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by Electronic Transmission or facsimile confirmed receipt) prior to 5:00 p.m. U.S. Eastern Time, or the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent if sent after 5:00 p.m. U.S. Eastern Time; (iii) if sent by overnight delivery service, the first day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial carrier or U.S. Postal Service; and (iv) if sent by first class mail, registered or certified, postage prepaid, the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the U.S. Postal Service.  Each party, by notice duly given to the Network and all other Members, may specify a different address for the giving of any notice hereunder.

Section 19.10 Severability.  If any term or provision of this Agreement, or the application thereof to any Person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or application to other Persons or circumstances, shall not be affected thereby, and each term and provision of this Agreement shall be enforced to the fullest extent permitted by law.

Section 19.11 Counterparts; Signatures.  This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document, and all counterparts shall be construed together and shall constitute one instrument.  A facsimile or photocopied signature shall be deemed to be the functional equivalent of an original for all purposes.

Section 19.12 Entire Agreement.  This Agreement and the other Transaction Documents constitute the full and entire understanding and agreement among the parties hereto pertaining to the subject matter hereof and supercede all prior understandings and agreements pertaining hereto, whether written or oral.

Section 19.13 Assignment; Binding Effect.  This Agreement may not be assigned, in whole or in part, by any party hereto except in connection with a Transfer of Units to a Substitute Member in accordance with the terms and conditions of this Agreement.  Any purported assignment in violation of this Section 19.13 shall be null and void.  A Transfer of Units to a Substitute Member shall not be deemed to be an assignment of any of the rights or obligations of the Transferring Member under those Sections of this Agreement in which such Transferring Member is granted rights or has undertaken obligations specifically by name, except that any Person (including without limitation any Affiliate of Comcast or Radio One) that acquires in a single transaction or series of related transactions (either directly or through one or more Affiliates) all of the Equity Interests held by (i) Comcast and its Unit Affiliates in accordance with the terms of this Agreement (including, without limitation, in connection with a Comcast Strategic Transaction) shall be deemed to be “Comcast” hereunder; (ii) Radio One and its Unit Affiliates in accordance with the terms of this Agreement shall be deemed to be “Radio One” hereunder; or (iii) DIRECTV and its Unit Affiliates in accordance with the terms of this Agreement shall be deemed to be “DIRECTV” hereunder. This Agreement shall be binding upon, and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors and assigns.

Exhibit 3.1 - 102

Section 19.14 Certain Agreements with respect to Blocker Corporations.  Notwithstanding anything else in this Agreement to the contrary, the Network and each Member agree, for the benefit of any Blocker Corporation and the holders of any capital stock of any Blocker Corporations (who shall be express, third party beneficiaries of this Section 19.14) as follows:

(a) For so long as the Network is to be operated as a limited liability company, the Board (i) shall not cause or permit the Network to elect (1) to be excluded from the provisions of Subchapter K of Chapter 1 of the Code or (2) to be treated as a corporation for federal income tax purposes; and (ii) shall cause the Network to make any election reasonably determined to be necessary or appropriate in order to ensure the treatment of the Network as a partnership for federal income tax purposes.  In the event that the Network is to be converted into a corporation, the Members shall use their best efforts to include in such transaction a tax-free exchange of all shares of each Blocker Corporation for shares in such successor corporation, provided that such Blocker Corporation has, since its formation, engaged in no business activity and incurred no liabilities unrelated to its purchase and holding of Units.

(b) The Network shall use reasonable efforts to conduct its business and to do or cause to be done any and all actions as are necessary so that each Blocker Corporation will not be (at any time that it holds an interest in the Network, and assuming that CV II-Delaware’s sole asset at such time is its interest in the Network) a “United States real property holding corporation” (as defined in Code § 897(c)(2) and Regulations § 1.897-2(b)).

(c) Upon a written request by the stockholders of any Blocker Corporation, the Network shall provide such stockholders with a written statement informing such stockholders whether, to its knowledge, their interest in the applicable Blocker Corporation would constitute a United States real property interest if such Blocker Corporation’s sole asset were its interest in the Network.  The Network’s written statement to the stockholders of any Blocker Corporation shall be delivered to such stockholders within 30 days of the written request thereof.  Each Blocker Corporation shall be responsible for reimbursing the Network for its reasonable costs incurred in responding to any such written request of one or more of the stockholders of such Blocker Corporation.

(d) In the event any Blocker Corporation is required or permitted to sell or otherwise dispose of all of its Equity Interests (the “Blocker Equity Interests”) pursuant to Sections 12.1, 12.2, 12.4 or 12.5 hereof, or in connection with a Sale Transaction (except for a sale, transfer or other disposition of all or substantially all of the assets of the Network; provided that such exception shall be effective only after the Network uses commercially reasonable efforts to negotiate with the purchaser of such assets a purchase of Equity Interests instead of an asset purchase) or the exercise by Comcast or Radio One of their respective rights to purchase all such Blocker Equity Interests under the Buy/Sell Agreement (each, a “Blocker Liquidity Event”) then, at the election of such Blocker Corporation, which election (the “Blocker Stock Purchase Election”) shall be made by providing written notice to Comcast, Radio One and the Network no later than ten (10) days after such Blocker Corporation receives written notice of such Blocker Liquidity Event, the Network (in the event the Network or a third party is a purchaser in connection with such Blocker Liquidity Event) or Comcast and/or Radio One (in the event Comcast and/or Radio One is a purchaser in connection with such Blocker Liquidity Event) will use their commercially reasonable efforts to purchase or otherwise acquire (or to cause any third party purchaser in the Blocker Liquidity Event to purchase or otherwise acquire) all of the capital stock of such Blocker Corporation from its stockholders at and in connection with the closing of such Blocker Liquidity Event (in lieu of acquiring the Blocker Equity Interests directly in such Blocker Liquidity Event) (the “Blocker Stock Purchase”) in return for such stockholders accepting as full payment for such shares the Final Adjusted Blocker Proceeds.  As a condition precedent to the closing of any Blocker Stock Purchase, each Blocker Corporation that makes a Blocker Stock Purchase Election and an Affiliate that Controls such Blocker Corporation (such Affiliate to be reasonably satisfactory to the Network and the proposed purchaser(s) in the Blocker Liquidity Event) shall at the closing of the Blocker Stock Purchase (1) execute and deliver such documents as shall be reasonably requested by the proposed purchaser(s) in the Blocker Liquidity Event in order to vest full beneficial and record ownership of all of the capital stock of the Blocker Corporation in such purchaser(s); (2) jointly and severally represent and warrant to the Network and the proposed purchaser(s) in the Blocker Liquidity Event (in addition to such other customary representations and warranties requested by such Persons) that (A) the capital stock of such Blocker Corporation is being acquired by such purchaser(s) free and clear of liens, encumbrances and interests or rights of other Persons (except as otherwise provided in the Transaction Documents) and represents all of the issued and outstanding shares of capital stock of such Blocker Corporation, (B) there are no outstanding options, warrants or other rights to acquire any capital stock of such Blocker Corporation, (C) the assets of such Blocker Corporation consist solely of the Blocker Equity Interests, tax losses (if any) and applicable cash reserves for taxes not yet due and payable, and (D) such Blocker Corporation has, since its formation, engaged in no business activity other than holding the Blocker Equity Interests for the benefit of the stockholders of such Blocker Corporation and has no liabilities or obligations of any nature whatsoever, except for taxes not yet due and payable (for which adequate cash reserves are set aside) and obligations under the Transaction Documents; and (3) effect a Derivative Equity Interest Exercise and take such other actions as such Blocker Corporation would otherwise have to take as a holder of Blocker Equity Interests in connection with such Blocker Liquidity Event.  Notwithstanding anything to the contrary in the foregoing, if (A) any Blocker Corporation that makes a Blocker Stock Purchase Election or its designated Affiliate fails to take such actions as are set forth in the immediately preceding sentence, (B) any third party purchaser does not agree to effect a Blocker Stock Purchase after the Network uses its commercially reasonable efforts to cause such third party purchaser to effect a Blocker Stock Purchase (in accordance with the provisions set forth above), or (C) any Blocker Corporation fails to timely deliver a Blocker Stock Purchase Election in accordance with this Section 19.14(d), the Network, Comcast and Radio One shall have no further obligation to such Blocker Corporation or its stockholders with respect to any Blocker Stock Purchase, and such Blocker Corporation shall remain obligated to sell the Blocker Equity Interests held by such Blocker Corporation in the Blocker Liquidity Event on the same terms as would have been the case in the absence of a Blocker Stock Purchase Election.  In connection with any Blocker Stock Purchase provided for in this Section 19.14(d), “Final Adjusted Blocker Proceeds” shall be determined as follows:

Exhibit 3.1 - 103

(i) In connection with any Blocker Liquidity Event for which the closing price per Unit is equal to a determination of Final Fair Market Value made by one or more Investment Banks, each such Investment Bank shall be instructed by the Network and/or such other Persons that have the right to appoint such Investment Banks pursuant to Sections 12.1(i) or 12.5(e)(i) hereof or Section 2.1(b) of the Buy/Sell Agreement to calculate the amount of Adjusted Blocker Proceeds for each Blocker Corporation that made a Blocker Stock Purchase Election in accordance with this Section 19.14(d) in a manner that is consistent with such Investment Bank’s determination of Fair Market Value, and differences in the determinations of Adjusted Blocker Proceeds among such Investment Banks shall be resolved in the same manner as differences in the determination of Fair Market Value, with the applicable average determination of Adjusted Blocker Proceeds being equal to the Final Adjusted Blocker Proceeds hereunder.

(ii) In connection with any Blocker Liquidity Event for which the closing price per Unit is not a Final Fair Market Value based upon the determinations of one or more Investment Banks, the Members entitled to receive proceeds in connection with such Blocker Liquidity Event and the purchaser in the Blocker Liquidity Event (if such purchaser is Comcast, Radio One or the Network) shall negotiate to determine the Final Adjusted Blocker Proceeds from such Blocker Liquidity Event.  In the event that such Members and such purchaser (if applicable) are unable to agree on the Final Adjusted Blocker Proceeds within ten (10) days of the Blocker Stock Purchase Election (the “Blocker Negotiation Termination”), the Network (or Comcast and/or Radio One in the event such Persons are purchasers in such Blocker Liquidity Event) and each Blocker Corporation that made a Blocker Stock Purchase Election shall (A) initiate the process of selecting Investment Banks or nationally-recognized accounting firms in accordance with this Section 19.14(d)(ii), (B) cooperate with such Investment Banks or nationally-recognized accounting firms in connection with the completion of their respective determinations and (C) make available such information and personnel as such Investment Banks or accounting firms deem reasonably necessary to complete their determination of Final Adjusted Blocker Proceeds within the applicable periods set forth below.  For purposes of this Section 19.14(d)(ii), if necessary Investment Banks or accounting firms shall be selected to complete their determination of Final Adjusted Blocker Proceeds as follows:

(1) The Network (or Comcast and/or Radio One in the event such Persons are purchasers in such Blocker Liquidity Event), on the one hand, and holders of a majority of Blocker Equity Interests held by the Blocker Corporation(s) that have made a Blocker Stock Purchase Election, on the other hand, shall each have five (5) days following the date of the Blocker Negotiation Termination to both submit in writing their selection of an Investment Bank or accounting firm to the other Person(s) and instruct such Investment Bank or accounting firm to complete a determination of the Adjusted Blocker Proceeds for each Blocker Corporation that has made a Blocker Stock Purchase Election within ten (10) days of such instruction. The Blocker Corporation(s) shall bear the Appraisal-related costs and fees of the Investment Banks and accounting firms selected by such Persons in proportion to such Blocker Corporation(s) ownership of Blocker Equity Interests (or in such other manner as shall be agreed in writing by such Blocker Corporation(s)).

(2) After the Investment Banks and/or accounting firms have completed their determinations of the Adjusted Blocker Proceeds, each such Person shall submit its determination together with relevant reports and related work papers to the other Person and to the Network, Comcast, Radio One and the Blocker Corporation(s).  If the greater Adjusted Blocker Proceeds determination is no more than 10% greater than the lesser Adjusted Blocker Proceeds determination, then the Final Adjusted Blocker Proceeds shall be equal to the average of such determinations.

(3) If the greater Adjusted Blocker Proceeds determination submitted under (2) above is more than 10% greater than the lesser Adjusted Blocker Proceeds determination submitted under (2) above, then the Investment Banks and/or accounting firms selected pursuant to (1) above shall, within three (3) Business Days of the submissions of the Adjusted Blocker Proceeds determinations under (2) above, jointly select a third Investment Bank or nationally-recognized accounting firm to complete a determination of Adjusted Blocker Proceeds for each Blocker Corporation that has made a Blocker Stock Purchase Election within 10 days of such selection; provided that such third Investment Bank or accounting firm shall be instructed to make a determination of Adjusted Blocker Proceeds that is between the two Adjusted Blocker Proceeds determinations submitted under (2) above.  Promptly following its selection, such third Investment Bank or accounting firm shall be provided with the reports and related work papers of the other two Investment Banks and/or accounting firms relating to their determinations.  After the third Investment Bank or accounting firm has completed its determination of the Adjusted Blocker Proceeds, such third Person shall submit its determination together with relevant reports and related work papers to the other two Persons, the Network, Comcast, Radio One and the Blocker Corporation(s).  The Final Adjusted Blocker Proceeds shall be equal to the average of the Adjusted Blocker Proceeds determination of the third Investment Bank and the Adjusted Blocker Proceeds determination submitted under (2) above that is closest to the Adjusted Blocker Proceeds determination of the third Investment Bank.  The Blocker Corporation(s) shall bear the Appraisal-related costs and fees of the third Investment Bank or accounting firm in proportion to such Blocker Corporation(s) ownership of Blocker Equity Interests (or in such other manner as shall be agreed in writing by such Blocker Corporation(s)).

Exhibit 3.1 - 104

(4) In the event the Network (or Comcast and/or Radio One in the event such Persons are purchasers in such Blocker Liquidity Event), on the one hand, or the Blocker Corporation(s), on the other hand, fail to select an Investment Bank or accounting firm and notify the other Person(s) in writing of such selection by the end of the five-day period specified in (1) above, the Investment Bank or accounting firm selected by the other Person by the end of such five-day period shall be the sole Investment Bank or accounting firm for purposes of this Section 19.14(d)(ii), and the determination of such Investment Bank or accounting firm as to the Adjusted Blocker Proceeds for each Blocker Corporation shall be the Final Adjusted Blocker Proceeds hereunder.

(5) Each Blocker Corporation that made a Blocker Stock Purchase Election shall agree to any reasonable and customary indemnification requested by the Investment Banks or accounting firms in connection with the completion of the determinations under this Section 19.14(d)(ii).

(6) Following the determination (by agreement of the applicable Persons) or receipt of the determination of the Final Adjusted Blocker Proceeds in accordance with this Section 19.14(d), each Blocker Corporation may terminate its Blocker Stock Purchase Election by delivering written notice of such termination to the Network, Comcast and Radio One within five (5) Business Days of the determination (by agreement of the applicable Persons) or receipt of the determination of the Final Adjusted Blocker Proceeds, provided that in such event such Blocker Corporation shall remain obligated to sell the Blocker Equity Interests held by such Blocker Corporation in the Blocker Liquidity Event on the same terms as would have been the case in the absence of a Blocker Stock Purchase Election.

(iii) For purposes of this Section 19.14(d), the following terms shall have the following meanings:

(1) “Adjusted Blocker Proceeds” shall mean an amount equal to the proceeds that would have been payable to a Blocker Corporation pursuant to the applicable Blocker Liquidity Event had the purchaser acquired all of the Equity Interests held by such Blocker Corporation (instead of acquiring all of the capital stock of such Blocker Corporation) minus the Tax Adjustment Amount.

(2) “Tax Adjustment Amount” shall mean the present value (using a reasonable discount rate as determined by each Investment Bank or accounting firm for purposes of its determination of Adjusted Blocker Proceeds) of the estimated additional net tax costs, if any, (including any loss of tax benefits), to the purchaser and the applicable Blocker Corporation associated with the acquisition, holding, and disposition of the capital stock of such Blocker Corporation, as compared with the net tax costs, if any (including any loss of tax benefits), associated with the acquisition, holding, and disposition of the Blocker Equity Interests directly.  The determination of the Tax Adjustment Amount shall be made by taking into account any information, factors or assumptions that the applicable Investment Bank or accounting firm determines to be reasonable and appropriate to take into account, which may include estimates or projections of the tax basis of the stock of the Blocker Corporation, the Blocker Equity Interests or the portion of the Network assets associated with such Blocker Equity Interests (including any basis adjustments that may be available under Code Section 743(b)), the availability of depreciation or amortization deductions, any loss carryovers available to such Blocker Corporation, applicable tax rates, or any other factors that a prudent purchaser would reasonably take into account in determining the relative tax benefits and costs associated with acquiring either all of the capital stock of such Blocker Corporation or the Blocker Equity Interests.

Section 19.15 Relationship.  Nothing in this Agreement shall be construed to render any of the Members partners or joint venturers or to impose upon any of them any liability as such, except as otherwise specifically provided in this Agreement.  No party to this Agreement has any authorization to enter into any contracts or assume any obligations for any other party or make any warranties or representations on behalf of another party other than as expressly authorized herein or in the other Transaction Documents.

Section 19.16 Interpretation.  Each Member has agreed to the use of the particular language of the provisions of this Agreement, and any questions of doubtful interpretation shall not be resolved by any rule or interpretation against the draftsman, but rather in accordance with the fair meaning thereof, having due regard to the benefits and rights intended to be conferred upon the parties and the limitations and restrictions upon such rights and benefits intended to be provided.

Section 19.17 Expenses.  Each Member shall pay its own expenses incident to the negotiation, preparation and performance of this Agreement and the transactions and documents contemplated hereby, including the fees and expenses of accountants and counsel, except that the Network shall reimburse the Original Members following the Effective Date for customary and reasonable legal fees incurred by such Members in connection with the engagement of outside counsel and shall reimburse DIRECTV following the Effective Date for up to $125,000 of customary and reasonable legal fees incurred by DIRECTV in connection with the engagement of outside counsel.

Section 19.18 No Third-Party Beneficiary.  Except as provided in Article XVIII and Sections 19.1 and 19.14 hereof, this Agreement is made solely for the benefit of the parties hereto and no other Person shall have any rights, interest, or claims hereunder or otherwise be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

[SIGNATURES CONTAINED ON FOLLOWING PAGE]

Exhibit 3.1 - 105

IN WITNESS WHEREOF, each Member has executed this Agreement as of the date first above written.

COMCAST PROGRAMMING VENTURES V, INC.

By: ____________________________
Name: Amy L. Banse
Title: Executive Vice-President – Programming Investments

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED OPERATING AGREEMENT]

Exhibit 3.1 - 106

RADIO ONE CABLE HOLDINGS, INC.

By: ____________________________
Name: Alfred C. Liggins, III
Title: Chief Executive Officer and President

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED OPERATING AGREEMENT]

Exhibit 3.1 - 107

CONSTELLATION VENTURE CAPITAL II, L.P.

By: Constellation Ventures Management II, LLC
Its:  General Partner

By: ____________________________
Name: Dennis Miller
Title:

THE BSC EMPLOYEE FUND IV, L.P.

By: Constellation Ventures Management II, LLC
Its:  General Partner

By: ____________________________
Name: Dennis Miller
Title:

CVC II PARTNERS, LLC

By:  The Bear Stearns Companies Inc.
Its:   Managing Member

By: ____________________________
Name: Dennis Miller
Title:

CV II-DELAWARE, INC.

By: ____________________________
Name: Dennis Miller
Title:

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED OPERATING AGREEMENT]

Exhibit 3.1 - 108

OPPORTUNITY CABLE HOLDINGS, INC.

By: ____________________________
Name: Lewis E. Byrd
Its: Vice President

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED OPERATING AGREEMENT]

Exhibit 3.1 - 109

POWER EQUITIES, INC.

By: ____________________________
Name: Divakar R. Kamath
Its: Executive Vice President

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED OPERATING AGREEMENT]

Exhibit 3.1 - 110

SYNDICATED COMMUNICATIONS VENTURE PARTNERS IV, L.P.

By:  WJM Partners IV, LLC
Its:  General Partner

By: ____________________________
Name: Terry L. Jones
Its: Member

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED OPERATING AGREEMENT]

Exhibit 3.1 - 111

DIRECTV PROGRAMMING HOLDINGS I, INC.

By: ____________________________
Name: Michael Thornton
Its: Senior Vice President

DIRECTV PROGRAMMING HOLDINGS II, INC.

By: ____________________________
Name: Michael Thornton
Its: Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED OPERATING AGREEMENT]

Exhibit 3.1 - 112

SCHEDULE A

Name/Address of Member	Capital Commitment	Capital Contributions	Series A Preferred Units	Class A Common Units	Class B Common Units	Class C Common Units	Class D Common Units
Radio One Cable Holdings, Inc. 5900 Princess Garden Pkwy, 7th Floor Lanham, Maryland 20706 Attn: Alfred C. Liggins III	$74,000,000	$37,000,000	14,800,000			3,391,304
Comcast Programming Ventures V, Inc. 1500 Market Street, 35th Floor Philadelphia, PA 19101 Attn: Amy L. Banse	$20,000,000.00	$10,000,000	4,000,000		13,565,217
DIRECTV PROGRAMMING HOLDINGS I, INC. 2230 East Imperial Highway El Segundo, CA 90245 Attn: Michael Thornton	$12,381,585.00	$12,381,585.00	2,476,317
DIRECTV PROGRAMMING HOLDINGS II, INC. 2230 East Imperial Highway El Segundo, CA 90245 Attn: Michael Thornton	$12,886,955.00	$12,886,955.00	2,577,391
Constellation Venture Capital II, LP 383 Madison Avenue, 28th Floor New York, NY 10179 Attn: Dennis Miller	$13,219,602.81	$6,609,801.42	2,643,920
CV II-Delaware, Inc. 383 Madison Avenue, 28th Floor New York, NY 10179 Attn: Dennis Miller	$6,249,825.42	$3,124,912.72	1,249,965
The BSC Employee Fund IV, LP 383 Madison Avenue, 28th Floor New York, NY 10179 Attn: Dennis Miller	$5,237,283.87	$2,618,641.94	1,047,457
CVC II Partners, LLC 383 Madison Avenue, 28th Floor New York, NY 10179 Attn: Dennis Miller	$293,287.90	$146,643.96	58,658
Opportunity Cable Holdings, Inc. c/o Opportunity Capital Partners IV, L.P. 2201 Walnut Avenue, Suite 210 Freemont, CA 94538 Attn: Lewis E. Byrd	$3,000,000.00	$1,500,000.00	600,000
Power Equities, Inc. c/o Pacesetter Growth Fund 2435 North Central Expwy. Suite 200 Richardson, TX 75080 Attn: Divakar Kamath	$3,000,000.00	$1,500,000.00	600,000
Syndicated Communications Venture Partners IV, L.P. 8401 Colesville Road, Suite 300 Silver Spring, MD 20910 Attn: Terry L. Jones	$ 5,000,000.00	$2,500,000.00	1,000,000
Johnathan Rodgers 3120 Newark St., NW Washington, DC 20008							758,057
Keith Bowen 443 Long Hill Drive Short Hills, NJ 07078							379,028

Schedule A - 1

SCHEDULE A (continued)

Name/Address of Member	Capital Commitment	Capital Contributions	Series A Preferred Units	Class A Common Units	Class B Common Units	Class C Common Units	Class D Common Units
Robert Buenting 7707 Wisconsin Avenue #706 Bethesda, MD 20910							252,685
Jay Schneider 11308 Seneca Circle Great Falls, VA 22066							252,685
Brad Samuels 3 Spring Hill Road Cold Spring Harbor, NY 11724							252,685
Lee Gaither 1256 S. Hauser Blvd. Los Angeles, CA 90019							252,685
Susan Banks 12531 Strattford Garden Drive Silver Spring, MD 20910							126,343
[TBD]							252,685
Total:	$155,268,540.00	$90,268,540.00	31,053,708	--	13,565,217	3,391,304	2,526,854

Schedule A - 2

SCHEDULE B

Name/Address of Member	Series A Preferred Representative/ Class B Representative	Additional Contacts for Notices
Radio One Cable Holdings, Inc. 5900 Princess Garden Pkwy, 7th Floor Lanham, Maryland 20706 Fax: 301-306-9426 Email: alfred@radio-one.com Attn: Alfred C. Liggins III	Alfred C. Liggins III Radio One Cable Holdings, Inc. 5900 Princess Garden Pkwy, 7th Floor Lanham, Maryland 20706 Fax: 301-306-9426 Email: alfred@radio-one.com with copies to (which shall not constitute notice):

Radio One Cable Holdings, Inc.
5900 Princess Garden Pkwy, 7th Floor
Lanham, Maryland 20706
Fax: 301-306-9426
Email: lvilardo@radio-one.com
Attn: Linda J. Eckard Vilardo, Esq.

Covington & Burling
1201 Pennsylvania Avenue, NW
Washington, DC 20004-2401
Fax: 202-778-5567
Email: cdargan@cov.com
Attn: Catherine J. Dargan, Esq.

Comcast Programming Ventures V, Inc. 1500 Market Street, 35th Floor Philadelphia, PA 19101 Fax: 215-981-7508 Email: amy_banse@comcast.com Attn: Amy L. Banse
Amy L. Banse
Comcast Programming Ventures
  V, Inc.
1500 Market Street, 35th Floor
Philadelphia, PA 19101
Fax: 215-981-7508
Email: amy_banse@comcast.com

(Amy Banse is the Series A Preferred Representative and the Class B Representative of Comcast)

with copies to (which shall not constitute notice):

Comcast Programming Investment Division
1500 Market Street, 35th Floor
Philadelphia, PA 19101
Fax: 215-981-7508
Email: diana_kerekes@comcast.com
Attn: Diana Wechsler Kerekes, Esq.

Drinker Biddle & Reath LLP
One Logan Square
Philadelphia, PA 19103
Fax: 215-988-2757
Email: howard.blum@dbr.com
Attn: Howard A. Blum, Esq.

Constellation Venture Capital II, LP 383 Madison Avenue, 28th Floor New York, NY 10179 Fax: 212-272-9256 Email: dennismiller@bear.com Attn: Dennis Miller	Dennis Miller Constellation Venture Capital II, LP 383 Madison Avenue, 28th Floor New York, NY 10179 Fax: 212-272-9256 Email: dennismiller@bear.com	with a copy to (which shall not constitute notice): Testa, Hurwitz & Thibeault, LLP 125 High Street Boston, MA 02110 Fax: (617) 248-7100 Email: stone@tht.com Attn: Heather M. Stone, Esq.
CVC II Partners 383 Madison Avenue, 28th Floor New York, NY 10179 Fax: 212-272-9256 Email: dennismiller@bear.com Attn: Dennis Miller	Dennis Miller Constellation Venture Capital II, LP 383 Madison Avenue, 28th Floor New York, NY 10179 Fax: 212-272-9256 Email: dennismiller@bear.com	with a copy to (which shall not constitute notice): Testa, Hurwitz & Thibeault, LLP 125 High Street Boston, MA 02110 Fax: (617) 248-7100 Email: stone@tht.com Attn: Heather M. Stone, Esq.

Schedule B - 1

SCHEDULE B (continued)

Name/Address of Member	Series A Preferred Representative/ Class B Representative	Additional Contacts for Notices
The BSC Employee Fund IV, LP 383 Madison Avenue, 28th Floor New York, NY 10179 Fax: 212-272-9256 Email: dennismiller@bear.com Attn: Dennis Miller	Dennis Miller Constellation Venture Capital II, LP 383 Madison Avenue, 28th Floor New York, NY 10179 Fax: 212-272-9256 Email: dennismiller@bear.com	with a copy to (which shall not constitute notice): Testa, Hurwitz & Thibeault, LLP 125 High Street Boston, MA 02110 Fax: (617) 248-7100 Email: stone@tht.com Attn: Heather M. Stone, Esq.
CV II-Delaware, Inc. 383 Madison Avenue, 28th Floor New York, NY 10179 Fax: 212-272-9256 Email: dennismiller@bear.com Attn: Dennis Miller	Dennis Miller Constellation Venture Capital II, LP 383 Madison Avenue, 28th Floor New York, NY 10179 Fax: 212-272-9256 Email: dennismiller@bear.com	with a copy to (which shall not constitute notice): Testa, Hurwitz & Thibeault, LLP 125 Hight Street Boston, MA 02110 Fax: (617) 248-7100 Email: stone@tht.com Attn: Heather M. Stone, Esq.
Opportunity Cable Holdings, Inc. 2201 Walnut Avenue, Suite 210 Freemont, CA 94538 Fax: 510-494-5439 Email: leb@ocpcapital.com Attn: Lewis E. Byrd	Lewis E. Byrd Opportunity Capital Partners IV, LP 2201 Walnut Avenue, Suite 210 Freemont, CA 94538 Fax: 510-494-5439 Email: leb@ocpcapital.com	with a copy to (which shall not constitute notice): Piper Rudnick LLP 6225 Smith Avenue Baltimore, MD 21209 Fax: 410-580-3193 Email: jonathan.landau@piperrudnick.com Attn: Jonathan J. Landau, Esq.
Power Equities, Inc. c/o Pacesetter Growth Fund 2435 North Central Expwy. Suite 200 Richardson, TX 75080 Email: dk@pacesettercapital.com Fax: 972-991-4770 Attn: Divakar Kamath	Divakar Kamath Power Equities, Inc. c/o Pacesetter Growth Fund 2435 North Central Expwy. Suite 200 Richardson, TX 75080 Fax: 972-991-4770 Email: dk@pacesettercapital.com	with a copy to (which shall not constitute notice): Piper Rudnick LLP 6225 Smith Avenue Baltimore, MD 21209 Fax: 410-580-3193 Email: jonathan.landau@piperrudnick.com Attn: Jonathan J. Landau, Esq.
Syndicated Venture Partners IV, L.P. 8401 Colesville Road, Suite 300 Silver Spring, MD 20910 Email: tjones@syncomfunds.com Fax: 301-608-3307 Attn: Terry L. Jones	Terry L. Jones Syndicated Venture Partners IV, L.P. 8401 Colesville Road, suite 300 Silver Spring, MD 20910 Fax: 301-608-3307 Email: tjones@syncomfunds.com	with copies to (which shall not constitute notice): Piper Rudnick LLP 6225 Smith Avenue Baltimore, MD 21209 Fax: 410-580-3193 Email: jonathan.landau@piperrudnick.com Attn: Jonathan J. Landau, Esq.

Schedule B - 2

SCHEDULE B (continued)

Name/Address of Member	Series A Preferred Representative/ Class B Representative	Additional Contacts for Notices
DIRECTV PROGRAMMING HOLDINGS I, INC. 2230 East Imperial Highway El Segundo, CA 90245 Email: mthornton@directv.com Fax: 310-726-4884 Attn: Michael Thornton	Michael Thornton 2230 East Imperial Highway El Segundo, CA 90245 Email: mthornton@directv.com Fax: 310-726-4884 Attn: Michael Thornton with copies to (which shall not constitute notice):

DIRECTV, Inc.
2230 East Imperial Highway
El Segundo, CA  90245
Fax:
Attn:  General Counsel

Hogan & Hartson LLP
875 Third Avenue
New York, NY  10022
Fax:  212-918-3100
Email:  mahanlon@hhlaw.com
Attn:  Maureen A. Hanlon, Esq.

DIRECTV PROGRAMMING HOLDINGS II, INC. 2230 East Imperial Highway El Segundo, CA 90245 Email: mthornton@directv.com Fax: 310-726-4884 Attn: Michael Thornton	Michael Thornton 2230 East Imperial Highway El Segundo, CA 90245 Email: mthornton@directv.com Fax: 310-726-4884 Attn: Michael Thornton with copies to (which shall not constitute notice):

DIRECTV, Inc.
2230 East Imperial Highway
El Segundo, CA  90245
Fax:
Attn:  General Counsel

Hogan & Hartson LLP
875 Third Avenue
New York, NY  10022
Fax:  212-918-3100
Email:  mahanlon@hhlaw.com
Attn:  Maureen A. Hanlon, Esq.

Schedule B - 3

SCHEDULE C

Comcast Registration Rights Agreement

Schedule C - 1

SCHEDULE D

Radio One Registration Rights Agreement

Schedule D - 1

SCHEDULE E

Joinder Agreement

Schedule E - 1